SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     December 31, 1996


              WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
             (Exact name of registrant as specified in its charter)


      California                    33-91136              33-0707612
(State or other jurisdiction     (Commission            (IRS Employer
 of incorporation)                File Number)         Identification No.)


          3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (714) 662-5565



                                      N/A
          Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets


         WNC Housing Tax Credit Fund V, L.P., Series 4 ("Series 4") has become a limited partner in Ashford Place, L.P., an Oklahoma limited partnership ("ASHFORD PLACE"); Lamar Plaza, L.P., a Missouri limited partnership ("LAMAR"); and Woodland Townhomes, L.P., an Alabama limited partnership ("WOODLAND TOWNHOMES"). ASHFORD PLACE, LAMAR and WOODLAND TOWNHOMES are sometimes hereinafter referred to as the "Local Limited Partnerships." ASHFORD PLACE owns the Ashford Place Apartments in Shawnee, Oklahoma; LAMAR owns the Lamar Plaza Apartments in Lamar, Missouri; and WOODLAND TOWNHOMES owns Woodland Townhomes in Marion, Alabama. These properties are sometimes hereinafter referred to as the Apartment Complexes.

         The following tables contain information concerning the Local Limited Partnerships.



                                          ACTUAL OR                                                         LOCAL LIMITED   YEAR
                                          ESTIMATED     ESTIMATED                              PERMANENT    PARTNERSHIP'S   CREDITS
                                          CONSTRUC-     DEVELOP-                               MORTGAGE     ANTICIPATED     TO BE
LOCAL          PROJECT                     TION         MENT COST    NUMBER OF    BASIC        LOAN         AGGREGATE       FIRST
LIMITED        NAME/NUMBER  LOCATION OF   COMPLETION    (INCLUDING   APARTMENT    MONTHLY      PRINCIPAL    TAX CREDITS     AVAIL-
PARTNERSHIP    OF BUILDINGS PROPERTY      DATE          LAND COST)   UNITS        RENTS        AMOUNT       (1)             ABLE



ASHFORD        Ashford       Shawnee       December     $813,449      32 1BR      $360         $2,187,000   $3,901,370      1997
PLACE          Place         (Pottawato-   1997                       units                    Greystone
               Apartments    mie Co.),                                60 2BR      $438         & Co. (2)
                             Oklahoma                                 units
               7 buildings                                            8 3BR       $506
                                                                      units





LAMAR          Lamar Plaza    Lamar        June       $1,679,720      24 2BR      $285         $888,400     $1,343,440      1997
               Apartments     (Barton      1997                       units                    Missouri     (federal)
                              Co.),                                   4 3BR       $320         Housing      $53,738
               7 buildings    Missouri                                units                    Develop-     (Missouri)
                                                                                               ment
                                                                                               Commission
                                                                                               (3)




WOODLAND       Woodland       Marion        September  $2,616,040    32  1BR      $178         $51,500      $2,230,740      1997
TOWNHOMES      Townhomes      (Perry        1997                     units                     Regions
                              Co.),                                  10  2BR      $212         Bank (4)
               6 buildings    Alabama                                units
                                                                                               $1,245,000
                                                                                               HOME (5)





(1) Low Income Housing Credits are available over a 10-year period. For the year in which the credit first becomes available, Series 4 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 4 was a limited partner of the Local Limited Partnership, and during which the Apartment Complex was completed and in service.

(2) Greystone & Co. will provide the mortgage loan for a term of 18 years at an annual interest rate of 8.5%. Principal and interest will be payable monthly based on a 30-year amortization schedule. Outstanding principal will be due on maturity.

(3) Missouri Housing Development Commission will provide the mortgage loan for a term of 40 years at an annual interest rate of 1%. Principal and interest will be paid monthly based on a 40-year amortization schedule.

(4) Regions Bank will provide the first mortgage loan for a term of 20 years at an annual interest rate of 9.5%. Principal and interest will be payable monthly based on a 20-year amortization schedule.

(5) HOME will provide the second mortgage loan for a term of 30 years at an annual interest rate of 0.5%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

The following is a discussion of the approximate population and general location of, and the employers in, the communities in which the Apartment Complexes are located.

Shawnee (ASHFORD PLACE): Shawnee (population 26,800) is in central Oklahoma near the juncture of Interstate Highway 40 and U.S. Highway 177 approximately 35 miles east of Oklahoma City. The major employers for Shawnee residents are TDK Ferrites (ceramic magnets), Mobil Chemical, Wolverine Tube (copper tubing) and Shawnee Regional Hospital.

Lamar (LAMAR): Lamar (population 4,500) is in southwestern Missouri on U.S. Highway 160 near the intersection of U.S. Highway 71, approximately 51 miles northwest of Springfield. The major employers for Lamar residents are O'Sullivan Furniture, Thorco Display Metal Racks and Barton County Hospital.

Marion (WOODLAND TOWNHOMES): Marion (population 4,400) is in central Alabama, approximately 91 miles northwest of Montgomery on State Route 5. The major employers for Portage residents are the Perry County Board of Education, C-T South (iron casing), Niemands Industries (packaging and filling) and Griffin Wood (lumber).




                                                                                                                       ESTIMATED
                                                                                                                       ACQUISI-
                                             LOCAL                            SHARING RATIOS:                          TION FEES
                                             GENERAL                          ALLOCATIONS (4)     SERIES 4's           PAYABLE
LOCAL          LOCAL                         PARTNERS'      SHARING RATIOS:   AND SALE OR         CAPITAL              TO
LIMITED        GENERAL        PROPERTY       DEVELOPMENT    CASH FLOW         REFINANCING         CONTRIBUTION         FUND
PARTNERSHIP    PARTNERS       MANAGER (1)    FEE (2)        (3)               PROCEEDS (5)        (6)                  MANAGER




ASHFORD        The Cowen      Insignia       $591,714       WNC: 15% but      98.99/.01/1         $2,317,180           $231,700
PLACE          Group, L.L.C.  Management                    no less than      50/50
                              Group                         $2,500 per year

                                                            LGP: 67% of
                                                            the balance

                                                            The balance:
                                                            WNC:  25%
                                                            LGP:  75%



LAMAR          MBL            The Remus      $146,700       WNC: 15% but      (7)                 $797,842             $79,800
               Development,   Company                       no less than
               Co.                                          $850 per year

                                                            LGP: 40% of the
                                                            balance

                                                            The balance:
                                                            WNC:  50%
                                                            LGP:  50


WOODLAND       Alabama        Charter       $267,400        WNC: 30% but      98.99/.01/1         $1,347,008           $134,700
TOWNHOMES      Council        Property                      no less than      50/50
               on Human       Management                    $1,200 per year
               Relations      Co., Inc.
               Housing Corp.                                LGP:  40% of the
                                                            balance

                                                            The balance:
                                                            WNC:  15%
                                                            LGP:  85%




(1) The maximum annual management fee payable to the property manager generally is determined pursuant to lender regulations. Each Local General Partner is authorized to employ either itself or one of its affiliates, or a third party, as property manager for leasing and management of the Apartment Complex so long as the fee therefor does not exceed the amount authorized and approved by the lender for the Apartment Complex.

(2) Each Local Limited Partnership will pay its Local General Partner(s) a development fee in the amount set forth, for services incident to the development and construction of the Apartment Complex, which services include: negotiating the financing commitments for the Apartment Complex; securing necessary approvals and permits for the development and construction of the Apartment Complex; and obtaining allocations of Low Income Housing Credits. This payment will be made in installments after receipt of each installment of the capital contributions made by Series 4.

(3) Reflects the amount of the net cash flow from operations, if any, to be distributed to Series 4 ("WNC") and the Local General Partner(s) ("LGP") of the Local Limited Partnership for each year of operations. Generally, to the extent that the specific dollar amounts which are to be paid to Series 4 are not paid annually, they will accrue and be paid from sale or refinancing proceeds as an obligation of the Local Limited Partnership.

(4) Subject to certain special allocations, reflects the respective percentage interests of Series 4 and the Local General Partner(s) in profits, losses and Low Income Housing Credits commencing with entry of Series 4 as a limited partner.


                                       5

(5) Reflects the percentage interests of Series 4 and the Local General Partner(s) in any net cash proceeds from sale or refinancing of the Apartment Complex, after payment of the mortgage loan and other Local Limited Partnership obligations (see, e.g., note 3), and the following, in the order set forth: the capital contribution of Series 4 (the tax liability of Series 4 in the case of ASHFORD PLACE); and the capital contribution of the Local General Partner(s) (the tax liability of the Local General Partner(s) in the case of ASHFORD PLACE).

(6) Series 4 will make its capital contributions to each Local Limited Partnership in stages, with each contribution due when certain conditions regarding construction or operations of the Apartment Complex have been fulfilled.

(7) Subject to certain special allocations, Federal Tax Credits, losses and income are allocated 98.98% to Series 4, .01% to WNC Housing, L.P., the special limited partner, .01% to D. Kim Lingle, the original limited partner and 1% to the Local General Partner. This property also has Missouri Tax Credits which are allocated solely to the original limited partner. Net cash proceeds from sale or refinancing of the Apartment Complex, after payment of the mortgage loan and other Local Limited Partnership obligations, and the capital contribution of Series 4, the special limited partner, the Local General Partner and the original limited partner, are distributable 50% to Series 4 and 50% to the Local General Partner.

Item 7.  Financial Statements and Exhibits

         a.       Financial Statements of Businesses Acquired.

                  Inapplicable.

         b.       Proforma Financial Information

                  Proforma   Financial    Information   will   be   filed   upon
                  availability.

         c.       Exhibits

                  10.1 Amended and Restated Agreement of Limited Partnership of Ashford Place, A Limited Partnership

                  10.2 Amended and Restated Agreement of Limited Partnership of Lamar Plaza Apartments, L.P.

                  10.3 Amended and Restated Certificate and Agreement of Limited Partnership of Woodland, Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

Date:    January 27, 1997             By:  WNC & Associates, Inc.
                                           General Partner

                                           By:      /s/ JOHN B. LESTER, JR.
                                                    John B. Lester, Jr.,
                                                    President

                                INDEX TO EXHIBITS

Exhibit
Number                                               Exhibit

10.1 Amended and Restated Agreement of Limited Partnership of Ashford Place, A Limited Partnership

10.2 Amended and Restated Agreement of Limited Partnership of Lamar Plaza Apartments, L.P.

10.3 Amended and Restated Certificate and Agreement of Limited Partnership of Woodland, Ltd.

                              AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                      ASHFORD PLACE, A LIMITED PARTNERSHIP

                                  TABLE OF CONTENTS
                                                                      Page

I.       DEFINITIONS .........................................         2

         1.1      "Accountant" ...................................     2
         1.2      "Act" ..........................................     2
         1.3      "Actual Tax Credit".............................     2
         1.4      "Adjusted Capital Account Deficit" .............     2
         1.5      "Affiliate" ....................................     2
         1.6      "Agreement" or "Partnership Agreement"..........     3
         1.7      "Assignee" .....................................     3
         1.8      "Bankruptcy" or "Bankrupt"......................     3
         1.9      "Capital Account" ..............................     3
         1.10     "Capital Contribution" .........................     3
         1.11     "Cash Flow From Operations" ....................     4
         1.12     "Code" .........................................     4
         1.13     "Completion of Construction"....................     4
         1.14     "Compliance Period".............................     4
         1.15     "Consent of the Special Limited Partner"........     4
         1.16     "Construction Contract".........................     4
         1.17     "Construction Loan" ............................     4
         1.18     "Contractor" ...................................     5
         1.19     "Debt Service Coverage".........................     5
         1.20     "Deferred Management Fee".......................     5
         1.21     "Developer".....................................     5
         1.22     "Development Fee" ..............................     5
         1.23     "Distributions" ................................     6
         1.24     "Fair Market Value" ............................     6
         1.25     "First Year Certificate" .......................     6
         1.26     "General Partner" ..............................     6
         1.27     "Gross Asset Value" ............................     6
         1.28     "Guaranty Reserve Account"......................     7
         1.29     "Hazardous Substance"...........................     7
         1.30     "Improvements"..................................     7
         1.31     "Incentive Management Fee"......................     7
         1.32     "Income and Losses".............................     8
         1.33     "Insurance" ....................................     9
         1.34     "Insurance Company" ............................     9
         1.35     "Interest" .....................................     9
         1.36     "Involuntary Withdrawal"........................     9
         1.37     "LIHTC".........................................     9
         1.38     "Limited Partner"...............................     9
         1.39     "Management Agent"..............................     9
         1.40     "Management Agreement"..........................     10
         1.41     "Minimum Set-Aside Test"........................     10
         1.42     "Mortgage" or "Mortgage Loan"...................     10
         1.43     "Mortgage Note".................................     10
         1.44     "Nonrecourse Deductions"........................     10
         1.45     "Nonrecourse Liability".........................     10

         1.46     "Operating Deficit" ............................     10
         1.47     "Operating Deficit Guarantee Period"............     10
         1.48     "Operating Loans"...............................     10
         1.49     "Original Limited Partner" .....................     11
         1.50     "Partner" ......................................     11
         1.51     "Partner Nonrecourse Debt" .....................     11
         1.52     "Partner Nonrecourse Debt Minimum Gain" ........     11
         1.53     "Partner Nonrecourse Deductions" ...............     11
         1.54     "Partnership" ..................................     11
         1.55     "Partnership Minimum Gain" .....................     11
         1.56     "Permanent Mortgage Commencement" ..............     11
         1.57     "Person" .......................................     11
         1.58     "Project" ......................................     11
         1.59     "Project Documents" ............................     11
         1.60     "Projected Annual Tax Credits" .................     12
         1.61     "Projected Tax Credits" ........................     12
         1.62     "Qualified Tenants" ............................     12
         1.63     "Rent Restriction Test" ........................     12
         1.64     "Reporting Fee".................................     12
         1.65     "Revised Projected Tax Credits".................     12
         1.66     "Sale or Refinancing"...........................     12
         1.67     "Sale or Refinancing Proceeds" .................     12
         1.68     "Special Limited Partner".......................     12
         1.69     "State" ........................................     13
         1.70     "State Tax Credit Agency" ......................     13
         1.71     "Substitute Limited Partner" ...................     13
         1.72     "Tax Credit" ...................................     13
         1.73     "Tax Credit Conditions".........................     13
         1.74     "TRA 1986" .....................................     13
         1.75     "Treasury Regulations" .........................     13
         1.76     "Withdrawing" or "Withdrawal"...................     13

II.      NAME ................................................         13

III.     PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE ........         14

         3.1      Principal Executive Office .....................     14
         3.2      Agent for Service of Process ...................     14

IV.      PURPOSE .............................................         14

V.       TERM ................................................         14

VI.      GENERAL PARTNER'S CONTRIBUTIONS AND LOANS............         14

         6.1      Capital Contribution of General Partner.........     14
         6.2      Construction and Operating Obligations;
                    General Partner Loans.........................     14
         6.3      Other General Partner Loans.....................     16
         6.4      E. Allen Cowen, II..............................     16

VII.     CAPITAL CONTRIBUTIONS OF LIMITED PARTNER.............         16

         7.1      Original Limited Partner........................     16

         7.2      Capital Contribution of Limited Partner.........     16
         7.3      Repurchase of Limited Partner's Interest........     19
         7.4      Reduction of Limited Partner's
                    Capital Contribution..........................     19
         7.5      Capital Contribution of Special Limited Partner.     21
         7.6      Return of Capital Contribution..................     21
         7.7      Liability of Limited Partner and Special
                  Limited Partner.................................     21

VIII. WORKING CAPITAL AND RESERVES .......................             22

         8.1      Operation and Maintenance Reserve and
                  Replacement Reserve Account.....................     22
         8.2      Guaranty Reserve Account........................     22
         8.3      Other Reserves..................................     22

IX.      MANAGEMENT AND CONTROL ..............................         23

         9.1      Power and Authority of General Partner .........     23
         9.2      Payments to the General Partners and Others ....     23
         9.3      Specific Powers of the General Partner .........     25
         9.4      Authority Requirements..........................     26
         9.5      Limitations on General Partner's
                    Power and Authority ..........................     27
         9.6      Restrictions on Authority of General Partner....     28
         9.7      Duties of General Partner ......................     28
         9.8      Partnership Expenses ...........................     30
         9.9      General Partner Expenses .......................     31
         9.10     Other Business of Partners .....................     31
         9.11     Covenants, Representations and Warranties.......     32

X.       ALLOCATIONS OF INCOME, LOSSES AND CREDITS ...........         35

         10.1     General ........................................     35
         10.2     Allocations From Sale or Refinancing............     35
         10.3     Special Allocations.............................     36
         10.4     Curative Allocations............................     39
         10.5     Other Allocation Rules..........................     40
         10.6     Tax Allocations:  Code Section 704(c)...........     41
         10.7     Allocation Among Limited Partners...............     41
         10.8     Allocation Among General Partners ..............     41
         10.9     Modification of Allocations ....................     42

XI.      DISTRIBUTION ........................................         42

         11.1     Distribution of Cash Flow From Operations ......     42
         11.2     Distribution of Sale or Refinancing Proceeds....     43

XII.     TRANSFERS OF LIMITED PARTNER'S INTEREST
         IN THE PARTNERSHIP...................................         43

         12.1     Assignment of Limited Partner's Interest .......     43
         12.2     Effective Date of Transfer .....................     44
         12.3     Invalid Assignment .............................     44

         12.4     Assignee's Rights to Allocations
                    and Distributions ............................     44
         12.5     Substitution of Assignee as Limited Partner
                  or Special Limited Partner......................     44
         12.6     Death, Bankruptcy, Incompetency, etc.
                    of a Limited Partner ...........................   45

XIII. WITHDRAWAL, REMOVAL AND REPLACEMENT OF GENERAL
      PARTNER ............................................             45

         13.1     Withdrawal of General Partner ..................     45
         13.2     Removal of General Partner .....................     46
         13.3     Effects of a Withdrawal.........................     47
         13.4     Successor General Partner.......................     49
         13.5     Admission of Additional or Successor
                    General Partner ..............................     49
         13.6     Transfer of Interest ...........................     50
         13.7     No Goodwill Value...............................     50

XIV.     BOOKS AND ACCOUNTS, REPORTS, TAX RETURNS,
         FISCAL YEAR AND BANKING .............................         50

         14.1     Books and Accounts .............................     50
         14.2     Accounting Reports .............................     51
         14.3     Other Reports ..................................     52
         14.4     Late Reports ...................................     53
         14.5     Annual Site Visits..............................     54
         14.6     Tax Returns.....................................     54
         14.7     Fiscal Year ....................................     54
         14.8     Banking ........................................     54
         14.9     Certificates and Elections .....................     54

XV.      DISSOLUTION, WINDING UP, TERMINATION AND
         LIQUIDATION OF THE PARTNERSHIP ......................         55

         15.1     Dissolution of Partnership .....................     55
         15.2     Return of Capital Contribution upon
                    Dissolution ..................................     55
         15.3     Distributions of Assets ........................     55
         15.4     Deferral of Liquidation.........................     57
         15.5     Liquidation Statement ..........................     57
         15.6     Certificates of Dissolution; Certificate of
                    Cancellation of Certificate of Limited
                    Partnership ..................................     57

XVI.     AMENDMENTS ..........................................         58

XVII. MISCELLANEOUS ......................................             58

         17.1     Voting Rights ..................................     58
         17.2     Meeting of Partnership .........................     59
         17.3     Notices ........................................     59
         17.4     Successors and Assigns .........................     59
         17.5     Recording of Certificate of Limited
                  Partnership. ...................................     59

         17.6     Amendment of Certificate of Limited
                  Partnership ....................................     60
         17.7     Counterparts ...................................     60
         17.8     Captions .......................................     60
         17.9     Saving Clause...................................     61
         17.10    Tax Matters Partners...........................      61
         17.11    Expiration of Compliance Period................      61
         17.12    Number and Gender .............................      62
         17.13    Entire Agreement ..............................      62
         17.14    Governing Law .................................      62
         17.15    Attorney's Fees ...............................      62
         17.16    Receipt of Correspondence .....................      62
         17.17    Security Interest and Right of Set-Off ........      62


EXHIBIT A - Legal Description...................... A-1
EXHIBIT B - Form of Legal Opinion.................. B-1  -  B-4
EXHIBIT C - Certification and Agreement............ C-1  -  C-4
EXHIBIT D - General Partner Certification.......... D-1  -  D-5
EXHIBIT E - Form of Completion Certificate......... E-1
EXHIBIT F - Accountant's Certificate............... F-1
EXHIBIT G - Report of Operations................... G-1  -  G-10

DEVELOPMENT FEE AGREEMENT
GUARANTY AGREEMENT

                         AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                      ASHFORD PLACE, A LIMITED PARTNERSHIP


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is being entered into effective as of the date written below by and between THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY as the general partner (the "General Partner"), WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 as the limited partner (the "Limited Partner"), WNC HOUSING, L.P. as the special limited partner (the "Special Limited Partner") and EARNEST COWEN and DORA COWEN as the withdrawing limited partners (collectively referred to as the "Original Limited Partner").

                                    RECITALS

         WHEREAS, ASHFORD PLACE, A LIMITED PARTNERSHIP , an Oklahoma limited partnership (the "Partnership") recorded a certificate of limited partnership with the Oklahoma Secretary of State on August 6, 1996, naming E. ALLEN COWEN, II as the sole general partner. A partnership agreement dated August 5, 1996 was entered into by and between the General Partner and the Original Limited Partner.

         WHEREAS, on December 11, 1996, an Amended Certificate of Limited Partnership was filed with the Oklahoma Secretary of State showing THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY as the correct name of the General Partner. However, the Amended Certificate of Limited Partnership did not include the signature of E. Allen Cowen, II as the individual sole general partner consenting to and agreeing to the change in the partnership structure.

         WHEREAS, the Partners desire to enter into this Agreement to provide for, among other things, (i) the continuation of the Partnership, (ii) the admission of the Limited Partner and the Special Limited Partner as partners of the Partnership, (iii) the liquidation of the Original Limited Partner's Interest in the Partnership, (iv) the unequivocal consent of E. Allen Cowen, II to the correction of the name of the general partner from E. Allen Cowen, II to The Cowen Group, L.L.C., (v) the payment of Capital Contributions by the Limited Partner and the Special Limited Partner to the Partnership, (vi) the allocation of Income, Losses, Tax Credits and distributions of Cash Flow From Operations and other cash funds of the Partnership among the Partners (vii) the respective rights, obligations and interests of the Partners to each other and to the Partnership, and (viii) certain other matters.

         WHEREAS, the Limited Partner, the Special Limited Partner and the General Partner desire hereby to amend and restate the Amended Limited Partnership Agreement of the Partnership dated August 5, 1996.

         NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Partners hereby agree to amend and restate the Agreement of Limited Partnership of ASHFORD PLACE, A LIMITED PARTNERSHIP in its entirety to provide as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 "Accountant" shall mean Melvin Gilbertson, or such other firm of independent certified public accountants as may be engaged for the Partnership by the General Partner with the Consent of the Special Limited Partner. Notwithstanding any provision of this Agreement to the contrary, the Special Limited Partner shall have the discretion to dismiss the Accountants.

         Section 1.2 "Act" shall mean the laws of the State governing limited partnerships, as now in effect and as the same may be amended from time to time.

         Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHTC actually allocated by the Partnership to the Limited Partner, representing 98.99% of the LIHTC actually received by the Partnership, as shown on the applicable tax returns of the Partnership.

         Section 1.4 "Adjusted Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal period, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         Section 1.5 "Affiliate" shall mean (a) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (c) any officer, director, trustee, or partner of such other Person; and (d) if such Person is an officer, director, trustee or general partner, any other Person for which such Person acts in any such capacity.

         Section 1.6 "Agreement" or "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refers to this Agreement as a whole, unless the context otherwise requires.

         Section 1.7 "Assignee" shall mean a Person who has acquired all or a portion of the Limited Partner's beneficial interest in the Partnership and has not become a Substitute Limited Partner.

         Section 1.8 "Bankruptcy" or "Bankrupt" shall mean the making of an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding, the commencement of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors, or the appointment of a receiver, liquidator, custodian or trustee and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 90 days; or the entry of an order for relief under Title 11 of the United States Code. A Partner shall be deemed Bankrupt if the Bankruptcy of such Partner shall have occurred and be continuing.

         Section 1.9 "Capital Account" shall mean, with respect to each Partner, the account maintained for such Partner comprised of such Partner's Capital Contribution as increased by allocations to such Partner of Partnership Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Section 10.3 or 10.4 hereof, and decreased by the amount of any Distributions made to such Partner, and allocations to such Partner of Partnership Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to Section 10.3 or
10.4 hereof.

         In the event of any transfer of an interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), as amended or any successor thereto, and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

         Section 1.10 "Capital Contribution" shall mean the total amount of money, or the Gross Asset Value of property contributed to the Partnership, if any, by all the Partners or any class of Partners or any one Partner as the case may be (or by a predecessor-in-interest of such Partner or Partners), reduced by any of such capital which shall have been returned pursuant to Section 7.3, 7.4 or 7.5 of this Agreement. A loan to the Partnership by a Partner shall not be considered a Capital Contribution.

         Section 1.11 "Cash Flow From Operations" shall mean gross receipts (not including any subsidy for rental income from the General Partner or an Affiliate thereof, prepayments of rent, security deposits and interest thereon, Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings) from Partnership operations, determined on a cash basis, less debt payments, capital expenditures to the extent not paid from borrowings or reserves, amounts set aside as reserves pursuant to Article VIII and operating expenses associated with rental and maintenance of the Project; but excluding deductions for cost recovery of buildings, improvements and personal property, and amortization of any financing fees.

         Section 1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         Section 1.13 "Completion of Construction" shall mean the completion of construction of the Project substantially in accordance with the Project
Documents in order to obtain the required certificates of occupancy (or the local equivalent) for all one hundred (100) apartment units as evidenced by the issuance of the certificate of occupancy by the governmental agency having jurisdiction over the Project or by the issuance of the inspecting architect's certification, in a form substantially similar to that attached hereto as Exhibit E. The construction shall be completed in good workmanlike manner, free and clear of all mechanic's, materialmen's or similar liens, and all other expenses and costs, including but not limited to costs of financing, which must be paid with respect to the Project through completion.

         Section  1.14  "Compliance  Period"  shall mean the period set forth in
Section 42 (i)(1) of the Code, as amended, or any successor statute.

         Section 1.15 "Consent of the Special Limited Partner" shall mean the prior written consent or approval of the Special Limited Partner.

         Section 1.16 "Construction Contract" shall mean the construction contract in the amount of $3,718,772, entered into between the Partnership and the Contractor pursuant to which the Project is being constructed.

         Section 1.17 "Construction Loan" shall mean the loan obtained from Bank One in the principal amount of $2,200,000 and shall bear an interest accrual rate on the principal balance outstanding at CitiBank Corporation's Prime plus 1%. Interest rate will be calculated on a monthly basis using 360 day year for a term of 18 months to provide funds for the acquisition, construction and development of the Project. Where the context admits, the term "Construction Loan" shall include any deed, deed of trust, note, security agreement, assumption agreement or other instrument executed in connection with the Construction Loan which is binding on the Partnership.

         Section 1.18 "Contractor" shall mean E. Allen Cowen Ventures, which is the general construction contractor for the Project.

         Section 1.19 "Debt Service Coverage" shall mean the ratio between the net operating income and the debt service required to be paid on the Mortgage(s); as example, a 1.15 Debt Service Coverage means that for every $1.00 of debt service required to be paid there must be $1.15 of net operating income available. For purposes of this definition net operating income is the actual receipt on a cash basis by the Partnership of revenues from operations of the Partnership, including, without limitation, rental income (but not any subsidy thereof from the General Partner or an Affiliate thereof), but excluding prepayments, security deposits and interest thereon, less all cash operating obligations of the Partnership (other than those covered by insurance) in accordance with the applicable budget adopted by the Partnership in accordance with Section 14.3(j) of this Agreement (the "Budget"), including, without limitation, the payment of Management Agent fees (which shall be deemed to include that portion of such fees which is deferred and not currently paid) and the funding of reserves in accordance with Article VIII of this Agreement, and a reserve for all taxes or payments in lieu of taxes and any other expenses which may reasonably be expected to be paid in a subsequent period but which on an accrual basis are allocable to the period in question, such as insurance premiums, audit, tax or accounting expenses. Without limiting the generality of the foregoing, the Partnership's gross revenues for purposes of this Section shall not include Capital Contributions, borrowings, any lump-sum payment or any other extraordinary receipt of funds thereby, or interest or any other income earned on investment of its funds, and unless otherwise provided in a Budget, the cash operating obligations of the Partnership shall be deemed to include real estate taxes for the period at the fully assessed rate. A worksheet for the calculation of Debt Service Coverage is found in the Report of Operations exhibit attached to this Agreement and incorporated herein by this reference.

     Section 1.20 "Deferred  Management Fee" shall have the meaning set forth in
Section 9.2(c) hereof.

         Section 1.21  "Developer" shall mean E. Allen Cowen, II.

         Section 1.22 "Development Fee" shall mean the fee payable to the Developer pursuant to Section 9.2(a) of this Agreement for services incident to the development and construction of the Project in accordance with the Development Fee Agreement between the Partnership and the Developer dated the even date herewith and incorporated herein by this reference.

         Section 1.23 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under
Section 752 of the Code), distributed to Partners with respect to their Interests in the Partnership, but shall not include any payments to the General Partner or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

         Section 1.24 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

         Section 1.25 "First Year Certificate" shall mean the certificate to be filed by the General Partner with the Secretary of the Treasury as required by Code Section 42(1)(1), as amended, or any successor thereto.

         Section 1.26 "General Partner" shall mean THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement.

         Section 1.27 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the Fair Market Value of a contributed asset shall be determined by appraisal;

         (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective Fair Market Values, as determined by the General Partner, as of the following times: (1) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (1) and (2) above shall be made only with the Consent of the Special Limited Partner and only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the Fair Market Value of the distributed asset shall be determined by appraisal; and

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.27(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.27(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.27(d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.27(a), Section 1.27(b), or Section 1.27(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

         Section 1.28 "Guaranty Reserve Account" shall mean that account funded from the proceeds referenced in Section 7.2(b)(5) of this Agreement and operated in accordance with Section 8.2 of this Agreement.

         Section 1.29 "Hazardous Substance" shall mean and include any substance, material or waste, including asbestos, petroleum and petroleum products (including crude oil), that is or becomes designated, classified or regulated as "toxic" or "hazardous" or a "pollutant" or that is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance including, without limitation, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the regulations adopted and publications promulgated pursuant thereto.

         Section 1.30 "Improvements" shall mean the construction of a one hundred (100) unit apartment complex for families in a good and workmanlike manner substantially in accordance with the plans and specifications and Project Documents.

     Section 1.31 "Incentive Management Fee" shall have the meaning set forth in
Section 9.2(e) hereof.

         Section 1.32 "Income and Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this Section 1.32 shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income and Losses pursuant to this Section 1.32 shall be subtracted from such taxable income or loss;

         (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.27(a) or (b) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

         (d) Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

         (f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 10.3 or 10.4 hereof shall not otherwise be taken into account in computing Income or Losses.

         Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         Section 1.33 "Insurance" shall mean casualty coverage, including but not limited to, fire or other casualty loss to any structure or building on the Project in an amount equal to the full replacement value of the damaged property without deduction for depreciation; shall include comprehensive general liability coverage against liability claims for bodily injury or property damage arising out of Project operations in an amount equal to $4,000,000; and shall include an umbrella liability coverage in an amount equal to $1,000,000 to protect against claims in excess of the limits of the other primary policies required herein. All Insurance policies shall provide that they are not subject to cancellation without 30 days prior written notice to the Limited Partner and shall not contain any co-insurance provisions.

         Section 1.34 "Insurance Company" shall mean any insurance company engaged by the General Partner for the Partnership with the Consent of the Special Limited Partner which Insurance Company shall have an A rating or better for financial safety by A.M. Best or Standard & Poor's.

         Section 1.35 "Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

         Section 1.36 "Involuntary Withdrawal" means any Withdrawal caused by the death, adjudication of insanity or incompetence, or Bankruptcy of a General Partner, or the removal of a General Partner pursuant to Section 13.2 hereof.

         Section 1.37 "LIHTC" shall mean the low-income housing tax credit established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto.

         Section 1.38 "Limited Partner" shall mean WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or Substitute Limited Partners pursuant to this Agreement.

         Section 1.39 "Management Agent" shall mean the property management company which oversees the property management functions for the Project and which is on-site at the Project. The initial Management Agent shall be Insignia Management Group.

         Section 1.40 "Management Agreement" shall mean the agreement between the Partnership and the Management Agent for property management services.

         Section 1.41 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended and any successor thereto, of the Code with respect to the percentage of apartment units in the Project to be occupied by tenants whose incomes are equal to or less than the required percentage of the area median gross income.

         Section 1.42 "Mortgage" or "Mortgage Loan" shall mean any source of permanent financing of the Project by a qualified commercial lender (as defined in Section 42 of the Code) evidencing the indebtedness of the Partnership and encumbering the Project. Where the context admits, the term "Mortgage" or "Mortgage Loan" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with the Mortgage Note which is binding on the Partnership; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the Mortgage shall refer to any such subsequent mortgage or mortgages.

         Section 1.43 "Mortgage Note" shall mean the nonrecourse promissory note whereby the Partnership promises to pay Greystone & Co., or its successor or assignee, the principal sum of $2,187,000, plus interest on the principal at 8.5% per annum over a term of 18 years and amortized over 30 years.

         Section 1.44 "Nonrecourse Deductions" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(1).

         Section 1.45 "Nonrecourse Liability" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(3).

         Section 1.46 "Operating Deficit" shall mean for any fiscal year the total amount by which the sum of the Partnership's operating expenses (defined solely as the expenses incurred in connection with the operation and maintenance of the Project), debt service on the Mortgage Loan and other Partnership debt and required additions to Partnership reserves in accordance with Article VIII of this Agreement, exceeds the cash revenues received in respect of the operation of the Project for such fiscal year (not including any subsidy for rental income from the General Partner or an Affiliate thereof, prepayments of rent, security deposits and interest thereon, Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings).

         Section 1.47 "Operating Deficit Guarantee Period" shall mean the period commencing with the Completion of Construction and ending five years thereafter.

         Section 1.48 "Operating Loans" shall mean loans made by the General Partner to the Partnership pursuant to Article VI of this Agreement, which loans do not bear interest and are repayable only as provided in Article XI of this Agreement.

         Section 1.49 "Original Limited Partner" shall mean EARNEST COWEN and DORA COWEN.

         Section 1.50 "Partner" shall mean the General Partner, the Limited Partner and the Special Limited Partner.

         Section 1.51 "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         Section 1.52 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

         Section 1.53 "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2 (i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

         Section 1.54 "Partnership" shall mean the limited partnership continued under this Agreement.

         Section  1.55   "Partnership   Minimum  Gain"  shall  mean  the  amount
determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

         Section 1.56 "Permanent Mortgage Commencement" shall mean the first date on which all of the following have occurred: (a) the Construction Loan shall have been repaid in full; and (b) the closing of the Mortgage shall have occurred and amortization of the Mortgage shall have commenced.

         Section 1.57 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

         Section 1.58 "Project" shall mean the approximately 11 acres of land in Shawnee, Pottawatomie County, Oklahoma, as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and the Improvements.

         Section 1.59 "Project Documents" shall mean and include all documents delivered to or required by the Construction Loan and Mortgage Loan and/or any governmental agency having jurisdiction over the Project in connection with the development, construction and financing of the Project, including but not limited to, the approved plans and specifications for the development and construction of the Project.

         Section 1.60 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $257,465 for 1998, $386,197 per year for each of the years 1999 through 2007, and $128,732 for 2008, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting 98.99% of the aggregate amount of LIHTC of $3,901,370 to be available to the Partnership; provided, however, that if the Actual Tax Credit for 1998 is greater (or less than) $257,465, the Projected Tax Credit for the year 2008 shall be reduced (or increased) by an amount equal to the amount by which the Actual Tax Credit for 1998 exceeds (or is less than) $257,465.

     Section 1.61 "Projected Tax Credits" shall mean LIHTC in the aggregate amount of $3,901,370.

         Section 1.62 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHTC.

         Section 1.63 "Rent  Restriction  Test" shall mean the test  pursuant to
Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Project must not exceed 30% of the applicable income standards.

     Section 1.64 "Reporting Fee" shall have the meaning set forth in Section 9.2(d) hereof.

     Section 1.65 "Revised Projected Tax Credits" shall have the meaning set forth in Section 7.4(a) hereof.

         Section 1.66 "Sale or Refinancing" shall mean any of the following items or transactions: a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Partnership, a condemnation of or casualty at the Project or any part thereof, a claim against a title insurance company, the refinancing or any Mortgage Note or other indebtedness of the Partnership and any similar item or transaction; provided, however, that the payment of Capital Contributions by the Partners shall not be included within the meaning of the term "Sale or Refinancing."

         Section 1.67 "Sale or Refinancing Proceeds" shall mean all cash receipts of the Partnership arising from a Sale or Refinancing (including principal and interest received on a debt obligation received as consideration in whole or in part, on a Sale or Refinancing) less the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the Project.

         Section 1.68 "Special Limited Partner" shall mean WNC HOUSING, L.P., a California limited partnership, and such other Persons as are admitted to the Partnership as additional or substitute Special Limited Partners pursuant to this Agreement.

         Section 1.69 "State" shall mean the State of Oklahoma.

         Section 1.70 "State Tax Credit Agency" shall mean the state agency of Oklahoma which has the responsibility and authorization to administer the LIHTC program in Oklahoma.

         Section 1.71 "Substitute Limited Partner" shall mean any Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.5 or acquires the Interest of the Limited Partner pursuant to Section 7.3 of this Agreement.

         Section 1.72 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, LIHTC.

         Section 1.73 "Tax Credit Conditions" shall mean, for the duration of the Compliance Period, any and all restrictions including, but not limited to, applicable federal, state and local laws, rules and regulations, which must be complied with in order to qualify for the Tax Credits or to avoid an event of recapture in respect of the Tax Credits.

         Section 1.74 "TRA 1986" shall mean the Tax Reform Act of 1986.

         Section  1.75  "Treasury   Regulations"   shall  mean  the  Income  Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         Section 1.76 "Withdrawing" or "Withdrawal" (including the verb form "Withdraw" and the adjectival forms "Withdrawing" and "Withdrawn") shall mean, as to a General Partner, the occurrence of the death, adjudication of insanity or incompetence, or Bankruptcy of such Partner, or the withdrawal, removal or retirement from the Partnership of such Partner for any reason, including any sale, pledge, encumbering, assignment or other transfer of all or any part of its General Partner Interest and those situations when a General Partner may no longer continue as a General Partner by reason of any law or pursuant to any terms of this Agreement.

                                   ARTICLE II

                                      NAME

     The  name  of  the   Partnership   shall  be  "ASHFORD   PLACE,  A  LIMITED
PARTNERSHIP."

                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

         Section 3.1 Principal Executive Office. The principal executive office of the Partnership is located at 2910 Pine Ridge Road, Oklahoma City, Oklahoma 73120, or at such other place or places within the State as the General Partner may hereafter designate.

         Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Partnership is E. Allen Cowen, II, whose address is 2910 Pine Ridge Road, Oklahoma City, Oklahoma 73120.

                                   ARTICLE IV

                                     PURPOSE

         The purpose of the Partnership is to acquire, construct, own and operate the Project in order to provide, in part, Tax Credits to the Partners in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHTC and to sell the Project. The Partnership shall not engage in any business or activity which is not incident to the attainment of such purpose.

                                    ARTICLE V

                                      TERM

         The Partnership term commenced upon the filing of the Certificate of Limited Partnership in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until December 11, 2039 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.

                                   ARTICLE VI

                    GENERAL PARTNER'S CONTRIBUTIONS AND LOANS

         Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution in an amount required to make the General Partner's Capital account and the Limited Partner's capital account in the ratio of 1% to 98.99% respectively. Contribution shall be made at time of closing of permanent loan.

     Section 6.2 Construction and Operating Obligations; General Partner Loans.

         (a) The General Partner shall cause Completion of Construction in accordance with the Project Documents, and shall equip the Project or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges. If costs and expenses necessary to effect Completion of Construction exceed the sum of the

Capital Contributions and the proceeds of the Mortgage Note, the General Partner shall be responsible for and shall be obligated to pay such deficiencies. Any such advances shall not be reimbursable or otherwise change the Interest of any Partner in the Partnership but shall be considered a cost overrun and not be repayable. In addition, if (1) the Improvements are not completed on or before April 30, 1998 ("Completion Date") (which date may be extended in the events of force majeure, but in no event longer than three months from the Completion Date. For purposes of this Agreement force majeure shall mean any act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockage, public riot, fire, flood, explosion, governmental action, governmental delay, restraint or inaction and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of a Partner to this Agreement claiming such suspension); (2) prior to completing the Improvements, there is an uncured default under or termination of the Construction Loan, Mortgage Loan commitment, or other material documents; or
(3) a foreclosure action is commenced against the Partnership, then at the Special Limited Partner's election, either the General Partner will be removed from the Partnership and the Special Limited Partner will be admitted as successor General Partner, all in accordance with Article XIII hereof, or the General Partner will repurchase the Interests of the Limited Partner and the Special Limited Partner for an amount equal to the amounts theretofore paid by the Limited Partner and the Special Limited Partner, and the Limited Partner and the Special Limited Partner shall have no further Interest in the Partnership. If the Limited Partner elects to have the General Partner repurchase the Interest of the Limited Partner then the repurchase shall occur within 60 days after the General Partner receives written demand from the Limited Partner.

         (b) During the Operating Deficit Guarantee Period, the General Partner, as required from time to time, shall provide Operating Loans in amounts necessary to cover any Operating Deficits. Each Operating Loan shall be nonrecourse to the Partners, and shall be repayable out of 50% of the available Cash Flow From Operations or Sale or Refinancing Proceeds in accordance with
Article XI of this Agreement. In the event the General Partner shall fail to make any Operating Loans required by this Section 6.2(b), the Partnership shall withhold those funds otherwise payable to the General Partner or its Affiliates pursuant to Section 9.2 ("General Partner Funds") and utilize the withheld funds to meet the obligations of the General Partner pursuant to this Section 6.2(b); any such use of General Partner Funds will be deemed an Operating Loan of the General Partner repayable to the General Partner as aforesaid. Such use of General Partner Funds shall also constitute payment and satisfaction of amounts payable to the General Partner or Affiliates thereof pursuant to Section 9.2, and the obligation of the Partnership to make such payments to the General

Partner or its Affiliates pursuant to Section 9.2 shall therefore be deemed satisfied.

         Section 6.3 Other General Partner Loans. After expiration of the Operating Deficit Guarantee Period, with the Consent of the Special Limited Partner, the General Partner may loan to the Partnership any sums required by the Partnership and not otherwise reasonably available to it. Any such loan shall bear simple interest (not compounded) at the rate of 2% per annum above the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or, if lesser, the maximum legal rate. The maturity date and repayment schedule of any such loan shall be as agreed to by the General Partner and the Special Limited Partner. The terms of any such loan shall be evidenced by a written instrument. The General Partner shall not charge a prepayment penalty on any such loan. Any loan in contravention of this Section shall be deemed an invalid action taken by the General Partner and such advance will be classified as a General Partner Capital Contribution.

     Section 6.4 E. Allen Cowen, II. Except for Developer Fee, Mr. E. Allen Cowen, II acknowledges that he has no further interest in the Partnership and has released all claims, if any, against the Partnership arising out of his participation, as an individual, in the Partnership.

                                   ARTICLE VII

                    CAPITAL CONTRIBUTIONS OF LIMITED PARTNER
                           AND SPECIAL LIMITED PARTNER

         Section 7.1 Original Limited Partner. Effective as of the date of this Agreement, the Original Limited Partner's Interest has been liquidated and the Partnership has reacquired the Original Limited Partner's Interest in the Partnership. The Original Limited Partner acknowledges that it has no further interest in the Partnership as a limited partner as of the date of this Agreement, and has released all claims, if any, against the Partnership arising out of its participation as a limited partner.

         Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a Capital Contribution in the amount of $2,317,180, as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth. Notwithstanding the preceding sentence, if the Partnership earns and allocations $100,000 of LIHTCs to the Limited Partner in 1997 then the Limited Partner will increase its Capital Contribution to $2,355,803, as may be adjusted in accordance with
Section 7.4 of this Agreement. The difference in the increased Capital Contribution will be paid when the next Limited Partner Capital Contribution payment is due and payable.

     (a) The obligation of the Limited Partner to pay the aforesaid Capital Contribution shall be subject to the satisfaction of the following conditions:

                  (1) prior to the initial payment of the Capital Contribution only, the issuance to the Limited Partner of an opinion of the Partnership's legal counsel, in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                  (2) prior to the initial payment of the Capital Contribution only, the General Partner shall deliver to the Limited Partner a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                  (3) prior to the due date of each installment of such Capital Contribution except the first payment, the General Partner shall deliver to the Limited Partner a fully executed General Partner Certification in the form attached hereto as Exhibit "D" and incorporated herein by this reference, to the effect that all of the representations and warranties set forth in Article IX are accurate;

                  (4) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(3) the General Partner shall deliver to the Limited Partner a certificate of occupancy on all the apartment units in the Project and a copy of the recorded grant deed (warranty deed);

                  (5) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(4), the General Partner shall deliver to the Limited Partner a copy of an ALTA Owner's Title Insurance Policy, copies of all Mortgage Notes and Mortgage Loan documents required by Greystone & Co. to close the Mortgage and disburse Mortgage proceeds to the Partnership;

                  (6) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(4) the General Partner shall deliver to the Limited Partner the current rent roll, copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, income certification forms (LIHTC specific) and executed lease agreements collected by the Management Agent, or General Partner, verifying each tenant's eligibility as a Qualified Tenant;

                  (7) prior to each Capital Contribution payment through and including 7.2(b) (3) the General Partner shall deliver to the Limited Partner copies of all inspecting architect's application and certificate of payment (AIA Document G702, or similar form acceptable to the Limited Partner), all Construction Loan draw requests and a copy of the construction schedule and any updates to the construction schedule;

                  (8) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(5) the General Partner shall deliver to the Limited Partner a copy of the Declaration of Restrictive Covenants/Extended Use Agreement entered into between the Partnership and the State Tax Credit Agency, an audited construction cost certification with an itemized cost breakdown, Internal Revenue Code Form 8609, or any successor form and any documents previous not provided to the Limited Partner but required pursuant to this Section 7.2(a) and Sections 14.3(a), (b) and (c).
         (b) Provided the conditions of Section 7.2(a) of this Partnership Agreement have been met, the Limited Partner shall make the following Capital
Contributions:

                  (1) $532,135 will be payable upon admittance of the Limited Partner into the Partnership, provided the conditions of Section 7.2(a) have been met. The Capital Contribution installment will be paid into an escrow account, agreed to by and among the Partners, which escrow account will disburse the funds to specifically enumerated Persons with the Consent of the Special Limited Partner for the purpose of meeting the Partnership's 10% carryover allocation;

                  (2) $1,205,692 will be payable at the start of construction as evidenced by the Construction Loan closing and delivery to the Limited Partner evidence that the Contractor has obtained adequate bonding, provided the conditions of Section 7.2(a) have been met. The Capital Contribution installment will be paid to Bank One's construction loan disbursement account and will be disbursed by Bank One to the Partnership in accordance with their procedures;

                  (3)      $231,741 will be payable:

     (A) upon Completion of Construction as evidenced by the inspecting architect's certification, in a form substantially similar to the form attached hereto as Exhibit "E" and incorporated herein by this reference;

     (B) the issuance of a permanent certificate of occupancy (or equivalent evidence of local occupancy approval) for all units;

     (C) receipt of a letter from the Contractor stating all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract;

     (D) verification that the Partnership has obtained Insurance; and

     (E) provided the conditions of Section 7.2(a) have been met.

                  (4)      $173,806 will be payable:

     (A) the date the Project maintains a Debt Service Coverage of 1.15 for 90 consecutive days;

     (B) delivery to the Limited Partner of tenant income verification data to determine that 100% of the apartment units in the Project qualify under Section 42 of the Code;

     (C) delivery to the Limited Partner of a fully executed set of Mortgage documents and an ALTA Owner's Title Insurance Policy;

     (D) delivery to the Limited Partner of the construction cost certificate which includes an itemized cost breakdown, the Accountant's final tax credit certification setting forth the Project's eligible basis with the amount of Tax Credits to which the Partnership is entitled, in a form substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this reference;

     (E) delivery to the Limited Partner of a copy of the restrictive covenant/extended use agreement; and

     (F) provided the conditions of Section 7.2(a) have been met; and

                  (5) $173,806 will be payable when all the above conditions have been met and upon the Limited Partner's receipt of IRS Form 8609 and the first year tax return in which Tax Credits are taken, provided the conditions of
Section 7.2(a) have been met. $100,000 of the funds referenced in this Section 7.2(b)(5) will be distributed to the Guaranty Reserve Account and used in accordance with Section 8.2 of this Agreement.

         Section 7.3 Repurchase of Limited Partner's Interest. Within 60 days after the General Partner receives written demand from the Limited Partner and/or the Special Limited Partner, the Partnership shall repurchase the Limited Partner's Interest and/or the Special Limited Partner's Interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner and/or the Special Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

     (a) receive an allocation of LIHTC no later than the close of the calendar year during which the Project is placed in service;

     (b) cause the Project to be placed in service by April 30, 1998;

     (c) achieve 90% occupancy of the Project by Qualified Tenants by October 31, 1998;

     (d) obtain Permanent Mortgage Commencement by October 31, 1998;

     (e) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partnership elects the LIHTC to commence in accordance with the Code; and

     (f) obtain a carryover allocation, within the meaning of Section 42 of the Code, from the State Tax Credit Agency on or before December 31, 1996.

         Section 7.4 Reduction of Limited Partner's Capital Contribution.

         (a) If the anticipated amount of Projected Tax Credits to be allocated to the Limited Partner and Special Limited Partner as evidenced by IRS Form 8609, Schedule A thereto, and the audited construction cost certification provided to the Limited Partner is less than $3,862,356 (the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 respectively shall be reduced by the amount which will make the total Capital Contribution to be paid by the Limited Partner and Special Limited Partner to the Partnership equal to 60% (or 61% if the conditions referenced in Section 7.2(a) have been met) of the Revised Projected Tax Credits so anticipated to be allocated to the Limited Partner and Special Limited Partner.

         (b) The General Partner is required to use its best efforts to rent 100% of the Project's apartment units to Qualified Tenants throughout the Compliance Period. If at any time during the first five calendar years following the year in which the Project is placed in service, the Actual Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Tax Credit, or the Revised Projected Tax Credit calculated on an annual basis ("Revised Projected Annual Tax Credit"), if applicable, then, unless the shortfall shall have previously been addressed under Section 7.4(a), then the amount of the reduction shall be applied to the next Capital Contribution owed by the Limited Partner or the Special Limited Partner, if any, and any portion of such reduction in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner or the Special Limited Partner, if any. If, at the time of determination thereof, the Capital Contribution reduction referenced in Section 7.4(a) and/or this Section 7.4(b) is greater than the balance of the Limited Partner's or Special Limited Partner's Capital Contribution payments which is then due, if any ("Reduction Shortfall"), then the amount of the Reduction Shortfall shall be paid by the General Partner to the Limited Partner or the Special Limited Partner within ninety days of the General Partner receiving notice of the Reduction Shortfall from the Limited Partner and/or the Special Limited Partner.

         (c) In the event that, for any reason, at any time after the first five calendar years following the year in which the Project is placed in service, the amount of the Actual Tax Credit is less than the Projected Annual Tax Credit, or the Revised Projected Annual Tax Credit, if applicable, (the "Annual Credit Shortfall"), then, unless the Annual Credit Shortfall shall have previously been addressed under Section 7.4(a) or Section 7.4(b), there shall be a reduction in the General Partner's share of Cash Flow From Operations in an amount equal to the Annual Credit Shortfall and said amount instead shall be paid to the Limited Partner. In the event there are not sufficient funds to pay the full Annual Credit Shortfall to the Limited Partner at the time of the next Distribution of Cash Flow From Operations, then the Limited Partner shall be treated as having made a constructive advance to the Partnership in an amount equal to the Annual Credit Shortfall (a "Credit Shortfall Loan"), which shall be deemed to have been made on January 1 of the year in which the Annual Credit Shortfall arises. Each Credit Shortfall Loan shall bear simple interest (not compounded) from the date on which such loan is deemed to have been made under this Section 7.4(d) at the rate equal to the 5-year Treasury money rate at the time of the Credit Shortfall Loan, or, if lesser, the maximum legal rate. Credit Shortfall Loans or any portion thereof shall be repaid in the next year in which sufficient monies are available from the General Partner's Cash Flow From Operations, with interest payable prior to principal. In the event a Sale or Refinancing of the Project occurs prior to repayment in full of the Credit Shortfall Loan then the excess will be paid in accordance with Section 11.2(b).

         (d) In the event there is a reduction in the qualified basis of the Project for income tax purposes following an audit by the Internal Revenue Service (IRS) resulting in a recapture of Tax Credits previously claimed, then, in addition to any other payments to which the Limited Partner and Special Limited Partner is entitled under the terms of this Section 7.4 the General Partner shall pay to the Limited Partner and the Special Limited Partner the sum of (1) the deficiency assessed against the Limited Partner or Special Limited Partner as a result of the Tax Credit recapture, (2) any interest and penalties imposed on the Limited Partner or Special Limited Partner with respect to such deficiency, and (3) an amount sufficient to pay any tax liability owed by the Limited Partner or Special Limited Partner resulting from the receipt of the amounts specified in (1) and (2).

         Section 7.5 Capital Contribution of Special Limited Partner. The Special Limited Partner shall make a Capital Contribution of $234 at the time of the Limited Partner's Capital Contribution payment referenced in Section
7.2(b)(1). The Special Limited Partner shall be in a different class from the Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Limited Partner under this Agreement.

         Section 7.6 Return of Capital Contribution. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, with the Consent of the Special Limited Partner, determine that such cash should, in whole or in part, be returned to the Limited Partner in reduction of its Capital Contribution. No such return shall be made unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Partnership sufficient, in the sole discretion of the General Partner, to pay such liabilities.

         Section 7.7 Liability of Limited Partner and Special Limited Partner. The Limited Partner and Special Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner and Special Limited Partner shall be liable only to make Capital Contributions in the amounts and on the dates specified in this Agreement and, except as otherwise expressly required hereunder, shall not be required to lend any funds to the Partnership or, after their respective Capital Contributions have been paid, to make any further Capital Contribution to the Partnership.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

         Section 8.1 Operating and Maintenance Reserve and Replacement Reserve Account. The Partnership shall establish an operating and maintenance reserve account and a replacement reserve account and shall deposit thereinto an annual amount equal to $200.00 per residential unit per year for the purpose of repairs, maintenance and capital repairs. Said deposit shall be made monthly in equal installments. Withdrawals from such account shall be made only with the Consent of the Special Limited Partner. Any balance remaining in these accounts at the time of a sale of the Project shall be allocated and distributed equally between the General Partner and the Limited Partner.

         Section 8.2 Guaranty Reserve Account. A Guaranty Reserve Account in the amount of $100,000 will be established from the proceeds referenced in Section 7.2(b)(5) of this Agreement. If the Section 7.2(b)(5) proceeds are insufficient to establish the entire $100,000 account at the time the disbursement of the
Section 7.2(b)(5) proceeds is allowable then the General Partner will promptly fund the difference within 30 days. The Guaranty Reserve Account will be held by the Special Limited Partner in an interest bearing and fully insured account. The funds in the Guaranty Reserve Account may be used to pay any Operating Deficit referenced in Section 6.2(b) of this Agreement; or pay a Reduction Shortfall or Annual Credit Shortfall referenced in Section 7.4 of this Agreement. If any funds in this Guaranty Reserve Account are disbursed during the calendar year then the General Partner must replenish the Guaranty Reserve Account to its original $100,000 balance no later than January 30th of the year immediately following the year in which the funds are disbursed and not replenished. If the funds are not replenished in full by the above referenced date then there shall be no further disbursement of funds from the Guaranty Reserve Account until the funds are replenished in full. Funds shall only be disbursed from this Guaranty Reserve Account with the Consent of the Special Limited Partner, which shall not be unreasonably withheld, after receipt by the Special Limited Partner of a written request of the General Partner to release the funds and receipt of necessary and reasonable documentation substantiating the need and reasons for the use of the Guaranty Reserve Account funds. The Guaranty Reserve Account shall terminate on the fifth anniversary of its initial complete funding and any funds contained therein shall be paid to the General Partner. The Guaranty Reserve Account may terminate earlier than provided herein if, at the discretion of the Limited Partner, the General Partner's financial position has increased to an amount that can cover any Operating Deficit.

         Section 8.3 Other Reserves. The General Partner shall establish out of funds available to the Partnership a reserve account sufficient in its sole discretion to pay any unforeseen contingencies which might arise in connection with the furtherance of the Partnership business including, but not limited to,
(a) any rent subsidy required to maintain rent levels in compliance with the Tax Credit Conditions; and (b) any real estate taxes, insurance, debt service or other payments for which other funds are not provided for hereunder or otherwise expected to be available to the Partnership. The General Partner shall not be liable for any good-faith estimate which it shall make in connection with establishing or maintaining any such reserves nor shall the General Partner be required to establish or maintain any such reserves if, in its sole discretion, such reserves do not appear to be necessary.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

         Section 9.1 Power and Authority of General Partner. Subject to the receipt of Consent of the Special Limited Partner or the consent of the Limited Partner where required by this Agreement, and subject to the other limitations and restrictions included in this Agreement, the General Partner shall have complete and exclusive control over the management of the Partnership business and affairs, and shall have the right, power and authority, on behalf of the Partnership, and in its name, to exercise all of the rights, powers and authority of a partner of a partnership without limited partners. If there is more than one General Partner, all acts, decisions or consents of the General Partners shall require the concurrence of all of the General Partners. No actions taken without the authorization of all the General Partners shall be deemed valid actions taken by the General Partners pursuant to this Agreement. No Limited Partner or Special Limited Partner (except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall have any right to be active in the management of the Partnership's business or investments or to exercise any control thereover, nor have the right to bind the Partnership in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Partnership, except as otherwise specifically provided in this Agreement.

         Section 9.2 Payments to the General Partners and Others.

         (a) The Partnership shall pay to the Developer a Development Fee in the amount of $591,714. The Development Fee shall first be paid from available proceeds referenced in Section 9.2(b) of this Agreement and if not paid in full, then the Development Fee will be paid in accordance with the Development Fee Agreement.

         (b) Notwithstanding the preceding, the Partnership shall retain the sum of $2,317,414 from the Capital Contributions paid pursuant to Section 7.2(b) of this Agreement to be used for supplemental development costs including, but not limited to, land costs, architectural fees, survey and engineering costs, financing costs, loan fees, building materials and labor, but the amount retained shall in no event be greater than the difference between the Construction Loan and the Mortgage Loan. If any such funds are remaining after Completion of Construction and all construction costs are paid in full and the Construction Loan retired, then the remainder shall first be paid to the General Partner in an amount equal to any unpaid Development Fee and the balance, if any, shall be paid to the General Partner as a reduction of the General Partner's Capital Contribution and/or an incentive rent-up fee.

         (c) The  Partnership  shall  pay to the  Management  Agent  a  property management fee for the leasing and management of the Project in an amount in accordance with the Management Agreement. The term of the Management Agreement shall not exceed one year, and the execution or renewal of any Management Agreement shall be subject to the prior Consent of the Special Limited Partner. If the Management Agent is an Affiliate of the General Partner then commencing with the termination of the Operating Deficit Guarantee Period referenced in
Section 6.2(b), in any year in which the Project has an Operating Deficit, 40% of the management fee will be deferred ("Deferred Management Fee"). Deferred Management Fees, if any, shall be paid to the Management Agent solely in accordance with and to the extent permitted by Section 11.1 of this Agreement.

                  (1) The General Partner shall, upon receiving any request of the Mortgage lender requesting such action, dismiss the Management Agent as the entity responsible for management of the Project under the terms of the Management Agreement; or, the General Partner shall dismiss the Management Agent at the request of the Special Limited Partner.

                  (2) The appointment of any successor Management Agent is subject to the Consent of the Special Limited Partner which may only be sought after the General Partner has provided the Special Limited Partner accurate and complete disclosure respecting the proposed Management Agent.

         (d)  The  Partnership  shall  pay to the  Limited  Partner  a fee  (the
"Reporting Fee") commencing in 1998 equal to 15% of the Cash Flow From Operations but in no event less than $2,500 for the Limited Partner's services in monitoring the operations of the Partnership and for services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 of this Agreement. The Reporting Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1 of this Agreement; provided, however, that if in any year Cash Flow From Operations is insufficient to pay the full $2,500, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow From Operations, as provided in Section 11.1, or sufficient Sale or Refinancing Proceeds, as provided in Section 11.2.

         (e) The Partnership shall pay to the General Partner an Incentive Management Fee equal to 67% of the available Cash Flow From Operations in accordance with Section 11.1 of this Agreement for each fiscal year of the Partnership commencing in 1998 for services incident to the administration of the business and affairs of the Partnership, which services shall include, but not limited to, maintaining the books and records of the Partnership, selecting and supervising the Partnership's Accountants, bookkeepers and other Persons required to prepare and audit the Partnership's financial statements and tax returns, and preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement. The Incentive Management Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1. If the Incentive Management Fee is not paid in any year it shall not accrue for payment in subsequent years.

         Section 9.3 Specific Powers of the General Partner.

         Subject to the other provisions of this Agreement, the General Partner shall have the following powers:

         (a) In the Partnership's name and on its behalf, the General Partner may hold, sell, transfer, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto in accordance with the purpose of this Agreement as indicated in Article IV hereto;

         (b) In the Partnership's name and on its behalf, the General Partner may employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Partnership business, including, without limitation, contractors, agents, brokers, Accountants and Management Agents (provided that the selection of any Accountant or Management Agent has received the Consent of the Special Limited Partner) and attorneys, on such terms as the General Partner shall determine;

         (c) In the Partnership's name and on its behalf, the General Partner may bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership;

         (d) In the Partnership's name and on its behalf, the General Partner may pay as a Partnership expense any and all costs and expenses associated with the formation, development, organization and operation of the Partnership, including the expense of annual audits, tax returns and LIHTC compliance;

         (e) In the Partnership's name and on its behalf, the General Partner may deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

         (f) In the Partnership's name and on its behalf, the General Partner is authorized to execute the Construction Loan and the Mortgage;

         (g) The General Partner may require in any or all Partnership contracts that the General Partner shall not have any personal liability thereunder but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction;

        (h) In the Partnership's name and on its behalf, the General Partner may execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing; and

         (i) The General Partner shall operate the Project and shall cause the Management Agent to manage the Project in such a manner that the Project will be eligible to receive a Tax Credit with respect to 100% of the apartment units in the Project. To that end, the General Partner agrees, without limitation, to make all elections requested by the Special Limited Partner under Section 42 of the Code to allow the Partnership or its Partners to claim the Tax Credit, to file Form 8609 with respect to the Project as required, for at least the duration of the Compliance Period to operate the Project and cause the Management Agent to manage the Project so as to comply with the requirements of
Section 42 of the Code, as amended, or any successor thereto, including, but not limited to, Section 42(g) and Section 42(i)(3) of the Code, as amended, or any successors thereto, to make all certifications required by Section 42(l) of the Code, as amended, or any successor thereto, and to operate the Project and cause the Management Agent to manage the Project so as to comply with all other Tax Credit Conditions.

     Section 9.4 Authority Requirements. During the Compliance Period, the following provisions shall apply:

         (a) Each of the provisions of this Agreement shall be subject to, and the General Partner covenants to act in accordance with, the Tax Credit Conditions and all applicable federal, state and local laws and regulations;

         (b) The Tax Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successor and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms of this Agreement shall be unenforceable by or against any of the Partners;

         (c) Upon any dissolution of the Partnership or any transfer of the Project, no title or right to the possession and control of the Project and no right to collect rent therefrom shall pass to any Person who is not, or does not become, bound by the Tax Credit Conditions in a manner that, in the opinion of counsel to the Partnership, would not avoid a recapture thereof on the part of the former owners; and

         (d) Any conveyance or transfer of title to all or any portion of the Project required or permitted under this Agreement shall in all respects be subject to the Tax Credit Conditions and all conditions, approvals or other requirements of the rules and regulations of any authority applicable thereto.

         Section 9.5 Limitations on General Partner's Power and Authority. Notwithstanding the provisions of this Article IX, the General Partner shall not:

     (a) Except as required by Section 9.4, act in contravention of this Agreement;

     (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

     (c) Confess a judgment against the Partnership;

     (d) Possess Partnership property, or assign the Partner's right in specific Partnership property, for other than the exclusive benefit of the Partnership;

     (e) Admit a Person as a General Partner except as provided in this Agreement;

     (f) Admit a Person as a Limited Partner except as provided in this Agreement;

     (g) Violate any provision of the Mortgage Loan or Mortgage Note;

     (h) Cause the Project apartment units to be rented to anyone other than Qualified Tenants;

     (i) Violate the Minimum Set-Aside Test or the Rent Restriction Test for the Project;

     (j) Cause any recapture of the Tax Credits;

     (k) Permit any creditor who makes a nonrecourse loan to the Partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Partnership, other than as a secured creditor;

     (l) Commingle funds of the Partnership with the funds of another Person; or

     (m) Take any action which requires the Consent of the Special Limited Partner or the consent of the Limited Partner unless the General Partner has received the Consent of the Special Limited Partner.

         Section 9.6 Restrictions on Authority of General Partner. Without consent of the Special Limited Partner the General Partner shall not:

     (a) Sell, exchange, lease or otherwise dispose of the Project;

     (b) Incur indebtedness other than the Construction Loan and Mortgage Loan in the name of the Partnership, other than in the ordinary course of the Partnership's business;

     (c) Engage in any transaction not expressly contemplated by this Agreement in which the General Partner has an actual or potential conflict of interest with the Limited Partner or the Special Limited Partner;

     (d) Contract away the fiduciary duty owed to the Limited Partner and the Special Limited Partner at common law;

     (e) Take any action which would cause the Project to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Project, as a "qualified low income housing project" under Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC;

     (f) Make any expenditure of funds, or commit to make any such expenditure, other than in response to an emergency, except as provided for in the annual budget approved by the Special Limited Partner, as provided in Section 14.3(i) hereof;

     (g) Cause the merger or other reorganization of the Partnership; or

     (h) Dissolve the Partnership.

     Section 9.7 Duties of General Partner. The General Partner agrees that it shall at all times:

     (a) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership;

     (b) File and publish all certificates, statements or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

     (c) Cause the Partnership to carry Insurance from an Insurance Company;

     (d) Have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control and not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership;

         (e) Use its best efforts so that all requirements shall be met which are reasonably necessary to obtain or achieve (1) compliance with the Minimum Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Project to initially qualify, and to continue to qualify, for Tax Credits; (2) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Project; (3) compliance with all provisions of the Project Documents and (4) a reservation and allocation of Tax Credits from the Agency;

         (f) Use its best efforts to keep the Project and Project dwelling units, in decent, safe, sanitary and good condition, repair and working order, ordinary use and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof;

         (g) Pay, before the same shall become delinquent and before penalties accrue thereon all Partnership taxes, assessments and other governmental charges against the Partnership or its properties, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manners as not to cause any material adverse effect on the Partnership's property, financial condition or business operations, with adequate reserves provided for such payments;

         (h) Permit, and cause the Management Agent to permit, the Special Limited Partner and its representatives to have access to the Project and personnel employed by the Partnership and by the Management Agent who are concerned with management of the Project at all reasonable times during normal business hours and to examine all agreements, Tax Credit compliance data and plans and specifications and deliver copies thereof and such reports as may reasonably be required by the Special Limited Partner. The General Partner shall provide the Special Limited Partner with copies of all correspondence, notices and reports sent pursuant to or received under the Project Documents or any authority with respect to the Project at the time such correspondence, notices or reports are sent or received, copies of all other correspondence of substantial importance which a prudent investor would wish to examine in connection with the transaction at the time such correspondence is sent or received, and all reports required by Article XIV within the required time periods set forth therein.

         (i) Exercise good faith in all activities relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and it shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

         (j) Make any Capital Contributions, advances or loans required to be made by the General Partner under the terms of this Agreement;

         (k) Establish and maintain all reserves required to be established and maintained under the terms of this Agreement;

         (l) Comply with each and every covenant, representation and warranty set forth in Section 9.11; and

         (m) Perform such other acts as may be expressly required of it under the terms of this Agreement.

         Section 9.8 Partnership Expenses.

         (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's operating cash expenses and only subject to the limitations on the reimbursement of such expenses set forth herein. As used in this Section 9.8 the term "operating cash expenses" shall mean, with respect to any fiscal period, the amount of cash disbursed by the Partnership for Partnership business in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for advertising and promotion, management, utilities, repair and maintenance, Insurance, Partner communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, "operating cash expenses" shall include fees paid by the Partnership to the General Partner or any Affiliate of the General Partner permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Partnership and obtained from entities which are not Affiliates of the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

         (b) Reimbursement to the General Partner or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

                  (1) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

                  (2) No such reimbursement shall be made for (A) rent or depreciation, utilities, capital equipment or other such administrative items, and (B) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 9.8(b)(2), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (i) chairman or member of the board of directors; (ii) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (iii) senior management, such as the vice president of an operating division who reports directly to executive management; or (iv) those holding 5% or more equity interest in such General Partner or any such Affiliate of the General Partner or a person having the power to direct or cause the direction of such General Partner or any such Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

         Section 9.9 General Partner Expenses. The General Partner or Affiliates of the General Partner shall pay all Partnership expenses which are not permitted to be reimbursed pursuant to Section 9.8 and all expenses which are unrelated to the business of the Partnership.

         Section 9.10 Other Business of Partners. Any Partner may engage independently or with others in other business ventures wholly unrelated to the Partnership business of every nature and description, including, without limitation, the acquisition, development, construction, operation and management of real estate projects and developments of every type on their own behalf or on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Project except if prohibited under a non-competition agreement. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom. Conversely, no Person shall have any rights to Partnership assets, incomes or proceeds by virtue of such other ventures or activities of any Partner.

         Section 9.11 Covenants, Representations and Warranties. The General Partner covenants, represents and warrants that the following are presently true and will be true during the term of this Agreement, to the extent then applicable:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

         (b) The Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

         (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by Greystone & Co., if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of Greystone & Co. and any applicable governmental entities, if such approval shall be required.

         (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (e) Additional  Improvements on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (f) No Partner has or will have any personal liability with respect to or has or will have personally guaranteed the payment of the Mortgage.

         (g) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j)      The Partnership owns the fee simple interest in the Project.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) A builder's risk insurance policy in favor of the Partnership is in full force and effect and will remain in full force and effect until Completion of Construction.

         (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of this Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the Project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Limited Partner and the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of this Agreement.

         (o) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

         (p) No charges, liens or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or Mortgage or are noted or excepted in the title policy for the Project.

         (q) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

         (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

         (s) The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

         (t) No event has occurred which constitutes a default under any of the Project Documents.

         (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

         (v) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (w) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (x) The General Partner, or a guarantor acceptable to the Special Limited Partner, has and shall maintain a net worth equal to at least $1,000,000 computed in accordance with generally accepted accounting principles.

         The General Partner shall be liable to the Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner as a result of any material breach of the representations and warranties set forth in this Section 9.11.

                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

         Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

         Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Partners as follows:

         (a)      As to Income:

                  (1) First, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of other Income and Losses pursuant to this Article X up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) Second, an amount of Income sufficient to increase the Limited Partner's positive Capital Account balance to its Capital Contribution and to increase the Special Limited Partner's positive Capital Account balance to an amount equal to its Capital Contribution, shall be allocated to the Limited Partner and the Special Limited Partner, respectively;

                  (3) Third, an amount of Income sufficient to increase the General Partner's positive Capital Account balance to an amount equal to its Capital Contribution; and

                  (4) The balance, if any, of such Income shall be allocated 50% to the Limited Partner and 50% to the General Partner.

         (b)      As to Losses:

     (1) an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of Income and Losses pursuant to
Section 10.1 up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; and

     (2) the balance of any such Losses shall be allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

         (c)  Notwithstanding  the foregoing  provisions of Section  10.2(a) and
(b), in no event shall any Losses be allocated to the Limited Partner or the Special Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner. In the event an allocation of 98.99% or .01% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, respectively, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner or the Special Limited Partner as is necessary to allow the Limited Partner or the Special Limited Partner to be allocated 98.99% and .01%, respectively, of the items of Income and Project depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, it being the intent of the parties that the Limited Partner and the Special Limited Partner always shall be allocated 98.99% and .01%, respectively, of the items of Income not arising from a Sale or Refinancing and 98.99% and .01%, respectively, of the Project depreciation.

     Section 10.3 Special Allocations. The following special allocations shall be made in the following order:

         (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement.

         (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

         (e) Nonrecourse Deductions for any fiscal year shall be specially allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

         (f) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

         (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulations
Section 1.704-1 (b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

         (h) To the extent the Partnership has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

                  (1) Such interest income shall be specially allocated to the Limited Partner to whom such promissory note relates; and

                  (2) The amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note.

         (i) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners.

         (j) Any reduction in the adjusted tax basis (or cost) of Partnership investment tax credit property pursuant to Code Section 50(c) shall be specially allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f)(2)(i).

         (k) Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

         (l) If any Partnership expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Partner deemed to have received such distribution equal to the amount of such distribution.

         (m) The allocation to the General Partner of each material item of Partnership income, loss, deduction or credit will not be less than 1% of each such item at all times during the existence of the Partnership.

     (n)  Interest  deduction  on the  Partnership  indebtedness  referred to in
Section 6.3 shall be allocated 100% to the General Partner.

         Section 10.4 Curative Allocations. The allocations set forth in Sections 10.2(c), 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and
10.3(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 10.4. Therefore, notwithstanding any other provision of this Article X (other than the Regulatory Allocations), with the Consent of the Special Limited Partner, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner the General Partner, with the Consent of the Special Limited Partner, determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.1, 10.2(a), 10.2(b), 10.3(h), 10.3(i), 10.3(j), 10.3(k), 10.3(l), 10.3(m), 10.3(n)
and 10.5. In exercising its authority under this Section 10.4, the General Partner shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

     Section 10.5 Other Allocation Rules.

     (a) The basis (or cost) of any Partnership investment tax credit property shall be allocated among the Partners in accordance with Treasury Regulations
Section 1.46-3(f)(2)(i). All Tax Credits (other than the investment tax credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that LIHTC will be allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

     (b) In the event Partnership investment tax credit property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (1) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (2) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 and Section 10.2(a) hereof and shall instead be allocated among the Partners in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

     (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner with the Consent of the Special Limited Partner, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Limited Partner: 98.89%; Special Limited
Partner: .01%; General Partner: 1%.

     (e) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such Distributions would cause or increase an Adjusted Capital Account Deficit for any Partner who is not a General Partner.

         Section 10.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.25(a) hereof).

         In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.25(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the General Partner with the Consent of the Special Limited Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

         Section 10.7 Allocation Among Limited Partners. In the event that the Interest of the Limited Partner hereunder is at any time held by more than one Limited Partner all items which are specifically allocated to the Limited Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

         Section 10.8 Allocation Among General Partners. In the event that the Interest of the General Partner hereunder is at any time held by more than one General Partner all items which are specifically allocated to the General Partner for any month pursuant to this Article X shall be apportioned among such Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement or consent of the Limited Partner or Consent of the Special Limited Partner.

         Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Partners, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the General Partner may make such modification, but only with the Consent of the Special Limited Partner, to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the General Partner shall make any appropriate modifications, but only with the Consent of the Special Limited Partner, in the event it appears that unanticipated events (e.g., the existence of a Partnership election pursuant to Code Section 754) might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

         Section 11.1 Distribution of Cash Flow From Operations. Cash Flow From Operations for each fiscal year shall be distributed within seventy-five (75) days following each calendar year and shall be applied in the following order of priority:

     (a) To pay the Deferred Management Fee, if any;

     (b) To pay the current Reporting Fee and then to pay any accrued Reporting Fees which have not been paid in full from previous years;

     (c) To pay the Development Fee in accordance with the Development Fee Agreement;

     (d) To pay the Operating Loans, if any, as referenced in Section 6.2(b) of this Agreement, limited to 50% of the Cash Flow From Operations remaining after reduction for the payments made pursuant to subsections (a) through (c) of this
Section 11.1;

     (e) To pay the Incentive  Management Fee equal to 67% of the Cash Flow From
Operations   remaining  after  reduction  for  the  payments  made  pursuant  to subsections (a) through (d) of this Section 11.1; and

     (f) To the Limited Partner in an amount equal to 25% of the remaining Cash Flow From Operations and to the General Partner in an amount equal to 75% of the remaining Cash Flow From Operations.

     Section 11.2 Distribution of Sale or Refinancing Proceeds. Sale or Refinancing Proceeds shall be distributed in the following order:

     (a) To the payment of the Mortgage Note and other matured debts and liabilities of the Partnership, other than accrued payments, debts or other liabilities owing to Partners or former Partners;

     (b) To any accrued payments, debts or other liabilities owing to the Partners or former Partners, including, but not limited to, accrued Reporting Fees and Operating Loans, to be paid prorata if necessary;

     (c) To the establishment of any reserves which the General Partner, with the Consent of the Special Limited Partner, shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

     (d) To the Limited Partner in an amount equal to the tax liability attributed to the Limited Partner upon Sale;

     (e) To the Special Limited Partner in an amount equal to the tax liability attributed to the Special Limited Partner upon Sale;

     (f) To the General Partner in an amount equal to the tax liability attributed to the General Partner upon Sale; and

     (g) Thereafter, 50% to the Limited Partner and 50% to the General Partner.

                                   ARTICLE XII

                              TRANSFERS OF LIMITED
                      PARTNER'S INTEREST IN THE PARTNERSHIP

         Section 12.1 Assignment of Limited Partner's Interest. The Limited Partner and Special Limited Partner shall not have the right to assign all or any part of their respective Interests in the Partnership to any other Person, whether or not a Partner, except upon satisfaction of each of the following:

     (a) By a written instrument in form and substance satisfactory to the General Partner and its counsel, setting forth the name and address of the proposed transferee, the nature and extent of the Interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing any necessary amendment to this Agreement;

     (b) Upon consent of the General Partner to such assignment, which shall not be unreasonably withheld; and

     (c) Upon receipt by the General Partner of the Assignee's written representation that the Partnership Interest is to be acquired by the Assignee for the Assignee's own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

         THE LIMITED PARTNERSHIP INTEREST AND THE SPECIAL LIMITED PARTNERSHIP INTEREST DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE SECURITIES LAW. THESE INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         Section 12.2 Effective Date of Transfer. Any assignment of a Limited Partner's Interest or Special Limited Partner's Interest pursuant to Section
12.1 shall become effective as of the last day of the calendar month in which the last of the conditions to such assignment are satisfied.

         Section  12.3  Invalid  Assignment.  Any  purported  assignment  of  an
Interest of a Limited Partner or Special Limited Partner otherwise than in accordance with Section 12.1 or Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

         Section 12.4 Assignee's Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations and Distributions from the Partnership attributable to the Interest acquired by reason of any permitted assignment from and after the first day of the calendar month following the month which ends with the effective date of the transfer of such Interest as provided in Section 12.2. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership.

     Section 12.5 Substitution of Assignee as Limited Partner or Special Limited Partner.

         (a) An Assignee shall not have the right to become a Substitute Limited Partner or substitute Special Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld.

         (b) A nonadmitted transferee of a Limited Partner's Interest or Special Limited Partner's Interest in the Partnership shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise have been entitled with respect to the Interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner or Special Limited Partner, provided, however, that the Partnership shall, if a transferee and transferor jointly advise the General Partner in writing of a transfer of an Interest in the Partnership, furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

         (c) The General Partner may elect to treat a transferee of a Partnership Interest who has not become a Substitute Limited Partner or substitute Special Limited Partner as a Substitute Limited Partner or substitute Special Limited Partner, as the case may be, in the place of its transferor should the General Partner determine in its absolute discretion that such treatment is in the best interest of the Partnership.

         Section 12.6 Death, Bankruptcy, Incompetency, etc. of a Limited Partner. Upon the death, dissolution, adjudication of bankruptcy, or adjudication of incompetency or insanity of a Limited Partner or Special Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner or Special Limited Partner, as the case may be, for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to constitute a successor as a transferee of its Interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner. However, such executors, administrators or legal representatives will not have the right to become Substitute Limited Partners or substitute Special Limited Partners in the place of their respective predecessors-in-interest unless the General Partner shall so consent.

                                  ARTICLE XIII

                     WITHDRAWAL, REMOVAL AND REPLACEMENT OF
                                 GENERAL PARTNER

         Section 13.1 Withdrawal of General Partner.

         (a) The General Partner may not Withdraw (other than as a result of an Involuntary Withdrawal) without the Consent of the Special Limited Partner, and, to the extent required, of Greystone & Co. and the State Tax Credit Agency. Withdrawal shall be conditioned upon the agreement of the Special Limited Partner to be admitted as a successor General Partner, or if the Special Limited Partner declines to be admitted as a successor General Partner then on the agreement of one or more Persons who satisfy the requirements of Section 13.5 of this Agreement to be admitted as successor General Partner(s).

         (b) Each General Partner shall indemnify and hold harmless the Partnership and all Partners from its Withdrawal in violation of Section 13.1(a) hereof. Each General Partner shall be liable for damages to the Partnership resulting from its Withdrawal in violation of Section 13.1(a).

         Section 13.2 Removal of General Partner.

     (a) The Special Limited Partner or the Limited Partner, or both of them, may remove the General Partner:

     (1) For cause if such General Partner has:

     (A) Been subject to an event of Bankruptcy;

     (B) Committed any fraud, willful misconduct, breach of fiduciary duty or other negligent conduct in the performance of its duties under this Agreement;

     (C) Been convicted of, or entered into a plea of guilty to, a felony;

     (D) Made personal use of Partnership funds or properties;

     (E) Violated the terms of the Mortgage Note, and such violation prompts Greystone & Co. to issue a default letter or acceleration notice to the Partnership or General Partner;

     (F) Failed to provide any loan, advance, Capital Contribution or any other payment to the Partnership required under this Agreement;

     (G) Failed to obtain the Consent of the Special Limited Partner prior to any decision, act or omission under circumstances where this Agreement requires that such consent be obtained;

     (H) Breached any representation, warranty or covenant contained in this Agreement, or failed to perform any other action which may be required by this Agreement;

     (I) Violated any federal or state tax law which causes a recapture of LIHTC; or

     (J) Failed during any six-month period during the Compliance Period to cause at least 85% of the total apartment units in the Project to qualify for LIHTC, unless such failure is the result of fire, flood, earthquake or other act of God or unless such failure is cured within 120 days after the end of the six-month period.

                  (2)      As provided in Section 6.2(a) hereof.

         (b) Written notice of the removal for cause of the General Partner shall be served by the Special Limited Partner or the Limited Partner, or both of them, upon the General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal, if any, and the date upon which the removal is to become effective.

         (c) Upon receipt of such notice of removal for cause, the General Partner shall cause an accounting to be prepared covering the transactions of the Partnership from the end of the previous fiscal year through the date of receipt of such notice, and thereafter it shall not sell or dispose of Partnership assets under any circumstances. The accounting shall be completed by the effective date of the removal and shall be in sufficient detail to accurately and fully reflect the earnings or losses for the period and the financial condition of the Partnership. If the General Partner fails to cause the accounting to be prepared within 30 days of receipt of the notice of removal for cause then the Limited Partner may cause the accounting to be prepared. The expenses of the accounting shall be borne by the General Partner.

         Section 13.3 Effects of a Withdrawal. In the event of a Withdrawal, the entire Interest of the Withdrawing General Partner shall immediately and automatically terminate on the effective date of such Withdrawal, and such General Partner shall immediately cease to be a General Partner, shall have no further right to participate in the management or operation of the Partnership or the Project or to receive any allocations or Distributions from the Partnership or any other funds or assets of the Partnership, except as specifically set forth below. In the event of a Withdrawal, any or all executory contracts, including but not limited to the Management Agreement, between the Partnership and the Withdrawing General Partner or its Affiliates may be terminated by the Partnership, with the Consent of the Special Limited Partner, upon written notice to the party so terminated.

    Furthermore, notwithstanding such Withdrawal, the Withdrawing General Partner shall be and shall remain, liable as a General Partner for all liabilities and obligations incurred by the Partnership or by the General Partner prior to the effective date of the Withdrawal, or which may arise upon such Withdrawal. Any remaining Partner shall have all other rights and remedies against the Withdrawing General Partner as provided by law or under this Agreement.

         The General Partner agrees that in the event of its Withdrawal it will indemnify and hold the Limited Partner and the Special Limited Partner harmless from and against all losses, costs and expenses incurred in connection with the Withdrawal, including, without limitation, all legal fees and other expenses of the Limited Partner and the Special Limited Partner in connection with the transaction.

         The  following  additional  provisions  shall  apply in the  event of a
Withdrawal:

         (a)  In  the  event  of  a  Withdrawal  which  is  not  an  Involuntary
Withdrawal, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, nor shall it be entitled to receive or to be paid by the Partnership any further payments of fees (including fees which have been earned but are unpaid) or to be repaid any outstanding advances or loans made by it to the Partnership or to be paid any amount for its former Interest. From and after the effective date of such Withdrawal, the former rights of the Withdrawing General Partner to receive or to be paid such allocations, Distributions, funds, assets, fees or repayments shall be assigned to the other General Partner or General Partners (which may include the Special Limited Partner), or if there is no other general partner of the Partnership at that time, to the Special Limited Partner.

         (b) In the event of an  Involuntary  Withdrawal,  except as provided in
Section 13.3(b)(3) below, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, provided that accrued and payable fees (i.e., fees earned but unpaid as of the date of Withdrawal) owed to the Withdrawing General Partner, and any outstanding loans of the Withdrawing General Partner to the Partnership, shall be paid to the Withdrawing General Partner in the manner and at the times such fees and loans would have been paid had the Withdrawing General Partner not Withdrawn. The Interest of the General Partner shall be purchased as follows:

                  (1) If the Involuntary Withdrawal arises from removal for cause as set forth in Section 13.2(a) hereof, the Withdrawn General Partner shall be entitled to receive as its sole compensation for its Interest in the Partnership an amount equal to its positive Capital Account balance determined as of the effective date of the removal, if any, payable upon the dissolution and termination of the Partnership after all of the Partners have been distributed the positive balances in their Capital Accounts.

                  (2) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), the Partnership, with the Consent of the Special Limited Partner, may, but is not obligated to, purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital. The purchase price of such Interest shall be its Fair Market Value as determined by agreement between the Withdrawing General Partner and the Special Limited Partner, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The cost of such arbitration shall be borne equally by the Withdrawing General Partner and the Partnership. The purchase price shall be paid by the Partnership by delivering to the General Partner or its representative the Partnership's non-interest bearing unsecured promissory note payable, if at all, upon liquidation of the Partnership in accordance with

Section 11.2(b). The note shall also provide that the Partnership may prepay all or any part thereof without penalty.

                  (3) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), and if the Partnership does not purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital, then the Withdrawing General Partner shall retain its Interest in such items, but such Interest shall be held as a special limited partner.

         Section 13.4 Successor General Partner. Upon the occurrence of an event giving rise to a Withdrawal of a General Partner, any remaining General Partner, or, if there be no remaining General Partner, the Withdrawing General Partner or its legal representative, shall promptly notify the Special Limited Partner of such Withdrawal (the "Withdrawal Notice"). Whether or not the Withdrawal Notice shall have been sent as provided herein, the Special Limited Partner shall have the right to become a successor General Partner (and to become the successor managing General Partner if the Withdrawing General Partner was previously the managing General Partner). In order to effectuate the provisions of this Section
13.4 and the continuance of the Partnership, the Withdrawal of a General Partner shall not be effective until the expiration of 120 days from the date on which occurred the event giving rise to the Withdrawal, unless the Special Limited Partner shall have elected to become a successor General Partner as provided herein prior to expiration of such 120-day period, whereupon the Withdrawal of the General Partner shall be deemed effective upon the notification of all the other Partners by the Special Limited Partner of such election.

         Section 13.5 Admission of Additional or Successor General Partner. No Person shall be admitted as an additional or successor General Partner unless
(a) such Person shall have agreed to become a General Partner by a written instrument which shall include the acceptance and adoption of this Agreement;
(b) the Consent of the Special Limited Partner to the admission of such Person as a substitute General Partner, which consent may be withheld in the discretion of the Special Limited Partner, shall have been given; and (c) such Person shall have executed and acknowledged any other instruments which the Special Limited Partner shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute General Partner. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the Withdrawal of the Withdrawing General Partner and the substitution of the successor General Partner. Nothing contained herein shall reduce the Limited Partner's Interest or the Special Limited Partner's Interest in the Partnership.

         Section 13.6 Transfer of Interest. Except as otherwise provided herein, the General Partner may not Withdraw from the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the Consent of the Special Limited Partner.

         Section 13.7 No Goodwill Value. At no time during continuation of the Partnership shall any value ever be placed on the Partnership name, or the right to its use, or to the goodwill appertaining to the Partnership or its business, either as among the Partners or for the purpose of determining the value of any Interest, nor shall the legal representatives of any Partner have any right to claim any such value. In the event of a termination and dissolution of the Partnership as provided in this Agreement, neither the Partnership name, nor the right to its use, nor the same goodwill, if any, shall be considered as an asset of the Partnership, and no valuation shall be put thereon for the purpose of liquidation or distribution, or for any other purpose whatsoever.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

         Section 14.1 Books and Accounts.

         (a) The General Partner shall cause the Partnership to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

     (1) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Income and Losses of each Partner;

     (2) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

     (3) copies of the Partnership's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

     (4) copies of the original of this Agreement and all amendments thereto;

     (5) financial statements of the Partnership for the six most recent fiscal years; and

     (6) the Partnership's books and records for at least the current and past three fiscal years.

         (b) Upon the request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the expense of the Partnership, a copy of the information set forth in Section 14.1(a) above. The Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing, or any of the other books and records of the Partnership or the Project at its own expense.

         Section 14.2 Accounting Reports.

         (a) By February 20 of each calendar year the General Partner shall provide to the Limited Partner and the Special Limited Partner all tax information necessary for the preparation of their federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Project is located.

         (b) By March 1 of each calendar year the General Partner shall send to the Limited Partner and the Special Limited Partner: (1) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity and changes in cash flow for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's Accountants; (2) a report (which need not be audited) of any Distributions made at any time during the fiscal year, separately identifying Distributions from Cash Flow From Operations for the fiscal year, Cash Flow From Operations for prior years, Sale or Refinancing Proceeds, and reserves; (3) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the
Partnership for the fiscal year to the General Partner or Affiliates of the General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's Accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the Accountants consider appropriate in the circumstances; (4) a copy of the Project's rent roll for the most recent calendar quarter; (5) a statement signed by the General Partner indicating the number of apartment units which are occupied by Qualified Tenants; and (6) a report of the significant activities of the Partnership during the year.

         (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Project occurs, the General Partner shall send to the Limited Partner and the Special Limited Partner a report as to the nature of the Sale or Refinancing and as to the Income and Losses for tax purposes and proceeds arising from the Sale or Refinancing.

     Section 14.3 Other Reports. The General Partner shall provide to the Limited Partner and the Special Limited Partner:

         (a) During the period of construction, a copy of the initial construction schedule and any updates to the construction schedule, and by the tenth day of each month a copy of the previous month's Construction Loan draw request and the inspecting architect's application and certification of payment (AIA Document G702, or similar form acceptable to the Limited Partner);

         (b) During the rent-up phase, and continuing until the end of the first six-month period during which the Project has a sustained occupancy of 95% or better, by the tenth day of each month within such period a copy of the previous month's rent roll (through the last day of the month) and a tenant LIHTC compliance worksheet similar to the monthly initial tenant certification worksheet included in Exhibit "G" attached hereto and incorporated herein by this reference;

     (c) A quarterly tax credit compliance report similar to the worksheet included in Exhibit "G" due on or before April 30 of each year for the first quarter, July 31 of each year for the second quarter, October 31 of each year for the third quarter and January 31 of each year for the fourth quarter. In order to verify the reliability of the information being provided on the compliance report the Limited Partner may request a small sampling of tenant files to be provided. The sampling will include, but not be limited to, copies of tenant applications, certifications and third party verifications used to qualify tenants. If any inaccuracies are found to exist on the tax credit compliance report or any items of noncompliance are discovered then the sampling will be expanded as determined by the Limited Partner.

     (d) By September 15 of each year, an estimate of LIHTC for that year;

     (e) If the Project receives a reservation of LIHTC in one year but will not complete the construction and rent-up until a later year, the General Partner will provide to the Limited Partner by December 31 of the year during which the reservation is received an audited cost certification together with the accountant's work papers verifying that the Partnership has expended the requisite 10% of the reasonably expected cost basis to meet the carryover test provisions of Section 42 of the Code;

     (f) During the Compliance Period, no later than the day any such certification is filed, copies of any certifications which the Partnership must furnish to federal or state governmental authorities administering any Tax Credit program including, but not limited to, copies of all annual tenant recertifications required under Section 42 of the Code;

     (g) A quarterly report on operations, in the form attached hereto as Exhibit "G", due on or before April 30 of each year for the first quarter of operations, July 31 of each year for the second quarter of operations, October 31 of each year for the third quarter of operations and January 31 of each year for the fourth quarter of operations which shall include, but is not limited to, an unaudited income statement showing all activity in the reserve accounts required to be maintained pursuant to Section VIII of this Agreement, statement of income and expenses, balance sheet, rent roll as of the end of each calendar quarter of each year, and third party verification of current utility allowance;

     (h) By the annual renewal date of each and every year, an executed original or certified copy of each and every Insurance policy or certificate required by the terms of this Agreement;

     (i) On or before March 15th of each calendar year, the General Partner's updated financial statement as of December 31 of the previous year;

     (j) On or before November 1 of each calendar year, a copy of the following year's proposed operating budget. Each such budget shall contain an amount required for reserves in accordance with Article VIII and for the payment of real estate taxes, insurance, debt service and other payments. Such budget shall only be adopted with the Consent of the Special Limited Partner; and

     (k) Notice of the occurrence, or of the likelihood of occurrence, of any event which has had or is likely to have a material adverse effect upon the Project or the Partnership, including, but not limited to, any breach of any of the representations and warranties set forth in Section 9.11 of this Agreement, and any inability of the Partnership to meet its cash obligations as they become payable, within ten days after the occurrence of such event.

         Section 14.4 Late Reports. If the General Partner does not fulfill its obligations under Section 14.2 within the time periods set forth therein, the General Partner, using its own funds, shall pay as damages the sum of $100 per day (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. If the General Partner does not fulfill its obligations under Section 14.3 within the time periods set forth therein, the General Partner, using its own funds, shall pay as damages the sum of $100.00 per week (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partner, and failure to so pay shall constitute a material default of the General Partner hereunder and cause for removal under Section 13.2 hereof. In addition, if the General Partner shall so fail to pay, the General Partner and its Affiliates shall forthwith cease to be entitled to any fees hereunder (other than the Development Fee) and/or to the payment of any Cash Flow From Operations or Sale or Refinancing Proceeds to which the General

Partner may otherwise be entitled hereunder. Payments of fees and Distributions shall be restored only upon payment of such damages in full.

         Section 14.5 Annual Site Visits. On an annual basis a representative of the Limited Partner, at the Limited Partner's expense, will conduct a site visit which will include, in part, an inspection of the property, a review of the office and tenant files and an interview with the property manager. The Limited Partner may, in its sole discretion, cancel all or any part of the annual site visit.

         Section 14.6 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate federal, state and local taxing authorities.

         Section 14.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

         Section 14.8 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partner with the Consent of the Special Limited Partner. All withdrawals therefrom shall be made upon checks signed by the General Partner or by any person authorized to do so by the General Partner. The General Partner shall provide to any Partner who requests same the name and address of the financial institution, the account number and other relevant information regarding any Partnership bank account.

         Section 14.9 Certificates and Elections.

         (a) The General Partner shall file the First Year Certificate within 90 days following the close of the taxable year during which Completion of Construction occurs and thereafter shall timely file any certificates which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code.

         (b) The General Partner, with the Consent of the Special Limited Partner, may, but is not required to, cause the Partnership to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                       AND LIQUIDATION OF THE PARTNERSHIP

         Section 15.1 Dissolution of Partnership. The Partnership shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events:

     (a) The effective date of the Withdrawal or removal of the General Partner, unless (1) at the time there is at least one other General Partner (which may be the Special Limited Partner if it elects to serve as successor General Partner under Section 13.4 hereof) who will continue as General Partner, or (2) within 120 days after the occurrence of any such event the Limited Partner elects to continue the business of the Partnership;

     (b) The sale of the Project and the receipt in cash of the full amount of the proceeds of such sale; or

     (c) The written election to do so of the Limited Partner.

         Notwithstanding the foregoing, however, in no event shall the Partnership terminate prior to the expiration of its term if such termination would result in a violation of the Mortgage Note or any other agreement with or rule or regulation of Greystone & Co. to which the Partnership is subject.

         Section 15.2 Return of Capital Contribution upon Dissolution. Except as provided in Sections 7.3, 7.4 and 7.6 of this Agreement, which provide for a reduction or refund of the Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the General Partner, as well as the obligation of the Partnership, each Partner shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner. No Partner shall have any right to demand property other than money upon dissolution and termination of the Partnership, and the Partnership is prohibited from such a distribution of property absent the Consent of the Special Limited Partner.

         Section 15.3 Distributions of Assets. Upon a dissolution of the Partnership, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated as the liquidator of the Partnership by the Special Limited Partner or by the court in a judicial dissolution) shall take full account of the Partnership assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

         (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership pursuant to Section 11.2(a) through and including 11.2(c), the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts, after taking into account all allocations under Article X hereof.

         (b) In the event that a General Partner has a deficit balance in its Capital Account following the liquidation of the Partnership or its Interest, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year in which such liquidation occurs, such General

Partner  shall pay to the  Partnership  the amount  necessary  to  restore  such
deficit  balance  to  zero  in  compliance  with  Treasury   Regulation  Section
1.704-1(b)(2)(ii)(b)(3).

         The deficit make-up shall be paid by the General Partner by the end of such taxable year and shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. Notwithstanding, if the Special Limited Partner has become successor General Partner, it shall not be responsible for any deficit balance in its Capital Account which arose during the time the former General Partner served as General Partner.

     (c) With respect to assets distributed in kind to the Partners in liquidation or otherwise:

                  (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Partnership immediately prior to the liquidation or other Distribution event; and

                  (2) such Income and Losses shall be allocated to the Partners in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

     (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the Partnership's adjusted basis in such assets for book purposes. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon liquidation or other Distribution event, and nothing contained in Section 15.3(c) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the General Partner with the Consent of the Special Limited Partner.

         Section 15.4 Deferral of Liquidation. If at the time of liquidation the General Partner or other liquidator shall determine that an immediate sale of part or all of the Partnership assets could cause undue loss to the Partners, the liquidator may, in order to avoid loss, but only with the Consent of the Special Limited Partner, either defer liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Partners in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partners' Capital Accounts, as if such assets had been sold, in the manner described in Section 10.2, and such assets shall then be distributed to the Partners as provided herein. In applying the preceding sentence, the Project shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

         Section 15.5 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner and Special Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in
Section 15.6.

     Section 15.6 Certificates of Dissolution; Certificate of Cancellation of Certificate of Limited Partnership.

         (a) Upon the dissolution of the Partnership, the General Partner shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of the State, a certificate of dissolution. The certificate of dissolution shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, the event causing the Partnership's dissolution and the date of the dissolution.

         (b) Upon the completion of the winding up of the Partnership's affairs, the General Partner shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State, a certificate of cancellation of the Certificate of Limited Partnership. The certificate of cancellation of the Certificate of Limited Partnership shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, and any other information which the General Partner determines to include therein.

                                   ARTICLE XVI

                                   AMENDMENTS

         This Agreement may be amended at any time by the Limited Partner. This Agreement may not be amended by the General Partner absent the Consent of the Special Limited Partner. Notwithstanding the foregoing, no amendment shall change the Partnership to a general partnership; extend the term of the Partnership beyond the date provided for in this Agreement; modify the limited liability of the Limited Partner and the Special Limited Partner; allow the Limited Partner to take control of the Partnership's business within the meaning of the Act; reduce or defer the realization of any Partner's interest in allocations, Distributions, capital or compensation hereunder, or increase any Partner's obligations hereunder, without the consent of the Partner so affected; or change the provisions of this Article XVI.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         Section 17.1 Voting Rights.

         (a) The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding the foregoing, the Limited Partner may, without the concurrence of the General
Partner:

     (1) Approve or disapprove, but, except as otherwise expressly provided herein, not initiate, the Sale or Refinancing of the Project;

     (2) Remove the General Partner and elect a substitute General Partner as provided in this Agreement;

     (3) Elect a successor General Partner upon the Withdrawal of the General Partner;

     (4) Approve or disapprove, but not initiate, the dissolution of the Partnership; or

     (5) Subject to the provisions of Article XVI hereof, amend this Agreement.

         (b) On any matter where the Limited Partner has the right to vote, votes may only be cast at a duly called meeting of the Partnership or through written action without a meeting.

         (c) The Special Limited Partner shall have the right to consent to those actions or inactions of the Partnership and/or General Partner as otherwise set forth in this Agreement, and the General Partner is prohibited from any action or inaction requiring such consent unless such consent has been obtained.

         Section 17.2 Meeting of Partnership. Meetings of the Partnership may be called either (a) at any time by the General Partner; or (b) upon the General Partner's receipt of a written or facsimile request from the Limited Partner setting forth the purpose of such meeting. Within ten days after receipt of the Limited Partner's written or facsimile request for a meeting, the General Partner shall provide all Partners with written notice of the meeting (which shall be by telephone conference, or at the principal place of business of the Partnership or such other location referenced in the notice) to be held not less than 15 days nor more than 30 days after receipt of such written or facsimile request from the Limited Partner, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. If the General Partner fails to provide the written notice of the meeting within ten days after receipt of the Limited Partner's request to hold a meeting, then the Limited Partner may provide the written notice of the meeting to all the Partners, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. All meetings and actions of the Limited Partner shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as it shall be amended from time to time.

         Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

         To the General Partner:  THE COWEN GROUP, L.L.C.,
                                  AN OKLAHOMA LIMITED LIABILITY COMPANY
                                  2910 Pine Ridge Road,
                                  Oklahoma City, Oklahoma  73120


         To the Limited Partner:  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
                                  c/o WNC & Associates, Inc.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA   92626-3416

         To the Special
         Limited Partner:         WNC HOUSING, L.P.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA   92626-3416

         Section 17.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Partners.

         Section 17.5 Recording of Certificate of Limited Partnership. If the General Partner should deem it advisable to do so, the Partnership shall record in the office of the County Recorder of the county in which the principal place of business of the Partnership is located a certified copy of the Certificate of Limited Partnership, or any amendment thereto, after such Certificate or amendment has been filed with the Secretary of State of the State.

         Section 17.6 Amendment of Certificate of Limited Partnership.

         (a) The General Partner shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence thereof:

     (1) A change in the name of the Partnership.

     (2) A change in the street address of the Partnership's principal executive office.

     (3) A change in the address, or the Withdrawal, of a General Partner, or a change in the address of the agent for service of process, or appointment of a new agent for service of process.

     (4) The admission of a General Partner and that Partner's address.

     (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate of Limited Partnership or any amendment thereto.

         (b) The Certificate of Limited Partnership may also be amended in conformity with this Agreement at any time in any other respect that the General Partner determines.

         (c) The General Partner shall cause the Certificate of Limited Partnership to be amended, when required or permitted as aforesaid, by filing a certificate of amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The certificate of amendment shall set forth the Partnership's name, the Secretary of State's file number for the Partnership and the text of the amendment.

         Section 17.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

         Section 17.8 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         Section 17.9 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 17.10 Tax Matters Partners. All the Partners hereby agree that the Special Limited Partner shall be the "Tax Matters Partner" pursuant to the Code and in connection with any audit of the federal income tax returns of the Partnership; provided, however, that if the Special Limited Partner shall withdraw from the Partnership or become Bankrupt, the General Partner shall thereafter be the "Tax Matters Partner". If the Tax Matters Partner shall determine to litigate any administrative determination relating to federal income tax matters, it shall litigate such matter in such court as the Tax Matters Partner shall decide in its sole discretion. In discharging its duties and responsibilities, the Tax Matters Partner shall act as a fiduciary (i) to the Limited Partner (to the exclusion of the other Partners) insofar as tax matters related to the Tax Credits are concerned, and (ii) to all of the Partners in other respects. The Limited Partner will make no claim against the Partnership in respect of any action or omission by the Tax Matters Partner during such time as the Special Limited Partner acts as the Tax Matters Partner.

         Section 17.11 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 17.12 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

     Section 17.13 Governing Law. This Agreement and its application shall be governed by the laws of the State.

         Section 17.14 Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

         Section 17.15 Receipt of Correspondence. The Partners agree that the General Partner shall send to the Limited Partner and the Special Limited Partner a copy of any correspondence relative to the Project's noncompliance with the Mortgage Note, relative to the acceleration of the Mortgage Note and/or relative to the disposition of the Project.

         Section 17.16 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which any Partner may be subject under this Agreement, the Partnership shall have (and each Partner hereby grants to the Partnership) a security interest in all funds distributable to said Partner to the extent of the amount of such obligation.

         IN WITNESS  WHEREOF,  this  Amended and  Restated  Agreement of Limited
Partnership of ASHFORD PLACE, A LIMITED PARTNERSHIP, a Oklahoma limited partnership, is made and entered into as of the 31 day of December, 1996.

                                    GENERAL PARTNER

                                    THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED
                                    LIABILITY COMPANY

                                    By:     ___________________________________
                                            E. Allen Cowen, II,
                                            General Manager

                                    WITHDRAWING ORIGINAL LIMITED PARTNER

                                    ----------------------------------------
                                    EARNEST COWEN

                                    ----------------------------------------
                                    DORA COWEN

                                    LIMITED PARTNER

                                  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4

                                    By:     WNC & ASSOCIATES, INC.
                                            General Partner

                                            By:      _________________________
                                                     John B. Lester, Jr.,
                                                     President

                                    SPECIAL LIMITED PARTNER
                                    WNC HOUSING, L.P.

                                    By:     WNC & ASSOCIATES, INC.
                                            General Partner

                                            By:      __________________________
                                                     John B. Lester, Jr.,
                                                     President

                                    ACKNOWLEDGED, CONSENTED TO AND AGREED TO:

                                    --------------------------------
                                    E. ALLEN COWEN, II

                       EXHIBIT A TO PARTNERSHIP AGREEMENT

                                LEGAL DESCRIPTION


A tract of land in the Southwest Quarter of Section 2, Township 10 North, Range 3 East of the Indian Meridian, Pottawatomie County, Oklahoma, described as beginning at a point 1108.8' North of the SW/C of said SW/4; thence West 550' to the point of beginning containing 11 acres more or less.

                       EXHIBIT B TO PARTNERSHIP AGREEMENT

                              FORM OF LEGAL OPINION



WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 c/o
WNC & Associates, Inc.
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

RE:      ASHFORD PLACE, A LIMITED PARTNERSHIP

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the investment by WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Limited Partner") in ASHFORD PLACE, A LIMITED PARTNERSHIP (the "Partnership"), a Oklahoma limited partnership formed to own, develop, (construct/-rehabilitate) finance and operate an apartment complex for low-income persons (the "Apartment Complex") in Shawnee, Pottawatomie County, Oklahoma. The general partner(s) of the Partnership (is/are) THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY (the "General Partner(s)").

         In rendering the opinions stated below, we have examined and relied upon the following:

         (i)               [Certificate of Limited Partnership];

         (ii)              [Agreement of Limited Partnership] (the "Partnership
                            Agreement");

         (iii) A preliminary reservation letter from [State Allocating Agency] (the "State Agency") dated _________, 199___ conditionally awarding $_______________ in Federal tax credits annually for each of ten years and $_______________ in California tax credits annually for each of four years for the Apartment Complex; and

         (iv) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

         For purposes of rendering the opinions stated below we have assumed that, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that (a) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (b) the signatures on each original document are genuine, and (c) each party who executed the document had proper authority and capacity.

Based on the foregoing we are of the opinion that:

         (a)  ________________________,  one  of  the  General  Partners,  is  a
[corporation/partnership] duly formed and validly existing under the laws of the State of _____________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement. _____________________, one of the other General Partners, is a [corporation/partnership] duly formed and validly existing under the laws of the State of __________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement.

         (b) The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Oklahoma.

         (c) The Partnership is validly existing under and subject to the laws of Oklahoma with full power and authority to own, develop, [construct/rehabilitate], finance and operate the Apartment Complex and to otherwise conduct business under the Partnership Agreement.

         (d) Execution of the Partnership Agreement by the General Partner(s) has been duly and validly authorized by or on behalf of the General Partner(s) and, having been executed and delivered in accordance with its terms, the Partnership Agreement constitutes the valid and binding agreement of the General Partner(s), enforceable in accordance with its terms.

         (e) The execution and delivery of the Partnership Agreement by the General Partner(s) does not conflict with and will not result in a breach of any of the terms, provisions or conditions of any agreement or instrument known to counsel to which any of the General Partner(s) or the Partnership is a party or by which any of them may be bound, or any order, rule, or regulation to be applicable to any of such parties of any court or governmental body or administrative agency having jurisdiction over any of such parties or over the property.

         (f) To the best of counsel's knowledge, after due inquiry, there is no litigation or governmental proceeding pending or threatened against, or involving the Apartment Complex, the Partnership or any General Partner which would materially adversely affect the condition (financial or otherwise) or business of the Apartment Complex, the Partnership or any of the Partners of the Partnership.

         (g) The Limited Partner and the Special Limited Partner have been admitted to the Partnership as limited partners of the Partnership under __________ law and are entitled to all of the rights of limited partners under the Partnership Agreement. Except as described in the Partnership Agreement, no person is a partner of or has any legal or equitable interest in the Partnership, and all former partners of record or known to counsel have validly withdrawn from the Partnership and have released any claims against the Partnership arising out of their participation as partners therein.

         (h) Liability of the Limited Partner for obligations of the Partnership is limited to the amount of the Limited Partner's capital contributions required by the Partnership Agreement.

         (i) Neither the General Partner(s) of the Partnership nor the Limited Partner nor the Special Limited Partner will have any liability for the Mortgage Note or the Mortgage Loan represented thereby (as those terms are defined in the Partnership Agreement, and the lender of the Mortgage Loan will look only to its security in the Apartment Complex for repayment of the Mortgage Loan.

        (j) The Partnership owns a fee simple interest in the Apartment Complex.

         (k) To the best of our actual knowledge and belief, after due inquiry, the Partnership has obtained all consents, permissions, licenses, approvals, or orders required by all applicable governmental or regulatory agencies for the development, [construction/rehabilitation] and operation of the Apartment Complex, and the Apartment Complex conforms to all applicable Federal, state and local land use, zoning, health, building and safety laws, ordinances, rules and regulations.

         (l) The Apartment Complex has obtained a preliminary reservation of low income housing tax credits ("LIHTC") from the State Agency. The final allocation of the LIHTC and ultimately eligibility of the Apartment Complex for such final allocation are subject to a series of requirements which must be met, performed or achieved at various times prior to and after such final allocation. Assuming all such requirements are met, performed or achieved at the time or times provided by applicable laws and regulations, the Apartment Complex will qualify for LIHTC.

         All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to, the applicability of, or liability under, any Federal, state or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances or the like.

         We express no opinion as to any matter except those set forth above. These opinions are rendered for use by the Limited Partner and its legal counsel which will rely on this opinion in connection with federal income tax opinions to be rendered by that firm. This opinion may not be delivered to or relied upon by any other person or entity without our express written consent.

Sincerely,




--------------------

                       EXHIBIT C TO PARTNERSHIP AGREEMENT

                           CERTIFICATION AND AGREEMENT

         CERTIFICATION AND AGREEMENT made as of the date written below by ASHFORD PLACE, A LIMITED PARTNERSHIP, a Oklahoma limited partnership (the "Partnership"); THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY (the "General Partner"); and EARNEST COWEN and DORA COWEN (collectively referred to as the "Original Limited Partner") for the benefit of WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Investment Partnership"), and WNC & ASSOCIATES, INC. ("WNC").

         WHEREAS, the Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Partnership; and

         WHEREAS, the Investment Partnership and WNC have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Partnership;

         NOW, THEREFORE, to induce the Investment Partnership to enter into the Partnership Agreement and become a limited partner of the Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Partnership, the General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership and WNC.

     1. Representations, Warranties and Covenants of the Partnership, the General Partner and the Original Limited Partner

         The Partnership, the General Partner and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership and WNC that, with respect to the Partnership, as of the date hereof:

     1.1 The Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Partnership, the General Partner and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Partnership, the General Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Partnership or any General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Partnership or any General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Partnership, the General Partner and the Original Limited Partner, enforceable against each of them in accordance with its terms.

     1.2 The General Partner has delivered to the Investment Partnership, WNC or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Partnership. All factual information provided to the Investment Partnership, WNC or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

     1.3 Each of the representations and warranties contained in the Partnership Agreement is true and correct as of the date hereof.

     1.4 Each of the covenants and agreements of the Partnership and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

     1.5 All conditions to admission of the Investment Partnership as the investment limited partner of the Partnership contained in the Partnership Agreement have been satisfied.

     1.6 No default has occurred and is continuing under the Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Partnership.

     1.7 The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

     1.8 The General Partner agrees to take all actions necessary to claim the Projected Tax Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.

     1.9 No person or entity other than the Partnership holds any equity interest in the Apartment Complex.

     1.10 The Partnership has the sole responsibility to pay all maintenance and
operating   costs,   including  all  taxes  levied  and  all  insurance   costs,
attributable to the Apartment Complex.

     1.11 The Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

     1.12 No person or entity except the Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

     1.13 No General Partner is related in any manner to the Investment Partnership, nor is any General Partner acting as an agent of the Investment Partnership.

         2.       Miscellaneous

                  2.1 This Certification and Agreement is made solely for the benefit of the Investment Partnership and WNC, and their respective successors and assignees, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  2.2 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                  2.3   Capitalized   terms   used  but  not   defined  in  this
Certification Agreement shall have the meanings given to them in the Partnership Agreement.

         IN WITNESS WHEREOF, this Certificate and Agreement is made and entered into as of the day of , 1996.

PARTNERSHIP

ASHFORD PLACE, A LIMITED PARTNERSHIP

THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY


By:
         E. Allen Cowen, II,
         General Manager
Signatures continued on next page...

GENERAL PARTNER

THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY


By:
         E. Allen Cowen, II,
         General Manager


ORIGINAL LIMITED PARTNER


By:
         EARNEST COWEN


By:
         DORA COWEN

                     EXHIBIT D TO THE PARTNERSHIP AGREEMENT

                          GENERAL PARTNER CERTIFICATION

         This General Partner Certification is being issued to WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 ("Limited Partner") by THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY, General Partner of ASHFORD PLACE, A LIMITED PARTNERSHIP, a Oklahoma limited partnership ("Partnership") in accordance with
Section 7.2 of the Amended and Restated Agreement of Limited Partnership of the Partnership ("Partnership Agreement").

         Capitalized  terms  used  but  not  defined  in  this  General  Partner
Certification  shall  have  the  meanings  given  to  them  in  the  Partnership
Agreement.

     WHEREAS, the Limited Partner is scheduled to make a Capital Contribution to the Partnership;

     WHEREAS, the Partnership Agreement requires the General Partner to issue this Certification prior to the Limited Partner's payment; and

     WHEREAS, the Limited Partner shall rely on this Certification in evaluating the continued merits of its investment in the Partnership;

     NOW, THEREFORE, to induce the Limited Partner to make its scheduled Capital Contribution to the Partnership, the General Partner represents and warrants to the Limited Partner that the following are true and correct as of the date written below:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

         (b) The Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

         (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by Greystone & Co., if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of Greystone & Co. and any applicable governmental entities, if such approval shall be required.

         (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (e) Additional  Improvements on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (f) No Partner has or will have any personal liability with respect to, or has or will have personally guaranteed the payment of, the Mortgage.

         (g) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j)      The Partnership owns the fee simple interest in the Project.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) A builder's risk insurance policy in favor of the Partnership will be and is in full force and effect until Completion of Construction.

         (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of the Partnership Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of the Partnership Agreement.

         (o) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

         (p) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

         (q) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

         (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

         (s) The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

         (t) No event has occurred which constitutes a material default under any of the Project Documents.

         (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

         (v) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (w) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (x) The General Partner, or a guarantor acceptable to the Special Limited Partner, has and shall maintain a net worth equal to at least $1,000,000 computed in accordance with generally accepted accounting principles.

         IN WITNESS WHEREOF, the undersigned have set their hands to this General Partner Certification this day of 199__.

THE COWEN GROUP, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY


By:
         E. Allen Cowen, II,
         General Manager

                       EXHIBIT E TO PARTNERSHIP AGREEMENT

                         FORM OF COMPLETION CERTIFICATE

            (to be used when construction [rehabilitation] completed)


                             COMPLETION CERTIFICATE


The undersigned, an architect duly licensed and registered in the State of Shawnee, Pottawatomie County, Oklahoma, has prepared final working plans and detailed specifications for ASHFORD PLACE, A LIMITED PARTNERSHIP, a Oklahoma limited partnership (the "Partnership"), between WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership ("Limited Partner") and the Partnership in connection with the construction [rehabilitation] of improvements on certain real property located in Shawnee, Pottawatomie County, Oklahoma (the "Improvements").

The undersigned hereby certifies (i) that the Improvements have been completed in accordance with the aforesaid plans and specifications, (ii) that a permanent certificate of occupancy and all other permits required for the continued use and occupancy of the Improvements have been issued with respect thereto by the governmental agencies having jurisdiction thereof, (iii) that the Improvements are in compliance with all requirements and restrictions of all governmental authorities having jurisdiction over the Improvements, including, without limitation, all applicable zoning, building, environmental, fire, and health ordinances, rules and regulations and (iv) that all contractors, subcontractors and workmen who worked on the Improvements have been paid in full except for normal retainages and amounts in dispute.



-----------------------------------
Project Architect

Date:  ____________________________



Confirmed by:


-----------------------------------
General Partner

Date:  ____________________________

                          EXHIBIT F TO THE PARTNERSHIP

                           [ACCOUNTANT'S CERTIFICATE]
                            [Accountant's Letterhead]



_______________, 199____


WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
c/o WNC & Associates, Inc.
3158 Redhill Ave., Suite 120
Costa Mesa, California 92626

RE:  Partnership
     Certification as to Amount
     of Eligible Tax Credit Base

Gentlemen:

In connection with the acquisition by WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 (the "Limited Partner") of a limited partnership interest in ASHFORD PLACE, A LIMITED PARTNERSHIP, a Oklahoma limited partnership (the "Partnership") which owns a certain parcel of land located in Shawnee, Pottawatomie County, Oklahoma and improvements thereon (the "Project"), the Limited Partner has requested our certification as to the amount of low-income housing tax credits ("Tax Credits") available with respect to the Project under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code"). Based upon our review of [the financial information provided by the Partnership] of the Partnership, we are prepared to file the Federal information tax return of the Partnership claiming annual Tax Credits in the amount of $_______________, which amount is based on an eligible basis (as defined in Section 42(d) of the Code) of the Project of $________________, a qualified basis (as defined in Section 42(c) of the Code) of the Project of $_________________ and an applicable percentage (as defined in Section 42(b) of the Code) of _____%.

Sincerely,


-------------------------

                              REPORT OF OPERATIONS

                 QUARTER ENDED:____________________________,199X

-------------------------------------       -----------------------------------
LOCAL PARTNERSHIP:
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GENERAL PARTNER:
-------------------------------------       -----------------------------------
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FIRM NAME:
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-------------------------------------       -----------------------------------
ADDRESS:
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CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
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PHONE:
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-------------------------------------       -----------------------------------
PROPERTY NAME:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
                                            -----------------------------------
-------------------------------------       -----------------------------------
RESIDENT MANAGER:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
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-------------------------------------       -----------------------------------
ACCOUNTANT:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
FIRM:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
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------------------------------------       -----------------------------------
MANAGEMENT COMPANY
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
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-------------------------------------       -----------------------------------
CONTACT:
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-------------------------------------------------------------------------------

                              OCCUPANCY INFORMATION


A. Number of Units_____ Number of RA Units_____ Number of Section 8 Tenants ____


B. Occupancy for the Quarter has: Increased ____ Decreased_____
                                  Remained the Same _____


C. Number of:  Move-Ins ______   Move-Outs __________   % of Occupancy ______


D. Average length of tenant residency:   1-6 months ______   6-12 months ______

                                         1-3 years  ______   Over 4 years_____

E. Number of Basic rent qualified applicants on waiting list:  ________

F. If the apartments are less than 90% occupied, please explain why and describe what efforts are being made to lease-up remaining units.

 ___________________________________________________________________________

G. On site manager:   Full Time__________  Part Time____________.

   If part-time, the number of hours per week_____________.

                             OPERATIONAL INFORMATION

                Rent Schedule and Increases from Previous Quarter


                       Number     Monthly Rent         Rent Increases  Effective
                       of Units   Basic / Market    Amount    Percent    Date


1 Bedroom              ________   ______________    _________________  ________

2 Bedroom              ________   ______________    _________________  ________

3 Bedroom              ________   ______________    _________________  ________


                              PROPOSED MAINTENANCE


                                       Completed        Funded by
   Type                Description        or            Operations or    Amount
                                        Planned         Reserves
------------------------------------------------------------------------------
Interior Painting
------------------------------------------------------------------------------
Exterior Painting
------------------------------------------------------------------------------
Siding
------------------------------------------------------------------------------
Roofing
------------------------------------------------------------------------------
Drainage
------------------------------------------------------------------------------
Paving
------------------------------------------------------------------------------
Landscaping
------------------------------------------------------------------------------
Playground
------------------------------------------------------------------------------
Community Room
------------------------------------------------------------------------------
Laundry Room
------------------------------------------------------------------------------
Common Areas
------------------------------------------------------------------------------
Carpet
------------------------------------------------------------------------------
Appliances
------------------------------------------------------------------------------
Lighting
------------------------------------------------------------------------------
Other
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Please describe in detail any major repairs:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                              CONDITION OF PROPERTY

THE OVERALL APPEARANCE OF THE BUILDING(S) IS:

Excellent                  Good                     Fair                Bad


THE OVERALL APPEARANCE OF THE GROUNDS IS:

Excellent                  Good                     Fair                 Bad


EXTERIOR CONDITION (Please Check Appropriate Box)
------------------------------------------------------------------------------
Type of Condition        Excellent       Good          Fair    Problems/Comments
------------------------------------------------------------------------------
Signage
-------------------------------------------------------------------------------
Parking Lots
-------------------------------------------------------------------------------
Office/Storage
-------------------------------------------------------------------------------
Equipment
-------------------------------------------------------------------------------
Community Building
-------------------------------------------------------------------------------
Laundry Room
-------------------------------------------------------------------------------
Benches/Playground
-------------------------------------------------------------------------------
Lawns, Plantings
-------------------------------------------------------------------------------
Drainage, Erosion
-------------------------------------------------------------------------------
Carports
-------------------------------------------------------------------------------
Fences
-------------------------------------------------------------------------------
Walks/Steps/Guardrails
-------------------------------------------------------------------------------
Lighting
-------------------------------------------------------------------------------
Painting
-------------------------------------------------------------------------------
Walls/Foundation
-------------------------------------------------------------------------------
Roof/Flashing/Vents
-------------------------------------------------------------------------------
Gutters/Splashblocks
-------------------------------------------------------------------------------
Balconies/Patios
-------------------------------------------------------------------------------
Doors Windows/Screens
-------------------------------------------------------------------------------
Elevators
-------------------------------------------------------------------------------


INTERIOR CONDITION
-------------------------------------------------------------------------------
Stairs
-------------------------------------------------------------------------------
Flooring
-------------------------------------------------------------------------------
Doors/Cabinets/Hardware
-------------------------------------------------------------------------------
Drapes/Blinds
-------------------------------------------------------------------------------
Interior Painting
-------------------------------------------------------------------------------
Refrig/Stoves/Sinks
-------------------------------------------------------------------------------
Bathroom/Tubs/Showers
    Toilets
-------------------------------------------------------------------------------

                                FINANCIAL STATUS

A. Replacement Reserve is: Fully-funded Under-funded Amount (complete attached schedule)
       Tax/Insurance Escrow is: Fully-funded Under-funded Amount (complete attached schedule)
       Property is operating at a:    Surplus       Deficit         Amount

       If deficit, General Partner funding?        Yes        No      Amount

       Mortgage Payments are:   On Schedule        Delinquent        Amount

       Are the taxes current?          Yes                                No
       (please provide copy of paid tax bill)
       Is the insurance current?       Yes             No          Renewal Date
       (please provide copy of yearly renewal)
B.     Please note and explain any significant changes in the following:


       Administrative Expense   Increase        Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Repairs/Maintenance Expense      Increase    Decrease         Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Utility Expense        Increase          Decrease             Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Taxes/Insurance Expense    Increase       Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------


C.     Do you anticipate making a return to owner distribution?   Yes      No


       Explanation:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

D.     Please explain in detail any change in the financial condition:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
E.     Any insurance claims files?  Yes______   No______
       If yes, please explain:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

                              SCHEDULE OF RESERVES

                            Replacement    Tax & Insurance    Other      Total

Beginning Balance:

Deposits:

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

Total Deposits
                          -----------       ----------       -------    -------
Authorized Disbursements:
       Description:

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

Total Disbursements:     -----------        ----------       --------    ------

Ending Balance: (1)      -----------        ----------       --------    ------

Required Balance:        -----------        ----------       --------    ------

Over/under funding:      -----------        ----------       --------    ------

(1) Must agree with amount shown on the balance sheet.



Prepared By:                                                Date:
-------------------------------------------------------------------------------
Firm:                                                       Telephone:
-------------------------------------------------------------------------------

Reminder: Please include the following documents:

              1. Completed Report of Operations
              2. Balance Sheet
              3. Statement of Income & Expenses
              4. Rent roll for quarter ending
              5. Tax Credit Compliance Report

                          INITIAL TENANT CERTIFICATIONS
                                 PARTNERSHIP NAME

Fund:          Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
Property Name: [ ] 20/50 or [  ] 40/60 Election
Address:       Does the 51% average apply? [  ] Y [  ] N
               Deeper Set-Aside __% @ 50% AMI

County:
                               Management Company
[ ] Multi-Family                                    Contact Person:
[ ] Elderly

  24 Number of Units                                Phone #

     Number of Exempt
     Units
LIHTC Project#

-----------------------------------------------------------------------------
                                                                Gross   Move-In
Unit  First Time   Move-In  No. of                      No. in Income   Income
No.   Tenant Name  Date     Bdrms  Sq. Ft.   Set-Aside  Unit   Move-In  Limits
-------------------------------------------------------------------------------
      BIN #        Certificate of Occupancy Date:
-----------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     BIN #          Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     BIN #           Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

Tenant                                                            Tenant
Income       Income         Asset      Unit   Rent      Tenant    Utility
Qualified Verification  Verification   Rent   Subsidy   Payment   Allowance

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

     Tenant                   Tenant            Overall
Gross     Maximum             Rent              Tenant
Rent      Rent                Qualified         Eligible

-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME


Quarter Ending: Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
                [  ] 20/50 or [  ] 40/60 Election
                Does the 51% average apply? [  ] Y [  ] N
                Deeper Set-Aside : ( List Details)



County:    Allocation:                                 Management Company:

           Pre-1990 (Rent based on number of persons)  Contact Person:
           Elected to change No. Bedrm
           Post-1989 (Based on number of Bedroom)

[  ] Multi-Family  [  ] Elderly                         Phone No.

      Number of Units
      Number of Exempt Units                            Fax No.
                                                        Prepared by:

LIHTC Project#
-----------------------------------------------------------------------------
                                                          Gross    Annual
Unit   Tenant    Move-In   No. Of   Inc.   Set-  No. In   Annual   Income
No.    Name      Date      Bdrms    Pct.  Aside  Unit     Income   Limits
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME
(CONTINUED)


Annual  Tenant                                   Less
Recert.  Income      Income     Assets   Unit    Rent     Tenant
Date   Qualified   Verified   Verified   Rent  Subsidy   Payment

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

        Tenant              Tenant     Overall
Utility   Gross   Maximum    Rent       Tenat
Allow.    Rent    Rent    Qualified    Eligible

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       Tenant Tax Credit Compliance Audit
                         Document Transmittal Checklist

Unit Number          Property Name                                   Date


Tenant Name                                               Completed By:


Initial  _________        Annual________
  Check Box for Type of Certification         Management Company
                                                 This Section For WNC Use Only
Check Documents Being Sent
                                                          Received.  Reviewed
___Internal Checklist or worksheet
___Initial - Rental Application/Rental Agreement
___Initial - Questionnaire of Income/Assets
___Recertification   -  Questionnaire  of  Income/Assets
___Recertification  -   Addendum  to  Lease
___Employment Verification
___Employment Termination Verification
___Military  Verification
___Verification  of  Welfare  Benefits
___Verification of Social Security Benefits
___Verification   of   Disability    Benefits
___Unemployment    Verification
___Verification   of   Unemployment   Compensation
___Verification   Worksmen Compensation
___Retirement/Annuities  Verification
___Verification of Veterans Pension
___Verification  of Child Support
___Verification  of Alimony  Support
___Disposed  of  Assets  Last  2 yrs.
___Real  Estate
___Investment
___Assets Verifications  (savings,  stocks etc.)
___Trusts/with Current Tax Return
___Lump Sum Settlements
___Notarized Affidavit of Support
___Certification of Handicap
___Notarized  Self-Employed-Tax  Return
___Notarized  statement  of  no  income
___Tenant Certification
------------------------------------------------------------------------------
                                   This Section For WNC Use Only

         YES  NO
                     Are all required forms completed?
                     Are all required forms dated?
                     Did the Manager and Tenant sign all documents?
                     Third party verification of income completed?
                     Third party verification of assets completed?
                     Are verifications completed for all members 18 yrs. and over?
                     Did all the members of the household 18 yrs. and over sign all documents?
                     Is lease completed with a minimum of six months/ SRO monthly?
                     Addendum completed?
                     Tenant Certification completed?
                     Are all members of the household full-time students?
                     Is utility allowance correct?
                     Is correct income limit being used?
                     Is correct rent limit being used?

                       For tenants with no income

                     Was notarized statement of no income obtained with tax return?
                     or Were all sources verified (AFDC, Unemployment,
                        Soc. Sec., Disability)?

                        TAX CREDIT COMPLIANCE MONITORING:
                              ANNUAL CERTIFICATION


         As General Partner of ASHFORD PLACE, A LIMITED PARTNERSHIP, I hereby certify as to the following:

     1. ASHFORD PLACE, A LIMITED PARTNERSHIP owns a one hundred (100) unit project ("Project") in Shawnee, Pottawatomie County, Oklahoma.

     2. An annual income certification (including supporting documentation) has been received from each tenant. The income certification reflects that the tenant's income meets the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Internal Revenue Code ("Code").

     3. The Project satisfies the requirements of the applicable minimum set aside test as defined in Section 42(g)(1) of the Code.

     4. Each unit within the Project is rent restricted as defined in Section 42(g)(2)of the Code.

     5. Each unit in the Project is available for use by the general public and not for use on a transient basis.

     6. Each building in the Project is suitable for occupancy in accordance with local health, safety, and building codes.

     7. During the preceding calendar year, there had been no change in the eligible basis, as defined in Section 42(d)of the Code, of any building within the Project.

     8. All common area facilities included in the eligible basis of the Apartment Complex are provided to the tenants on a comparable basis without a separate fee to any tenant in the Project.

     9. During the preceding calendar year when a unit in the Project became vacant reasonable attempts were made to rent that unit to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code and while that unit was vacant no units of comparable or smaller size were rented to tenants whose income did not meet the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

     10. If the income of a tenant in a unit increased above the limit allowed in Section 42 (g)(2)(D)(ii), then the next available unit of comparable or smaller size was rented to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

IN VERIFICATION OF THE FOREGOING ENCLOSED HEREWITH IS A COPY OF THE ANNUAL INCOME CERTIFICATION RECEIVED FROM EACH TENANT IN THE PROJECT. UPON REQUEST I WILL PROVIDE COPIES OF ALL DOCUMENTATION RECEIVED FROM THE TENANT TO SUPPORT THAT CERTIFICATION.

         I declare under penalty of perjury under the law of the State of Oklahoma that the foregoing is true and correct.

         Executed this     day of            at              ,                .

                                     Calculation of Debt Service Coverage


                                          Month 1       Month 2        Month 3
                                      ------------  ------------   ------------

                INCOME

 Gross Potential Rent
 Other Income
 Vacancy      Loss
                                      ------------  ------------   ------------
 Adjusted Gross Income
                                      ------------  ------------   ------------

                       OPERATING EXPENSES

 Utilities
 Maintenance
 Management Fee
 Administration
 Insurance
 Real Estate Taxes
 Other Expenses
                                      ------------  ------------   ------------
 Total Operating Expenses
                                      ------------  ------------   ------------

 Net Operating Income (1)
 Accrual adjustments for:
                          R/E Taxes
                          Insurance
                          Tax/ Accounting
                          Other
             Replacement Reserves

                                      ============  ============   ============
             Income for DSC Calculation
                                      ============  ============   ============

                                      ------------  ------------   ------------
             Stabilized Debt Service
                                      ------------  ------------   ------------

                                      ------------  ------------   ------------
             Debt Service Coverage (2)
                                      ------------  ------------   ------------


  (1) This number should reconcile easily with the monthly financial statements

  (2) The ratio between the Income for DSC calculation and Stabilized Debt Service. As example, a 1.15 DSC means that for every $1.00 of Stabilized Debt Service required to be paid there must be $1.15 of Net Operating Income available.

                            DEVELOPMENT FEE AGREEMENT


         This DEVELOPMENT FEE AGREEMENT ("Agreement"), is entered into as of the date written below by and between E. Allen Cowen, II ("Developer") and ASHFORD PLACE, A LIMITED PARTNERSHIP, a Oklahoma limited partnership ("Owner"). Developer and Owner collectively may be referred to as the "Parties" or individually may be referred to as a "Party".

                                    RECITALS

     A. Owner has acquired the real property located in Shawnee, Pottawatomie County, Oklahoma, as more particularly described in Exhibit A attached hereto and incorporated herein (the "Real Property").

     B. Owner intends to develop on the Real Property a one hundred (100) unit low-income rental housing complex and other related improvements, which is intended to qualify for federal low-income housing tax credits (the "Project").

     C. Prior to the date of this Agreement Developer has performed substantial development services with respect to the Project as specified in Section 2.3 of this Agreement. Developer has also agreed to oversee the development of the Project until all construction work is completed and to provide certain services relating thereto. The Parties recognize and acknowledge that the Developer is, and has been, an independent contractor in all services rendered to, and to be rendered to, the Owner pursuant to this Development Fee Agreement.

     D. Owner desires to commit its existing development agreement with Developer into writing through this Development Fee Agreement for Developer's services to manager, oversee, and complete development of the Project. Developer desires to commit its existing development agreement with Owner into writing through this Development Fee Agreement and Developer is willing to assign all development rights to the Project to Owner, to undertake performance of such development services, and to fulfill all obligations of the Developer set forth in this Agreement, in consideration of Owner's restated promise to pay to Developer the fee specified in this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and undertakings in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Developer agree as follows.

                                    SECTION I
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall, when capitalized, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Construction Documents" means the contract documents between the Owner and the Construction Lender pertaining to construction of the Project.

         "Construction Lender" means Bank One, which has committed to make a loan to finance construction of the Project.

         "Construction Loan" means the loan to finance construction of the Project, made to Owner by the Construction Lender.

         "Contractor" means E. Allen Cowen Ventures.

         "Department" means the Oklahoma agency responsible for the reservation and allocation of Tax Credits.

         "Development Fee" means the fee for development  services  described in
Section 2 of this Agreement.

          "Permanent Loan Funding Date" means the date on which the loan between Owner and Greystone & Co. is closed and funded; all construction costs are paid in full and the Construction Loan repaid in full; and the issuance of a certificate of occupancy by the governmental agency having jurisdiction over the Project.

          "Tax  Credits"  means the  low-income  housing tax credits  found in
Section 42 of the Code, and all rules, regulations, rulings, notices and other promulgations thereunder.


                                    SECTION 2
                     ENGAGEMENT OF DEVELOPER; FEE; SERVICES

         2.1 Engagement; Term. Owner hereby confirms the engagement of Developer to act as developer of the Project, and to perform the various covenants and obligations of the Developer under this Agreement. Developer hereby confirms and accepts such engagement, and agrees to perform fully and timely each and every one of its obligations under this Agreement. The term of such engagement shall commence on the date hereof and subject to the pre-payment provisions of Section 3 shall expire on December 31, 2009.

         2.2 Development Fee. In consideration of Developer's prior activities and agreement to provide development services during the term of this Agreement and the assignment of all development rights for the Project, Owner agrees to pay the Developer a Development Fee in the amount of $591,714. The Development

Fee shall be payable in accordance with Section 3 of this Agreement. In the event the Development Fee is not paid in full upon the Permanent Loan Funding Date then any unpaid Development Fee will accrue interest at a rate equal to the five-year Treasury money rate in effect as of the Permanent Loan Funding Date.

         2.3      Development Services.

                  (a) Prior Services. Owner acknowledges that Developer has, prior to the date hereof, performed substantial development services relating to the Project. Such services(the "Prior Services") have included the following:

                           (1)     Services Rendered Prior to December 31, 1996.

                                    (A)  Developer has located,  negotiated  and
closed on the purchase of the Real Property.

                                    (B)  Developer has made an  application  for
Tax Credits to the Department.

                                    (C)  Developer has negotiated, conferred and
worked with the Department to obtain a reservation of Tax Credits for the Owner on the Project.

                                   (D)  Developer has negotiated, conferred and
worked with the Department to obtain an allocation of Tax Credits for the Owner on the Project.

                                    (E) Developer has negotiated and conferred
with the environmental engineer to provide a full environmental evaluation of the Real Property.

                                    (F) Developer has  negotiated  and conferred
with a market analyst to provide a full market feasibility study of the Project.

                                    (G) Developer has negotiated, conferred and
caused the Owner to execute an architectural contract for the planning and design of the Project.

                           (2)      Other Prior Services.

                                    (A)  Developer  has  created,   refined  and
analyzed the financial projections for the Project.

                                    (B)  Developer has negotiated,  conferred,
and worked with the Project architects, engineers and Contractor with regard to preparation, refinement, and finalization of the plans and specifications for the Project, and projected construction schedules and costs.

                                    (C)  Developer has applied for zoning
approvals, land use approvals and development permits necessary for the Project, and has conferred and worked with the City of Shawnee planning and building agencies with regard to such approvals and permits.

                                    (D) Developer has  negotiated  and conferred
with the Construction Lender to obtain the Construction Loan.

                                    (E) Developer has  negotiated  and conferred
with  an  insurance   carrier  to  provide  a  builder's   risk  policy   during
construction.

     (b) Future Services. Developer hereby agrees to perform the following development services for and as an agent of Owner:

     (1) Construction and Development Matters. Developer shall oversee construction of the Project on Owner's behalf, as provided in this Section 2.3(b)(1). Owner shall allow Developer full access to the Project during the construction period. Developer and Developer's agents shall perform their work in a manner that minimizes interference with the management and operation of the Project.

     (A) Developer shall exert its best efforts to ensure that the Contractor performs its obligations under the Construction Documents in a diligent and timely manner.

     (B) Developer shall participate in and provide assistance with regard to pre-construction conferences and pre-construction documents, including drawings, specifications, contracts, and schedules.

     (C)   Developer   shall  review  all   Construction   Documents,   identify
construction issues and participate in the resolution of such issues.

     (D) Developer shall attend construction progress meetings at the Project site to monitor construction progress and advise Owner and the Contractor with respect to the resolution of construction issues.

     (E) Developer shall review the Contractor's monthly pay applications.

     (F) Developer shall monitor the Contractor's progress with respect to the approved Project schedule and keep the Owner informed of all pertinent Project issues and construction progress.

     (G) Developer shall advise Owner with respect to relations with engineers, architects, and other construction professionals.

     (H) Developer shall be available for immediate response in critical situations arising during the construction of the Project.

     (I) Developer shall coordinate relations with the City of Shawnee and other governmental authorities having jurisdiction over development of the Project.

     (2) Tax Credit Matters. From the date hereof through the completion of construction of the Project, the Developer shall provide the following services to owner with regard to the Tax Credits which services do not constitute the rendering of legal or tax advice:

     (A) Developer shall consult with and advise Owner concerning construction issues that could affect the amount of Tax Credits for which the Project is eligible.

     (B)  Developer  shall  consult  with and advise  Owner with  respect to the
requirements  of  the  Department  as  they  relate  to  the   construction  and
development of the Project.

     (C) Developer shall monitor construction progress with respect to the Project schedule agreed to with the Department, if any.

     (D) Developer shall coordinate and participate in any conferences with the Department relating to the Project and construction matters.

     (c) Assignment of Development Rights. Developer hereby assigns to Owner all rights to the development of the Project, including but not limited to, all tangible and intangible rights arising with respect to the name ASHFORD PLACE, A LIMITED PARTNERSHIP, the design of the Project, the plans and specifications for the Project and all rights arising under the agreements with Project architects, engineers and other Project design and construction professionals.

                                    SECTION 3
                            DEVELOPMENT FEE PAYMENTS

         3.1 Services Rendered Prior to December 31, 1996. The Parties acknowledge and agree that Developer has earned the sum of $_____ for services rendered prior to December 31, 1996, that said amount is reasonable in relation to the work performed, is fully earned as of that date and said amount shall be paid in any event notwithstanding the termination of this Agreement. The Parties further acknowledge and agree that the Owner has accrued the Development Fee of $_____, under its method of accounting, and has reported the Development Fee expense on its 1996 income tax return.

         3.2 Payment of Development Fee. To the extent not previously paid, for Development services performed and to be performed under this Agreement, the Owner shall pay the Developer the Development Fee on the Permanent Loan Funding Date. If the Development Fee is not paid in full upon the Permanent Loan Funding Date then the Development Fee shall be paid from available Cash Flow From
Operations in accordance with the terms of Section 11.1 of the Amended and Restated Agreement of Limited Partnership for ASHFORD PLACE, A LIMITED
PARTNERSHIP, a Oklahoma limited partnership (said agreement is incorporated herein by this reference) but in no event later than December 31, 2009.

                                    SECTION 4
                                   TERMINATION

         Neither Party to this Agreement shall have the right to terminate this Agreement prior to the expiration of the term without cause. Owner may terminate this Agreement without further liability, for cause, which shall mean any one of the following:

                  (a) A material breach by Developer of its obligations under this Agreement that is not cured within thirty (30) days after notice thereof (or, as to any non-monetary obligations that is not reasonably capable of cure within 30 days, and provided that cure is commenced within 10 days of notice and diligently pursued thereafter to completion, within such time as may reasonably be necessary to complete such cure);

                  (b) A fraudulent or intentionally incorrect report by Developer to Owner with respect to the Project; or

                  (c)  Any  intentional   misconduct  or  gross   negligence  by
Developer with respect to its duties under this Contract.

                  Upon proper termination of this Agreement by Owner pursuant to this Section 4, all rights of Developer to receive unearned Development Fees pursuant to this Agreement with respect to services not yet performed shall terminate. Developer shall receive the full Development Fee for Prior Services and shall receive a portion of the Development Fee for Future Services based on the percentage of completion of construction of the Project at the time of termination. Nothing in this Section 4 shall be deemed to prevent Owner from bringing an action against Developer to recover fully all damages resulting from any of the causes set forth in paragraphs (a), (b) or (c) above, or to prevent Owner from contending in any action or proceeding that the Future Services were not earned by Developer.

                                    SECTION 5
                               GENERAL PROVISIONS

         5.1 Notices. Notices required or permitted to be given under this Agreement shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, to the Parties at the following addresses, or such other address as is designated in writing by the Party, the date of registry thereof, or the date of certification receipt therefor being deemed the date of such notice; provided, however, that any written communication containing such information sent to a Party actually received by a Party shall constitute notice for all purposes of this Agreement.

If to Developer:                          E. Allen Cowen, II
                                          2910 Pine Ridge Road
                                          Oklahoma City, Oklahoma  73120

If to Owner:                              ASHFORD PLACE, A LIMITED PARTNERSHIP
                                          2910 Pine Ridge Road
                                          Oklahoma City, Oklahoma  73120


         5.2  Interpretation.

                  (a) Headings. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

                  (b) Relationship of the Parties. Neither Party hereto shall be deemed an agent, partner, joint venturer, or related entity of the other by reason of this Agreement and as such neither Party may enter into contracts or agreements which bind the other Party.

                  (c) Governing Law. The Parties intend that this Agreement shall be governed by and construed in accordance with the laws of the state of Oklahoma applicable to contracts made and wholly performed within Oklahoma by persons domiciled in Oklahoma.

                  (d) Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

         5.3 Integration; Amendment. This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter hereof. This Agreement may not be amended except in writing.

         5.4 Attorney' Fees. If any suit or action arising out of or related to this Agreement is brought by any Party to any such document, the prevailing Party shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such Party in such suit or action, including without limitation to any post-trial or appellate proceeding.

     5.5 Binding Effect. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors, heirs, and permitted assigns.

         5.6 Assignment. Neither Party may assign this Agreement without the consent of the other Party. No assignment shall relieve any Party of liability under this Agreement unless agreed in writing to the contrary.

         5.7  Third-Party  Beneficiary  Rights.  No  person  not a Party to this
Agreement is an intended beneficiary of this Agreement, and no person not a Party to this Agreement shall have any right to enforce any term of this Agreement.

         5.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

         5.9 Further Assurances. Each Party agrees, at the request of the other Party, at any time and from time to time after the date hereof, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers or rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

         5.10 Mandatory Arbitration. Any person enforcing this Agreement may require that all disputes, claims, counterclaims, and defenses ("Claims") relating in any way to this Agreement or any transaction of which this Agreement is a part (the "Transaction"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All claims will be subject to the statutes of limitation applicable if they were litigated.

         If arbitration occurs, one neutral arbitrator will decide all issues unless either Party's Claim is $100,000.00 or more, in which case three neutral arbitrators will decide all issues. All arbitrators will be active Oklahoma State Bar members in good standing. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

         If either Party institutes any judicial proceeding relating to the Transaction, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, both Parties have the right before, during, and after any arbitration to exercise any of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or non-judicial foreclosure against real or personal property collateral, (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery, and replevin.

         This arbitration clause cannot be modified or waived by either Party except in a writing that refers to this arbitration clause and is signed by both Parties.

         IN WITNESS WHEREOF, the Parties have caused this Development Fee Agreement to be executed as of December 31, 1996.

DEVELOPER:

                                        By:      ______________________________
                                                     E. Allen Cowen, II

OWNER:                              ASHFORD PLACE, A LIMITED PARTNERSHIP

                                          THE COWEN GROUP, L.L.C., AN OKLAHOMA
                                          LIMITED LIABILITY COMPANY,

                                          General Partner

                                          By:   _______________________________
                                                     E. Allen Cowen, II
                                                     General Manager

                                    EXHIBIT A


A tract of land in the Southwest Quarter of Section 2, Township 10 North, Range 3 East of the Indian Meridian, Pottawatomie County, Oklahoma, described as beginning at a point 1108.8' North of the SW/C of said SW/4; thence West 550' to the point of beginning containing 11 acres more or less.

                               GUARANTY AGREEMENT


         FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreement of E. Allen Cowen, II, (the "Developer") to permit deferral of the $591,714 due from ASHFORD PLACE, A LIMITED PARTNERSHIP a Oklahoma limited partnership ("Debtor") to the Developer, the undersigned Guarantor(s), hereby unconditionally guaranty the full and prompt payment when due, whether by acceleration or otherwise of that certain Developer Fee from Debtor to the Developer, evidenced by the Development Fee Agreement dated the even date herewith, and incorporated herein by this reference. The foregoing described debt is referred to hereinafter as the "Liabilities" or "Liability."

         The undersigned further agree to pay all expenses paid or incurred by the Developer in endeavoring to collect the Liabilities, or any part thereof, and in enforcing the Liabilities or this Guaranty Agreement (including reasonable attorneys' fees if collected or enforced by law or through an attorney-at-law). The undersigned hereby represent and warrant that the extension of credit or other financial accommodations by the Developer to Debtor will be to the interest and advantage of the undersigned, and acknowledge that this Guaranty Agreement is a substantial inducement to the Developer to extend credit to Debtor and that the Developer would not otherwise extend credit to Debtor.

         The Developer may, from time to time, without notice to or consent of the undersigned, (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for any period (whether or not longer than the original period) or alter any of the Liabilities, (d) release or compromise any Liability of the undersigned hereunder or any Liability of any other party or parties primarily or secondarily liable on any of the Liabilities, (e) release, compromise or subordinate its title or security interest, or any part thereof, if any, in all or any property now or hereafter securing any of the Liabilities or any obligation hereunder, and permit any substitution or exchange for any such property, and (f) resort to the undersigned for payment of any of the Liabilities, whether or not the Developer shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have preceded against any other party primarily or secondarily liable on any of the Liabilities.

         The undersigned hereby expressly waive: (a) notice of the existence or creation of all or any of the Liabilities, (b) notice of any amendment or modification of any of the instruments or documents evidencing or securing the Liabilities, (c) presentment, demand, notice of dishonor and protest, (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for any of the foregoing, and (e) the right to require the Developer to proceed against Debtor on any of the Liabilities.

         In the event any payment of Debtor to the Developer is held to constitute a preference under the bankruptcy laws, or if for any other reason the Developer is required to refund such payment or pay the amount thereof to any other party, such payment by Debtor to the Developer shall not constitute a release of Guarantor from any Liability hereunder, but Guarantor agrees to pay such amount to the Developer upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

         No delay or failure on the part of the Developer in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Developer of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy. No action of the Developer permitted hereunder shall in any way impair or affect this Guaranty Agreement. For the purpose of this Guaranty Agreement, the Liabilities of Debtor to the Developer are guaranteed notwithstanding any right or power of Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall impair or affect the obligations of the undersigned hereunder.

         This Guaranty Agreement shall be binding upon the undersigned, and upon the legal representatives, heirs, successors and assigns of the undersigned.

         This Guaranty Agreement has been made and delivered in the state of Oklahoma and shall be construed and governed under Oklahoma law.

         Whenever possible, each provision of the Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.

         Whenever the singular or plural number, masculine or feminine or neuter is used herein, it shall equally include the other where applicable. In the event this Guaranty Agreement is executed by more than one guarantor, this Guaranty Agreement and the obligations hereunder are the joint and several obligation of the undersigned.

         Guarantor consents to the jurisdiction of the courts in the State of Oklahoma and/or to the jurisdiction and venue of any United States District Court in the State of Oklahoma having jurisdiction over any action or judicial proceeding brought to enforce, construe or interpret this Guaranty. Guarantor agrees to stipulate in any such proceeding that this Guaranty is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Oklahoma, even if it was, in fact, executed and delivered elsewhere.

         IN WITNESS WHEREOF, the undersigned have hereunto caused this Guaranty Agreement to be executed as of December 31, 1996.

Signed, sealed and delivered                                  GUARANTOR:
in the presence of:

----------------------------
Witness
                                                     ------------------------
____________________________                         E. Allen Cowen, II
Notary Public
My Commission Expires:


                                                     Address for Guarantor:
----------------------------
                                                     2910 Pine Ridge Road
                                                     Oklahoma City, OK  73120
         (NOTARY SEAL)

                              AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                             LAMAR PLAZA APTS., L.P.

                                TABLE OF CONTENTS
                                                                          Page

I.       DEFINITIONS .........................................              1

         1.1      "Accountant" ...................................          1
         1.2      "Act" ..........................................          2
         1.3      "Actual Tax Credit".............................          2
         1.4      "Adjusted Capital Account Deficit" .............          2
         1.5      "Affiliate" ....................................          2
         1.6      "Agreement" or "Partnership Agreement"..........          2
         1.7      "Assignee" .....................................          2
         1.8      "Bankruptcy" or "Bankrupt"......................          2
         1.9      "Capital Account" ..............................          3
         1.10     "Capital Contribution" .........................          3
         1.11     "Cash Flow From Operations" ....................          3
         1.12     "Code" .........................................          3
         1.13     "Completion of Construction"....................          4
         1.14     "Compliance Period".............................          4
         1.15     "Consent of the Special Limited Partner"........          4
         1.16     "Construction Contract".........................          4
         1.17     "Construction Loan" ............................          4
         1.18     "Contractor" ...................................          4
         1.19     "Debt Service Coverage".........................          4
         1.20     "Deferred Management Fee".......................          5
         1.21     "Developer".....................................          5
         1.22     "Development Fee" ..............................          5
         1.23     "Distributions" ................................          5
         1.24     "Fair Market Value" ............................          5
         1.25     "First Year Certificate" .......................          6
         1.26     "General Partner" ..............................          6
         1.27     "Gross Asset Value" ............................          6
         1.28     "Hazardous Substance"...........................          7
         1.29     "Improvements"..................................          7
         1.30     "Incentive Management Fee"......................          7
         1.31     "Income and Losses".............................          7
         1.32     "Insurance" ....................................          8
         1.33     "Insurance Company" ............................          8
         1.34     "Interest" .....................................          9
         1.35     "Involuntary Withdrawal"........................          9
         1.36     "LIHTC".........................................          9
         1.37     "Limited Partner"...............................          9
         1.38     "Management Agent"..............................          9
         1.39     "Management Agreement"..........................          9
         1.40     "MHDC"..........................................          9
         1.41     "Minimum Set-Aside Test"........................          9
         1.42     "Missouri Tax Credits"..........................          9
         1.43     "Mortgage" or "Mortgage Loan"...................          9
         1.44     "Mortgage Note".................................          10
         1.45     "Nonrecourse Deductions"........................          10

         1.46     "Nonrecourse Liability".........................          10
         1.47     "Operating Deficit" ............................          10
         1.48     "Operating Deficit Guarantee Period"............          10
         1.49     "Operating Loans"...............................          10
         1.50     "Original Limited Partner" .....................          10
         1.51     "Partner" ......................................          10
         1.52     "Partner Nonrecourse Debt" .....................          10
         1.53     "Partner Nonrecourse Debt Minimum Gain" ........          10
         1.54     "Partner Nonrecourse Deductions" ...............          11
         1.55     "Partnership" ..................................          11
         1.56     "Partnership Minimum Gain" .....................          11
         1.57     "Permanent Mortgage Commencement" ..............          11
         1.58     "Person" .......................................          11
         1.59     "Project" ......................................          11
         1.60     "Project Documents" ............................          11
         1.61     "Projected Annual Tax Credits" .................          11
         1.62     "Projected Tax Credits" ........................          11
         1.63     "Qualified Tenants" ............................          12
         1.64     "Rent Restriction Test" ........................          12
         1.65     "Reporting Fee".................................          12
         1.66     "Revised Projected Tax Credits".................          12
         1.67     "Sale or Refinancing"...........................          12
         1.68     "Sale or Refinancing Proceeds" .................          12
         1.69     "Special Limited Partner".......................          12
         1.70     "State" ........................................          12
         1.71     "State Tax Credit Agency" ......................          12
         1.72     "Substitute Limited Partner" ...................          12
         1.73     "Tax Credit" ...................................          12
         1.74     "Tax Credit Conditions".........................          13
         1.75     "TRA 1986" .....................................          13
         1.76     "Treasury Regulations" .........................          13
         1.77     "Withdrawing" or "Withdrawal"...................          13

II.      NAME ................................................              13

III.     PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE ........              13

         3.1      Principal Executive Office .....................          13
         3.2      Agent for Service of Process ...................          13

IV.      PURPOSE .............................................              14

V.       TERM ................................................              14

VI.      GENERAL PARTNER'S CONTRIBUTIONS AND LOANS............              14

         6.1      Capital Contribution of General Partner.........          14
         6.2      Construction and Operating Obligations;
                    General Partner Loans.........................          14
         6.3      Other General Partner Loans.....................          15

VII.     CAPITAL CONTRIBUTIONS OF LIMITED PARTNER.............              16

         7.1      Original Limited Partner........................          16

         7.2      Capital Contribution of Limited Partner.........          16
         7.3      Repurchase of Limited Partner's Interest........          18
         7.4      Reduction of Limited Partner's
                    Capital Contribution..........................          18
         7.5      Capital Contribution of Special Limited Partner.          20
         7.6      Return of Capital Contribution..................          20
         7.7      Liability of Limited Partner and Special
                  Limited Partner.................................          20

VIII. WORKING CAPITAL AND RESERVES .......................                  21

         8.1      Operation and Maintenance Reserve and
                  Replacement Reserve Account.....................          21
         8.2      Other Reserves..................................          21
         8.3      Working Capital Reserve.........................          21
         8.4      Operating Deficit Account.......................          21

IX.      MANAGEMENT AND CONTROL ..............................              21

         9.1      Power and Authority of General Partner .........          21
         9.2      Payments to the General Partners and Others ....          22
         9.3      Specific Powers of the General Partner .........          24
         9.4      Authority Requirements..........................          25
         9.5      Limitations on General Partner's
                    Power and Authority ..........................          26
         9.6      Restrictions on Authority of General Partner....          27
         9.7      Duties of General Partner ......................          27
         9.8      Partnership Expenses ...........................          29
         9.9      General Partner Expenses .......................          30
         9.10     Other Business of Partners .....................          30
         9.11     Covenants, Representations and Warranties.......          30

X.       ALLOCATIONS OF INCOME, LOSSES AND CREDITS ...........              34

         10.1     General ........................................          34
         10.2     Allocations From Sale or Refinancing............          34
         10.3     Special Allocations.............................          36
         10.4     Curative Allocations............................          38
         10.5     Other Allocation Rules..........................          39
         10.6     Tax Allocations:  Code Section 704(c)...........          40
         10.7     Allocation Among Limited Partners...............          41
         10.8     Allocation Among General Partners ..............          41
         10.9     Modification of Allocations ....................          41

XI.      DISTRIBUTION ........................................              41

         11.1     Distribution of Cash Flow From Operations ......          41
         11.2     Distribution of Sale or Refinancing Proceeds....          42

XII.     TRANSFERS OF LIMITED PARTNER'S INTEREST
         IN THE PARTNERSHIP...................................              43

         12.1     Assignment of Limited Partner's Interest .......          43
         12.2     Effective Date of Transfer .....................          43

         12.3     Invalid Assignment .............................          43
         12.4     Assignee's Rights to Allocations
                    and Distributions ............................          44
         12.5     Substitution of Assignee as Limited Partner
                  or Special Limited Partner......................          44
         12.6     Death, Bankruptcy, Incompetency, etc.
                    of a Limited Partner .........................          44

XIII. WITHDRAWAL, REMOVAL AND REPLACEMENT OF GENERAL
      PARTNER ............................................                  45

         13.1     Withdrawal of General Partner ..................          45
         13.2     Removal of General Partner .....................          45
         13.3     Effects of a Withdrawal.........................          47
         13.4     Successor General Partner.......................          48
         13.5     Admission of Additional or Successor
                    General Partner ..............................          49
         13.6     Transfer of Interest ...........................          49
         13.7     No Goodwill Value...............................          49

XIV.     BOOKS AND ACCOUNTS, REPORTS, TAX RETURNS,
         FISCAL YEAR AND BANKING .............................              50

         14.1     Books and Accounts .............................          50
         14.2     Accounting Reports .............................          50
         14.3     Other Reports ..................................          51
         14.4     Late Reports ...................................          53
         14.5     Annual Site Visits..............................          53
         14.6     Tax Returns.....................................          53
         14.7     Fiscal Year ....................................          54
         14.8     Banking ........................................          54
         14.9     Certificates and Elections .....................          54

XV.      DISSOLUTION, WINDING UP, TERMINATION AND
         LIQUIDATION OF THE PARTNERSHIP ......................              54

         15.1     Dissolution of Partnership .....................          54
         15.2     Return of Capital Contribution upon
                    Dissolution ..................................          55
         15.3     Distributions of Assets ........................          55
         15.4     Deferral of Liquidation.........................          56
         15.5     Liquidation Statement ..........................          56
         15.6     Certificates of Dissolution; Certificate of
                    Cancellation of Certificate of Limited
                    Partnership ..................................          57

XVI.     AMENDMENTS ..........................................              57

XVII. THE ORIGINAL LIMITED PARTNER.........................                 57


         17.1 Limited Liability of the Original
                    Limited Partner...............................          58

         17.2 Nonassessability of Original Limited
                    Partner's Interest ...........................          58
         17.3 No Control of Management .......................              58
         17.4 No Withdrawal of Contributions .................              58
         17.5 No Right to Partition ..........................              58
         17.6 Original Limited Partner's Rights ..............              58
         17.7 Bankruptcy, Insolvency, Dissolution or
                    Cessation of Existence of the Original
                    Limited Partner ..............................          58
         17.8 Outside Activities of the Original
                    Limited Partner ..............................          58
         17.9 Assignment of the Original Limited Partner's
                    Partnership Interest .........................          59

XVIII. MISCELLANEOUS ......................................                 61

         18.1     Voting Rights ..................................          61
         18.2     Meeting of Partnership .........................          61
         18.3     Notices ........................................          62
         18.4     Successors and Assigns .........................          62
         18.5     Recording of Certificate of Limited
                  Partnership. ...................................          62
         18.6     Amendment of Certificate of Limited
                  Partnership ....................................          62
         18.7     Counterparts ...................................          63
         18.8     Captions .......................................          63
         18.9     Saving Clause...................................          63
         18.10 Tax Matters Partners...........................              63
         18.11 Expiration of Compliance Period................              64
         18.12 Number and Gender .............................              65
         18.13 Entire Agreement ..............................              65
         18.14 Governing Law .................................              65
         18.15 Attorney's Fees ...............................              65
         18.16 Receipt of Correspondence .....................              65
         18.17 Security Interest and Right of Set-Off ........              65


EXHIBIT A - Legal Description...................... A-1
EXHIBIT B - Form of Legal Opinion.................. B-1  -  B-4
EXHIBIT C - Certification and Agreement............ C-1  -  C-4
EXHIBIT D - General Partner Certification.......... D-1  -  D-5
EXHIBIT E - Form of Completion Certificate......... E-1
EXHIBIT F - Accountant's Certificate............... F-1
EXHIBIT G - Report of Operations................... G-1  -  G-10

DEVELOPMENT FEE AGREEMENT
GUARANTY AGREEMENT

                         AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                             LAMAR PLAZA APTS., L.P.


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is being entered into effective as of the date written below by and between MBL DEVELOPMENT CO. as the general partner (the "General Partner"), WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership as the limited partner (the "Limited Partner"), WNC HOUSING, L.P. as the special limited partner (the "Special Limited Partner") and D. KIM LINGLE as the original limited partner (the "Original Limited Partner").

                                    RECITALS

         WHEREAS, LAMAR PLAZA APTS., L.P. , a Missouri limited partnership (the "Partnership") recorded a certificate of limited partnership with the Missouri Secretary of State on May 9, 1996. A partnership agreement dated May 9, 1996 was entered into by and between the General Partner and the Original Limited Partner.

         WHEREAS, the Partners desire to enter into this Agreement to provide for, among other things, (i) the continuation of the Partnership, (ii) the admission of the Limited Partner and the Special Limited Partner as partners of the Partnership, (iii) the payment of Capital Contributions by the Limited Partner and the Special Limited Partner to the Partnership, (iv) the allocation of Income, Losses, Tax Credits and distributions of Cash Flow From Operations and other cash funds of the Partnership among the Partners (v) the respective rights, obligations and interests of the Partners to each other and to the Partnership, and (vi) certain other matters.

         WHEREAS, the Limited Partner, Special Limited Partner, Original Limited Partner and the General Partner desire hereby to amend and restate the Limited Partnership Agreement of the Partnership dated May 9, 1996.

         NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Partners hereby agree to amend and restate the Agreement of Limited Partnership of LAMAR PLAZA APTS., L.P. in its entirety to provide as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 "Accountant" shall mean Steve Thurmond, or such other firm of independent certified public accountants as may be engaged for the Partnership by the General Partner with the Consent of the Special Limited Partner. Notwithstanding any provision of this Agreement to the contrary, the Special Limited Partner shall have the right to dismiss the Accountants.

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

         Section 1.2 "Act" shall mean the laws of the State governing limited partnerships, as now in effect and as the same may be amended from time to time.

         Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHTC actually allocated by the Partnership to the Limited Partner, representing 98.98% of the LIHTC actually received by the Partnership, as shown on the applicable tax returns of the Partnership.

         Section 1.4 "Adjusted Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal period, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         Section 1.5 "Affiliate" shall mean (a) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (c) any officer, director, trustee, or partner of such other Person; and (d) if such Person is an officer, director, trustee or general partner, any other Person for which such Person acts in any such capacity.

         Section 1.6 "Agreement" or "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refers to this Agreement as a whole, unless the context otherwise requires.

         Section 1.7 "Assignee" shall mean a Person who has acquired all or a portion of the Limited Partner's beneficial interest in the Partnership and has not become a Substitute Limited Partner.

         Section 1.8 "Bankruptcy" or "Bankrupt" shall mean the making of an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding, the commencement of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors, or the appointment of a receiver, liquidator, custodian or trustee and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 90 days; or the entry of an order for relief under Title 11 of the United States Code. A Partner shall be deemed Bankrupt if the Bankruptcy of such Partner shall have occurred and be continuing.

         Section 1.9 "Capital Account" shall mean, with respect to each Partner, the account maintained for such Partner comprised of such Partner's Capital Contribution as increased by allocations to such Partner of Partnership Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Section 10.3 or 10.4 hereof, and decreased by the amount of any Distributions made to such Partner, and allocations to such Partner of Partnership Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to Section 10.3 or
10.4 hereof.

         In the event of any transfer of an interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), as amended or any successor thereto, and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

         Section 1.10 "Capital Contribution" shall mean the total amount of money, or the Gross Asset Value of property contributed to the Partnership, if any, by all the Partners or any class of Partners or any one Partner as the case may be (or by a predecessor-in-interest of such Partner or Partners), reduced by any of such capital which shall have been returned pursuant to Section 7.3 or
7.4 of this Agreement. A loan to the Partnership by a Partner shall not be considered a Capital Contribution.

         Section 1.11 "Cash Flow From Operations" shall mean gross receipts (not including any subsidy for rental income from the General Partner or an Affiliate thereof, prepayments of rent, security deposits and interest thereon, Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings) from Partnership operations, determined on a cash basis, less debt payments, capital expenditures to the extent not paid from borrowings or reserves, amounts set aside as reserves pursuant to Article VIII and operating expenses associated with rental and maintenance of the Project; but excluding deductions for cost recovery of buildings, improvements and personal property, and amortization of any financing fees.

         Section 1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

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

         Section 1.13 "Completion of Construction" shall mean the completion of construction of the Project substantially in accordance with the Project
Documents in order to obtain the required certificates of occupancy (or the local equivalent) for all twenty-eight (28) apartment units as evidenced by the issuance of the certificate of occupancy by the governmental agency having jurisdiction over the Project or by the issuance of the inspecting architect's certification, in a form substantially similar to that attached hereto as Exhibit E. The construction shall be completed in good workmanlike manner, free and clear of all mechanic's, materialmen's or similar liens, and all other expenses and costs, including but not limited to costs of financing, must be paid with respect to the Project through completion.

         Section  1.14  "Compliance  Period"  shall mean the period set forth in
Section 42 (i)(1) of the Code, as amended, or any successor statute.

         Section 1.15 "Consent of the Special Limited Partner" shall mean the prior written consent or approval of the Special Limited Partner.

         Section 1.16 "Construction Contract" shall mean the construction contract in the amount of $1,314,520, entered into between the Partnership and the Contractor pursuant to which the Project is being constructed.

         Section 1.17 "Construction Loan" shall mean the loan obtained from MHDC in the principal amount of $888,400 at an interest rate equal to 1% per annum for a term of 40 years to provide funds for the acquisition, renovation and/or construction and development of the Project. Where the context admits, the term "Construction Loan" shall include any deed, deed of trust, note, security agreement, assumption agreement or other instrument executed in connection with the Construction Loan which is binding on the Partnership. The Partners acknowledge that the Missouri Housing Development Corporation is making the Partnership a construction and permanent loan and at Completion of Construction the Construction Loan becomes the Mortgage.

         Section 1.18 "Contractor" shall mean MBL DEVELOPMENT CO., which is the general construction contractor for the Project.

         Section 1.19 "Debt Service Coverage" shall mean the ratio between the net operating income and the debt service required to be paid on the Mortgage(s); as example, a 1.15 Debt Service Coverage means that for every $1.00 of debt service required to be paid there must be $1.15 of net operating income available. For purposes of this definition net operating income is the actual receipt on a cash basis by the Partnership of revenues from operations of the Partnership, including, without limitation, rental income (but not any subsidy thereof from the General Partner or an Affiliate thereof), but excluding prepayments, security deposits and interest thereon, less all cash operating obligations of the Partnership (other than those covered by insurance) in accordance with the applicable budget adopted by the Partnership in accordance with Section 14.3(j) of this Agreement (the "Budget"), including, without limitation, the payment of Management Agent fees (which shall be deemed to include that portion of such fees which is deferred and not currently paid) and the funding of reserves in accordance with Article VIII of this Agreement, and a reserve for all taxes or payments in lieu of taxes and any other expenses which may reasonably be expected to be paid in a subsequent period but which on an accrual basis are allocable to the period in question, such as insurance premiums, audit, tax or accounting expenses. Without limiting the generality of the foregoing, the Partnership's gross revenues for purposes of this Section shall not include Capital Contributions, borrowings, any lump-sum payment or any other extraordinary receipt of funds thereby, or interest or any other income earned on investment of its funds, and unless otherwise provided in a Budget, the cash operating obligations of the Partnership shall be deemed to include real estate taxes for the period at the fully assessed rate. A worksheet for the calculation of Debt Service Coverage is found in the Report of Operations exhibit attached to this Agreement and incorporated herein by this reference.

         Section 1.20 "Deferred Management Fee" shall have the meaning set forth in Section 9.2(c) hereof.

         Section 1.21 "Developer" shall mean MBL Development Co.

         Section 1.22 "Development Fee" shall mean the fee payable to the Developer pursuant to Section 9.2(a) of this Agreement for services incident to the development and construction of the Project in accordance with the Development Fee Agreement between the Partnership and the Developer dated the even date herewith and incorporated herein by this reference.

         Section 1.23 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under
Section 752 of the Code), distributed to Partners with respect to their Interests in the Partnership, but shall not include any payments to the General Partner or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

         Section 1.24 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

         Section 1.25 "First Year Certificate" shall mean the certificate to be filed by the General Partner with the Secretary of the Treasury as required by Code Section 42(1)(1), as amended, or any successor thereto.

         Section 1.26 "General Partner" shall mean MBL DEVELOPMENT CO. and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement.

         Section 1.27 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the Fair Market Value of a contributed asset shall be determined by appraisal;

         (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective Fair Market Values, as determined by the General Partner, as of the following times: (1) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (1) and (2) above shall be made only with the Consent of the Special Limited Partner and only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the Fair Market Value of the distributed asset shall be determined by appraisal; and

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.27(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.27(b) hereof is necessary or

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appropriate in connection with a transaction  that would otherwise  result in an adjustment pursuant to this Section 1.27(d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.27(a), Section 1.27(b), or Section 1.27(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

         Section 1.28 "Hazardous Substance" shall mean and include any substance, material or waste, including asbestos, petroleum and petroleum products (including crude oil), that is or becomes designated, classified or regulated as "toxic" or "hazardous" or a "pollutant" or that is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance including, without limitation, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the regulations adopted and publications promulgated pursuant thereto.

         Section 1.29 "Improvements" shall mean the construction of a twenty-eight (28) unit apartment complex for families in a good and workmanlike manner substantially in accordance with the plans and specifications and Project Documents.

         Section 1.30 "Incentive Management Fee" shall have the meaning set forth in Section 9.2(e) hereof.

         Section 1.31 "Income and Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this Section 1.31 shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income and Losses pursuant to this Section 1.31 shall be subtracted from such taxable income or loss;

         (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.27(a) or (b) hereof, the amount of such

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adjustment  shall be taken into account as gain or loss from the  disposition of such asset for purposes of computing Income and Losses;

         (d) Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

         (f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 10.3 or 10.4 hereof shall not otherwise be taken into account in computing Income or Losses.

         Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         Section 1.32 "Insurance" shall mean casualty coverage, including but not limited to, fire or other casualty loss to any structure or building on the Project in an amount equal to the full replacement value of the damaged property without deduction for depreciation; shall include comprehensive general liability coverage against liability claims for bodily injury or property damage arising out of Project operations in an amount equal to $1,000,000; and shall include an umbrella liability coverage in an amount equal to $1,000,000 to protect against claims in excess of the limits of the other primary policies required herein. All Insurance policies shall provide that they are not subject to cancellation without 30 days prior written notice to the Limited Partner and shall not contain any co-insurance provisions.

         Section 1.33 "Insurance Company" shall mean any insurance company engaged by the General Partner for the Partnership with the Consent of the

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Special Limited Partner which Insurance Company shall have an A rating or better for financial safety by A.M. Best or Standard & Poor's.

         Section 1.34 "Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

         Section 1.35 "Involuntary Withdrawal" means any Withdrawal caused by the death, adjudication of insanity or incompetence, or Bankruptcy of a General Partner, or the removal of a General Partner pursuant to Section 13.2 hereof.

         Section 1.36 "LIHTC" shall mean the low-income housing tax credit established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto.

         Section 1.37 "Limited Partner" shall mean WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or Substitute Limited Partners pursuant to this Agreement.

         Section 1.38 "Management Agent" shall mean the property management company which oversees the property management functions for the Project and which is on-site at the Project. The initial Management Agent shall be The REMAS Company.

         Section 1.39 "Management Agreement" shall mean the agreement between the Partnership and the Management Agent for property management services.

         Section 1.40 "MHDC" shall mean the Missouri Housing Development Corporation, or any successor thereto.

         Section 1.41 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended and any successor thereto, of the Code with respect to the percentage of apartment units in the Project to be occupied by tenants whose incomes are equal to or less than the required percentage of the area median gross income.

         Section 1.42 "Missouri Tax Credits" shall mean the tax credit under Missouri Income Tax providing for low income housing by the State of Missouri in the amount of $53,738.

         Section 1.43 "Mortgage" or "Mortgage Loan" shall mean any source of permanent financing of the Project by a qualified commercial lender (as defined in Section 42 of the Code) evidencing the indebtedness of the Partnership and encumbering the Project. Where the context admits, the term "Mortgage" or "Mortgage Loan" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with the Mortgage Note which is binding on the Partnership; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the Mortgage shall refer to any such subsequent mortgage or mortgages.

         Section 1.44 "Mortgage Note" shall mean the nonrecourse promissory note whereby the Partnership promises to pay MHDC, or its successor or assignee, the principal sum of $888,400, plus interest on the principal at 1% per annum over a term of 40 years and amortized over 40 years. The partners recognize that the Mortgage is a continuation of the Construction Loan.

         Section 1.45 "Nonrecourse Deductions" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(1).

         Section 1.46 "Nonrecourse Liability" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(3).

         Section 1.47 "Operating Deficit" shall mean for any fiscal year the total amount by which the sum of the Partnership's operating expenses (defined solely as the expenses incurred in connection with the operation and maintenance of the Project), debt service on the Mortgage Loan and other Partnership debt and required additions to Partnership reserves in accordance with Article VIII of this Agreement, exceeds the cash revenues received in respect of the operation of the Project for such fiscal year (not including any subsidy for rental income from the General Partner or an Affiliate thereof, prepayments of rent, security deposits and interest thereon, Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings).

         Section 1.48 "Operating Deficit Guarantee Period" shall mean the period commencing with the date of this Agreement and ending sixty (60) months after Completion of Construction.

         Section 1.49 "Operating Loans" shall mean loans made by the General Partner to the Partnership pursuant to Article VI of this Agreement, which loans do not bear interest and are repayable only as provided in Article XI of this Agreement.

         Section 1.50  "Original Limited Partner" shall mean D. KIM LINGLE.

         Section 1.51 "Partner(s)" shall collectively mean the General Partner, the Limited Partner, the Special Limited Partner and the Original Limited Partner.

         Section 1.52 "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         Section 1.53 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership

Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

         Section 1.54 "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2 (i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

         Section 1.55 "Partnership" shall mean the limited partnership continued under this Agreement.

         Section  1.56   "Partnership   Minimum  Gain"  shall  mean  the  amount
determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

         Section 1.57 "Permanent Mortgage Commencement" shall mean the first date on which all of the following have occurred: (a) the Completion of Construction; and (b) the amortization of the Mortgage shall have commenced.

         Section 1.58 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

         Section 1.59 "Project" shall mean the approximately 3.03 acres of land in Lamar, Barton County, Missouri, as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and the Improvements.

         Section 1.60 "Project Documents" shall mean and include all documents delivered to or required by the Construction Loan and Mortgage Loan and/or any governmental agency having jurisdiction over the Project in connection with the development, construction and financing of the Project, including but not limited to, the approved plans and specifications for the development and construction of the Project.

         Section 1.61 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $44,325 for 1997, $132,974 per year for each of the years 1998 through 2006, and $88,649 for 2007, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting 98.98% of the aggregate amount of LIHTC of $1,343,440 to be available to the Partnership; provided, however, that if the Actual Tax Credit for 1997 is greater (or less than) $44,325, the Projected Tax Credit for the year 2007 shall be reduced (or increased) by an amount equal to the amount by which the Actual Tax Credit for 1997 exceeds (or is less than) $44,325.

         Section 1.62 "Projected Tax Credits" shall mean LIHTC in the aggregate amount of $1,343,440.

         Section 1.63 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHTC.

         Section 1.64 "Rent  Restriction  Test" shall mean the test  pursuant to
Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Project must not exceed 30% of the applicable income standards.

         Section 1.65  "Reporting Fee" shall have the meaning set forth in
Section 9.2(d) hereof.

         Section 1.66 "Revised Projected Tax Credits" shall have the meaning set forth in Section 7.4(a) hereof.

         Section 1.67 "Sale or Refinancing" shall mean any of the following items or transactions: a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Partnership, a condemnation of or casualty at the Project or any part thereof, a claim against a title insurance company, the refinancing or any Mortgage Note or other indebtedness of the Partnership and any similar item or transaction; provided, however, that the payment of Capital Contributions by the Partners shall not be included within the meaning of the term "Sale or Refinancing."

         Section 1.68 "Sale or Refinancing Proceeds" shall mean all cash receipts of the Partnership arising from a Sale or Refinancing (including principal and interest received on a debt obligation received as consideration in whole or in part, on a Sale or Refinancing) less the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the Project.

         Section 1.69 "Special Limited Partner" shall mean WNC HOUSING, L.P., a California corporation, and such other Persons as are admitted to the Partnership as additional or substitute Special Limited Partners pursuant to this Agreement.

         Section 1.70 "State" shall mean the State of Missouri.

         Section 1.71 "State Tax Credit Agency" shall mean the state agency of Missouri which has the responsibility and authorization to administer the LIHTC program in Missouri.

         Section 1.72 "Substitute Limited Partner" shall mean any Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.5 or acquires the Interest of the Limited Partner pursuant to Section 7.3 of this Agreement.

         Section 1.73 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, LIHTC.

         Section 1.74 "Tax Credit Conditions" shall mean, for the duration of the Compliance Period, any and all restrictions including, but not limited to, applicable federal, state and local laws, rules and regulations, which must be complied with in order to qualify for the Tax Credits or to avoid an event of recapture in respect of the Tax Credits.

         Section 1.75 "TRA 1986" shall mean the Tax Reform Act of 1986.

         Section  1.76  "Treasury   Regulations"   shall  mean  the  Income  Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         Section 1.77 "Withdrawing" or "Withdrawal" (including the verb form "Withdraw" and the adjectival forms "Withdrawing" and "Withdrawn") shall mean, as to a General Partner, the occurrence of the death, adjudication of insanity or incompetence, or Bankruptcy of such Partner, or the withdrawal, removal or retirement from the Partnership of such Partner for any reason, including any sale, pledge, encumbering, assignment or other transfer of all or any part of its General Partner Interest and those situations when a General Partner may no longer continue as a General Partner by reason of any law or pursuant to any terms of this Agreement.

                                   ARTICLE II

                                      NAME

         The name of the Partnership shall be "LAMAR PLAZA APTS., L.P."

                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

         Section 3.1 Principal Executive Office. The principal executive office of the Partnership is located at 1200 South Outer Road, Suite 401, Blue Springs, Missouri 64015, or at such other place or places within the State as the General Partner may hereafter designate.

         Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Partnership is MBL DEVELOPMENT CO., whose address is 1200 South Outer Road, Suite 401, Blue Springs, Missouri 4015.

                                   ARTICLE IV

                                     PURPOSE

         The purpose of the Partnership is to acquire, construct, own and operate the Project in order to provide, in part, Tax Credits to the Partners in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHTC and to sell the Project. The Partnership shall not engage in any business or activity which is not incident to the attainment of such purpose.

                                    ARTICLE V

                                      TERM

         The Partnership term commenced upon the filing of the Certificate of Limited Partnership in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until May 9, 2096 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.

                                   ARTICLE VI

                    GENERAL PARTNER'S CONTRIBUTIONS AND LOANS

         Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution in the amount required to close the Construction Loan.

         Section 6.2 Construction and Operating Obligations; General Partner Loans.

         (a) The General Partner shall cause Completion of Construction in accordance with the Project Documents, and shall equip the Project or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges. If costs and expenses necessary to effect Completion of Construction exceed the sum of the Capital Contributions and the proceeds of the Mortgage Note, the General Partner shall be responsible for and shall be obligated to pay such deficiencies. Any such advances shall not be reimbursable or otherwise change the Interest of any Partner in the Partnership but shall be considered a cost overrun and not be repayable. In addition, if (1) the Improvements are not completed on or before October 30, 1997 ("Completion Date") (which date may be extended in the events of force majeure, but in no event longer than three months from the Completion Date. For purposes of this Agreement force majeure shall mean any act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockage, public riot, fire, flood, explosion, governmental action, governmental delay, restraint or inaction and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of a Partner to this Agreement claiming such suspension); (2) prior to completing the Improvements, there is an uncured default under or termination of the Construction Loan, Mortgage Loan commitment, or other material documents; or
(3) a foreclosure action is commenced against the Partnership, then at the Special Limited Partner's election, either the General Partner will be removed from the Partnership and the Special Limited Partner will be admitted as successor General Partner, all in accordance with Article XIII hereof, or the General Partner will repurchase the Interests of the Limited Partner and the Special Limited Partner for an amount equal to the amounts theretofore paid by the Limited Partner and the Special Limited Partner, and the Limited Partner and the Special Limited Partner shall have no further Interest in the Partnership. If the Limited Partner elects to have the General Partner repurchase the Interest of the Limited Partner then the repurchase shall occur within 60 days after the General Partner receives written demand from the Limited Partner.

         (b) During the Operating Deficit Guarantee Period, the General Partner, as required from time to time, shall provide Operating Loans in amounts necessary to cover any Operating Deficits. Each Operating Loan shall be nonrecourse to the Partners, and shall be repayable out of 50% of the available Cash Flow From Operations or Sale or Refinancing Proceeds in accordance with
Article XI of this Agreement. In the event the General Partner shall fail to make any Operating Loans required by this Section 6.2(b), the Partnership shall withhold those funds otherwise payable to the General Partner or its Affiliates pursuant to Section 9.2 ("General Partner Funds") and utilize the withheld funds to meet the obligations of the General Partner pursuant to this Section 6.2(b); any such use of General Partner Funds will be deemed an Operating Loan of the General Partner repayable to the General Partner as aforesaid. Such use of General Partner Funds shall also constitute payment and satisfaction of amounts payable to the General Partner or Affiliates thereof pursuant to Section 9.2, and the obligation of the Partnership to make such payments to the General Partner or its Affiliates pursuant to Section 9.2 shall therefore be deemed satisfied.

         Section 6.3 Other General Partner Loans. After expiration of the Operating Deficit Guarantee Period, with the Consent of the Special Limited Partner, the General Partner may loan to the Partnership any sums required by the Partnership and not otherwise reasonably available to it. Any such loan shall bear simple interest (not compounded) at the rate of 2% per annum above the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or, if lesser, the maximum legal rate. The maturity date and repayment schedule of any such loan shall be as agreed to by the General Partner and the Special Limited Partner. The terms of any such loan shall be evidenced by a written instrument. The General Partner shall not charge a prepayment penalty on any such loan. Any loan in contravention of this Section shall be deemed an invalid action taken by the

General Partner and such advance will be classified as a General Partner Capital Contribution.


                                   ARTICLE VII

                    CAPITAL CONTRIBUTIONS OF LIMITED PARTNER
                           AND SPECIAL LIMITED PARTNER

         Section 7.1 Original Limited Partner. The Original Limited Partner made a Capital Contribution of $82.

         Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a Capital Contribution in the amount of $797,842, as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth:

         (a) The obligation of the Limited Partner to pay the aforesaid Capital Contribution shall be subject to the satisfaction of the following conditions:

                  (1) prior to the initial payment of the Capital Contribution only, the issuance to the Limited Partner of an opinion of the Partnership's legal counsel, in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                  (2) prior to the initial payment of the Capital Contribution only, the General Partner shall deliver to the Limited Partner a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                  (3) prior to the due date of each installment of such Capital Contribution except the first payment, the General Partner shall deliver to the Limited Partner a fully executed General Partner Certification in the form attached hereto as Exhibit "D" and incorporated herein by this reference, to the effect that all of the representations and warranties set forth in Article IX are accurate;

                  (4) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(2) the General Partner shall deliver to the Limited Partner a certificate of occupancy on all the apartment units in the Project and a copy of the recorded grant deed (warranty deed);

                  (5) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(3), the General Partner shall deliver to the Limited Partner a copy of an ALTA Owner's Title Insurance Policy, copies of all Mortgage Notes and Mortgage Loan documents required by MHDC to close the Mortgage and disperse Mortgage proceeds to the Partnership;

                  (6) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(3) the General Partner shall deliver to the Limited Partner the current rent roll, copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, income certification forms (LIHTC specific) and executed lease agreements collected by the Management Agent, or General Partner, verifying each tenant's eligibility as a Qualified Tenant;

                  (7) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b) (2) the General Partner shall deliver to the Limited Partner copies of all inspecting architect's application and certificate of payment (AIA Document G702, or similar form acceptable to the Limited Partner), all Construction Loan draw requests and a copy of the construction schedule and any updates to the construction schedule;

                  (8) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(3) the General Partner shall deliver to the Limited Partner a copy of the Land Use Extended Use Agreement entered into between the Partnership and the State Tax Credit Agency, an audited construction cost certification with an itemized cost breakdown, Internal Revenue Code Form 8609, or any successor form and any documents previous not provided to the Limited Partner but required pursuant to this Section 7.2(a) and Sections 14.3(a), (b) and (c).

         (b) Provided the conditions of Section 7.2(a) of this Partnership Agreement have been met, the Limited Partner shall make the following Capital
Contributions:

                  (1) $528,804 will be payable upon the admittance of the Limited Partner into the Partnership, provided the conditions of
Section 7.2(a) of this Agreement have been met;

                  (2) $179,202 will be payable upon Completion of Construction as evidenced by the inspecting architect's certification in a form substantially similar to the form attached hereto as Exhibit "E" and incorporated herein by this reference, the issuance of a permanent certificate of occupancy for all units, receipt of a letter from the Contractor stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract and verification of the Partnership's Insurance, provided the conditions of Section 7.2(a) of this Agreement have been met;

                  (3) $80,000 will be payable the date the Project maintains a Debt Service Coverage of 1.15 for 120 consecutive days, and delivery of the following to the Limited Partner: tenant income verification data to determine that 100% of the units in the Project qualify under Section 42 of the Code; the Accountant's final Tax Credit cost certification setting forth the Project's eligible basis in a form substantially similar to the form attached hereto as

Exhibit "F" and incorporated herein by this reference and the amount of the Tax Credits to which the Partnership is entitled; a fully executed set of the Mortgage documents; and IRS Form 8609; provided the conditions of Section 7.2(a) of this Agreement have been met; and

                  (4) $9,836 will be payable after the conditions above have been met and delivery to the Limited Partner of the first year tax return in which Tax Credits are taken, provided the conditions of Section 7.2(a) of this Agreement have been met.

         Section 7.3 Repurchase of Limited Partner's Interest. Within 60 days after the General Partner receives written demand from the Limited Partner and/or the Special Limited Partner, the Partnership shall repurchase the Limited Partner's Interest and/or the Special Limited Partner's Interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner and/or the Special Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

         (a) receive an allocation of LIHTC no later than the close of the calendar year during which the Project is placed in service;

         (b)      cause the Project to be placed in service by October 30, 1997;

         (c) achieve 90% occupancy of the Project by Qualified Tenants by May 15, 1998;

         (d)      obtain Permanent Mortgage Commencement by October 30, 1997;

         (e) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partnership elects the LIHTC to commence in accordance with the Code; and

         (f) obtain a carryover allocation, within the meaning of Section 42 of the Code, from the State Tax Credit Agency on or before December 31, 1996.

         Section 7.4 Reduction of Limited Partner's Capital Contribution.

         (a) If the anticipated amount of Projected Tax Credits to be allocated to the Limited Partner and Special Limited Partner as evidenced by IRS Form 8609, Schedule A thereto, and the audited construction cost certification provided to the Limited Partner is less than $1,329,871 (the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 shall be reduced by the amount which will make the total Capital Contribution to be paid by the Limited

Partner and Special Limited Partner to the Partnership equal to 60% of the Revised Projected Tax Credits so anticipated to be allocated to the Limited Partner and Special Limited Partner.

         (b) The General Partner is required to use its best efforts to rent 100% of the Project's apartment units to Qualified Tenants throughout the Compliance Period. If at any time during the first five calendar years following the year in which the Project is placed in service, the Actual Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Tax Credit, or the Revised Projected Tax Credit calculated on an annual basis ("Revised Projected Annual Tax Credit"), if applicable, then, unless the shortfall shall have previously been addressed under Section 7.4(a), then the amount of the reduction shall be applied to the next Capital Contribution owed by the Limited Partner or the Special Limited Partner, if any, and any portion of such reduction in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner or the Special Limited Partner, if any. If, at the time of determination thereof, the Capital Contribution reduction referenced in Section 7.4(a) and/or this Section 7.4(b) is greater than the balance of the Limited Partner's or Special Limited Partner's Capital Contribution payments which is then due, if any ("Reduction Shortfall"), then the amount of the Reduction Shortfall shall be paid by the General Partner to the Limited Partner or the Special Limited Partner within ninety days of the General Partner receiving notice of the Reduction Shortfall from the Limited Partner and/or the Special Limited Partner.

         (c) In the event that, for any reason, at any time after the first five calendar years following the year in which the Project is placed in service, the amount of the Actual Tax Credit is less than the Projected Annual Tax Credit, or the Revised Projected Annual Tax Credit, if applicable, (the "Annual Credit Shortfall"), then, unless the Annual Credit Shortfall shall have previously been addressed under Section 7.4(a) or Section 7.4(b), there shall be a reduction in the General Partner's share of Cash Flow From Operations in an amount equal to the Annual Credit Shortfall and said amount instead shall be paid to the Limited Partner. In the event there are not sufficient funds to pay the full Annual Credit Shortfall to the Limited Partner at the time of the next Distribution of Cash Flow From Operations, then the Limited Partner shall be treated as having made a constructive advance to the Partnership in an amount equal to the Annual Credit Shortfall (a "Credit Shortfall Loan"), which shall be deemed to have been made on January 1 of the year in which the Annual Credit Shortfall arises. Each Credit Shortfall Loan shall bear simple interest (not compounded) from the date on which such loan is deemed to have been made under this Section 7.4(d) at the rate equal to the 5-year Treasury money rate at the time of the Credit Shortfall Loan, or, if lesser, the maximum legal rate. Credit Shortfall Loans or any portion thereof shall be repaid in the next year in which sufficient monies are available from the General Partner's Cash Flow From Operations, with interest payable prior to principal. In the event a Sale or Refinancing of the Project occurs prior to repayment in full of the Credit Shortfall Loan then the excess will be paid in accordance with Section 11.2(b).

         (d) In the event there is a reduction in the qualified basis of the Project for income tax purposes following an audit by the Internal Revenue Service (IRS) resulting in a recapture of Tax Credits previously claimed, then, in addition to any other payments to which the Limited Partner and Special Limited Partner is entitled under the terms of this Section 7.4 the General Partner shall pay to the Limited Partner and the Special Limited Partner the sum of (1) the deficiency assessed against the Limited Partner or Special Limited Partner as a result of the Tax Credit recapture, (2) any interest and penalties imposed on the Limited Partner or Special Limited Partner with respect to such deficiency, and (3) an amount sufficient to pay any tax liability owed by the Limited Partner or Special Limited Partner resulting from the receipt of the amounts specified in (1) and (2).

         Section 7.5 Capital Contribution of Special Limited Partner. The Special Limited Partner shall make a Capital Contribution of $82.00 upon its admittance and at the time of the Limited Partner's Capital Contribution payment referenced in Section 7.2(b)(1). The Special Limited Partner shall be in a different class from the Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Limited Partner under this Agreement.

         Section 7.6 Return of Capital Contribution. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, with the Consent of the Special Limited Partner, determine that such cash should, in whole or in part, be returned to the Limited Partner in reduction of its Capital Contribution. No such return shall be made unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Partnership sufficient, in the sole discretion of the General Partner, to pay such liabilities.

         Section 7.7 Liability of Limited Partner, Special Limited Partner and Original Limited Partner. The Limited Partner, Special Limited Partner and the Original Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner, Special Limited Partner and the Original Limited Partner shall be liable only to make Capital Contributions in the amounts and on the dates specified in this Agreement and, except as otherwise expressly required hereunder, shall not be required to lend any funds to the Partnership or, after their respective Capital Contributions have been paid, to make any further Capital Contribution to the Partnership.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

         Section 8.1 Operating and Maintenance Reserve and Replacement Reserve Account. The Partnership shall establish an operating and maintenance reserve account and a replacement reserve account and shall deposit thereinto an annual amount equal to $200.00 per residential unit per year for the purpose of repairs, maintenance and capital repairs. Said deposit shall be made monthly in equal installments. Withdrawals from such account shall be made only with the Consent of the Special Limited Partner. Any balance remaining in these accounts at the time of a sale of the Project shall be allocated and distributed equally between the General Partner and the Limited Partner.

         Section 8.2 Other Reserves. The General Partner shall establish out of funds available to the Partnership a reserve account sufficient in its sole discretion to pay any unforeseen contingencies which might arise in connection with the furtherance of the Partnership business including, but not limited to,
(a) any rent subsidy required to maintain rent levels in compliance with the Tax Credit Conditions; and (b) any real estate taxes, insurance, debt service or other payments for which other funds are not provided for hereunder or otherwise expected to be available to the Partnership. The General Partner shall not be liable for any good-faith estimate which it shall make in connection with establishing or maintaining any such reserves nor shall the General Partner be required to establish or maintain any such reserves if, in its sole discretion, such reserves do not appear to be necessary.

         Section 8.3 Working Capital Reserve. The Partnership shall deposit into a fund controlled by MHDC $17,768 until Completion of Construction and conversion of the Construction Loan to the Mortgage. At the time, any remaining funds shall be transferred to the Operating Deficit Account.

         Section 8.4 Operating Deficit Account. The Partnership shall deposit $22,200 into a fund controlled by MHDC to be used for initial Operating Deficits. At stabilized occupancy as defined by MHDC in the Mortgage, any remaining funds in excess of normal cash requirements will be released to the Partnership and paid to the General Partner as an Operating Deficit guarantee fee.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

         Section 9.1 Power and Authority of General Partner. Subject to the receipt of Consent of the Special Limited Partner or the consent of the Limited Partner where required by this Agreement, and subject to the other limitations and restrictions included in this Agreement, the General Partner shall have complete and exclusive control over the management of the Partnership business and affairs, and shall have the right, power and authority, on behalf of the

Partnership, and in its name, to exercise all of the rights, powers and authority of a partner of a partnership without limited partners. If there is more than one General Partner, all acts, decisions or consents of the General Partners shall require the concurrence of all of the General Partners. No actions taken without the authorization of all the General Partners shall be deemed valid actions taken by the General Partners pursuant to this Agreement. No Limited Partner or Special Limited Partner (except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall have any right to be active in the management of the Partnership's business or investments or to exercise any control thereover, nor have the right to bind the Partnership in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Partnership, except as otherwise specifically provided in this Agreement.

         Section 9.2 Payments to the General Partners and Others.

         (a) The Partnership shall pay to the Developer a Development Fee in the amount of $146,700 from funds available in accordance with Section 9.2(b) of this Agreement and if not available then in accordance with the Development Fee will be paid in accordance with the Development Fee Agreement between the Partnership and the Developer.

         (b) The Partnership shall retain the sum of $797,924 from the Capital Contributions paid pursuant to Article VII of this Agreement to be used for supplemental development costs including, but not limited to, land costs, architectural fees, survey and engineering costs, financing costs, loan fees, building materials and labor. If any such funds are remaining after Completion of Construction and all construction costs are paid in full and the Construction Loan retired, then the remainder shall first be paid to fund the Working Capital Reserve referenced in Section 8.3 of this Agreement and the Operating Deficit Account referenced in Section 8.4 of this Agreement; then to the General Partner in an amount equal to any unpaid Development Fee; and the balance, if any, shall be paid to the General Partner as a reduction of the General Partner's Capital Contribution and/or an incentive rent-up fee.

         (c) The Partnership shall pay to the Management Agent a property management fee for the leasing and management of the Project in an amount in accordance with the Management Agreement. The term of the Management Agreement shall not exceed one year, and the execution or renewal of any Management Agreement shall be subject to the prior Consent of the Special Limited Partner. If the Management Agent is an Affiliate of the General Partner and if the Operating Deficit Guarantee Period has expired then the Management Agreement shall provide that, in any year in which the Project has an Operating Deficit,

40% of the management fee will be deferred ("Deferred Management Fee"). Deferred Management Fees, if any, shall be paid to the Management Agent solely in accordance with and to the extent permitted by Section 11.1 of this Agreement.

                  (1) The General Partner shall, upon receiving any request of the Mortgage lender requesting such action, dismiss the Management Agent as the entity responsible for management of the Project under the terms of the Management Agreement; or, the General Partner shall dismiss the Management Agent at the request of the Special Limited Partner.

                  (2) The appointment of any successor Management Agent is subject to the Consent of the Special Limited Partner which may only be sought after the General Partner has provided the Special Limited Partner accurate and complete disclosure respecting the proposed Management Agent.

                  (3) Prior to the Management Agent's acceptance of an initial tenant for move-in into an apartment unit, the Management Agent shall submit to the Special Limited Partner the prospective tenant's application, certification and the third party verifications. The Special Limited Partner shall have 48 hours to review said tenant file from the date of actual receipt to approve or disapprove of said prospective tenant. If the Special Limited Partner does not respond to the Management Agent within the requisite 48 hours, then the prospective tenant will be deemed approved by the Special Limited Partner. The Partners recognize and acknowledge that the Special Limited Partner's review of the prospective tenant's files is only to confirm that the tenant complies with the guidelines of Section 42 of the Code.

         (d)  The  Partnership  shall  pay to the  Limited  Partner  a fee  (the
"Reporting Fee") commencing in 1997 equal to 15% of the Cash Flow From Operations but in no event less than $850.00 for the Limited Partner's services in monitoring the operations of the Partnership and for services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 of this Agreement. The Reporting Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1 of this Agreement; provided, however, that if in any year Cash Flow From Operations is insufficient to pay the full $850.00, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow From Operations, as provided in Section 11.1, or sufficient Sale or Refinancing Proceeds, as provided in Section 11.2.

         (e) The Partnership shall pay to the General Partner an Incentive Management Fee equal to 40% of the available Cash Flow From Operations in accordance with Section 11.1 of this Agreement for each fiscal year of the Partnership commencing in 1997 for services incident to the administration of the business and affairs of the Partnership, which services shall include, but not limited to, maintaining the books and records of the Partnership, selecting and supervising the Partnership's Accountants, bookkeepers and other Persons required to prepare and audit the Partnership's financial statements and tax returns, and preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement. The Incentive Management Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1. If the Incentive Management Fee is not paid in any year it shall not accrue for payment in subsequent years.

         Section 9.3 Specific Powers of the General Partner.

         Subject to the other provisions of this Agreement, the General Partner shall have the following powers:

         (a) In the Partnership's name and on its behalf, the General Partner may hold, sell, transfer, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto in accordance with the purpose of this Agreement as indicated in Article IV hereto;

         (b) In the Partnership's name and on its behalf, the General Partner may employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Partnership business, including, without limitation, contractors, agents, brokers, Accountants and Management Agents (provided that the selection of any Accountant or Management Agent has received the Consent of the Special Limited Partner) and attorneys, on such terms as the General Partner shall determine;

         (c) In the Partnership's name and on its behalf, the General Partner may bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership;

         (d) In the Partnership's name and on its behalf, the General Partner may pay as a Partnership expense any and all costs and expenses associated with the formation, development, organization and operation of the Partnership, including the expense of annual audits, tax returns and LIHTC compliance;

         (e) In the Partnership's name and on its behalf, the General Partner may deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

         (f) In the Partnership's name and on its behalf, the General Partner is authorized to execute the Construction Loan and the Mortgage;

         (g) The General Partner may require in any or all Partnership contracts that the General Partner shall not have any personal liability thereunder but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction;

         (h) In the Partnership's name and on its behalf, the General Partner may execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing; and

         (i) The General Partner shall operate the Project and shall cause the Management Agent to manage the Project in such a manner that the Project will be eligible to receive a Tax Credit with respect to 100% of the apartment units in the Project. To that end, the General Partner agrees, without limitation, to make all elections requested by the Special Limited Partner under Section 42 of the Code to allow the Partnership or its Partners to claim the Tax Credit, to file Form 8609 with respect to the Project as required, for at least the duration of the Compliance Period to operate the Project and cause the Management Agent to manage the Project so as to comply with the requirements of
Section 42 of the Code, as amended, or any successor thereto, including, but not limited to, Section 42(g) and Section 42(i)(3) of the Code, as amended, or any successors thereto, to make all certifications required by Section 42(l) of the Code, as amended, or any successor thereto, and to operate the Project and cause the Management Agent to manage the Project so as to comply with all other Tax Credit Conditions.

         Section 9.4 Authority Requirements. During the Compliance Period, the following provisions shall apply:

         (a) Each of the provisions of this Agreement shall be subject to, and the General Partner covenants to act in accordance with, the Tax Credit Conditions and all applicable federal, state and local laws and regulations;

         (b) The Tax Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successor and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms of this Agreement shall be unenforceable by or against any of the Partners;

         (c) Upon any dissolution of the Partnership or any transfer of the Project, no title or right to the possession and control of the Project and no right to collect rent therefrom shall pass to any Person who is not, or does not become, bound by the Tax Credit Conditions in a manner that, in the opinion of counsel to the Partnership, would not avoid a recapture thereof on the part of the former owners; and

         (d) Any conveyance or transfer of title to all or any portion of the Project required or permitted under this Agreement shall in all respects be subject to the Tax Credit Conditions and all conditions, approvals or other requirements of the rules and regulations of any authority applicable thereto.

         Section 9.5 Limitations on General Partner's Power and Authority. Notwithstanding the provisions of this Article IX, the General Partner shall not:

         (a) Except as required by Section 9.4, act in contravention of this Agreement;

         (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

         (c)      Confess a judgment against the Partnership;

         (d) Possess Partnership property, or assign the Partner's right in specific Partnership property, for other than the exclusive benefit of the Partnership;

         (e) Admit a Person as a General Partner except as provided in this Agreement;

         (f) Admit a Person as a Limited Partner except as provided in this Agreement;

         (g)      Violate any provision of the Mortgage Loan or Mortgage Note;

         (h) Cause the Project apartment units to be rented to anyone other than Qualified Tenants;

         (i) Violate the Minimum Set-Aside Test or the Rent Restriction Test for the Project;

         (j)      Cause any recapture of the Tax Credits;

         (k) Permit any creditor who makes a nonrecourse loan to the Partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Partnership, other than as a secured creditor;

         (l) Commingle funds of the Partnership with the funds of another Person; or

         (m) Take any action which requires the Consent of the Special Limited Partner or the consent of the Limited Partner unless the General Partner has received the Consent of the Special Limited Partner.

         Section 9.6 Restrictions on Authority of General Partner. Without consent of the Special Limited Partner the General Partner shall not:

         (a)      Sell, exchange, lease or otherwise dispose of the Project;

         (b) Incur indebtedness other than the Construction Loan and Mortgage Loan in the name of the Partnership, other than in the ordinary course of the Partnership's business;

         (c) Engage in any transaction not expressly contemplated by this Agreement in which the General Partner has an actual or potential conflict of interest with the Limited Partner or the Special Limited Partner;

         (d) Contract away the fiduciary duty owed to the Limited Partner and the Special Limited Partner at common law;

         (e) Take any action which would cause the Project to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Project, as a "qualified low income housing project" under Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC;

         (f) Make any expenditure of funds, or commit to make any such expenditure, other than in response to an emergency, except as provided for in the annual budget approved by the Special Limited Partner, as provided in
Section 14.3(i) hereof;

         (g)      Cause the merger or other reorganization of the Partnership;
                  or

         (h)      Dissolve the Partnership.

         Section 9.7 Duties of General Partner. The General Partner agrees that it shall at all times:

         (a) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership;

         (b) File and publish all certificates, statements or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

         (c)      Cause the Partnership to carry Insurance from an Insurance
Company;

         (d) Have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control and not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership;

         (e) Use its best efforts so that all requirements shall be met which are reasonably necessary to obtain or achieve (1) compliance with the Minimum Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Project to initially qualify, and to continue to qualify, for Tax Credits; (2) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Project; (3) compliance with all provisions of the Project Documents and (4) a reservation and allocation of Tax Credits from the Agency;

         (f) Use its best efforts to keep the Project and Project dwelling units, in decent, safe, sanitary and good condition, repair and working order, ordinary use and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof;

         (g) Pay, before the same shall become delinquent and before penalties accrue thereon all Partnership taxes, assessments and other governmental charges against the Partnership or its properties, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manners as not to cause any material adverse effect on the Partnership's property, financial condition or business operations, with adequate reserves provided for such payments;

         (h) Permit, and cause the Management Agent to permit, the Special Limited Partner and its representatives to have access to the Project and personnel employed by the Partnership and by the Management Agent who are concerned with management of the Project at all reasonable times during normal business hours and to examine all agreements, Tax Credit compliance data and plans and specifications and deliver copies thereof and such reports as may reasonably be required by the Special Limited Partner. The General Partner shall provide the Special Limited Partner with copies of all correspondence, notices and reports sent pursuant to or received under the Project Documents or any authority with respect to the Project at the time such correspondence, notices or reports are sent or received, copies of all other correspondence of substantial importance which a prudent investor would wish to examine in connection with the transaction at the time such correspondence is sent or received, and all reports required by Article XIV within the required time periods set forth therein.

         (i) Exercise good faith in all activities relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and it shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

         (j) Make any Capital Contributions, advances or loans required to be made by the General Partner under the terms of this Agreement;

         (k) Establish and maintain all reserves required to be established and maintained under the terms of this Agreement;

         (l) Comply with each and every covenant, representation and warranty set forth in Section 9.11; and

         (m) Perform such other acts as may be expressly required of it under the terms of this Agreement.

         Section 9.8 Partnership Expenses.

         (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's operating cash expenses and only subject to the limitations on the reimbursement of such expenses set forth herein. As used in this Section 9.8 the term "operating cash expenses" shall mean, with respect to any fiscal period, the amount of cash disbursed by the Partnership for Partnership business in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for advertising and promotion, management, utilities, repair and maintenance, Insurance, Partner communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, "operating cash expenses" shall include fees paid by the Partnership to the General Partner or any Affiliate of the General Partner permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Partnership and obtained from entities which are not Affiliates of the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

         (b) Reimbursement to the General Partner or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

                  (1) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

                  (2) No such reimbursement shall be made for (A) rent or depreciation, utilities, capital equipment or other such administrative items, and (B) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 9.8(b)(2), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (i) chairman or member of the board of directors; (ii) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (iii) senior management, such as the vice president of an operating division who reports directly to executive management; or (iv) those holding 5% or more equity interest in such General Partner or any such Affiliate of the General Partner or a person having the power to direct or cause the direction of such General Partner or any such Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

         Section 9.9 General Partner Expenses. The General Partner or Affiliates of the General Partner shall pay all Partnership expenses which are not permitted to be reimbursed pursuant to Section 9.8 and all expenses which are unrelated to the business of the Partnership.

         Section 9.10 Other Business of Partners. Any Partner may engage independently or with others in other business ventures wholly unrelated to the Partnership business of every nature and description, including, without limitation, the acquisition, development, construction, operation and management of real estate projects and developments of every type on their own behalf or on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Project except if prohibited under a non-competition agreement. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom. Conversely, no Person shall have any rights to Partnership assets, incomes or proceeds by virtue of such other ventures or activities of any Partner.

         Section 9.11 Covenants, Representations and Warranties. The General Partner covenants, represents and warrants that the following are presently true and will be true during the term of this Agreement, to the extent then applicable:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

         (b) The Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

         (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by MHDC, if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of MHDC and any applicable governmental entities, if such approval shall be required.

         (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (e) Additional  Improvements on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (f) No Partner has or will have any personal liability with respect to or has or will have personally guaranteed the payment of the Mortgage.

         (g) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j)      The Partnership owns the fee simple interest in the Project.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) A builder's risk insurance policy in favor of the Partnership is in full force and effect and will remain in full force and effect until Completion of Construction.

         (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of this Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the Project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Limited Partner and the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of this Agreement.

         (o) The Partnership will allocate to the Limited Partner and the Special Limited Partner the Projected Annual Tax Credits and will allocate to the Original Limited Partner the Missouri Tax Credits.

         (p) No charges, liens or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or Mortgage or are noted or excepted in the title policy for the Project.

         (q) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

         (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

         (s) The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

         (t) No event has occurred which constitutes a default under any of the Project Documents.

         (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

         (v) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General

Partner or the Project only insofar as they or any of them are part of the general public.

         (w) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (x) The General Partner or acceptable guarantor, has and shall maintain a net worth equal to at least $500,000 computed in accordance with generally accepted accounting principles.

         The General Partner shall be liable to the Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner as a result of any material breach of the representations and warranties set forth in this Section 9.11.

                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

         Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 98.98% to the Limited Partner, .01% to the Special Limited Partner,
 .01% to the Original Limited Partner and 1% to the General Partner.

         Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Partners as follows:

         (a)      As to Income:

                  (1) First, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of other Income and Losses pursuant to this Article X up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) Second, an amount of Income sufficient to increase the Limited Partner's positive Capital Account balance to its Capital Contribution and to increase the Special Limited Partner's and the Original Limited Partner's positive Capital Account balance to an amount equal to its Capital Contribution, shall be allocated to the Limited Partner, the Special Limited Partner and the Original Limited Partner, respectively;

                  (3) Third, an amount of Income sufficient to increase the General Partner's positive Capital Account balance to an amount equal to its Capital Contribution; and

                  (4) The balance, if any, of such Income shall be allocated 50% to the Limited Partner and 50% to the General Partner.

         (b)      As to Losses:

                  (1) an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of Income and Losses pursuant to Section 10.1 up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) the balance of any such Losses shall be allocated 98.98% to the Limited Partner, .01% to the Special Limited Partner, .01% to the Original Limited Partner and 1% to the General Partner.

         (c)  Notwithstanding  the foregoing  provisions of Section  10.2(a) and
(b), in no event shall any Losses be allocated to the Limited Partner or the Special Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Limited Partner, the Special Limited Partner or the Original Limited Partner. In the event an allocation of 98.98% or .01% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner, the Special Limited Partner or the Original Limited Partner, respectively, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner, the Special Limited Partner or the Original Limited Partner as is necessary to allow the Limited Partner, the Special Limited Partner or the Original Limited Partner to be allocated 98.98% and .01%, respectively, of the items of Income and Project depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner, the Special Limited Partner or the Original Limited Partner, it being the intent of the parties that the Limited Partner, the Special Limited Partner and the Original Limited Partner always shall be allocated 98.98%, .01% and
 .01%,  respectively,  of the  items  of  Income  not  arising  from  a  Sale  or
Refinancing   and  98.98%,   .01%  and  .01%,   respectively,   of  the  Project
depreciation.

         Section 10.3 Special Allocations. The following special allocations shall be made in the following order:

         (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement.

         (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

         (e) Nonrecourse Deductions for any fiscal year shall be specially allocated 98.98% to the Limited Partner, .01% to the Special Limited Partner,
 .01% to the Original Limited Partner and 1% to the General Partner.

         (f) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

         (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulations
Section 1.704-1 (b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

         (h) To the extent the Partnership has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

                  (1) Such interest income shall be specially allocated to the Limited Partner to whom such promissory note relates; and

                  (2) The amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note.

         (i) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners.

         (j) Any reduction in the adjusted tax basis (or cost) of Partnership investment tax credit property pursuant to Code Section 50(c) shall be specially allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f)(2)(i).

         (k) Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

         (l) If any Partnership expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Partner deemed to have received such distribution equal to the amount of such distribution.

         (m) The allocation to the General Partner of each material item of Partnership income, loss, deduction or credit will not be less than 1% of each such item at all times during the existence of the Partnership.

         (n) Interest deduction on the Partnership indebtedness referred to in Section 6.3 shall be allocated 100% to the General Partner.

         (o) The Missouri Tax Credits shall be allocated 100% to the Original Limited Partner.

         Section 10.4 Curative Allocations. The allocations set forth in Sections 10.2(c), 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and
10.3(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 10.4.  Therefore,  notwithstanding any other provision of this Article X

(other than the Regulatory Allocations), with the Consent of the Special Limited Partner, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner the General Partner, with the Consent of the Special Limited Partner, determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.1, 10.2(a), 10.2(b), 10.3(h), 10.3(i), 10.3(j), 10.3(k), 10.3(l), 10.3(m), 10.3(n)
and 10.5. In exercising its authority under this Section 10.4, the General Partner shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

         Section 10.5 Other Allocation Rules.

         (a) The basis (or cost) of any Partnership investment tax credit property shall be allocated among the Partners in accordance with Treasury Regulations Section 1.46-3(f)(2)(i). All Tax Credits (other than the investment tax credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that LIHTC will be allocated 98.98% to the Limited Partner, .01% to the Special Limited Partner,
 .01% to the Original Limited Partner and 1% to the General Partner.

         (b) In the event Partnership investment tax credit property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (1) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (2) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 and Section 10.2(a) hereof and shall instead be allocated among the Partners in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

         (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner with the Consent of the Special Limited Partner, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         (d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Limited Partner: 98.98%; Special Limited Partner: .01%; Original Limited Partner: .01%;
General Partner: 1%.

         (e) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such Distributions would cause or increase an Adjusted Capital Account Deficit for any Partner who is not a General Partner.

         (f) Tax Credits shall be allocated 98.98% to the Limited Partner, 1% to the General Partner, .01% to the Special Limited Partner and .01% to the Original Limited Partner. In the event there occurs a recapture of Tax Credits previously allocated to the Partners, the responsibility for the recapture of such Tax Credits shall be allocated in accordance with the requirements of the Code and the Treasury Regulations; namely, to the Partners (if permitted by applicable law) who are or are deemed to be Partners in the year in which such recapture occurs, in accordance with their interests in the losses of the Partnership for that year. Missouri Tax Credits shall be allocated 100% to the Original Limited Partner.

         Section 10.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.25(a) hereof).

         In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.25(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the General Partner with the Consent of the Special Limited Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

         Section 10.7 Allocation Among Limited Partners. In the event that the Interest of the Limited Partner hereunder is at any time held by more than one Limited Partner all items which are specifically allocated to the Limited Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

         Section 10.8 Allocation Among General Partners. In the event that the Interest of the General Partner hereunder is at any time held by more than one General Partner all items which are specifically allocated to the General Partner for any month pursuant to this Article X shall be apportioned among such Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement or consent of the Limited Partner or Consent of the Special Limited Partner.

         Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Partners, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the General Partner may make such modification, but only with the Consent of the Special Limited Partner, to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the General Partner shall make any appropriate modifications, but only with the Consent of the Special Limited Partner, in the event it appears that unanticipated events (e.g., the existence of a Partnership election pursuant to Code Section 754) might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

         Section 11.1 Distribution of Cash Flow From Operations. Cash Flow From Operations for each fiscal year shall be distributed within seventy-five (75) days following each calendar year and shall be applied in the following order of priority:

         (a) To pay the Deferred Management Fee, if any;

         (b) To pay the current Reporting Fee and then to pay any accrued Reporting Fees which have not been paid in full from previous years;

         (c) To pay the Development Fee in accordance with the Development Fee Agreement;

         (d) To pay the Operating Loans, if any, as referenced in Section 6.2(b) of this Agreement, limited to 50% of the Cash Flow From Operations remaining after reduction for the payments made pursuant to subsections (a) through (c) of this Section 11.1;

         (e) To pay the Incentive Management Fee equal to 40% of the Cash Flow From Operations remaining after reduction for the payments made pursuant to subsections (a) through (d) of this Section 11.1; and

         (f) To the Limited Partner in an amount equal to 50% of the remaining Cash Flow From Operations and to the General Partner in an amount equal to 50% of the remaining Cash Flow From Operations.

         Section 11.2 Distribution of Sale or Refinancing Proceeds. Sale or Refinancing Proceeds shall be distributed in the following order:

         (a) To the payment of the Mortgage Note and other matured debts and liabilities of the Partnership, other than accrued payments, debts or other liabilities owing to Partners or former Partners;

         (b) To any accrued payments, debts or other liabilities owing to the Partners or former Partners, including, but not limited to, accrued Reporting Fees and Operating Loans, to be paid prorata if necessary;

         (c) To the establishment of any reserves which the General Partner, with the Consent of the Special Limited Partner, shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

         (d) To the Limited Partner in an amount equal to its Capital Contribution;

         (e) To the Special Limited Partner in an amount equal to its Capital Contribution;

         (f) To the General Partner in an amount equal to its Capital Contribution;

         (g) To the Original Limited Partner in an amount equal to its Capital Contribution; and

         (h) Thereafter, 50% to the Limited Partner and 50% to the General Partner.

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

                                   ARTICLE XII

                              TRANSFERS OF LIMITED
                      PARTNER'S INTEREST IN THE PARTNERSHIP

         Section 12.1 Assignment of Limited Partner's Interest. The Limited Partner and Special Limited Partner shall not have the right to assign all or any part of their respective Interests in the Partnership to any other Person, whether or not a Partner, except upon satisfaction of each of the following:

         (a) By a written instrument in form and substance satisfactory to the General Partner and its counsel, setting forth the name and address of the proposed transferee, the nature and extent of the Interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing any necessary amendment to this Agreement;

         (b) Upon consent of the General Partner to such assignment, which shall not be unreasonably withheld; and

         (c) Upon receipt by the General Partner of the Assignee's written representation that the Partnership Interest is to be acquired by the Assignee for the Assignee's own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

         (d) Notwithstanding the above, the Partners recognize, acknowledge and consent to the assignment of the Original Limited Partner's Interest.

         THE LIMITED PARTNERSHIP INTEREST AND THE SPECIAL LIMITED PARTNERSHIP INTEREST DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE SECURITIES LAW. THESE INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         Section 12.2 Effective Date of Transfer. Any assignment of a Limited Partner's Interest, Special Limited Partner's Interest or the Original Limited Partner's Interest pursuant to Section 12.1 shall become effective as of the last day of the calendar month in which the last of the conditions to such assignment are satisfied.

         Section  12.3  Invalid  Assignment.  Any  purported  assignment  of  an
Interest of a Limited Partner, Special Limited Partner or Original Limited Partner otherwise than in accordance with Section 12.1 or Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

         Section 12.4 Assignee's Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations and Distributions from the Partnership attributable to the Interest acquired by reason of any permitted assignment from and after the first day of the calendar month following the month which ends with the effective date of the transfer of such Interest as provided in Section 12.2. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership.

         Section 12.5 Substitution of Assignee as Limited Partner or Special Limited Partner.

         (a) An Assignee shall not have the right to become a substitute Limited Partner or substitute Special Limited Partner or substitute Original Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld.

         (b) A nonadmitted transferee of a Limited Partner's Interest or Special Limited Partner's Interest or Original Limited Partner's Interest in the Partnership shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise have been entitled with respect to the Interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner, Special Limited Partner or Original Limited Partner, provided, however, that the Partnership shall, if a transferee and transferor jointly advise the General Partner in writing of a transfer of an Interest in the Partnership, furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

         (c) The General Partner may elect to treat a transferee of a Partnership Interest who has not become a substitute Limited Partner or substitute Special Limited Partner or substitute Original Limited Partner as a Substitute Limited Partner or substitute Special Limited Partner or Original Limited Partner as the case may be, in the place of its transferor should the General Partner determine in its absolute discretion that such treatment is in the best interest of the Partnership.

         Section 12.6 Death, Bankruptcy, Incompetency, etc. of a Limited Partner. Upon the death, dissolution, adjudication of bankruptcy, or adjudication of incompetency or insanity of a Limited Partner or Special Limited Partner or Original Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner or Special Limited Partner or Original Limited Partner, as the case may be, for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to constitute a successor as a transferee of its Interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner. However, such executors, administrators or legal representatives will not have the right to become Substitute Limited Partners or substitute Special Limited Partners in the place of their respective predecessors-in-interest unless the General Partner shall so consent.

                                  ARTICLE XIII

                     WITHDRAWAL, REMOVAL AND REPLACEMENT OF
                                 GENERAL PARTNER

         Section 13.1 Withdrawal of General Partner.

         (a) The General Partner may not Withdraw (other than as a result of an Involuntary Withdrawal) without the Consent of the Special Limited Partner, and, to the extent required, of MHDC. Withdrawal shall be conditioned upon the agreement of the Special Limited Partner to be admitted as a successor General Partner, or if the Special Limited Partner declines to be admitted as a successor General Partner then on the agreement of one or more Persons who satisfy the requirements of Section 13.5 of this Agreement to be admitted as successor General Partner(s).

         (b) Each General Partner shall indemnify and hold harmless the Partnership and all Partners from its Withdrawal in violation of Section 13.1(a) hereof. Each General Partner shall be liable for damages to the Partnership resulting from its Withdrawal in violation of Section 13.1(a).

         Section 13.2 Removal of General Partner.

         (a) The Special Limited Partner or the Limited Partner, or both of them, may remove the General Partner:

                  (1)      For cause if such General Partner has:

                           (A)      Been subject to an event of Bankruptcy;

                           (B)      Committed  any fraud,  willful  misconduct,
breach of fiduciary duty or other negligent conduct in the performance of its duties under this Agreement;

                           (C)      Been convicted of, or entered into a plea
of guilty to, a felony;

                           (D)      Made personal use of Partnership funds or
properties;

                           (E)      Violated the terms of the Mortgage  Note,
and such violation prompts MHDC to issue a default letter or acceleration notice to the Partnership or General Partner;

                           (F)      Failed to provide any loan, advance,
Capital Contribution or any other payment to the Partnership required under this Agreement;

                           (G)      Failed to obtain  the  Consent  of the
Special Limited Partner prior to any decision, act or omission under circumstances where this Agreement requires that such consent be obtained;

                           (H) Breached any  representation,  warranty or
covenant contained in this Agreement, or failed to perform any other action which may be required by this Agreement;

                           (I)      Violated any federal or state tax law which
causes a recapture of LIHTC; or

                           (J)      Failed during any six-month  period  during
the Compliance Period to cause at least 85% of the total apartment units in the Project to qualify for LIHTC, unless such failure is the result of fire, flood, earthquake or other act of God or unless such failure is cured within 120 days after the end of the six-month period.

                  (2)      As provided in Section 6.2(a) hereof.

         (b) Written notice of the removal for cause of the General Partner shall be served by the Special Limited Partner or the Limited Partner, or both of them, upon the General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal, if any, and the date upon which the removal is to become effective.

         (c) Upon receipt of such notice of removal for cause, the General Partner shall cause an accounting to be prepared covering the transactions of the Partnership from the end of the previous fiscal year through the date of receipt of such notice, and thereafter it shall not sell or dispose of Partnership assets under any circumstances. The accounting shall be completed by the effective date of the removal and shall be in sufficient detail to accurately and fully reflect the earnings or losses for the period and the financial condition of the Partnership. If the General Partner fails to cause the accounting to be prepared within 30 days of receipt of the notice of removal for cause then the Limited Partner may cause the accounting to be prepared. The expenses of the accounting shall be borne by the General Partner.

         Section 13.3 Effects of a Withdrawal. In the event of a Withdrawal, the entire Interest of the Withdrawing General Partner shall immediately and automatically terminate on the effective date of such Withdrawal, and such General Partner shall immediately cease to be a General Partner, shall have no further right to participate in the management or operation of the Partnership or the Project or to receive any allocations or Distributions from the Partnership or any other funds or assets of the Partnership, except as specifically set forth below. In the event of a Withdrawal, any or all executory contracts, including but not limited to the Management Agreement, between the Partnership and the Withdrawing General Partner or its Affiliates may be terminated by the Partnership, with the Consent of the Special Limited Partner, upon written notice to the party so terminated.

    Furthermore, notwithstanding such Withdrawal, the Withdrawing General Partner shall be and shall remain, liable as a General Partner for all liabilities and obligations incurred by the Partnership or by the General Partner prior to the effective date of the Withdrawal, or which may arise upon such Withdrawal. Any remaining Partner shall have all other rights and remedies against the Withdrawing General Partner as provided by law or under this Agreement.

         The General Partner agrees that in the event of its Withdrawal it will indemnify and hold the Limited Partner and the Special Limited Partner harmless from and against all losses, costs and expenses incurred in connection with the Withdrawal, including, without limitation, all legal fees and other expenses of the Limited Partner and the Special Limited Partner in connection with the transaction.

         The  following  additional  provisions  shall  apply in the  event of a
Withdrawal:

         (a)  In  the  event  of  a  Withdrawal  which  is  not  an  Involuntary
Withdrawal, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, nor shall it be entitled to receive or to be paid by the Partnership any further payments of fees (including fees which have been earned but are unpaid) or to be repaid any outstanding advances or loans made by it to the Partnership or to be paid any amount for its former Interest. From and after the effective date of such Withdrawal, the former rights of the Withdrawing General Partner to receive or to be paid such allocations, Distributions, funds, assets, fees or repayments shall be assigned to the other General Partner or General Partners (which may include the Special Limited Partner), or if there is no other general partner of the Partnership at that time, to the Special Limited Partner.

         (b) In the event of an  Involuntary  Withdrawal,  except as provided in
Section 13.3(b)(3) below, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, provided that accrued and payable fees (i.e., fees earned but unpaid as of the date of Withdrawal) owed to the Withdrawing General Partner, and any outstanding loans of the Withdrawing General Partner to the Partnership, shall be paid to the Withdrawing General Partner in the manner and at the times such fees and loans would have been paid had the Withdrawing General Partner not Withdrawn. The Interest of the General Partner shall be purchased as follows:

                  (1) If the Involuntary Withdrawal arises from removal for cause as set forth in Section 13.2(a) hereof, the Withdrawn General Partner shall be entitled to receive as its sole compensation for its Interest in the Partnership an amount equal to its positive Capital Account balance determined as of the effective date of the removal, if any, payable upon the dissolution and termination of the Partnership after all of the Partners have been distributed the positive balances in their Capital Accounts.

                  (2) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), the Partnership, with the Consent of the Special Limited Partner, may, but is not obligated to, purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital. The purchase price of such Interest shall be its Fair Market Value as determined by agreement between the Withdrawing General Partner and the Special Limited Partner, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The cost of such arbitration shall be borne equally by the Withdrawing General Partner and the Partnership. The purchase price shall be paid by the Partnership by delivering to the General Partner or its representative the Partnership's non-interest bearing unsecured promissory note payable, if at all, upon liquidation of the Partnership in accordance with
Section 11.2(b). The note shall also provide that the Partnership may prepay all or any part thereof without penalty.

                  (3) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), and if the Partnership does not purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital, then the Withdrawing General Partner shall retain its Interest in such items, but such Interest shall be held as a special limited partner.

         Section 13.4 Successor General Partner. Upon the occurrence of an event giving rise to a Withdrawal of a General Partner, any remaining General Partner, or, if there be no remaining General Partner, the Withdrawing General Partner or its legal representative, shall promptly notify the Special Limited Partner of such Withdrawal (the "Withdrawal Notice"). Whether or not the Withdrawal Notice shall have been sent as provided herein, the Special Limited Partner shall have the right to become a successor General Partner (and to become the successor managing General Partner if the Withdrawing General Partner was previously the managing General Partner). In order to effectuate the provisions of this Section
13.4 and the continuance of the Partnership, the Withdrawal of a General Partner shall not be effective until the expiration of 120 days from the date on which occurred the event giving rise to the Withdrawal, unless the Special Limited Partner shall have elected to become a successor General Partner as provided herein prior to expiration of such 120-day period, whereupon the Withdrawal of the General Partner shall be deemed effective upon the notification of all the other Partners by the Special Limited Partner of such election.

         Section 13.5 Admission of Additional or Successor General Partner. No Person shall be admitted as an additional or successor General Partner unless
(a) such Person shall have agreed to become a General Partner by a written instrument which shall include the acceptance and adoption of this Agreement;
(b) the Consent of the Special Limited Partner to the admission of such Person as a substitute General Partner, which consent may be withheld in the discretion of the Special Limited Partner, shall have been given; and (c) such Person shall have executed and acknowledged any other instruments which the Special Limited Partner shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute General Partner. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the Withdrawal of the Withdrawing General Partner and the substitution of the successor General Partner. Nothing contained herein shall reduce the Limited Partner's Interest or the Special Limited Partner's Interest in the Partnership.

         Section 13.6 Transfer of Interest. Except as otherwise provided herein, the General Partner may not Withdraw from the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the Consent of the Special Limited Partner.

         Section 13.7 No Goodwill Value. At no time during continuation of the Partnership shall any value ever be placed on the Partnership name, or the right to its use, or to the goodwill appertaining to the Partnership or its business, either as among the Partners or for the purpose of determining the value of any Interest, nor shall the legal representatives of any Partner have any right to claim any such value. In the event of a termination and dissolution of the Partnership as provided in this Agreement, neither the Partnership name, nor the right to its use, nor the same goodwill, if any, shall be considered as an asset of the Partnership, and no valuation shall be put thereon for the purpose of liquidation or distribution, or for any other purpose whatsoever.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

         Section 14.1 Books and Accounts.

         (a) The General Partner shall cause the Partnership to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

                  (1) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Income and Losses of each Partner;

                  (2) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                  (3) copies of the Partnership's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

                  (4) copies of the original of this Agreement and all amendments thereto;

                  (5) financial statements of the Partnership for the six most recent fiscal years; and

                  (6) the Partnership's books and records for at least the current and past three fiscal years.

         (b) Upon the request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the expense of the Partnership, a copy of the information set forth in Section 14.1(a) above. The Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing, or any of the other books and records of the Partnership or the Project at its own expense.

         Section 14.2 Accounting Reports.

         (a) By March 1 of each calendar year the General Partner shall provide to the Limited Partner and the Special Limited Partner all tax information necessary for the preparation of their federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Project is located.

         (b) By March 1 of each calendar year the General Partner shall send to the Limited Partner and the Special Limited Partner: (1) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity and changes in cash flow for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's Accountants; (2) a report (which need not be audited) of any Distributions made at any time during the fiscal year, separately identifying Distributions from Cash Flow From Operations for the fiscal year, Cash Flow From Operations for prior years, Sale or Refinancing Proceeds, and reserves; (3) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the
Partnership for the fiscal year to the General Partner or Affiliates of the General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's Accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the Accountants consider appropriate in the circumstances; (4) a copy of the Project's rent roll for the most recent calendar quarter; (5) a statement signed by the General Partner indicating the number of apartment units which are occupied by Qualified Tenants; and (6) a report of the significant activities of the Partnership during the year.

         (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Project occurs, the General Partner shall send to the Limited Partner and the Special Limited Partner a report as to the nature of the Sale or Refinancing and as to the Income and Losses for tax purposes and proceeds arising from the Sale or Refinancing.

         Section 14.3 Other Reports. The General Partner shall provide to the Limited Partner and the Special Limited Partner:

         (a) During the period of construction, a copy of the initial construction schedule and any updates to the construction schedule, and by the tenth day of each month a copy of the previous month's Construction Loan draw request and the inspecting architect's application and certification of payment (AIA G702, or similar form acceptable to the Limited Partner);

         (b) During the rent-up phase, and continuing until the end of the first six-month period during which the Project has a sustained occupancy of 95% or better, by the tenth day of each month within such period a copy of the previous month's rent roll (through the last day of the month) and a tenant LIHTC compliance worksheet similar to the monthly initial tenant certification worksheet included in Exhibit "G" attached hereto and incorporated herein by this reference;

         (c) A quarterly tax credit compliance report similar to the worksheet included in Exhibit "G" due on or before April 30 of each year for the first quarter, July 31 of each year for the second quarter, October 31 of each year for the third quarter and January 31 of each year for the fourth quarter. In order to verify the reliability of the information being provided on the compliance report the Limited Partner may request a small sampling of tenant files to be provided. The sampling will include, but not be limited to, copies of tenant applications, certifications and third party verifications used to qualify tenants. If any inaccuracies are found to exist on the tax credit compliance report or any items of noncompliance are discovered then the sampling will be expanded as determined by the Limited Partner.

         (d) By September 15 of each year, an estimate of LIHTC for that year;

         (e) If the Project receives a reservation of LIHTC in one year but will not complete the construction and rent-up until a later year, the General Partner will provide to the Limited Partner by December 31 of the year during which the reservation is received an audited cost certification together with the accountant's work papers verifying that the Partnership has expended the requisite 10% of the reasonably expected cost basis to meet the carryover test provisions of Section 42 of the Code;

         (f) During the Compliance Period, no later than the day any such certification is filed, copies of any certifications which the Partnership must furnish to federal or state governmental authorities administering any Tax Credit program including, but not limited to, copies of all annual tenant recertifications required under Section 42 of the Code;

         (g) A quarterly report on operations, in the form attached hereto as Exhibit "G", due on or before April 30 of each year for the first quarter of operations, July 31 of each year for the second quarter of operations, October 31 of each year for the third quarter of operations and January 31 of each year for the fourth quarter of operations which shall include, but is not limited to, an unaudited income statement showing all activity in the reserve accounts required to be maintained pursuant to Section VIII of this Agreement, statement of income and expenses, balance sheet, rent roll as of the end of each calendar quarter of each year, and third party verification of current utility allowance;

         (h) By the annual renewal date of each and every year, an executed original or certified copy of each and every Insurance policy or certificate required by the terms of this Agreement;

         (i) On or before March 15th of each calendar year, the General Partner's updated financial statement as of December 31 of the previous year;

         (j) On or before November 1 of each calendar year, a copy of the following year's proposed operating budget. Each such budget shall contain an amount required for reserves in accordance with Article VIII and for the payment of real estate taxes, insurance, debt service and other payments. Such budget shall only be adopted with the Consent of the Special Limited Partner; and

         (k) Notice of the occurrence, or of the likelihood of occurrence, of any event which has had or is likely to have a material adverse effect upon the Project or the Partnership, including, but not limited to, any breach of any of the representations and warranties set forth in Section 9.11 of this Agreement, and any inability of the Partnership to meet its cash obligations as they become payable, within ten days after the occurrence of such event.

         Section 14.4 Late Reports. If the General Partner does not fulfill its obligations under Section 14.2 within the time periods set forth therein, the General Partner, using its own funds, shall pay as damages the sum of $100 per day (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. If the General Partner does not fulfill its obligations under Section 14.3 within the time periods set forth therein, the General Partner, using its own funds, shall pay as damages the sum of $100.00 per week (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partner, and failure to so pay shall constitute a material default of the General Partner hereunder and cause for removal under Section 13.2 hereof. In addition, if the General Partner shall so fail to pay, the General Partner and its Affiliates shall forthwith cease to be entitled to any fees hereunder (other than the Development Fee) and/or to the payment of any Cash Flow From Operations or Sale or Refinancing Proceeds to which the General Partner may otherwise be entitled hereunder. Payments of fees and Distributions shall be restored only upon payment of such damages in full.

         Section 14.5 Annual Site Visits. On an annual basis a representative of the Limited Partner, at the Limited Partner's expense, will conduct a site visit which will include, in part, an inspection of the property, a review of the office and tenant files and an interview with the property manager. The Limited Partner may, in its sole discretion, cancel all or any part of the annual site visit.

         Section 14.6 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate federal, state and local taxing authorities.

         Section 14.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

         Section 14.8 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partner with the Consent of the Special Limited Partner. All withdrawals therefrom shall be made upon checks signed by the General Partner or by any person authorized to do so by the General Partner. The General Partner shall provide to any Partner who requests same the name and address of the financial institution, the account number and other relevant information regarding any Partnership bank account.

         Section 14.9 Certificates and Elections.

         (a) The General Partner shall file the First Year Certificate within 90 days following the close of the taxable year during which Completion of Construction occurs and thereafter shall timely file any certificates which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code.

         (b) The General Partner, with the Consent of the Special Limited Partner, may, but is not required to, cause the Partnership to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                       AND LIQUIDATION OF THE PARTNERSHIP

         Section 15.1 Dissolution of Partnership. The Partnership shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events:

         (a) The  effective  date of the  Withdrawal  or removal of the  General
Partner, unless (1) at the time there is at least one other General Partner (which may be the Special Limited Partner if it elects to serve as successor General Partner under Section 13.4 hereof) who will continue as General Partner, or (2) within 120 days after the occurrence of any such event the Limited Partner elects to continue the business of the Partnership;

         (b) The sale of the Project and the receipt in cash of the full amount of the proceeds of such sale; or

         (c)      The written election to do so of the Limited Partner.

         Notwithstanding the foregoing, however, in no event shall the Partnership terminate prior to the expiration of its term if such termination would result in a violation of the Mortgage Note or any other agreement with or rule or regulation of MHDC to which the Partnership is subject.

         Section 15.2 Return of Capital Contribution upon Dissolution. Except as provided in Sections 7.3, 7.4 and 7.6 of this Agreement, which provide for a reduction or refund of the Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the General Partner, as well as the obligation of the Partnership, each Partner shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner. No Partner shall have any right to demand property other than money upon dissolution and termination of the Partnership, and the Partnership is prohibited from such a distribution of property absent the Consent of the Special Limited Partner.

         Section 15.3 Distributions of Assets. Upon a dissolution of the Partnership, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated as the liquidator of the Partnership by the Special Limited Partner or by the court in a judicial dissolution) shall take full account of the Partnership assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

         (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership pursuant to Section 11.2(a) through and including 11.2(c), the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts, after taking into account all allocations under Article X hereof.

         (b) In the event that a General Partner has a deficit balance in its Capital Account following the liquidation of the Partnership or its Interest, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year in which such liquidation occurs, such General Partner shall pay to the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

         The deficit make-up shall be paid by the General Partner by the end of such taxable year and shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. Notwithstanding, if the Special Limited Partner has become successor General Partner, it shall not be responsible for any deficit balance in its Capital Account which arose during the time the former General Partner served as General Partner.

         (c) With respect to assets distributed in kind to the Partners in liquidation or otherwise:

                  (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Partnership immediately prior to the liquidation or other Distribution event; and

                  (2) such Income and Losses shall be allocated to the Partners in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

         (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the Partnership's adjusted basis in such assets for book purposes. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon liquidation or other Distribution event, and nothing contained in Section 15.3(c) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the General Partner with the Consent of the Special Limited Partner.

         Section 15.4 Deferral of Liquidation. If at the time of liquidation the General Partner or other liquidator shall determine that an immediate sale of part or all of the Partnership assets could cause undue loss to the Partners, the liquidator may, in order to avoid loss, but only with the Consent of the Special Limited Partner, either defer liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Partners in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partners' Capital Accounts, as if such assets had been sold, in the manner described in Section 10.2, and such assets shall then be distributed to the Partners as provided herein. In applying the preceding sentence, the Project shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

         Section 15.5 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner and

Special Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in
Section 15.6.

         Section 15.6 Certificates of Dissolution; Certificate of Cancellation of Certificate of Limited Partnership.

         (a) Upon the dissolution of the Partnership, the General Partner shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of the State, a certificate of dissolution. The certificate of dissolution shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, the event causing the Partnership's dissolution and the date of the dissolution.

         (b) Upon the completion of the winding up of the Partnership's affairs, the General Partner shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State, a certificate of cancellation of the Certificate of Limited Partnership. The certificate of cancellation of the Certificate of Limited Partnership shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, and any other information which the General Partner determines to include therein.

                                   ARTICLE XVI

                                   AMENDMENTS

         This Agreement may be amended at any time by the Limited Partner. This Agreement may not be amended by the General Partner absent the Consent of the Special Limited Partner. Notwithstanding the foregoing, no amendment shall change the Partnership to a general partnership; extend the term of the Partnership beyond the date provided for in this Agreement; modify the limited liability of the Limited Partner and the Special Limited Partner; allow the Limited Partner to take control of the Partnership's business within the meaning of the Act; reduce or defer the realization of any Partner's interest in allocations, Distributions, capital or compensation hereunder, or increase any Partner's obligations hereunder, without the consent of the Partner so affected; or change the provisions of this Article XVI.

                                  ARTICLE XVII

                          THE ORIGINAL LIMITED PARTNER

         Section 17.1 Limited Liability of the Original Limited Partner. The Original Limited Partner will not be personally liable for the expenses, liabilities or obligations of the Partnership beyond the amount of its agreed Capital Contribution to the extent not paid.

         Section 17.2 Nonassessability of Original Limited Partner's Interest. The interest of the Original Limited Partner in the Partnership is nonassessable and, upon payment of the Capital Contributions required pursuant to Section 7.5, will be fully paid.

         Section 17.3 No Control of Management. Except as provided in this Agreement, the Original Limited Partner, as such, will take no part in or interfere in any manner with the conduct or control of the Partnership business and will have no right or authority to act for or bind the Partnership.

         Section 17.4 No Withdrawal of Contributions. The Original Limited Partner does not have the right to withdraw or reduce its contribution to the capital of the Partnership except as provided by law or this Agreement.

         Section 17.5 No Right to Partition. The Original Limited Partner does not have the right to require the partition of Partnership property.

         Section 17.6 Original Limited Partner's Rights. The Original Limited Partner is entitled:

         (a) to all of the rights granted to limited partners by the Act not inconsistent with this Agreement; and

         (b) to all rights and powers of the Original Limited Partner as set forth in this Agreement;

         In the event of the legal disability of the Original Limited Partner, its legal representative shall have all the rights of the Original Limited Partner hereunder.

         Section 17.7 Bankruptcy, Insolvency, Dissolution or Cessation of Existence of the Original Limited Partner. Upon the bankruptcy, insolvency, dissolution or other cessation of existence of the Original Limited Partner, its authorized representative will have all of the rights of the Original Limited Partner for the purpose of effecting the orderly winding up and dissolution of its business and such power as the Original Limited Partner possessed to constitute a successor as an assignee of its interest in the Partnership and to join with such assignee in substituting such assignee as a limited partner.

         Section 17.8 Outside Activities of the Original Limited Partner. The Original Limited Partner and its Affiliates and any Person holding a legal or beneficial interest in the Original Limited Partner may engage or possess interests in other business ventures of every kind and description for their own account including, without limitation, the direct or indirect ownership or management of other real estate projects, developments or undertakings. Neither the Partnership nor any of the Partners shall have any rights by virtue of this

Agreement in such independent business ventures or to income or profits derived therefrom.

         Section 17.9 Assignment of the Original Limited Partner's Partnership Interest.

         (a) The Original Limited Partner's partnership interest is assignable, in whole or in part, without the consent of the General Partner. An assignment of a Original Limited Partner's partnership interest or a portion thereof with the consent of the General Partner shall nevertheless not be effective unless and until a fully executed copy of the instrument of assignment has been received by the General Partner. Except as otherwise provided in Section 17.9(b) hereof and subject to the next sentence, an assignment of a Original Limited Partner's partnership interest or a portion thereof shall nevertheless not entitle the assignee to become a partner of the Partnership, and the assignee shall only be entitled to receive, in accordance with any agreement that it may have with the assignor, all or a portion of the Income and Losses, items of income, gain, expense, loss or credit and distributions of the Partnership otherwise allocable to the assignor in respect of such partnership interest or portion thereof, and the assignee shall not have any other rights of a partner of the Partnership, under this Agreement or otherwise. Notwithstanding the preceding sentence, any such assignee under an assignment as security for any indebtedness or obligation shall only be entitled to receive, in accordance with any agreement that it may have with the assignor, all or a portion of the distributions of the Partnership otherwise allocable to the assignor in respect of the Partnership interest or portion thereof assigned to such assignee, and it shall not have any rights of a partner of the Partnership whatsoever, under this Agreement or otherwise.

         (b) If there is an assignment of an Original Limited Partner's partnership interest or a portion thereof (other than an assignment as security referred to in the last sentence of Section 17.9(a) hereof) the assignee shall be admitted to the Partnership as a limited partner, and the Original Limited Partner whose partnership interest or a portion thereof has been assigned shall cease to be a limited partner of the partnership, in respect of such partnership interest or portion thereof, if and when all of the following requirements have been satisfied:

                  (1) The Original Limited Partner whose partnership interest or a portion thereof has been assigned (i) executes and delivers to the assignee, and delivers to the General Partner an executed copy of, a document under the terms of which he states that it is his desire that the assignee be admitted to the Partnership as a limited partner, in the place and stead of such Original Limited Partner, in respect of such partnership interest or portion thereof, and
(ii) executes and delivers to the General Partner such other instruments and documents as the General Partner shall require, in its sole and absolute discretion, which may include, but shall not necessarily be limited to, a document under the terms of which such Original Limited Partner acknowledges and agrees that it remains liable to the Partnership for the performance of any obligations that it may have to the Partnership in respect of the Partnership Interest or portion thereof so assigned;

                  (2) The assignee executes and delivers to the Original Limited Partner whose partnership interest or a portion thereof has been assigned to him (and if, for any reason, such Original Limited Partner is not the assignor under the assignment of the partnership interest or portion thereof to the assignee, the assignee also executes and delivers to the assignor under such assignment), and delivers to the General Partner an executed copy of, a document under the terms of which the assignee (i) accepts such assignment and states that it is his desire that it be admitted to the Partnership as a limited partner, in the place and stead of such Original Limited Partner, in respect of such partnership interest or portion thereof, (ii) assumes and agrees to perform the obligations of such Original Limited Partner to the Partnership in respect of such partnership interest or portion thereof, and (iii) agrees to be bound by, and to perform the provisions of, this Agreement, in respect of the partnership interest or portion thereof assigned to it; and the assignee executes and delivers to the General Partner such instruments and documents as the General Partner shall require, which may include, but shall not necessarily be limited to, a conformed counterpart of this Agreement; and

                  (3) The General Partner consents to the admission of the assignee to the Partnership as a limited partner, which consent may be given or withheld for any reason or for no reason in the sole and absolute discretion of the General Partner.

The Original Limited Partner whose partnership interest or a portion thereof has been assigned shall cease to be, and the assignee shall become, a limited partner of the Partnership in respect of the partnership interest or portion thereof so assigned, as of the date on which all of the requirements of this
Section 17.9(b) have been satisfied.

         (c) The General Partner shall have the right, power and authority to do all things necessary or advisable, in its judgment, to effect the admission to the Partnership as a Original limited partner of any assignee who is entitled to be so admitted under the terms of Section 17.9(b) hereof. The Original Limited Partner hereby agrees (and each assignee who is entitled to be admitted to the Partnership as a limited partner shall be deemed to have agreed, upon the execution of the instruments referred to in Section 17.9(b) hereof) that it shall, at the request of the General Partner, execute and deliver any and all instruments and documents that the General Partner requests in connection with the admission to the Partnership as a limited partner of any assignee who is entitled to be so admitted under the terms of Section 17.9(b) hereof.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

         Section 18.1 Voting Rights.

         (a) The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding the foregoing, the Limited Partner may, without the concurrence of the General
Partner:

                  (1) Approve or disapprove, but, except as otherwise expressly provided herein, not initiate, the Sale or Refinancing of the Project;

                  (2) Remove the General Partner and elect a substitute General Partner as provided in this Agreement;

                  (3) Elect a successor General Partner upon the Withdrawal of the General Partner;

                  (4) Approve or disapprove, but not initiate, the dissolution of the Partnership; or

                  (5) Subject to the provisions of Article XVI hereof, amend this Agreement.

         (b) On any matter where the Limited Partner has the right to vote, votes may only be cast at a duly called meeting of the Partnership or through written action without a meeting.

         (c) The Special Limited Partner shall have the right to consent to those actions or inactions of the Partnership and/or General Partner as otherwise set forth in this Agreement, and the General Partner is prohibited from any action or inaction requiring such consent unless such consent has been obtained.

         Section 18.2 Meeting of Partnership. Meetings of the Partnership may be called either (a) at any time by the General Partner; or (b) upon the General Partner's receipt of a written or facsimile request from the Limited Partner setting forth the purpose of such meeting. Within ten days after receipt of the Limited Partner's written or facsimile request for a meeting, the General Partner shall provide all Partners with written notice of the meeting (which shall be by telephone conference, or at the principal place of business of the Partnership or such other location referenced in the notice) to be held not less than 15 days nor more than 30 days after receipt of such written or facsimile request from the Limited Partner, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. If the General Partner fails to provide the written notice of the meeting within ten days after receipt of the Limited Partner's request to hold a meeting, then the Limited Partner may provide the written notice of the meeting to all the Partners, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. All meetings and actions of the Limited Partner shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as it shall be amended from time to time.

         Section 18.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

         To the General Partner:    MBL DEVELOPMENT CO.
                                    1200 South Outer Road, Suite 401
                                    Blue Springs, Missouri 64015


         To the Limited Partner:    WNC HOUSING TAX CREDIT FUND V, L.P.
                                    SERIES 4
                                    c/o WNC & Associates, Inc.
                                    3158 Redhill Ave., Suite 120
                                    Costa Mesa, CA   92626-3416

         To the Special
         Limited Partner:           WNC HOUSING, L.P.
                                    3158 Redhill Ave., Suite 120
                                    Costa Mesa, CA   92626-3416

         To the Original
         Limited Partner:           D. Kim Lingle
                                    1200 South Outer Road, Suite 401
                                    Blue Springs, Missouri 64015

         Section 18.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Partners.

         Section 18.5 Recording of Certificate of Limited Partnership. If the General Partner should deem it advisable to do so, the Partnership shall record in the office of the County Recorder of the county in which the principal place of business of the Partnership is located a certified copy of the Certificate of Limited Partnership, or any amendment thereto, after such Certificate or amendment has been filed with the Secretary of State of the State.

         Section 18.6 Amendment of Certificate of Limited Partnership.

         (a) The General Partner shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence thereof:

                  (1)      A change in the name of the Partnership.

                  (2) A change in the street address of the Partnership's principal executive office.

                  (3) A change in the address, or the Withdrawal, of a General Partner, or a change in the address of the agent for service of process, or appointment of a new agent for service of process.

                  (4) The admission of a General Partner and that Partner's address.

                  (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate of Limited Partnership or any amendment thereto.

         (b) The Certificate of Limited Partnership may also be amended in conformity with this Agreement at any time in any other respect that the General Partner determines.

         (c) The General Partner shall cause the Certificate of Limited Partnership to be amended, when required or permitted as aforesaid, by filing a certificate of amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The certificate of amendment shall set forth the Partnership's name, the Secretary of State's file number for the Partnership and the text of the amendment.

         Section 18.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

         Section 18.8 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         Section 18.9 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 18.10 Tax Matters Partners. All the Partners hereby agree that the Special Limited Partner shall be the "Tax Matters Partner" pursuant to the Code and in connection with any audit of the federal income tax returns of the Partnership; provided, however, that if the Special Limited Partner shall withdraw from the Partnership or become Bankrupt, the General Partner shall thereafter be the "Tax Matters Partner". If the Tax Matters Partner shall determine to litigate any administrative determination relating to federal income tax matters, it shall litigate such matter in such court as the Tax Matters Partner shall decide in its sole discretion. In discharging its duties and responsibilities, the Tax Matters Partner shall act as a fiduciary (i) to the Limited Partner (to the exclusion of the other Partners) insofar as tax matters related to the Tax Credits are concerned, and (ii) to all of the Partners in other respects. The Limited Partner will make no claim against the Partnership in respect of any action or omission by the Tax Matters Partner during such time as the Special Limited Partner acts as the Tax Matters Partner.

         Section 18.11  Expiration of Compliance Period.

         (a) Notwithstanding any provision hereof to the contrary (other than this Section 18.11), the Special Limited Partner shall have the right at any time after the beginning of the last year of the Compliance Period to require, by written notice to the General Partner, that the General Partner promptly submit a written request to the applicable State Tax Credit Agency pursuant to
Section 42(h) of the Code (or any successor provision) that such agency endeavor to locate within one year from the date of such written request a purchaser for the Project who will continue to operate the Project as a qualified low income property, at a purchase price that is not less than the minimum amount set forth in Section 42(h)(6) of the Code (or any successor provision). In the event that the State Tax Credit Agency obtains an offer satisfying the conditions of the preceding sentence, the General Partner shall promptly notify the Special Limited Partner in writing with respect to the terms and conditions of such offer, and, if the Special Limited Partner notifies the General Partner that such offer should be accepted, the General Partner shall cause the Partnership promptly to accept such offer and to proceed to sell the Project pursuant to such offer.

         (b) Notwithstanding any other provision of this Agreement to the contrary, the Special Limited Partner shall have the right at any time after the end of the Compliance Period to require, by written notice to the General Partner (the "Required Sale Notice"), that the General Partner promptly use its best efforts to obtain a buyer for the Project on the most favorable terms then available. The General Partner shall submit the terms of any proposed sale to the Special Limited Partner for its approval in the manner set forth in Section 18.11(a) hereof. If the General Partner shall fail to so obtain a buyer for the Project within six months of receipt of the Required Sale Notice or if the Consent of the Special Limited Partner in its sole discretion shall be withheld to any proposed sale, then the Special Limited Partner shall have the right at any time thereafter to obtain a buyer for the Project on terms acceptable to the Special Limited Partner (but not less favorable to the Partnership than any proposed sale previously rejected by the Special Limited Partner). In the event that the Special Limited Partner so obtains a buyer, it shall notify the General Partner in writing with respect to the terms and conditions of the proposed sale and the General Partner shall cause the Partnership promptly to sell the Project to such buyer.

         (c) A sale of the Project prior to the end of the Compliance Period may only take place if the conditions of Section 42(j)(6) of the Code (or any successor provision) will be satisfied upon such sale by having the purchaser of the Project post the required bond on behalf of the Partnership.

         Section 18.12 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 18.13 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

         Section 18.14 Governing Law. This Agreement and its application shall be governed by the laws of the State.

         Section 18.15 Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

         Section 18.16 Receipt of Correspondence. The Partners agree that the General Partner shall send to the Limited Partner and the Special Limited Partner a copy of any correspondence relative to the Project's noncompliance with the Mortgage Note, relative to the acceleration of the Mortgage Note and/or relative to the disposition of the Project.

         Section 18.17 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which any Partner may be subject under this Agreement, the Partnership shall have (and each Partner hereby grants to the Partnership) a security interest in all funds distributable to said Partner to the extent of the amount of such obligation.

         IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership of LAMAR PLAZA APTS., L.P., a Missouri limited partnership, is made and entered into as of the 14th day of January, 1997.

                                    GENERAL PARTNER

                                    MBL DEVELOPMENT CO.

                                    BY: ________________________________________
                                        D. KIM LINGLE,
                                        President

                                    ORIGINAL LIMITED PARTNER


                                    ----------------------------------------
                                    D. KIM LINGLE

                                    LIMITED PARTNER

                                    WNC HOUSING TAX CREDIT FUND V, L.P.,
                                    SERIES 4

                                    By:     WNC & ASSOCIATES, INC.
                                            General Partner


                                            By:      _________________________
                                                     John B. Lester, Jr.,
                                                     President

                                    SPECIAL LIMITED PARTNER

                                    WNC HOUSING, L.P.

                                    By:     WNC & ASSOCIATES, INC.
                                            General Partner

                                            By:      __________________________
                                                     John B. Lester, Jr.,
                                                     President

                       EXHIBIT A TO PARTNERSHIP AGREEMENT

                                LEGAL DESCRIPTION



All of Lots Thirteen (13),  Fourteen (14),  Fifteen (15), Sixteen 16), Seventeen
(17),  Eighteen (18),  Nineteen (19), Twenty (20),  Twenty-one (21),  Twenty-two
(22), Twenty-three (23), and Twenty-four (24), in WILSON MEADOW'S SUBDIVISION, in the City of Lamar, Mo., according to the recorded plat thereof; SUBJECT, however, to the provisions and terms of a certain City Zoning Ordinance No. 1100.

                       EXHIBIT B TO PARTNERSHIP AGREEMENT


                              FORM OF LEGAL OPINION


____________________________
c/o WNC & Associates, Inc.
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

RE:      LAMAR PLAZA APTS., L.P.

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the investment by _____________, a California limited partnership (the "Limited Partner") in LAMAR PLAZA APTS., L.P. (the
"Partnership"), a Missouri limited partnership formed to own, develop, (construct/-rehabilitate) finance and operate an apartment complex for low-income persons (the "Apartment Complex") in Lamar, Barton County, Missouri. The general partner(s) of the Partnership (is/are) MBL DEVELOPMENT CO. (the "General Partner(s)").

         In rendering the opinions stated below, we have examined and relied upon the following:

         (i)               [Certificate of Limited Partnership];

         (ii)              [Agreement of Limited Partnership] (the "Partnership
                            Agreement");

         (iii) A preliminary reservation letter from [State Allocating Agency] (the "State Agency") dated _________, 199___ conditionally awarding $_______________ in Federal tax credits annually for each of ten years and $_______________ in California tax credits annually for each of four years for the Apartment Complex; and

         (iv) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

         For purposes of rendering the opinions stated below we have assumed that, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that (a) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (b) the signatures on each original document are genuine, and (c) each party who executed the document had proper authority and capacity.

Based on the foregoing we are of the opinion that:

         (a)  ________________________,  one  of  the  General  Partners,  is  a
[corporation/partnership] duly formed and validly existing under the laws of the State of _____________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement. _____________________, one of the other General Partners, is a [corporation/partnership] duly formed and validly existing under the laws of the State of __________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement.

         (b) The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Missouri.

         (c) The Partnership is validly existing under and subject to the laws of Missouri with full power and authority to own, develop, [construct/rehabilitate], finance and operate the Apartment Complex and to otherwise conduct business under the Partnership Agreement.

         (d) Execution of the Partnership Agreement by the General Partner(s) has been duly and validly authorized by or on behalf of the General Partner(s) and, having been executed and delivered in accordance with its terms, the Partnership Agreement constitutes the valid and binding agreement of the General Partner(s), enforceable in accordance with its terms.

         (e) The execution and delivery of the Partnership Agreement by the General Partner(s) does not conflict with and will not result in a breach of any of the terms, provisions or conditions of any agreement or instrument known to counsel to which any of the General Partner(s) or the Partnership is a party or by which any of them may be bound, or any order, rule, or regulation to be applicable to any of such parties of any court or governmental body or administrative agency having jurisdiction over any of such parties or over the property.

         (f) To the best of counsel's knowledge, after due inquiry, there is no litigation or governmental proceeding pending or threatened against, or involving the Apartment Complex, the Partnership or any General Partner which would materially adversely affect the condition (financial or otherwise) or business of the Apartment Complex, the Partnership or any of the Partners of the Partnership.

         (g) The Limited Partner and the Special Limited Partner have been admitted to the Partnership as limited partners of the Partnership under __________ law and are entitled to all of the rights of limited partners under the Partnership Agreement. Except as described in the Partnership Agreement, no person is a partner of or has any legal or equitable interest in the

Partnership, and all former partners of record or known to counsel have validly withdrawn from the Partnership and have released any claims against the Partnership arising out of their participation as partners therein.

         (h) Liability of the Limited Partner for obligations of the Partnership is limited to the amount of the Limited Partner's capital contributions required by the Partnership Agreement.

         (i) Neither the General Partner(s) of the Partnership nor the Limited Partner nor the Special Limited Partner will have any liability for the Mortgage Note or the Mortgage Loan represented thereby (as those terms are defined in the Partnership Agreement, and the lender of the Mortgage Loan will look only to its security in the Apartment Complex for repayment of the Mortgage Loan.

         (j)      The Partnership owns a fee simple interest in the Apartment
Complex.

         (k) To the best of our actual knowledge and belief, after due inquiry, the Partnership has obtained all consents, permissions, licenses, approvals, or orders required by all applicable governmental or regulatory agencies for the development, [construction/rehabilitation] and operation of the Apartment Complex, and the Apartment Complex conforms to all applicable Federal, state and local land use, zoning, health, building and safety laws, ordinances, rules and regulations.

         (l) The Apartment Complex has obtained a preliminary reservation of low income housing tax credits ("LIHTC") from the State Agency. The final allocation of the LIHTC and ultimately eligibility of the Apartment Complex for such final allocation are subject to a series of requirements which must be met, performed or achieved at various times prior to and after such final allocation. Assuming all such requirements are met, performed or achieved at the time or times provided by applicable laws and regulations, the Apartment Complex will qualify for LIHTC.

         All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to, the applicability of, or liability under, any Federal, state or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances or the like.

         We express no opinion as to any matter except those set forth above. These opinions are rendered for use by the Limited Partner and its legal counsel which will rely on this opinion in connection with federal income tax opinions to be rendered by that firm. This opinion may not be delivered to or relied upon by any other person or entity without our express written consent.

Sincerely,




--------------------

                       EXHIBIT C TO PARTNERSHIP AGREEMENT

                           CERTIFICATION AND AGREEMENT

         CERTIFICATION AND AGREEMENT made as of the date written below by LAMAR PLAZA APTS., L.P., a Missouri limited partnership (the "Partnership"); MBL DEVELOPMENT CO. (the "General Partner"); and D. KIM LINGLE (the "Original Limited Partner") for the benefit of WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Investment Partnership"), and WNC & ASSOCIATES, INC. ("WNC").

         WHEREAS, the Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Partnership; and

         WHEREAS, the Investment Partnership and WNC have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Partnership;

         NOW, THEREFORE, to induce the Investment Partnership to enter into the Partnership Agreement and become a limited partner of the Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Partnership, the General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership and WNC.

         1. Representations, Warranties and Covenants of the Partnership, the General Partner and the Original Limited Partner

         The Partnership, the General Partner and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership and WNC that, with respect to the Partnership, as of the date hereof:

                  1.1 The Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Partnership, the General Partner and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Partnership, the General Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Partnership or any General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Partnership or any General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Partnership, the General Partner and the Original Limited Partner, enforceable against each of them in accordance with its terms.

                  1.2 The General Partner has delivered to the Investment Partnership, WNC or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Partnership. All factual information provided to the Investment Partnership, WNC or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

                  1.3 Each of the representations and warranties contained in the Partnership Agreement is true and correct as of the date hereof.

                  1.4 Each of the covenants and agreements of the Partnership and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

                  1.5 All conditions to admission of the Investment  Partnership
as  the  investment  limited  partner  of  the  Partnership   contained  in  the
Partnership Agreement have been satisfied.

                  1.6 No default has occurred and is continuing under the Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Partnership.

                  1.7 The Partnership will allocate to the Limited Partner and the Special Limited Partner the Projected Annual Tax Credits and will allocate to the Original Limited Partner the Missouri Tax Credits.

                  1.8 The General Partner agrees to take all actions necessary to claim the Projected Tax Credit, including, without limitation, the filing of

Form(s) 8609 with the Internal Revenue Service.

                  1.9 No person or entity other than the Partnership holds any equity interest in the Apartment Complex.

                  1.10 The Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

                  1.11 The Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

                  1.12 No person or entity except the Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

                  1.13 No General Partner is related in any manner to the Investment Partnership, nor is any General Partner acting as an agent of the Investment Partnership.

         2.       Miscellaneous

                  2.1 This Certification and Agreement is made solely for the benefit of the Investment Partnership and WNC, and their respective successors and assignees, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  2.2 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                  2.3   Capitalized   terms   used  but  not   defined  in  this
Certification Agreement shall have the meanings given to them in the Partnership Agreement.

         IN WITNESS WHEREOF, this Certificate and Agreement is made and entered into as of the day of , 199__.

PARTNERSHIP

LAMAR PLAZA APTS., L.P.



MBL DEVELOPMENT CO.


By:     ___________________________
         D. KIM LINGLE,
         President


GENERAL PARTNER


MBL DEVELOPMENT CO.


By:     __________________________
         D. KIM LINGLE,
         President

ORIGINAL LIMITED PARTNER


By:     __________________________
         D. KIM LINGLE

                     EXHIBIT D TO THE PARTNERSHIP AGREEMENT

                          GENERAL PARTNER CERTIFICATION

         This General Partner Certification is being issued to WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 ("Limited Partner") by MBL DEVELOPMENT CO., General Partner of LAMAR PLAZA APTS., L.P., a Missouri limited partnership ("Partnership") in accordance with Section 7.2 of the Amended and Restated Agreement of Limited Partnership of the Partnership ("Partnership Agreement").

         Capitalized  terms  used  but  not  defined  in  this  General  Partner
Certification  shall  have  the  meanings  given  to  them  in  the  Partnership
Agreement.

         WHEREAS, the Limited Partner is scheduled to make a Capital Contribution to the Partnership;

         WHEREAS, the Partnership Agreement requires the General Partner to issue this Certification prior to the Limited Partner's payment; and

         WHEREAS, the Limited Partner shall rely on this Certification in evaluating the continued merits of its investment in the Partnership;

         NOW, THEREFORE, to induce the Limited Partner to make its scheduled Capital Contribution to the Partnership, the General Partner represents and warrants to the Limited Partner that the following are true and correct as of the date written below:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

         (b) The Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

         (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by MHDC, if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of MHDC and any applicable governmental entities, if such approval shall be required.

         (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (e) Additional  Improvements on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (f) No Partner has or will have any personal liability with respect to, or has or will have personally guaranteed the payment of, the Mortgage.

         (g) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j)      The Partnership owns the fee simple interest in the Project.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) A builder's risk insurance policy in favor of the Partnership will be and is in full force and effect until Completion of Construction.

         (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of the Partnership Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the project. The General

Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of the Partnership Agreement.

         (o) The Partnership will allocate to the Limited Partner and the Special Limited Partner the Projected Annual Tax Credits and will allocate to the Original Limited Partner the Missouri Tax Credits.

         (p) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

         (q) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

         (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

         (s) The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

         (t) No event has occurred which constitutes a material default under any of the Project Documents.

         (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

         (v) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (w) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (x) The General Partner has and shall maintain a net worth equal to at least $500,000 computed in accordance with generally accepted accounting principles.

         IN WITNESS WHEREOF, the undersigned have set their hands to this General Partner Certification this day of 199__.


MBL DEVELOPMENT CO.,
General Partner


By:  _________________________
     D. KIM LINGLE,
     President

                       EXHIBIT E TO PARTNERSHIP AGREEMENT

                         FORM OF COMPLETION CERTIFICATE

            (to be used when construction [rehabilitation] completed)


                             COMPLETION CERTIFICATE


The undersigned, an architect duly licensed and registered in the State of Lamar, Barton County, Missouri, has prepared final working plans and detailed specifications for LAMAR PLAZA APTS., L.P., a Missouri limited partnership (the "Partnership"), between _____________, a California limited partnership ("Limited Partner") and the Partnership in connection with the construction [rehabilitation] of improvements on certain real property located in Lamar, Barton County, Missouri (the "Improvements").

The undersigned hereby certifies (i) that the Improvements have been completed in accordance with the aforesaid plans and specifications, (ii) that a permanent certificate of occupancy and all other permits required for the continued use and occupancy of the Improvements have been issued with respect thereto by the governmental agencies having jurisdiction thereof, (iii) that the Improvements are in compliance with all requirements and restrictions of all governmental authorities having jurisdiction over the Improvements, including, without limitation, all applicable zoning, building, environmental, fire, and health ordinances, rules and regulations and (iv) that all contractors, subcontractors and workmen who worked on the Improvements have been paid in full except for normal retainages and amounts in dispute.



-----------------------------------
Project Architect

Date:  ____________________________



Confirmed by:


-----------------------------------
General Partner

Date:  ____________________________

                          EXHIBIT F TO THE PARTNERSHIP

                           [ACCOUNTANT'S CERTIFICATE]
                            [Accountant's Letterhead]



_______________, 199____


__________________________
c/o WNC & Associates, Inc.
3158 Redhill Ave., Suite 120
Costa Mesa, California 92626

RE:  Partnership
     Certification as to Amount
     of Eligible Tax Credit Base

Gentlemen:

In connection with the acquisition by _____________ (the "Limited Partner") of a limited partnership interest in LAMAR PLAZA APTS., L.P., a Missouri limited partnership (the "Partnership") which owns a certain parcel of land located in Lamar, Barton County, Missouri and improvements thereon (the "Project"), the Limited Partner has requested our certification as to the amount of low-income housing tax credits ("Tax Credits") available with respect to the Project under
Section 42 of the Internal Revenue Code of 1986, as amended (the "Code"). Based upon our review of [the financial information provided by the Partnership] of the Partnership, we are prepared to file the Federal information tax return of the Partnership claiming annual Tax Credits in the amount of $_______________, which amount is based on an eligible basis (as defined in Section 42(d) of the Code) of the Project of $________________, a qualified basis (as defined in
Section 42(c) of the Code) of the Project of $_________________ and an applicable percentage (as defined in Section 42(b) of the Code) of _____%.

Sincerely,


-------------------------

                              REPORT OF OPERATIONS

                 QUARTER ENDED:____________________________,199X

-------------------------------------       -----------------------------------
LOCAL PARTNERSHIP:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
GENERAL PARTNER:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
FIRM NAME:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
PROPERTY NAME:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
                                            -----------------------------------
-------------------------------------       -----------------------------------
RESIDENT MANAGER:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
ACCOUNTANT:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
FIRM:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

------------------------------------       -----------------------------------
MANAGEMENT COMPANY
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CONTACT:
-------------------------------------       -----------------------------------

-------------------------------------------------------------------------------

                              OCCUPANCY INFORMATION


A. Number of Units_____ Number of RA Units_____ Number of Section 8 Tenants ____


B. Occupancy for the Quarter has: Increased ____ Decreased_____
                                  Remained the Same _____


C. Number of:  Move-Ins ______   Move-Outs __________   % of Occupancy ______


D. Average length of tenant residency:   1-6 months ______   6-12 months ______

                                         1-3 years  ______   Over 4 years_____

E. Number of Basic rent qualified applicants on waiting list:  ________

F. If the apartments are less than 90% occupied, please explain why and describe what efforts are being made to lease-up remaining units.

 ___________________________________________________________________________

G. On site manager:   Full Time__________  Part Time____________.

   If part-time, the number of hours per week_____________.

                             OPERATIONAL INFORMATION

                Rent Schedule and Increases from Previous Quarter


                       Number     Monthly Rent         Rent Increases  Effective
                       of Units   Basic / Market    Amount    Percent    Date


1 Bedroom              ________   ______________    _________________  ________

2 Bedroom              ________   ______________    _________________  ________

3 Bedroom              ________   ______________    _________________  ________


                              PROPOSED MAINTENANCE


                                       Completed        Funded by
   Type                Description        or            Operations or    Amount
                                        Planned         Reserves
------------------------------------------------------------------------------
Interior Painting
------------------------------------------------------------------------------
Exterior Painting
------------------------------------------------------------------------------
Siding
------------------------------------------------------------------------------
Roofing
------------------------------------------------------------------------------
Drainage
------------------------------------------------------------------------------
Paving
------------------------------------------------------------------------------
Landscaping
------------------------------------------------------------------------------
Playground
------------------------------------------------------------------------------
Community Room
------------------------------------------------------------------------------
Laundry Room
------------------------------------------------------------------------------
Common Areas
------------------------------------------------------------------------------
Carpet
------------------------------------------------------------------------------
Appliances
------------------------------------------------------------------------------
Lighting
------------------------------------------------------------------------------
Other
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Please describe in detail any major repairs:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                              CONDITION OF PROPERTY

THE OVERALL APPEARANCE OF THE BUILDING(S) IS:

Excellent                  Good                     Fair                Bad


THE OVERALL APPEARANCE OF THE GROUNDS IS:

Excellent                  Good                     Fair                 Bad


EXTERIOR CONDITION (Please Check Appropriate Box)
------------------------------------------------------------------------------
Type of Condition        Excellent       Good          Fair    Problems/Comments
------------------------------------------------------------------------------
Signage
-------------------------------------------------------------------------------
Parking Lots
-------------------------------------------------------------------------------
Office/Storage
-------------------------------------------------------------------------------
Equipment
-------------------------------------------------------------------------------
Community Building
-------------------------------------------------------------------------------
Laundry Room
-------------------------------------------------------------------------------
Benches/Playground
-------------------------------------------------------------------------------
Lawns, Plantings
-------------------------------------------------------------------------------
Drainage, Erosion
-------------------------------------------------------------------------------
Carports
-------------------------------------------------------------------------------
Fences
-------------------------------------------------------------------------------
Walks/Steps/Guardrails
-------------------------------------------------------------------------------
Lighting
-------------------------------------------------------------------------------
Painting
-------------------------------------------------------------------------------
Walls/Foundation
-------------------------------------------------------------------------------
Roof/Flashing/Vents
-------------------------------------------------------------------------------
Gutters/Splashblocks
-------------------------------------------------------------------------------
Balconies/Patios
-------------------------------------------------------------------------------
Doors Windows/Screens
-------------------------------------------------------------------------------
Elevators
-------------------------------------------------------------------------------


INTERIOR CONDITION
-------------------------------------------------------------------------------
Stairs
-------------------------------------------------------------------------------
Flooring
-------------------------------------------------------------------------------
Doors/Cabinets/Hardware
-------------------------------------------------------------------------------
Drapes/Blinds
-------------------------------------------------------------------------------
Interior Painting
-------------------------------------------------------------------------------
Refrig/Stoves/Sinks
-------------------------------------------------------------------------------
Bathroom/Tubs/Showers
    Toilets
-------------------------------------------------------------------------------

                                FINANCIAL STATUS

A. Replacement Reserve is: Fully-funded Under-funded Amount (complete attached schedule)
       Tax/Insurance Escrow is: Fully-funded Under-funded Amount (complete attached schedule)
       Property is operating at a:    Surplus       Deficit         Amount

       If deficit, General Partner funding?        Yes        No      Amount

       Mortgage Payments are:   On Schedule        Delinquent        Amount

       Are the taxes current?          Yes                                No
       (please provide copy of paid tax bill)
       Is the insurance current?       Yes             No          Renewal Date
       (please provide copy of yearly renewal)
B.     Please note and explain any significant changes in the following:


       Administrative Expense   Increase        Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Repairs/Maintenance Expense      Increase    Decrease         Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Utility Expense        Increase          Decrease             Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Taxes/Insurance Expense    Increase       Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------


C.     Do you anticipate making a return to owner distribution?   Yes      No


       Explanation:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

D.     Please explain in detail any change in the financial condition:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
E.     Any insurance claims files?  Yes______   No______
       If yes, please explain:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

                              SCHEDULE OF RESERVES

                            Replacement    Tax & Insurance    Other      Total

Beginning Balance:

Deposits:

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

Total Deposits
                          -----------       ----------       -------    -------
Authorized Disbursements:
       Description:

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

Total Disbursements:     -----------        ----------       --------    ------

Ending Balance: (1)      -----------        ----------       --------    ------

Required Balance:        -----------        ----------       --------    ------

Over/under funding:      -----------        ----------       --------    ------

(1) Must agree with amount shown on the balance sheet.



Prepared By:                                                Date:
-------------------------------------------------------------------------------
Firm:                                                       Telephone:
-------------------------------------------------------------------------------

Reminder: Please include the following documents:

              1. Completed Report of Operations
              2. Balance Sheet
              3. Statement of Income & Expenses
              4. Rent roll for quarter ending
              5. Tax Credit Compliance Report

                          INITIAL TENANT CERTIFICATIONS
                                 PARTNERSHIP NAME

Fund:          Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
Property Name: [ ] 20/50 or [  ] 40/60 Election
Address:       Does the 51% average apply? [  ] Y [  ] N
               Deeper Set-Aside __% @ 50% AMI

County:
                               Management Company
[ ] Multi-Family                                    Contact Person:
[ ] Elderly

  24 Number of Units                                Phone #

     Number of Exempt
     Units
LIHTC Project#

-----------------------------------------------------------------------------
                                                                Gross   Move-In
Unit  First Time   Move-In  No. of                      No. in Income   Income
No.   Tenant Name  Date     Bdrms  Sq. Ft.   Set-Aside  Unit   Move-In  Limits
-------------------------------------------------------------------------------
      BIN #        Certificate of Occupancy Date:
-----------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     BIN #          Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     BIN #           Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

Tenant                                                            Tenant
Income       Income         Asset      Unit   Rent      Tenant    Utility
Qualified Verification  Verification   Rent   Subsidy   Payment   Allowance

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

     Tenant                   Tenant            Overall
Gross     Maximum             Rent              Tenant
Rent      Rent                Qualified         Eligible

-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME


Quarter Ending: Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
                [  ] 20/50 or [  ] 40/60 Election
                Does the 51% average apply? [  ] Y [  ] N
                Deeper Set-Aside : ( List Details)



County:    Allocation:                                 Management Company:

           Pre-1990 (Rent based on number of persons)  Contact Person:
           Elected to change No. Bedrm
           Post-1989 (Based on number of Bedroom)

[  ] Multi-Family  [  ] Elderly                         Phone No.

      Number of Units
      Number of Exempt Units                            Fax No.
                                                        Prepared by:

LIHTC Project#
-----------------------------------------------------------------------------
                                                          Gross    Annual
Unit   Tenant    Move-In   No. Of   Inc.   Set-  No. In   Annual   Income
No.    Name      Date      Bdrms    Pct.  Aside  Unit     Income   Limits
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME
(CONTINUED)


Annual  Tenant                                   Less
Recert.  Income      Income     Assets   Unit    Rent     Tenant
Date   Qualified   Verified   Verified   Rent  Subsidy   Payment

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

        Tenant              Tenant     Overall
Utility   Gross   Maximum    Rent       Tenat
Allow.    Rent    Rent    Qualified    Eligible

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       Tenant Tax Credit Compliance Audit
                         Document Transmittal Checklist

Unit Number          Property Name                                   Date


Tenant Name                                               Completed By:


Initial  _________        Annual________
  Check Box for Type of Certification         Management Company
                                                 This Section For WNC Use Only
Check Documents Being Sent
                                                          Received.  Reviewed
___Internal Checklist or worksheet
___Initial - Rental Application/Rental Agreement
___Initial - Questionnaire of Income/Assets
___Recertification   -  Questionnaire  of  Income/Assets
___Recertification  -   Addendum  to  Lease
___Employment Verification
___Employment Termination Verification
___Military  Verification
___Verification  of  Welfare  Benefits
___Verification of Social Security Benefits
___Verification   of   Disability    Benefits
___Unemployment    Verification
___Verification   of   Unemployment   Compensation
___Verification   Worksmen Compensation
___Retirement/Annuities  Verification
___Verification of Veterans Pension
___Verification  of Child Support
___Verification  of Alimony  Support
___Disposed  of  Assets  Last  2 yrs.
___Real  Estate
___Investment
___Assets Verifications  (savings,  stocks etc.)
___Trusts/with Current Tax Return
___Lump Sum Settlements
___Notarized Affidavit of Support
___Certification of Handicap
___Notarized  Self-Employed-Tax  Return
___Notarized  statement  of  no  income
___Tenant Certification
------------------------------------------------------------------------------
                                   This Section For WNC Use Only

         YES  NO
                     Are all required forms completed?
                     Are all required forms dated?
                     Did the Manager and Tenant sign all documents?
                     Third party verification of income completed?
                     Third party verification of assets completed?
                     Are verifications completed for all members 18 yrs. and over?
                     Did all the members of the household 18 yrs. and over sign all documents?
                     Is lease completed with a minimum of six months/ SRO monthly?
                     Addendum completed?
                     Tenant Certification completed?
                     Are all members of the household full-time students?
                     Is utility allowance correct?
                     Is correct income limit being used?
                     Is correct rent limit being used?

                       For tenants with no income

                     Was notarized statement of no income obtained with tax return?
                     or Were all sources verified (AFDC, Unemployment,
                        Soc. Sec., Disability)?

                        TAX CREDIT COMPLIANCE MONITORING:
                              ANNUAL CERTIFICATION


         As General Partner of LAMAR PLAZA APTS., L.P., I hereby certify as to the following:

     1.  LAMAR  PLAZA  APTS.,   L.P.  owns  a  twenty-eight  (28)  unit  project
("Project") in Lamar, Barton County, Missouri.

     2. An annual income certification (including supporting documentation) has been received from each tenant. The income certification reflects that the tenant's income meets the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Internal Revenue Code ("Code").

     3. The Project satisfies the requirements of the applicable minimum set aside test as defined in Section 42(g)(1) of the Code.

     4. Each unit within the Project is rent restricted as defined in Section 42(g)(2)of the Code.

     5. Each unit in the Project is available for use by the general public and not for use on a transient basis.

     6. Each building in the Project is suitable for occupancy in accordance with local health, safety, and building codes.

     7. During the preceding calendar year, there had been no change in the eligible basis, as defined in Section 42(d)of the Code, of any building within the Project.

     8. All common area facilities included in the eligible basis of the Apartment Complex are provided to the tenants on a comparable basis without a separate fee to any tenant in the Project.

     9. During the preceding calendar year when a unit in the Project became vacant reasonable attempts were made to rent that unit to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code and while that unit was vacant no units of comparable or smaller size were rented to tenants whose income did not meet the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

     10. If the income of a tenant in a unit increased above the limit allowed in Section 42 (g)(2)(D)(ii), then the next available unit of comparable or smaller size was rented to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

IN VERIFICATION OF THE FOREGOING ENCLOSED HEREWITH IS A COPY OF THE ANNUAL INCOME CERTIFICATION RECEIVED FROM EACH TENANT IN THE PROJECT. UPON REQUEST I WILL PROVIDE COPIES OF ALL DOCUMENTATION RECEIVED FROM THE TENANT TO SUPPORT THAT CERTIFICATION.

         I declare under penalty of perjury under the law of the State of Missouri that the foregoing is true and correct.


       Executed this     day of            at              ,                  .



------------------------------------

                                     Calculation of Debt Service Coverage


                                           Month 1       Month 2        Month 3
                                      ------------  ------------   ------------

               INCOME

Gross Potential Rent
Other Income
Vacancy      Loss
                                      ------------  ------------   ------------
Adjusted Gross Income
                                      ------------  ------------   ------------

                      OPERATING EXPENSES

Utilities
Maintenance
Management Fee
Administration
Insurance
Real Estate Taxes
Other Expenses
                                      ------------  ------------   ------------
Total Operating Expenses
                                      ------------  ------------   ------------

Net Operating Income (1)
Accrual adjustments for:
             R/E Taxes
             Insurance
             Tax/ Accounting
             Other
Replacement Reserves

                                      ============  ============   ============
Income for DSC Calculation
                                      ============  ============   ============

                                      ------------  ------------   ------------
Stabilized Debt Service
                                      ------------  ------------   ------------

                                      ------------  ------------   ------------
Debt Service Coverage (2)
                                      ------------  ------------   ------------


(1) This number should reconcile easily with the monthly financial statements

(2) The ratio between the Income for DSC calculation and Stabilized Debt Service. As example, a 1.15 DSC means that for every $1.00 of Stabilized Debt Service required to be paid there must be $1.15 of Net Operating Income available.

                            DEVELOPMENT FEE AGREEMENT


         This DEVELOPMENT FEE AGREEMENT ("Agreement"), is entered into as of the date written below by and between MBL Development Co. ("Developer") and LAMAR PLAZA APTS., L.P., a Missouri limited partnership ("Owner"). Developer and Owner collectively may be referred to as the "Parties" or individually may be referred to as a "Party".

                                    RECITALS

         A. Owner has acquired the real property located in Lamar, Barton County, Missouri, as more particularly described in Exhibit A attached hereto and incorporated herein (the "Real Property").

         B. Owner intends to develop on the Real Property a twenty-eight (28) unit low-income rental housing complex and other related improvements, which is intended to qualify for federal low-income housing tax credits (the "Project").

         C. Prior to the date of this Agreement Developer has performed substantial development services with respect to the Project as specified in
Section 2.3 of this Agreement. Developer has also agreed to oversee the development of the Project until all construction work is completed and to provide certain services relating thereto. The Parties recognize and acknowledge that the Developer is, and has been, an independent contractor in all services rendered to, and to be rendered to, the Owner pursuant to this Development Fee Agreement.

         D. Owner desires to commit its existing development agreement with Developer into writing through this Development Fee Agreement for Developer's services to manager, oversee, and complete development of the Project. Developer desires to commit its existing development agreement with Owner into writing through this Development Fee Agreement and Developer is willing to assign all development rights to the Project to Owner, to undertake performance of such development services, and to fulfill all obligations of the Developer set forth in this Agreement, in consideration of Owner's restated promise to pay to Developer the fee specified in this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and undertakings in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Developer agree as follows.

                                    SECTION I
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall, when capitalized, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Construction Documents" means the contract documents between the Owner and the Construction Lender pertaining to construction of the Project.

         "Construction Lender" means Missouri Housing Development Commission, which has committed to make a loan to finance construction of the Project.

         "Construction Loan" means the loan to finance construction of the Project, made to Owner by the Construction Lender.

         "Contractor" means MBL DEVELOPMENT CO.

         "Department" means the Missouri agency responsible for the reservation and allocation of Tax Credits.

         "Development Fee" means the fee for development  services  described in
Section 2 of this Agreement.

          "Permanent Loan Funding Date" means the date on which the loan between Owner and Missouri Housing Development Commission is closed and funded; all construction costs are paid in full and the Construction Loan repaid in full; and the issuance of a certificate of occupancy by the governmental agency having jurisdiction over the Project.

          "Tax  Credits"  means the  low-income  housing tax credits  found in
Section 42 of the Code, and all rules, regulations, rulings, notices and other promulgations thereunder.

                                    SECTION 2
                     ENGAGEMENT OF DEVELOPER; FEE; SERVICES

         2.1 Engagement; Term. Owner hereby confirms the engagement of Developer to act as developer of the Project, and to perform the various covenants and obligations of the Developer under this Agreement. Developer hereby confirms and accepts such engagement, and agrees to perform fully and timely each and every one of its obligations under this Agreement. The term of such engagement shall commence on the date hereof and subject to the pre-payment provisions of Section 3 shall expire on December 31, 2004.

         2.2 Development Fee. In consideration of Developer's prior activities and agreement to provide development services during the term of this Agreement and the assignment of all development rights for the Project, Owner agrees to pay the Developer a Development Fee in the amount of $146,700. The Development Fee shall be payable in accordance with Section 3 of this Agreement. If the Development Fee is not paid in full at the Permanent Loan Funding Date then the unpaid portions shall bear interest at the rate equal to the 5-year Treasury money rate in effect as of the Permanent Loan Funding Date.

         2.3      Development Services.

                  (a) Prior Services. Owner acknowledges that Developer has, prior to the date hereof, performed substantial development services relating to the Project. Such services (the "Prior Services") have included the following:

     (1) Developer has located, negotiated and closed on the purchase of the Real Property.

     (2) Developer has made an application for Tax Credits to the Department.

     (3) Developer has negotiated, conferred and worked with the Department to obtain a reservation of Tax Credits for the Owner on the Project.

     (4) Developer has negotiated, conferred and worked with the Department to obtain an allocation of Tax Credits for the Owner on the Project.

     (5) Developer has negotiated and conferred with the environmental engineer to provide a full environmental evaluation of the Real Property.

     (6) Developer has negotiated and conferred with a market analyst to provide a full market feasibility study of the Project.

     (7) Developer has negotiated, conferred and caused the Owner to execute an architectural contract for the planning and design of the Project.

     (8) Developer has created, refined and analyzed the financial projections for the Project.

     (9) Developer has negotiated, conferred, and worked with the Project architects, engineers and Contractor with regard to preparation, refinement, and finalization of the plans and specifications for the Project, and projected construction schedules and costs.

     (10) Developer has applied for zoning approvals, land use approvals and development permits necessary for the Project, and has conferred and worked with the City of Lamar planning and building agencies with regard to such approvals and permits.

     (11) Developer has negotiated and conferred with the Construction Lender to obtain the Construction Loan.

     (12) Developer has negotiated and conferred with an insurance carrier to provide a builder's risk policy during construction.

     (b) Future Services. Developer hereby agrees to perform the following development services for and as an agent of Owner:

     (1) Construction and Development Matters. Developer shall oversee construction of the Project on Owner's behalf, as provided in this Section 2.3(b)(1). Owner shall allow Developer full access to the Project during the construction period. Developer and Developer's agents shall perform their work in a manner that minimizes interference with the management and operation of the Project.

     (A) Developer shall exert its best efforts to ensure that the Contractor performs its obligations under the Construction Documents in a diligent and timely manner.

     (B) Developer shall participate in and provide assistance with regard to pre-construction conferences and pre-construction documents, including drawings, specifications, contracts, and schedules.

     (C)   Developer   shall  review  all   Construction   Documents,   identify
construction issues and participate in the resolution of such issues.

     (D) Developer shall attend construction progress meetings at the Project site to monitor construction progress and advise Owner and the Contractor with respect to the resolution of construction issues.

     (E) Developer shall review the Contractor's monthly pay applications.

     (F) Developer shall monitor the Contractor's progress with respect to the approved Project schedule and keep the Owner informed of all pertinent Project issues and construction progress.

     (G) Developer shall advise Owner with respect to relations with engineers, architects, and other construction professionals.

     (H) Developer shall be available for immediate response in critical situations arising during the construction of the Project.

     (I) Developer shall coordinate relations with the City of Lamar and other governmental authorities having jurisdiction over development of the Project.

     (2) Tax Credit Matters. From the date hereof through the completion of construction of the Project, the Developer shall provide the following services to owner with regard to the Tax Credits which services do not constitute the rendering of legal or tax advice:

     (A) Developer shall consult with and advise Owner concerning construction issues that could affect the amount of Tax Credits for which the Project is eligible.

     (B)  Developer  shall  consult  with and advise  Owner with  respect to the
requirements  of  the  Department  as  they  relate  to  the   construction  and
development of the Project.

     (C) Developer shall monitor construction progress with respect to the Project schedule agreed to with the Department, if any.

     (D) Developer shall coordinate and participate in any conferences with the Department relating to the Project and construction matters.

     (c) Assignment of Development Rights. Developer hereby assigns to Owner all rights to the development of the Project, including but not limited to, all tangible and intangible rights arising with respect to the name LAMAR PLAZA APTS., L.P., the design of the Project, the plans and specifications for the Project and all rights arising under the agreements with Project architects, engineers and other Project design and construction professionals.

                                    SECTION 3
                            DEVELOPMENT FEE PAYMENTS

         3.1 Services Rendered Prior to December 31, 1996. The Parties acknowledge and agree that Developer has earned the sum of $__________ for services rendered prior to December 31, 1996, that said amount is reasonable in relation to the work performed, is fully earned as of that date and said amount shall be paid in any event notwithstanding the termination of this Agreement. The Parties further acknowledge and agree that the Owner has accrued the Development Fee of $__________, under its method of accounting, and has reported the Development Fee expense on its 1996 income tax return.

         3.2 Payment of Development Fee. To the extent not previously paid, for Development services performed and to be performed under this Agreement, the Owner shall pay the Developer the Development Fee on the Permanent Loan Funding Date. If the Development Fee is not paid in full upon the Permanent Loan Funding Date then the Development Fee shall be paid from available Cash Flow From
Operations in accordance with the terms of Section 11.1 of the Amended and Restated Agreement of Limited Partnership for LAMAR PLAZA APTS., L.P., a Missouri limited partnership (said agreement is incorporated herein by this reference) but in no event later than December 31, 2004.

                                    SECTION 4
                                   TERMINATION

         Neither Party to this Agreement shall have the right to terminate this Agreement prior to the expiration of the term without cause. Owner may terminate this Agreement without further liability, for cause, which shall mean any one of the following:

                  (a) A material breach by Developer of its obligations under this Agreement that is not cured within thirty (30) days after notice thereof (or, as to any non-monetary obligations that is not reasonably capable of cure within 30 days, and provided that cure is commenced within 10 days of notice and diligently pursued thereafter to completion, within such time as may reasonably be necessary to complete such cure);

                  (b) A fraudulent or intentionally incorrect report by Developer to Owner with respect to the Project; or

                  (c)  Any  intentional   misconduct  or  gross   negligence  by
Developer with respect to its duties under this Contract.

                  Upon proper termination of this Agreement by Owner pursuant to this Section 4, all rights of Developer to receive unearned Development Fees pursuant to this Agreement with respect to services not yet performed shall terminate. Developer shall receive the full Development Fee for Prior Services and shall receive a portion of the Development Fee for Future Services based on the percentage of completion of construction of the Project at the time of termination. Nothing in this Section 4 shall be deemed to prevent Owner from bringing an action against Developer to recover fully all damages resulting from any of the causes set forth in paragraphs (a), (b) or (c) above, or to prevent Owner from contending in any action or proceeding that the Future Services were not earned by Developer.

                                    SECTION 5
                               GENERAL PROVISIONS

         5.1 Notices. Notices required or permitted to be given under this Agreement shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, to the Parties at the following addresses, or such other address as is designated in writing by the Party, the date of registry thereof, or the date of certification receipt therefor being deemed the date of such notice; provided, however, that any written communication containing such information sent to a Party actually received by a Party shall constitute notice for all purposes of this Agreement.

If to Developer:           MBL Development Co.
                           1200 South Outer Road, Suite 401
                           Blue Springs, Missouri 64015

If to Owner:               LAMAR PLAZA APTS., L.P.
                           1200 South Outer Road, Suite 401
                           Blue Springs, Missouri 64015


         5.2  Interpretation.

                  (a) Headings. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

                  (b) Relationship of the Parties. Neither Party hereto shall be deemed an agent, partner, joint venturer, or related entity of the other by reason of this Agreement and as such neither Party may enter into contracts or agreements which bind the other Party.

                  (c) Governing Law. The Parties intend that this Agreement shall be governed by and construed in accordance with the laws of the state of Missouri applicable to contracts made and wholly performed within Missouri by persons domiciled in Missouri.

                  (d) Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

         5.3 Integration; Amendment. This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter hereof. This Agreement may not be amended except in writing.

         5.4 Attorney' Fees. If any suit or action arising out of or related to this Agreement is brought by any Party to any such document, the prevailing Party shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such Party in such suit or action, including without limitation to any post-trial or appellate proceeding.

         5.5 Binding Effect. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors, heirs, and permitted assigns.

         5.6 Assignment. Neither Party may assign this Agreement without the consent of the other Party. No assignment shall relieve any Party of liability under this Agreement unless agreed in writing to the contrary.

         5.7  Third-Party  Beneficiary  Rights.  No  person  not a Party to this
Agreement is an intended beneficiary of this Agreement, and no person not a Party to this Agreement shall have any right to enforce any term of this Agreement.

         5.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

         5.9 Further Assurances. Each Party agrees, at the request of the other Party, at any time and from time to time after the date hereof, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers or rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

         5.10 Mandatory Arbitration. Any person enforcing this Agreement may require that all disputes, claims, counterclaims, and defenses ("Claims") relating in any way to this Agreement or any transaction of which this Agreement is a part (the "Transaction"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All claims will be subject to the statutes of limitation applicable if they were litigated.

         If arbitration occurs, one neutral arbitrator will decide all issues unless either Party's Claim is $100,000.00 or more, in which case three neutral arbitrators will decide all issues. All arbitrators will be active Missouri State Bar members in good standing. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

         If either Party institutes any judicial proceeding relating to the Transaction, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, both Parties have the right before, during, and after any arbitration to exercise any of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or non-judicial foreclosure against real or personal property collateral, (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery, and replevin.

         This arbitration clause cannot be modified or waived by either Party except in a writing that refers to this arbitration clause and is signed by both Parties.

         IN WITNESS WHEREOF, the Parties have caused this Development Fee Agreement to be executed as of ________________________, 1996.

DEVELOPER:

                                            MBL Development Co.


                                            By:  ______________________________
                                                 D. Kim Lingle,
                                                     President

OWNER:                              LAMAR PLAZA APTS., L.P.

                                            MBL DEVELOPMENT CO.
                                            General Partner


                                            By:  _____________________________
                                                 D. KIM LINGLE,
                                                 President

                                    EXHIBIT A


All of Lots Thirteen (13),  Fourteen (14),  Fifteen (15), Sixteen 16), Seventeen
(17),  Eighteen (18),  Nineteen (19), Twenty (20),  Twenty-one (21),  Twenty-two
(22), Twenty-three (23), and Twenty-four (24), in WILSON MEADOW'S SUBDIVISION, in the City of Lamar, Mo., according to the recorded plat thereof; SUBJECT, however, to the provisions and terms of a certain City Zoning Ordinance No. 1100.

                               GUARANTY AGREEMENT


         FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreement of MBL Development Co., (the "Developer") to permit deferral of the $146,700 due from LAMAR PLAZA APTS., L.P. a Missouri limited partnership ("Debtor") to the Developer, the undersigned Guarantor(s), hereby unconditionally guaranty the full and prompt payment when due, whether by acceleration or otherwise of that certain Developer Fee from Debtor to the Developer, evidenced by the Development Fee Agreement dated the even date herewith, and incorporated herein by this reference. The foregoing described debt is referred to hereinafter as the "Liabilities" or "Liability."

         The undersigned further agree to pay all expenses paid or incurred by the Developer in endeavoring to collect the Liabilities, or any part thereof, and in enforcing the Liabilities or this Guaranty Agreement (including reasonable attorneys' fees if collected or enforced by law or through an attorney-at-law). The undersigned hereby represent and warrant that the extension of credit or other financial accommodations by the Developer to Debtor will be to the interest and advantage of the undersigned, and acknowledge that this Guaranty Agreement is a substantial inducement to the Developer to extend credit to Debtor and that the Developer would not otherwise extend credit to Debtor.

         The Developer may, from time to time, without notice to or consent of the undersigned, (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for any period (whether or not longer than the original period) or alter any of the Liabilities, (d) release or compromise any Liability of the undersigned hereunder or any Liability of any other party or parties primarily or secondarily liable on any of the Liabilities, (e) release, compromise or subordinate its title or security interest, or any part thereof, if any, in all or any property now or hereafter securing any of the Liabilities or any obligation hereunder, and permit any substitution or exchange for any such property, and (f) resort to the undersigned for payment of any of the Liabilities, whether or not the Developer shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have preceded against any other party primarily or secondarily liable on any of the Liabilities.

         The undersigned hereby expressly waive: (a) notice of the existence or creation of all or any of the Liabilities, (b) notice of any amendment or modification of any of the instruments or documents evidencing or securing the Liabilities, (c) presentment, demand, notice of dishonor and protest, (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for any of the foregoing, and (e) the right to require the Developer to proceed against Debtor on any of the Liabilities.

         In the event any payment of Debtor to the Developer is held to constitute a preference under the bankruptcy laws, or if for any other reason the Developer is required to refund such payment or pay the amount thereof to any other party, such payment by Debtor to the Developer shall not constitute a release of Guarantor from any Liability hereunder, but Guarantor agrees to pay such amount to the Developer upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

         No delay or failure on the part of the Developer in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Developer of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy. No action of the Developer permitted hereunder shall in any way impair or affect this Guaranty Agreement. For the purpose of this Guaranty Agreement, the Liabilities of Debtor to the Developer are guaranteed notwithstanding any right or power of Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall impair or affect the obligations of the undersigned hereunder.

         This Guaranty Agreement shall be binding upon the undersigned, and upon the legal representatives, heirs, successors and assigns of the undersigned.

         This Guaranty Agreement has been made and delivered in the state of Missouri and shall be construed and governed under Missouri law.

         Whenever possible, each provision of the Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.

         Whenever the singular or plural number, masculine or feminine or neuter is used herein, it shall equally include the other where applicable. In the event this Guaranty Agreement is executed by more than one guarantor, this Guaranty Agreement and the obligations hereunder are the joint and several obligation of the undersigned.

         Guarantor consents to the jurisdiction of the courts in the State of Missouri and/or to the jurisdiction and venue of any United States District Court in the State of Missouri having jurisdiction over any action or judicial proceeding brought to enforce, construe or interpret this Guaranty. Guarantor agrees to stipulate in any such proceeding that this Guaranty is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Missouri, even if it was, in fact, executed and delivered elsewhere.

         IN WITNESS WHEREOF, the undersigned have hereunto caused this Guaranty Agreement to be executed as of _____________________, 1996.

Signed, sealed and delivered                                  GUARANTOR:
in the presence of:

____________________________                         MBL Development Co.
Witness
                                                     --------------------------
____________________________                         D. Kim Lingle,
Notary Public                                        President
My Commission Expires:
                                                     Address for Guarantor:
----------------------------
                                               1200 South Outer Road, Suite 401
                                               Blue Springs, Missouri 64015
         (NOTARY SEAL)

                      AMENDED AND RESTATED CERTIFICATE AND

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                                 WOODLAND, LTD.

                                TABLE OF CONTENTS

                                                                     Page


I.       DEFINITIONS .........................................       1

         1.1      "Accountant" ...................................   1
         1.2      "Act" ..........................................   2
         1.3      "Actual Tax Credit".............................   2
         1.4      "Adjusted Capital Account Deficit" .............   2
         1.5      "Affiliate" ....................................   2
         1.6      "Agreement" or "Partnership Agreement"..........   2
         1.7      "Assignee" .....................................   2
         1.8      "Bankruptcy" or "Bankrupt"......................   2
         1.9      "Capital Account" ..............................   3
         1.10     "Capital Contribution" .........................   3
         1.11     "Cash Flow From Operations" ....................   3
         1.12     "Code" .........................................   4
         1.13     "Completion of Construction"....................   4
         1.14     "Compliance Period".............................   4
         1.15     "Consent of the Special Limited Partner"........   4
         1.16     "Construction Contract".........................   4
         1.17     "Construction Loan" ............................   4
         1.18     "Contractor" ...................................   4
         1.19     "Debt Service Coverage".........................   4
         1.20     "Deferred Management Fee".......................   5
         1.21     "Developer".....................................   5
         1.22     "Development Fee" ..............................   5
         1.23     "Distributions" ................................   5
         1.24     "Fair Market Value" ............................   5
         1.25     "First Year Certificate" .......................   6
         1.26     "General Partner" ..............................   6
         1.27     "Gross Asset Value" ............................   6
         1.28     "Hazardous Substance"...........................   7
         1.29     "Improvements"..................................   7
         1.30     "Incentive Management Fee"......................   7
         1.31     "Income and Losses".............................   7
         1.32     "Insurance" ....................................   8
         1.33     "Insurance Company" ............................   8
         1.34     "Interest" .....................................   9
         1.35     "Involuntary Withdrawal"........................   9
         1.36     "LIHTC".........................................   9
         1.37     "Limited Partner"...............................   9
         1.38     "Management Agent"..............................   9
         1.39     "Management Agreement"..........................   9
         1.40     "Minimum Set-Aside Test"........................   9
         1.41     "Mortgage" or "Mortgage Loan"...................   9
         1.42     "Mortgage Note".................................   10
         1.43     "Nonrecourse Deductions"........................   10
         1.44     "Nonrecourse Liability".........................   10
         1.45     "Operating Deficit" ............................   10

         1.46     "Operating Deficit Guarantee Period"............   10
         1.47     "Operating Loans"...............................   10
         1.48     "Original Limited Partner" .....................   10
         1.49     "Partner" ......................................   10
         1.50     "Partner Nonrecourse Debt" .....................   10
         1.51     "Partner Nonrecourse Debt Minimum Gain" ........   10
         1.52     "Partner Nonrecourse Deductions" ...............   10
         1.53     "Partnership" ..................................   11
         1.54     "Partnership Minimum Gain" .....................   11
         1.55     "Permanent Mortgage Commencement" ..............   11
         1.56     "Person" .......................................   11
         1.57     "Project" ......................................   11
         1.58     "Project Documents" ............................   11
         1.59     "Projected Annual Tax Credits" .................   11
         1.60     "Projected Tax Credits" ........................   11
         1.61     "Qualified Tenants" ............................   11
         1.62     "Rent Restriction Test" ........................   11
         1.63     "Reporting Fee".................................   12
         1.64     "Revised Projected Tax Credits".................   12
         1.65     "Sale or Refinancing"...........................   12
         1.66     "Sale or Refinancing Proceeds" .................   12
         1.67     "Special Limited Partner".......................   12
         1.68     "State" ........................................   12
         1.69     "State Tax Credit Agency" ......................   12
         1.70     "Substitute Limited Partner" ...................   12
         1.71     "Tax Credit" ...................................   12
         1.72     "Tax Credit Conditions".........................   12
         1.73     "TRA 1986" .....................................   13
         1.74     "Treasury Regulations" .........................   13
         1.75     "Withdrawing" or "Withdrawal"...................   13

II.      NAME ................................................       13

III.     PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE ........       13

         3.1      Principal Executive Office .....................   13
         3.2      Agent for Service of Process ...................   13

IV.      PURPOSE .............................................       13

V.       TERM ................................................       14

VI.      GENERAL PARTNER'S CONTRIBUTIONS AND LOANS............       14

         6.1      Capital Contribution of General Partner.........   14
         6.2      Construction and Operating Obligations;
                    General Partner Loans.........................   14
         6.3      Other General Partner Loans.....................   15

VII.     CAPITAL CONTRIBUTIONS OF LIMITED PARTNER.............       15

         7.1      Original Limited Partner........................   15
         7.2      Capital Contribution of Limited Partner.........   16
         7.3      Repurchase of Limited Partner's Interest........   17

         7.4      Reduction of Limited Partner's
                    Capital Contribution..........................   18
         7.5      Capital Contribution of Special Limited Partner.   20
         7.6      Return of Capital Contribution..................   20
         7.7      Liability of Limited Partner and Special
                  Limited Partner.................................   20

VIII. WORKING CAPITAL AND RESERVES .......................           20

         8.1      Operation and Maintenance Reserve and
                  Replacement Reserve Account.....................   20
         8.2      Other Reserves..................................   20

IX.      MANAGEMENT AND CONTROL ..............................       21

         9.1      Power and Authority of General Partner .........   21
         9.2      Payments to the General Partners and Others ....   21
         9.3      Specific Powers of the General Partner .........   23
         9.4      Authority Requirements..........................   24
         9.5      Limitations on General Partner's
                    Power and Authority ..........................   25
         9.6      Restrictions on Authority of General Partner....   26
         9.7      Duties of General Partner ......................   26
         9.8      Partnership Expenses ...........................   28
         9.9      General Partner Expenses .......................   29
         9.10     Other Business of Partners .....................   29
         9.11     Covenants, Representations and Warranties.......   30

X.       ALLOCATIONS OF INCOME, LOSSES AND CREDITS ...........       33

         10.1     General ........................................   33
         10.2     Allocations From Sale or Refinancing............   33
         10.3     Special Allocations.............................   35
         10.4     Curative Allocations............................   37
         10.5     Other Allocation Rules..........................   38
         10.6     Tax Allocations:  Code Section 704(c)...........   39
         10.7     Allocation Among Limited Partners...............   39
         10.8     Allocation Among General Partners ..............   39
         10.9     Modification of Allocations ....................   40

XI.      DISTRIBUTION ........................................       40

         11.1     Distribution of Cash Flow From Operations ......   40
         11.2     Distribution of Sale or Refinancing Proceeds....   41

XII.     TRANSFERS OF LIMITED PARTNER'S INTEREST
         IN THE PARTNERSHIP...................................       41

         12.1     Assignment of Limited Partner's Interest .......   41
         12.2     Effective Date of Transfer .....................   42
         12.3     Invalid Assignment .............................   42
         12.4     Assignee's Rights to Allocations
                    and Distributions ............................   42

         12.5     Substitution of Assignee as Limited Partner
                  or Special Limited Partner......................   42
         12.6     Death, Bankruptcy, Incompetency, etc.
                    of a Limited Partner ........................... 43
XIII. WITHDRAWAL, REMOVAL AND REPLACEMENT OF GENERAL
      PARTNER ............................................           43

         13.1     Withdrawal of General Partner ..................   43
         13.2     Removal of General Partner .....................   44
         13.3     Effects of a Withdrawal.........................   45
         13.4     Successor General Partner.......................   47
         13.5     Admission of Additional or Successor
                    General Partner ..............................   47
         13.6     Transfer of Interest ...........................   48
         13.7     No Goodwill Value...............................   48

XIV.     BOOKS AND ACCOUNTS, REPORTS, TAX RETURNS,
         FISCAL YEAR AND BANKING .............................       48

         14.1     Books and Accounts .............................   48
         14.2     Accounting Reports .............................   49
         14.3     Other Reports ..................................   50
         14.4     Late Reports ...................................   52
         14.5     Annual Site Visits..............................   52
         14.6     Tax Returns.....................................   52
         14.7     Fiscal Year ....................................   52
         14.8     Banking ........................................   52
         14.9     Certificates and Elections .....................   52

XV.      DISSOLUTION, WINDING UP, TERMINATION AND
         LIQUIDATION OF THE PARTNERSHIP ......................       53

         15.1     Dissolution of Partnership .....................   53
         15.2     Return of Capital Contribution upon
                    Dissolution ..................................   53
         15.3     Distributions of Assets ........................   54
         15.4     Deferral of Liquidation.........................   55
         15.5     Liquidation Statement ..........................   55
         15.6     Certificates of Dissolution; Certificate of
                    Cancellation of Certificate of Limited
                    Partnership ..................................   55

XVI.     AMENDMENTS ..........................................       56

XVII. MISCELLANEOUS ......................................           56

         17.1     Voting Rights ..................................   56
         17.2     Meeting of Partnership .........................   57
         17.3     Notices ........................................   57
         17.4     Successors and Assigns .........................   58
         17.5     Recording of Certificate of Limited
                  Partnership. ...................................   58
         17.6     Amendment of Certificate of Limited
                  Partnership ....................................   58
         17.7     Counterparts ...................................   59

         17.8     Captions .......................................   59
         17.9     Saving Clause...................................   59
         17.10 Tax Matters Partners...........................       59
         17.11 Expiration of Compliance Period................       59
         17.12 Number and Gender .............................       60
         17.13 Entire Agreement ..............................       60
         17.14 Governing Law .................................       60
         17.15 Attorney's Fees ...............................       60
         17.16 Receipt of Correspondence .....................       61
         17.17 Security Interest and Right of Set-Off ........       61


EXHIBIT A - Legal Description...................... A-1
EXHIBIT B - Form of Legal Opinion.................. B-1  -  B-4
EXHIBIT C - Certification and Agreement............ C-1  -  C-4
EXHIBIT D - General Partner Certification.......... D-1  -  D-5
EXHIBIT E - Form of Completion Certificate......... E-1
EXHIBIT F - Accountant's Certificate............... F-1
EXHIBIT G - Report of Operations................... G-1  -  G-10

DEVELOPMENT FEE AGREEMENT
GUARANTY AGREEMENT

                 AMENDED AND RESTATED CERTIFICATE AND AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                                 WOODLAND, LTD.


         THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP is being entered into effective as of the date written below by and between ACHR HOUSING CORPORATION as the general partner (the "General Partner"), WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 as the limited partner (the
"Limited Partner"), WNC HOUSING, L.P. as the special limited partner (the "Special Limited Partner") and TERRY MOUNT as the withdrawing limited partner (the "Original Limited Partner").

                                    RECITALS

         WHEREAS, WOODLAND, LTD. , an Alabama limited partnership (the "Partnership") recorded a certificate of limited partnership with the Alabama Secretary of State on April 9, 1996. A partnership agreement dated April 9, 1996 was entered into by and between the General Partner and BONNIE A. RASMUSSEN, who has transferred her entire interest in the partnership to the Original Limited Partner with the consent of the General Partner.

         WHEREAS, the Partners desire to enter into this Agreement to provide for, among other things, (i) the continuation of the Partnership, (ii) the admission of the Limited Partner and the Special Limited Partner as partners of the Partnership, (iii) the liquidation of the Original Limited Partner's Interest in the Partnership, (iv) the payment of Capital Contributions by the Limited Partner and the Special Limited Partner to the Partnership, (v) the allocation of Income, Losses, Tax Credits and distributions of Cash Flow From Operations and other cash funds of the Partnership among the Partners (vi) the respective rights, obligations and interests of the Partners to each other and to the Partnership, and (vii) certain other matters.

         WHEREAS, the Limited Partner, the Special Limited Partner and the General Partner desire hereby to amend and restate the Limited Partnership Agreement of the Partnership dated April 9, 1996.

         NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Partners hereby agree to amend and restate the Agreement of Limited Partnership of WOODLAND, LTD. in its entirety to provide as follows:

                                    ARTICLE I

                                  DEFINITIONS

         Section 1.1 "Accountant" shall mean Edward G. Reifenberg, CPA, or such other firm of independent certified public accountants as may be engaged for the Partnership by the General Partner with the Consent of the Special Limited

Partner. Notwithstanding any provision of this Agreement to the contrary, the Special Limited Partner shall have the discretion to dismiss the Accountants.

         Section 1.2 "Act" shall mean the laws of the State governing limited partnerships, as now in effect and as the same may be amended from time to time.

         Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHTC actually allocated by the Partnership to the Limited Partner, representing 98.99% of the LIHTC actually received by the Partnership, as shown on the applicable tax returns of the Partnership.

         Section 1.4 "Adjusted Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal period, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         Section 1.5 "Affiliate" shall mean (a) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (c) any officer, director, trustee, or partner of such other Person; and (d) if such Person is an officer, director, trustee or general partner, any other Person for which such Person acts in any such capacity.

         Section 1.6 "Agreement" or "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refers to this Agreement as a whole, unless the context otherwise requires.

         Section 1.7 "AHFA" shall mean the Alabama Housing Finance Authority, a public corporation and instrumentality of the State of Alabama.

         Section 1.8 "Assignee" shall mean a Person who has acquired all or a portion of the Limited Partner's beneficial interest in the Partnership and has not become a Substitute Limited Partner.

         Section 1.9 "Bankruptcy" or "Bankrupt" shall mean the making of an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding, the commencement of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors, or the appointment of a receiver, liquidator, custodian or trustee and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 90 days; or the entry of an order for relief under Title 11 of the United States Code. A Partner shall be deemed Bankrupt if the Bankruptcy of such Partner shall have occurred and be continuing.

         Section 1.0 "Capital Account" shall mean, with respect to each Partner, the account maintained for such Partner comprised of such Partner's Capital Contribution as increased by allocations to such Partner of Partnership Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Section 10.3 or 10.4 hereof, and decreased by the amount of any Distributions made to such Partner, and allocations to such Partner of Partnership Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to Section 10.3 or
10.4 hereof.

         In the event of any transfer of an interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), as amended or any successor thereto, and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

         Section 1.11 "Capital Contribution" shall mean the total amount of money, or the Gross Asset Value of property contributed to the Partnership, if any, by all the Partners or any class of Partners or any one Partner as the case may be (or by a predecessor-in-interest of such Partner or Partners), reduced by any of such capital which shall have been returned pursuant to Section 7.3, 7.4 or 7.6 of this Agreement. A loan to the Partnership by a Partner shall not be considered a Capital Contribution.

         Section 1.12 "Cash Flow From Operations" shall mean gross receipts (not including any subsidy for rental income from the General Partner or an Affiliate thereof, prepayments of rent, security deposits and interest thereon, Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings) from Partnership operations, determined on a cash basis, less debt payments, capital expenditures to the extent not paid from borrowings or reserves, amounts set aside as reserves pursuant to Article VIII and operating expenses associated with rental and maintenance of the Project; but excluding deductions for cost recovery of buildings, improvements and personal property, and amortization of any financing fees.

         Section 1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         Section 1.14 "Completion of Construction" shall mean the completion of construction of the Project substantially in accordance with the Project
Documents in order to obtain the required certificates of occupancy (or the local equivalent) for all forty-two (42) apartment units as evidenced by the issuance of the certificate of occupancy by the governmental agency having jurisdiction over the Project or by the issuance of the inspecting architect's certification, in a form substantially similar to that attached hereto as Exhibit E. The construction shall be completed in good workmanlike manner, free and clear of all mechanic's, materialmen's or similar liens, and all other expenses and costs, including but not limited to costs of financing, must be paid with respect to the Project through completion.

         Section  1.15  "Compliance  Period"  shall mean the period set forth in
Section 42 (i)(1) of the Code, as amended, or any successor statute.

         Section 1.16 "Consent of the Special Limited Partner" shall mean the prior written consent or approval of the Special Limited Partner.

         Section 1.17 "Construction Contract" shall mean the construction contract in the amount of __________, entered into between the Partnership and the Contractor pursuant to which the Project is being constructed.

         Section 1.18 "Construction Loan" shall collectively mean the loans obtained by the Partnership from:

         (a) Structured Employment Economic Development Corporation (SEEDCO) in the principal amount of $250,000 at an interest rate equal to 6% per annum for a term of 12 months; and

         (b) Regions Bank in the principal amount of $950,000 with an interest rate that shall float with Regions Financial Corporation Commercial Base Rate plus one percentage point for a term of 18 months.

         (c) Where the context admits, the term "Construction Loan" shall include any deed, deed of trust, note, security agreement, assumption agreement or other instrument executed in connection with the Construction Loan which is binding on the Partnership.

         Section 1.19 "Contractor" shall mean Charter Construction Company, which is the general construction contractor for the Project.

         Section 1.20 "Debt Service Coverage" shall mean the ratio between the net operating income and the debt service required to be paid on the Mortgage(s); as example, a 1.15 Debt Service Coverage means that for every $1.00 of debt service required to be paid there must be $1.15 of net operating income available. For purposes of this definition net operating income is the actual receipt on a cash basis by the Partnership of revenues from operations of the Partnership, including, without limitation, rental income (but not any subsidy thereof from the General Partner or an Affiliate thereof), but excluding prepayments, security deposits and interest thereon, less all cash operating obligations of the Partnership (other than those covered by insurance) in accordance with the applicable budget adopted by the Partnership in accordance with Section 14.3(j) of this Agreement (the "Budget"), including, without limitation, the payment of Management Agent fees (which shall be deemed to include that portion of such fees which is deferred and not currently paid) and the funding of reserves in accordance with Article VIII of this Agreement, and a reserve for all taxes or payments in lieu of taxes and any other expenses which may reasonably be expected to be paid in a subsequent period but which on an accrual basis are allocable to the period in question, such as insurance premiums, audit, tax or accounting expenses. Without limiting the generality of the foregoing, the Partnership's gross revenues for purposes of this Section shall not include Capital Contributions, borrowings, any lump-sum payment or any other extraordinary receipt of funds thereby, or interest or any other income earned on investment of its funds, and unless otherwise provided in a Budget, the cash operating obligations of the Partnership shall be deemed to include real estate taxes for the period at the fully assessed rate. A worksheet for the calculation of Debt Service Coverage is found in the Report of Operations exhibit attached to this Agreement and incorporated herein by this reference.

         Section 1.21 "Deferred Management Fee" shall have the meaning set forth in Section 9.2(c) hereof.

         Section 1.22 "Developer" shall mean Alabama Council on Human Relations, Inc.

         Section 1.23 "Development Fee" shall mean the fee payable to the Developer pursuant to Section 9.2(a) of this Agreement for services incident to the development and construction of the Project in accordance with the Development Fee Agreement between the Partnership and the Developer dated the even date herewith and incorporated herein by this reference.

         Section 1.24 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under

Section 752 of the Code), distributed to Partners with respect to their Interests in the Partnership, but shall not include any payments to the General Partner or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

         Section 1.25 "Excess Cash Flow" shall mean the amount by which actual rental plus other income exceed 1.4 times the total actual operating expenses, fees and debt service.

         Section 1.26 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

         Section 1.27 "First Year Certificate" shall mean the certificate to be filed by the General Partner with the Secretary of the Treasury as required by Code Section 42(1)(1), as amended, or any successor thereto.

         Section 1.28 "General Partner" shall mean ACHR HOUSING CORPORATION and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement.

         Section 1.29 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the Fair Market Value of a contributed asset shall be determined by appraisal;

         (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective Fair Market Values, as determined by the General Partner, as of the following times: (1) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (1) and (2) above shall be made only with the Consent of the Special

Limited Partner and only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the Fair Market Value of the distributed asset shall be determined by appraisal; and

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.29(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.29(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.29(d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.29(a), Section 1.29(b), or Section 1.29(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

         Section 1.30 "Hazardous Substance" shall mean and include any substance, material or waste, including asbestos, petroleum and petroleum products (including crude oil), that is or becomes designated, classified or regulated as "toxic" or "hazardous" or a "pollutant" or that is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance including, without limitation, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the regulations adopted and publications promulgated pursuant thereto.

         Section 1.31 "Improvements"  shall mean the construction of a forty-two
(42) unit apartment complex for families in a good and workmanlike manner substantially in accordance with the plans and specifications and Project Documents.

     Section 1.32 "Incentive Management Fee" shall have the meaning set forth in
Section 9.2(e) hereof.

         Section 1.33 "Income and Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this Section 1.33 shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income and Losses pursuant to this Section 1.33 shall be subtracted from such taxable income or loss;

         (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.29(a) or (b) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

         (d) Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

         (f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 10.3 or 10.4 hereof shall not otherwise be taken into account in computing Income or Losses.

         Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         Section 1.34 "Insurance" shall mean casualty coverage, including but not limited to, fire or other casualty loss to any structure or building on the Project in an amount equal to the full replacement value of the damaged property without deduction for depreciation; shall include comprehensive general liability coverage against liability claims for bodily injury or property damage arising out of Project operations in an amount equal to $2,500,000; and shall include an umbrella liability coverage in an amount equal to $500,000 to protect against claims in excess of the limits of the other primary policies required herein. All Insurance policies shall provide that they are not subject to cancellation without 30 days prior written notice to the Limited Partner and shall not contain any co-insurance provisions.

         Section 1.35 "Insurance Company" shall mean any insurance company engaged by the General Partner for the Partnership with the Consent of the Special Limited Partner which Insurance Company shall have an A rating or better for financial safety by A.M. Best or Standard & Poor's.

         Section 1.36 "Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

         Section 1.37 "Involuntary Withdrawal" means any Withdrawal caused by the death, adjudication of insanity or incompetence, or Bankruptcy of a General Partner, or the removal of a General Partner pursuant to Section 13.2 hereof.

     Section 1.38 "Lease-Up Reserve" shall have the meaning set forth in Section
8.2 hereof.

         Section 1.39 "LIHTC" shall mean the low-income housing tax credit established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto.

         Section 1.40 "Limited Partner" shall mean WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or Substitute Limited Partners pursuant to this Agreement.

         Section 1.41 "Management Agent" shall mean the property management company which oversees the property management functions for the Project and which is on-site at the Project. The initial Management Agent shall be Charter Property Management Company, Inc.

         Section 1.42 "Management Agreement" shall mean the agreement between the Partnership and the Management Agent for property management services.

         Section 1.43 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended and any successor thereto, of the Code with respect to the percentage of apartment units in the Project to be occupied by tenants whose incomes are equal to or less than the required percentage of the area median gross income. Notwithstanding, the General Partner has agreed that 40% of the apartment units will be rented to tenants whose income is 50% or less of the area median income as adjusted for family size.

         Section 1.44 "Mortgage" or "Mortgage Loan" shall mean any source of permanent financing of the Project by a qualified commercial lender (as defined in Section 42 of the Code) evidencing the indebtedness of the Partnership and encumbering the Project. Where the context admits, the term "Mortgage" or "Mortgage Loan" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with the Mortgage Note which is binding on the Partnership; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the Mortgage shall refer to any such subsequent mortgage or mortgages.

         Section 1.45 "Mortgage Note" shall collectively mean the nonrecourse promissory notes whereby the Partnership promises to pay:

         (a) Regions Bank or its successor or assignee, the principal sum of $51,500 plus interest on the principal at 9.5% per annum over a term of 20 years and amortized over 240 months; and

         (b) Alabama Housing Finance Authority, a public corporation and acting solely as the administrator of the State of Alabama's HOME Investment Partnerships Program ("HOME") or its successor or assignee, the principal sum of $1,245,000 plus interest on the principal at 0.5% per annum over a term of 20 years and amortized over 240 months. Notwithstanding, the HOME Mortgage will not be recourse to the Partnership except for environmental cleanup, fraud or misrepresentation, or misapplication of insurance proceeds, condemnation awards or rents. In addition, any Excess Cash Flow from the Project for a calendar year shall be paid to AHFA by no later than January 31 immediately following such calendar year to reduce the outstanding principal balance.

         Section 1.46 "Nonrecourse Deductions" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(1).

         Section 1.47 "Nonrecourse Liability" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(3).

         Section 1.48 "Operating Deficit" shall mean for any fiscal year the total amount by which the sum of the Partnership's operating expenses (defined solely as the expenses incurred in connection with the operation and maintenance of the Project), debt service on the Mortgage Loan and other Partnership debt and required additions to Partnership reserves in accordance with Article VIII of this Agreement, exceeds the cash revenues received in respect of the operation of the Project for such fiscal year (not including any subsidy for rental income from the General Partner or an Affiliate thereof, prepayments of rent, security deposits and interest thereon, Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings).

         Section 1.49 "Operating Deficit Guarantee Period" shall mean the period commencing with the Completion of Construction and ending five years thereafter.

     Section 1.50 "Operating Deficit Reserve" shall have the meaning set forth in Section 8.3 hereof.

         Section 1.51 "Operating Loans" shall mean loans made by the General Partner to the Partnership pursuant to Article VI of this Agreement, which loans do not bear interest and are repayable only as provided in Article XI of this Agreement.

         Section 1.52  "Original Limited Partner" shall mean BONNIE A.RASMUSSEN.

         Section 1.53 "Partner" shall mean the General Partner, the Limited Partner and the Special Limited Partner.

         Section 1.54 "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         Section 1.55 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

         Section 1.56 "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2 (i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

         Section 1.57 "Partnership" shall mean the limited partnership continued under this Agreement.

         Section  1.58   "Partnership   Minimum  Gain"  shall  mean  the  amount
determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

         Section 1.59 "Permanent Mortgage Commencement" shall mean the first date on which all of the following have occurred: (a) the Construction Loan shall have been repaid in full; and (b) the closing of the Mortgage shall have occurred and amortization of the Mortgage shall have commenced.

         Section 1.60 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

         Section 1.61 "Project" shall mean the approximately 6.9 acres of land in Marion, Perry County, Alabama, as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and the Improvements.

         Section 1.62 "Project Documents" shall mean and include all documents delivered to or required by the Construction Loan and Mortgage Loan and/or any governmental agency having jurisdiction over the Project in connection with the development, construction and financing of the Project, including but not limited to, the approved plans and specifications for the development and construction of the Project.

         Section 1.63 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $36,804 for 1997, $220,821 per year for each of the years 1998 through 2006, and $184,017 for 2007, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting 98.99% of the aggregate amount of LIHTC of $2,230,740 to be available to the Partnership; provided, however, that if the Actual Tax Credit for 1997 is greater (or less than) $36,804, the Projected Tax Credit for the year 2007 shall be reduced (or increased) by an amount equal to the amount by which the Actual Tax Credit for 1997 exceeds (or is less than) $36,804.

     Section 1.64 "Projected Tax Credits" shall mean LIHTC in the aggregate amount of $2,230,740.

         Section 1.65 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHTC.

         Section 1.66 "Rent  Restriction  Test" shall mean the test  pursuant to
Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Project must not exceed 30% of the applicable income standards.

     Section 1.67 "Replacement Reserve Account" shall have the meaning set forth in Section 8.1 hereof.

     Section 1.68 "Reporting Fee" shall have the meaning set forth in Section 9.2(d) hereof.

     Section 1.69 "Revised Projected Tax Credits" shall have the meaning set forth in Section 7.4(a) hereof.

         Section 1.70 "Sale or Refinancing" shall mean any of the following items or transactions: a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Partnership, a condemnation of or casualty at the Project or any part thereof, a claim against a title insurance company, the refinancing or any Mortgage Note or other indebtedness of the Partnership and any similar item or transaction; provided, however, that the payment of Capital Contributions by the Partners shall not be included within the meaning of the term "Sale or Refinancing."

         Section 1.71 "Sale or Refinancing Proceeds" shall mean all cash receipts of the Partnership arising from a Sale or Refinancing (including principal and interest received on a debt obligation received as consideration in whole or in part, on a Sale or Refinancing) less the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the Project.

         Section 1.72 "Special Limited Partner" shall mean WNC HOUSING, L.P., a California limited partnership, and such other Persons as are admitted to the Partnership as additional or substitute Special Limited Partners pursuant to this Agreement.

         Section 1.73 "State" shall mean the State of Alabama.

         Section 1.74 "State Tax Credit Agency" shall mean the state agency of Alabama which has the responsibility and authorization to administer the LIHTC program in Alabama.

         Section 1.75 "Substitute Limited Partner" shall mean any Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.5 or acquires the Interest of the Limited Partner pursuant to Section 7.3 of this Agreement.

         Section 1.76 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, LIHTC.

         Section 1.77 "Tax Credit Conditions" shall mean, for the duration of the Compliance Period, any and all restrictions including, but not limited to, applicable federal, state and local laws, rules and regulations, which must be complied with in order to qualify for the Tax Credits or to avoid an event of recapture in respect of the Tax Credits.

         Section 1.78 "TRA 1986" shall mean the Tax Reform Act of 1986.

         Section  1.79  "Treasury   Regulations"   shall  mean  the  Income  Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         Section 1.80 "Withdrawing" or "Withdrawal" (including the verb form "Withdraw" and the adjectival forms "Withdrawing" and "Withdrawn") shall mean, as to a General Partner, the occurrence of the death, adjudication of insanity or incompetence, or Bankruptcy of such Partner, or the withdrawal, removal or retirement from the Partnership of such Partner for any reason, including any sale, pledge, encumbering, assignment or other transfer of all or any part of its General Partner Interest and those situations when a General Partner may no longer continue as a General Partner by reason of any law or pursuant to any terms of this Agreement.


                                   ARTICLE II

                                      NAME

         The name of the Partnership shall be "WOODLAND, LTD."


                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

         Section 3.1 Principal Executive Office. The principal executive office of the Partnership is located at 319 W. Glenn, Auburn, Alabama 36830, or at such other place or places within the State as the General Partner may hereafter designate.

         Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Partnership is Nancy S. Spears, whose address is 319 W. Glenn, Auburn, Alabama 36830.


                                   ARTICLE IV

                                     PURPOSE

         The purpose of the Partnership is to acquire, construct, own and operate the Project in order to provide, in part, Tax Credits to the Partners in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHTC and to sell the Project. The Partnership shall not engage in any business or activity which is not incident to the attainment of such purpose.

                                    ARTICLE V

                                      TERM

         The Partnership term commenced upon the filing of the Certificate of Limited Partnership in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until December 31, 2050 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.


                                   ARTICLE VI

                    GENERAL PARTNER'S CONTRIBUTIONS AND LOANS

         Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution in the amount of $41,400 or as increased pursuant to Section 6.2 below.

      Section 6.2 Construction and Operating Obligations; General Partner Loans.

         (a) The General Partner shall cause Completion of Construction in accordance with the Project Documents, and shall equip the Project or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges. If costs and expenses necessary to effect Completion of Construction exceed the sum of the Capital Contributions and the proceeds of the Mortgage Note, the General Partner shall be responsible for and shall be obligated to pay such deficiencies. Any such advances shall be treated as a Capital Contribution. In addition, if (1) the Improvements are not completed on or before December 31, 1997 ("Completion Date") (which date may be extended (i) for up to ninety (90) days in the discretion of the General Partner, provided that for each such day's extension, the Capital Contribution obligation of the Limited Partner under Section 7.2(b)(7) shall be reduced by subtracting the product of the Capital Contribution therefore actually contributed to the Partnership by the Limited Partner multiplied by 0.000411 (i.e., 15% per annum divided by 365), or (ii) in the event of force majeure provided that in no event shall any extension be for longer than three months from the Completion Date. For purposes of this Agreement force majeure shall mean any act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockage, public riot, fire, flood, explosion, governmental action, governmental delay, restraint or inaction and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of a Partner to this Agreement claiming such suspension); (2) prior to completing the Improvements, there is an uncured default under or termination of the Construction Loan, Mortgage Loan commitment, or other material documents; or (3) a foreclosure action is commenced against the Partnership, then, subject to the notice and cure provided below, at the Special Limited Partner's election, either the General Partner will be removed from the Partnership and the Special Limited Partner will be admitted as successor General Partner, all in accordance with Article XIII hereof, or the General Partner will repurchase the Interests of the Limited Partner and the Special Limited Partner for an amount equal to the amounts theretofore paid by the Limited Partner and the Special Limited Partner, and the Limited Partner and the Special Limited Partner shall have no further Interest in the Partnership. If the Limited Partner elects to have the General Partner repurchase the Interest of the Limited Partner then the repurchase shall occur within 60 days after the General Partner receives written demand from the Limited Partner. Notwithstanding the foregoing, the General Partner shall have thirty (30) days after written notice from the Special Limited Partner during which it may cure, to the reasonable satisfaction of the Special Limited Partner, any default under clauses (2) or (3) above.

         (b) During the Operating Deficit Guarantee Period, the General Partner, as required from time to time, shall provide Operating Loans in amounts necessary to cover any Operating Deficits. Each Operating Loan shall be nonrecourse to the Partners, and shall be repayable out of 50% of the available Cash Flow From Operations or Sale or Refinancing Proceeds in accordance with
Article XI of this Agreement. In the event the General Partner shall fail to make any Operating Loans required by this Section 6.2(b), the Partnership shall withhold those funds otherwise payable to the General Partner or its Affiliates pursuant to Section 9.2 ("General Partner Funds") and utilize the withheld funds to meet the obligations of the General Partner pursuant to this Section 6.2(b); any such use of General Partner Funds will be deemed an Operating Loan of the General Partner repayable to the General Partner as aforesaid. Such use of General Partner Funds shall also constitute payment and satisfaction of amounts payable to the General Partner or Affiliates thereof pursuant to Section 9.2, and the obligation of the Partnership to make such payments to the General Partner or its Affiliates pursuant to Section 9.2 shall therefore be deemed satisfied.

         Section 6.3 Other General Partner Loans. After expiration of the Operating Deficit Guarantee Period, with the Consent of the Special Limited Partner, the General Partner may loan to the Partnership any sums required by the Partnership and not otherwise reasonably available to it. Any such loan shall bear simple interest (not compounded) at the rate of 2% per annum above the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or, if lesser, the maximum legal rate. The maturity date and repayment schedule of any such loan shall be as agreed to by the General Partner and the Special Limited Partner. The terms of any such loan shall be evidenced by a written instrument. The General Partner shall not charge a prepayment penalty on any such loan. Any loan in contravention of this Section shall be deemed an invalid action taken by the

General Partner and such advance will be classified as a General Partner Capital Contribution.


                                   ARTICLE VII

                    CAPITAL CONTRIBUTIONS OF LIMITED PARTNER
                           AND SPECIAL LIMITED PARTNER

         Section 7.1 Original Limited Partner. The Original Limited Partner made a Capital Contribution of $1.00. Effective as of the date of this Agreement, the Original Limited Partner's Interest has been liquidated and the Partnership has reacquired the Original Limited Partner's Interest in the Partnership. The Original Limited Partner acknowledges that it has no further interest in the Partnership as a limited partner as of the date of this Agreement, and has released all claims, if any, against the Partnership arising out of its participation as a limited partner.

         Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a Capital Contribution in the amount of $1,347,008, as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth:

     (a) The obligation of the Limited Partner to pay the aforesaid Capital Contribution shall be subject to the satisfaction of the following conditions:

                  (1) prior to the initial payment of the Capital Contribution only, the issuance to the Limited Partner of an opinion of the Partnership's legal counsel, in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                  (2) prior to the initial payment of the Capital Contribution only, the General Partner shall deliver to the Limited Partner a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                  (3) prior to the due date of each installment of such Capital Contribution except the first payment, the General Partner shall deliver to the Limited Partner a fully executed General Partner Certification in the form attached hereto as Exhibit "D" and incorporated herein by this reference, to the effect that all of the representations and warranties set forth in Article IX are accurate;

                  (4) prior to each Capital Contribution payment from Section 7.2(b)(1) through and including 7.2(b) (4) the General Partner shall deliver to the Limited Partner copies of all inspecting architect's application and certificate of payment (AIA Document G702, or similar form acceptable to the

Limited Partner), all Construction Loan draw requests and a copy of the construction schedule and any updates to the construction schedule;

                  (5) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(4) the General Partner shall deliver to the Limited Partner a copy of the recorded grant deed (warranty deed);

                  (6) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(5) the General Partner shall deliver to the Limited Partner the current rent roll, copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, income certification forms (LIHTC specific) and executed lease agreements collected by the Management Agent, or General Partner, verifying each tenant's eligibility as a Qualified Tenant; and

                  (7) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(6) the General Partner shall deliver to the Limited Partner a copy of the Declaration of Restrictive Covenants/Extended Use Agreement entered into between the Partnership and the State Tax Credit Agency, an audited construction cost certification with an itemized cost breakdown, and any documents previous not provided to the Limited Partner but required pursuant to this Section 7.2(a) and Sections 14.3(a), (b) and (c).

         (b) Provided the conditions of Section 7.2(a) of this Partnership Agreement have been met, the Limited Partner shall make the following Capital
Contributions:

     (1) $159,864 shall be payable upon admittance of the Limited Partner into the Partnership, provided the provisions of Section 7.2(a) of this Agreement have been met;

     (2) $171,397 shall be payable upon 25% Completion of Construction as evidenced by the inspecting architect's certification and the Construction draw request, provided the provisions of Section 7.2(a) of this Agreement have been met;

     (3) $390,672 shall be payable upon 50% Completion of Construction as evidenced by the inspecting architect's certification and the Construction draw request, provided the provisions of Section 7.2(a) of this Agreement have been met;

     (4) $352,952 shall be payable:

     (A) upon Completion of Construction as evidenced by the inspecting architect's certification in a form substantially similar to the form attached hereto as Exhibit "E" and incorporated herein by this reference;

     (B) the issuance to the Partnership of a permanent certificate of occupancy (or equivalent evidence of local occupancy approval) for all units;

     (C) receipt of a letter from the Contractor stating all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract; and

     (D) verification that the Partnership has obtained Insurance; provided

     (E) the provisions of Section 7.2(a) of this Agreement have been met;

     (5) $16,603 shall be payable:

     (A) the date the Project maintains a Debt Service Coverage of 1.15 for 90 consecutive days;

     (B) delivery to the Limited Partner of tenant income verification data to determine that 100% of the units in the Project qualify under Section 42 of the Code;

     (C) all Mortgage Notes, Mortgage Loans and Project Documents; and

     (D) and delivery to the Limited Partner of an ALTA Owner's Title Insurance Policy; provided

     (E) the provisions of Section 7.2(a) of this Agreement have been met;

     (6) $127,760 shall be payable upon the Limited Partner's receipt of:

     (A) the IRS Form 8609;

     (B) the first year tax return in which Tax Credits are taken; and

     (C) the Accountant's Certification in a form substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this reference; provided

     (D) the provisions of Section 7.2(a) of this Agreement have been met; and

                  (7) $127,760 shall be payable one year after all the above requirements have been met, provided the provisions of Section 7.2(a) of this Agreement have been met.

         Section 7.3 Repurchase of Limited Partner's Interest. Within 60 days after the General Partner receives written demand from the Limited Partner and/or the Special Limited Partner, the Partnership shall repurchase the Limited

Partner's Interest and/or the Special Limited Partner's Interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner and/or the Special Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

     (a) receive an allocation of LIHTC no later than the close of the calendar year during which the Project is placed in service;

     (b) cause the Project to be placed in service by the Completion Date;

     (c) achieve 90% occupancy of the Project by Qualified Tenants by 60 days after the Completion Date;

     (d) obtain Permanent Mortgage Commencement by March 31, 1998; provided that, such date may be extended by up to ninety (90) days, in the discretion of the General Partner, provided that for each such day's extension, the Capital Contribution obligation of the Limited Partner under Section 7.2(b)(7) shall be reduced by subtracting the product of the Capital Contribution therefore actually contributed to the Partnership by the Limited Partner multiplied by
0.000411 (i.e., 15% per annum divided by 365);

         (e) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partnership elects the LIHTC to commence in accordance with the Code; and

         (f) file all necessary documents in order to obtain a carryover allocation, within the meaning of Section 42 of the Code, from the State Tax Credit Agency on or before December 31, 1996.

         Section 7.4 Reduction of Limited Partner's Capital Contribution.

         (a) If the anticipated amount of Projected Tax Credits to be allocated to the Limited Partner and Special Limited Partner as evidenced by IRS Form 8609, Schedule A thereto, and the audited construction cost certification provided to the Limited Partner is less than $2,208,433 (the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 respectively shall be reduced by the amount which will make the total Capital Contribution to be paid by the Limited Partner and Special Limited Partner to the Partnership equal to 61% of the Revised Projected Tax Credits so anticipated to be allocated to the Limited Partner and Special Limited Partner.

         (b) The General Partner is required to use its best efforts to rent 100% of the Project's apartment units to Qualified Tenants throughout the Compliance Period. If at any time during the first five calendar years following the year in which the Project is placed in service, the Actual Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Tax Credit, or the Revised Projected Tax Credit calculated on an annual basis ("Revised Projected Annual Tax Credit"), if applicable, then, unless the shortfall shall have previously been addressed under Section 7.4(a), then the amount of the reduction shall be applied to the next Capital Contribution owed by the Limited Partner or the Special Limited Partner, if any, and any portion of such reduction in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner or the Special Limited Partner, if any. If, at the time of determination thereof, the Capital Contribution reduction referenced in Section 7.4(a) and/or this Section 7.4(b) is greater than the balance of the Limited Partner's or Special Limited Partner's Capital Contribution payments which is then due, if any ("Reduction Shortfall"), then the amount of the Reduction Shortfall shall be paid by the General Partner to the Limited Partner or the Special Limited Partner within ninety days of the General Partner receiving notice of the Reduction Shortfall from the Limited Partner and/or the Special Limited Partner.

         (c) In the event that, for any reason, at any time after the first five calendar years following the year in which the Project is placed in service, the amount of the Actual Tax Credit is less than the Projected Annual Tax Credit, or the Revised Projected Annual Tax Credit, if applicable, (the "Annual Credit Shortfall"), then, unless the Annual Credit Shortfall shall have previously been addressed under Section 7.4(a) or Section 7.4(b), there shall be a reduction in the General Partner's share of Cash Flow From Operations in an amount equal to the Annual Credit Shortfall and said amount instead shall be paid to the Limited Partner. In the event there are not sufficient funds to pay the full Annual Credit Shortfall to the Limited Partner at the time of the next Distribution of Cash Flow From Operations, then the Limited Partner shall be treated as having made a constructive advance to the Partnership in an amount equal to the Annual Credit Shortfall (a "Credit Shortfall Loan"), which shall be deemed to have been made on January 1 of the year in which the Annual Credit Shortfall arises. Each Credit Shortfall Loan shall bear simple interest (not compounded) from the date on which such loan is deemed to have been made under this Section 7.4(d) at the rate equal to the 5-year Treasury money rate at the time of the Credit Shortfall Loan, or, if lesser, the maximum legal rate. Credit Shortfall Loans or any portion thereof shall be repaid in the next year in which sufficient monies are available from the General Partner's Cash Flow From Operations, with interest payable prior to principal. In the event a Sale or Refinancing of the Project occurs prior to repayment in full of the Credit Shortfall Loan then the excess will be paid in accordance with Section 11.2(b).

         (d) In the event there is a reduction in the qualified basis of the Project for income tax purposes following an audit by the Internal Revenue Service (IRS) resulting in a recapture of Tax Credits previously claimed, then, in addition to any other payments to which the Limited Partner and Special Limited Partner is entitled under the terms of this Section 7.4 the General Partner shall pay to the Limited Partner and the Special Limited Partner the sum of (1) the deficiency assessed against the Limited Partner or Special Limited Partner as a result of the Tax Credit recapture, (2) any interest and penalties imposed on the Limited Partner or Special Limited Partner with respect to such deficiency, and (3) an amount sufficient to pay any tax liability owed by the Limited Partner or Special Limited Partner resulting from the receipt of the amounts specified in (1) and (2).

         Section 7.5 Capital Contribution of Special Limited Partner. The Special Limited Partner shall make a Capital Contribution of $136 at the time of the Limited Partner's Capital Contribution payment referenced in Section
7.2(b)(1). The Special Limited Partner shall be in a different class from the Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Limited Partner under this Agreement.

         Section 7.6 Return of Capital Contribution. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, with the Consent of the Special Limited Partner, determine that such cash should, in whole or in part, be returned to the Limited Partner in reduction of its Capital Contribution. No such return shall be made unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Partnership sufficient, in the sole discretion of the General Partner, to pay such liabilities.

         Section 7.7 Liability of Limited Partner and Special Limited Partner. The Limited Partner and Special Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner and Special Limited Partner shall be liable only to make Capital Contributions in the amounts and on the dates specified in this Agreement and, except as otherwise expressly required hereunder, shall not be required to lend any funds to the Partnership or, after their respective Capital Contributions have been paid, to make any further Capital Contribution to the Partnership.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

         Section 8.1 Replacement Reserve Account. The Partnership shall establish and maintain a Replacement Reserve Account in the minimum amount of $73,500. The Replacement Reserve Account shall be interest bearing and all interest shall remain in said account until the maturity of the Mortgage Note. The Partnership may open the Replacement Reserve Account with an initial lump sum contribution and/or make monthly contributions commencing upon the Completion Date in the minimum amount of $875 per month until the minimum amount is reached. Thereafter, the Partnership shall not be required to continue the monthly deposits as long as the minimum balance is maintained. If the balance falls below the minimum balance then the Partnership shall replenish the Replacement Reserve Account to the minimum amount. Any balance remaining in the Replacement Reserve Account upon maturity of the Mortgage Note shall be distributed equally between the General Partner and Limited Partner.

         Section 8.2 Lease-up Reserves. A Lease-Up Reserve in the amount of $41,062 shall be established at Permanent Mortgage Commencement. If any Lease-Up Reserve is expended the Partnership must replenish the account to the minimum amount of $41,062. When the Project obtains 95% occupancy the funds in the Lease-Up Reserve shall be transferred to the Operating Deficit Reserve.

         Section 8.3 Operating Deficit Reserve. The Operating Deficit Reserve shall be used for operating expenses and debt service if and only if the Operating Deficit Guarantee Period has expired and the net operating income of the Project falls below $5,932. If any of the Reserves are expended the Partnership shall replenish the account to the minimum amount of $41,062. The Partnership may replenish this account by making a lump sum contribution or make monthly contributions equal to 1/6th of the amount expended until the minimum amount is reached.

         Section 8.4 Other Reserves. The General Partner shall establish out of funds available to the Partnership a reserve account sufficient in its sole discretion to pay any unforeseen contingencies which might arise in connection with the furtherance of the Partnership business including, but not limited to,
(a) any rent subsidy required to maintain rent levels in compliance with the Tax Credit Conditions; and (b) any real estate taxes, insurance, debt service or other payments for which other funds are not provided for hereunder or otherwise expected to be available to the Partnership. The General Partner shall not be liable for any good-faith estimate which it shall make in connection with establishing or maintaining any such reserves nor shall the General Partner be required to establish or maintain any such reserves if, in its sole discretion, such reserves do not appear to be necessary.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

         Section 9.1 Power and Authority of General Partner. Subject to the receipt of Consent of the Special Limited Partner or the consent of the Limited Partner where required by this Agreement, and subject to the other limitations and restrictions included in this Agreement, the General Partner shall have complete and exclusive control over the management of the Partnership business and affairs, and shall have the right, power and authority, on behalf of the Partnership, and in its name, to exercise all of the rights, powers and authority of a partner of a partnership without limited partners. If there is more than one General Partner, all acts, decisions or consents of the General Partners shall require the concurrence of all of the General Partners. No actions taken without the authorization of all the General Partners shall be deemed valid actions taken by the General Partners pursuant to this Agreement. No Limited Partner or Special Limited Partner (except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall have any right to be active in the management of the Partnership's business or investments or to exercise any control thereover, nor have the right to bind the Partnership in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Partnership, except as otherwise specifically provided in this Agreement.

         Section 9.2 Payments to the General Partners and Others.

         (a) The Partnership shall pay to the Developer a Development Fee in the amount of $267,400. The Development Fee shall first be paid from available proceeds in accordance with Section 9.2(b) of this Agreement and if not paid in full then the Development Fee will be paid in accordance with the Development Fee Agreement.

         (b) Notwithstanding the preceding, the Partnership shall retain the sum of $1,347,144 from the Capital Contributions paid pursuant to Sections 7.2(b) and 7.5 of this Agreement to be used for supplemental development costs including, but not limited to, land costs, architectural fees, survey and engineering costs, financing costs, loan fees, Replacement Reserve Account, Lease-Up Reserve, building materials and labor, but the amount retained shall in no event be greater than the difference between the Construction Loan and the Mortgage Loan. If any such funds are remaining after Completion of Construction and all construction costs are paid in full and the Construction Loan retired, then the remainder shall first be paid to the General Partner in an amount equal to any unpaid Development Fee and the balance, if any, shall be paid to the General Partner as a reduction of the General Partner's Capital Contribution and/or an incentive rent-up fee.

         (c) The  Partnership  shall  pay to the  Management  Agent  a  property management fee for the leasing and management of the Project in an amount in accordance with the Management Agreement. The term of the Management Agreement shall not exceed one year, and the execution or renewal of any Management Agreement shall be subject to the prior Consent of the Special Limited Partner. If the Management Agent is an Affiliate of the General Partner then commencing with the termination of the Operating Deficit Guarantee Period referenced in
Section 6.2(b), in any year in which the Project has an Operating Deficit, 40% of the management fee will be deferred ("Deferred Management Fee"). Deferred Management Fees, if any, shall be paid to the Management Agent solely in accordance with and to the extent permitted by Section 11.1 of this Agreement.

                  (1) The General Partner shall dismiss the Management Agent at the request of the Special Limited Partner, subject to the terms of any agreement with the Management Agent.

                  (2) The appointment of any successor Management Agent is subject to the Consent of the Special Limited Partner which may only be sought after the General Partner has, to the best of its knowledge, provided the Special Limited Partner accurate and complete information respecting the proposed Management Agent.

         (d)  The  Partnership  shall  pay to the  Limited  Partner  a fee  (the
"Reporting Fee") commencing in 1998 equal to 30% of the Cash Flow From Operations but in no event less than $1,200 for the Limited Partner's services in monitoring the operations of the Partnership and for services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 of this Agreement. The Reporting Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1 of this Agreement; provided, however, that if in any year Cash Flow From Operations is insufficient to pay the full $1,200, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow From Operations, as provided in Section 11.1, or sufficient Sale or Refinancing Proceeds, as provided in Section 11.2.

         (e) The Partnership shall pay to the General Partner an Incentive Management Fee equal to 40% of the available Cash Flow From Operations in accordance with Section 11.1 of this Agreement for each fiscal year of the Partnership commencing in 1998 for services incident to the administration of the business and affairs of the Partnership, which services shall include, but not limited to, maintaining the books and records of the Partnership, selecting and supervising the Partnership's Accountants, bookkeepers and other Persons required to prepare and audit the Partnership's financial statements and tax returns, and preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement. The Incentive Management Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1. If the Incentive Management Fee is not paid in any year it shall not accrue for payment in subsequent years.

         Section 9.3 Specific Powers of the General Partner.

         Subject to the other provisions of this Agreement, the General Partner shall have the following powers:

         (a) In the Partnership's name and on its behalf, the General Partner may hold, sell, transfer, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto in accordance with the purpose of this Agreement as indicated in Article IV hereto;

         (b) In the Partnership's name and on its behalf, the General Partner may employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Partnership business, including, without limitation, contractors, agents, brokers, Accountants and Management Agents (provided that the selection of any Accountant or Management Agent has received the Consent of the Special Limited Partner) and attorneys, on such terms as the General Partner shall determine;

         (c) In the Partnership's name and on its behalf, the General Partner may bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership;

         (d) In the Partnership's name and on its behalf, the General Partner may pay as a Partnership expense any and all costs and expenses associated with the formation, development, organization and operation of the Partnership, including the expense of annual audits, tax returns and LIHTC compliance;

         (e) In the Partnership's name and on its behalf, the General Partner may deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

         (f) In the Partnership's name and on its behalf, the General Partner is authorized to execute the Construction Loan and the Mortgage;

         (g) The General Partner may require in any or all Partnership contracts that the General Partner shall not have any personal liability thereunder but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction;

         (h) In the Partnership's name and on its behalf, the General Partner may execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing; and

         (i) The General Partner shall use its best efforts to operate the Project and shall use its best efforts to cause the Management Agent to manage the Project in such a manner that the Project will be eligible to receive a Tax Credit with respect to 100% of the apartment units in the Project. To that end, the General Partner agrees, without limitation, to make all elections requested by the Special Limited Partner under Section 42 of the Code to allow the Partnership or its Partners to claim the Tax Credit, to file Form 8609 with respect to the Project as required, for at least the duration of the Compliance Period to operate the Project and cause the Management Agent to manage the Project so as to comply with the requirements of Section 42 of the Code, as amended, or any successor thereto, including, but not limited to, Section 42(g) and Section 42(i)(3) of the Code, as amended, or any successors thereto, to make all certifications required by Section 42(l) of the Code, as amended, or any successor thereto, and to operate the Project and cause the Management Agent to manage the Project so as to comply with all other Tax Credit Conditions.

     Section 9.4 Authority Requirements. During the Compliance Period, the following provisions shall apply:

         (a) Each of the provisions of this Agreement shall be subject to, and the General Partner covenants to act in accordance with, the Tax Credit Conditions and all applicable federal, state and local laws and regulations;

         (b) The Tax Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successor and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms of this Agreement shall be unenforceable by or against any of the Partners;

         (c) Upon any dissolution of the Partnership or any transfer of the Project, no title or right to the possession and control of the Project and no right to collect rent therefrom shall pass to any Person who is not, or does not become, bound by the Tax Credit Conditions in a manner that, in the opinion of counsel to the Partnership, would not avoid a recapture thereof on the part of the former owners; and

         (d) Any conveyance or transfer of title to all or any portion of the Project required or permitted under this Agreement shall in all respects be subject to the Tax Credit Conditions and all conditions, approvals or other requirements of the rules and regulations of any authority applicable thereto.

         Section 9.5 Limitations on General Partner's Power and Authority. Notwithstanding the provisions of this Article IX, the General Partner shall not:

     (a) Except as required by Section 9.4, act in contravention of this Agreement;

     (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

     (c) Confess a judgment against the Partnership;

     (d) Possess Partnership property, or assign the Partner's right in specific Partnership property, for other than the exclusive benefit of the Partnership;

     (e) Admit a Person as a General Partner except as provided in this Agreement;

     (f) Admit a Person as a Limited Partner except as provided in this Agreement;

     (g) Violate any provision of the Mortgage Loan or Mortgage Note;

     (h) Cause the Project apartment units to be rented to anyone other than Qualified Tenants;

     (i) Violate the Minimum Set-Aside Test or the Rent Restriction Test for the Project;

     (j) Cause any recapture of the Tax Credits;

     (k) Permit any creditor who makes a nonrecourse loan to the Partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Partnership, other than as a secured creditor;

     (l) Commingle funds of the Partnership with the funds of another Person; or

     (m) Take any action which requires the Consent of the Special Limited Partner or the consent of the Limited Partner unless the General Partner has received the Consent of the Special Limited Partner.

         Section 9.6 Restrictions on Authority of General Partner. Without consent of the Special Limited Partner the General Partner shall not:

     (a) Sell, exchange, lease or otherwise dispose of the Project;

     (b) Incur indebtedness other than the Construction Loan and Mortgage Loan in the name of the Partnership, other than in the ordinary course of the Partnership's business;

     (c) Engage in any transaction not expressly contemplated by this Agreement in which the General Partner has an actual or potential conflict of interest with the Limited Partner or the Special Limited Partner;

     (d) Contract away the fiduciary duty owed to the Limited Partner and the Special Limited Partner at common law;

     (e) Take any action which would cause the Project to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Project, as a "qualified low income housing project" under Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC;

     (f) Make any expenditure of funds, or commit to make any such expenditure, other than in response to an emergency, except as provided for in the annual budget approved by the Special Limited Partner, as provided in Section 14.3(i) hereof;

     (g) Cause the merger or other reorganization of the Partnership; or

     (h) Dissolve the Partnership.

     Section 9.7 Duties of General Partner. The General Partner agrees that it shall at all times:

     (a) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership;

     (b) File and publish all certificates, statements or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

     (c) Cause the Partnership to carry Insurance from an Insurance Company;

     (d) Have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control and not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership;

     (e) Use its best efforts so that all requirements shall be met which are reasonably necessary to obtain or achieve (1) compliance with the Minimum Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Project to initially qualify, and to continue to qualify, for Tax Credits; (2) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Project; (3) compliance with all provisions of the Project Documents and (4) a reservation and allocation of Tax Credits from the Agency;

     (f) Use its best efforts to keep the Project and Project dwelling units, in decent, safe, sanitary and good condition, repair and working order, ordinary use and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof;

     (g) Pay, before the same shall become delinquent and before penalties accrue thereon all Partnership taxes, assessments and other governmental charges against the Partnership or its properties, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manners as not to cause any material adverse effect on the Partnership's property, financial condition or business operations, with adequate reserves provided for such payments;

     (h) Permit, and cause the Management Agent to permit, the Special Limited Partner and its representatives to have access to the Project and personnel employed by the Partnership and by the Management Agent who are concerned with management of the Project at all reasonable times during normal business hours and to examine all agreements, Tax Credit compliance data and plans and specifications and deliver copies thereof and such reports as may reasonably be required by the Special Limited Partner. The General Partner shall provide the Special Limited Partner with copies of all correspondence, notices and reports sent pursuant to or received under the Project Documents or any authority with respect to the Project at the time such correspondence, notices or reports are sent or received, copies of all other correspondence of substantial importance which a prudent investor would wish to examine in connection with the transaction at the time such correspondence is sent or received, and all reports required by Article XIV within the required time periods set forth therein.

     (i) Exercise good faith in all activities relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and it shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

     (j) Make any Capital Contributions, advances or loans required to be made by the General Partner under the terms of this Agreement;

     (k) Establish and maintain all reserves required to be established and maintained under the terms of this Agreement;

     (l) Materially comply with each and every covenant, representation and warranty set forth in Section 9.11; and

     (m) Perform such other acts as may be expressly required of it under the terms of this Agreement.

         Section 9.8 Partnership Expenses.

         (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's operating cash expenses and only subject to the limitations on the reimbursement of such expenses set forth herein. As used in this Section 9.8 the term "operating cash expenses" shall mean, with respect to any fiscal period, the amount of cash disbursed by the Partnership for Partnership business in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for advertising and promotion, management, utilities, repair and maintenance, Insurance, Partner communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, "operating cash expenses" shall include fees paid by the Partnership to the General Partner or any Affiliate of the General Partner permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Partnership and obtained from entities which are not Affiliates of the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

         (b) Reimbursement to the General Partner or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

     (1) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

     (2) No such reimbursement shall be made for (A) rent or depreciation, utilities, capital equipment or other such administrative items, and (B) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 9.8(b)(2), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (i) chairman or member of the board of directors; (ii) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (iii) senior management, such as the vice president of an operating division who reports directly to executive management; or (iv) those holding 5% or more equity interest in such General Partner or any such Affiliate of the General Partner or a person having the power to direct or cause the direction of such General Partner or any such Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

         Section 9.9 General Partner Expenses. The General Partner or Affiliates of the General Partner shall pay all Partnership expenses which are not permitted to be reimbursed pursuant to Section 9.8 and all expenses which are unrelated to the business of the Partnership.

         Section 9.10 Other Business of Partners. Any Partner may engage independently or with others in other business ventures wholly unrelated to the Partnership business of every nature and description, including, without limitation, the acquisition, development, construction, operation and management of real estate projects and developments of every type on their own behalf or on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Project except if prohibited under a non-competition agreement. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom. Conversely, no Person shall have any rights to Partnership assets, incomes or proceeds by virtue of such other ventures or activities of any Partner.

         Section 9.11 Covenants, Representations and Warranties. The General Partner covenants, represents and warrants that the following are presently true and, except as otherwise provided, will be true during the term of this Agreement, to the extent then applicable:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

         (b) The Partnership Agreement and the Project Documents (as of the date hereof) are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

         (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by Regions Bank and Alabama Housing Finance Authority ("HOME"), if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of Regions Bank and Alabama Housing Finance Authority ("HOME") and any applicable governmental entities, if such approval shall be required.

         (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (e) Additional  Improvements on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (f) No Partner has or will have any personal liability with respect to or has or will have personally guaranteed the payment of the Mortgage, except the General Partner has limited recourse for environmental cleanup, fraud or misrepresentation, or misapplication of insurance proceeds, condemnation awards or rents.

         (g) The Partnership is in substantial compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership (subject to usual interruptions).

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j)      The Partnership owns the fee simple interest in the Project.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) A builder's risk insurance policy in favor of the Partnership is in full force and effect and will remain in full force and effect until Completion of Construction.

         (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of this Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials, except in compliance with law, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the Project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Limited Partner and the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor,
(4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of this Agreement.

         (o) The Partnership will, to the extent permitted by law, allocate to the Limited Partner the Projected Annual Tax Credits.

         (p) No charges, liens or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or Mortgage or are noted or excepted in the title policy for the Project.

         (q) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

         (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, as of the required time shall be funded to required levels, including levels required by any authority.

         (s) Except as required or permitted by this Agreement, the General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

         (t) As of the date hereof, no event has occurred which constitutes a material default under any of the Project Documents.

         (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) as of the date hereof, the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

         (v) As of the date hereof, no event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (w) As of the date hereof, neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         The General Partner shall be liable to the Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner as a result of any material breach of the representations and warranties set forth in this Section
9.11. Notwithstanding the foregoing, the General Partner shall not be liable for any exemplary, punitive or consequential damages. The General Partner shall not have any liability whatsoever under this provision if the Limited Partner has exercised any right to require the General Partner to repurchase the interest of the Limited Partner in the Partnership. It is the intention of the Partners that no Partner hereto shall be entitled to more than one remedy. By way of example, any effective operation of Section 7.4 of this Agreement which occurs as a proximate result of breach of any other representation, warranty or covenant contained in this Agreement shall moot any other remedy of the General Partner contained herein.

         Section 9.12 Option to Acquire. After expiration of the Compliance Period but not more often than every two (2) years, the General Partner may give notice (the "GP Notice") to the Limited Partner that it desires to purchase the entire Interest of each of the Limited Partner and the Special Limited Partner in the Partnership. Upon receipt by the Limited Partner and the Special Limited Partner, the following events shall occur:

         (a) The purchase price of the Interests shall be determined. The purchase price shall be the greater of (i) the aggregate of the Fair Market Value of the Interest of the Limited Partner and the Fair Market Value of the Interest of the Special Limited Partner (taking into consideration the Distribution on Sale provisions) or (ii) the "Tax Amount" as hereinafter defined. Notwithstanding the preceding, the purchase price shall be no less than the principal amount of all outstanding indebtedness secured by the Project.

         (b) The Limited Partner and the Special Limited Partner shall negotiate with the General Partner for a period of 30 days after the GP Notice is received to agree upon the Fair Market Value of their respective Interests. In the event an agreement is not reached within such 30-day period, then the General Partner or the Special Limited Partner may request that Fair Market Value be determined in accordance with the process set forth below by sending notice (the "Appraisal Notice") of same to the other party within 15 days of the expiration of the 30-day period. If an Appraisal Notice is not sent by either party within such

15-day period, then the General Partner's option shall expire.

         (c) If the respective Fair Market Value of the Interests of the Limited Partner and the Special Limited Partner are not agreed upon as provided above and either the General Partner or the Special Limited Partner issues to the other Person an Appraisal Notice, then the Fair Market Value of such Interests shall be determined by an appraisal. The appraisal shall be conducted by an independent appraiser satisfactory to the General Partner and the Special Limited Partner or, in the event that a single independent appraiser cannot be agreed upon within 30 days following the date of the Appraisal Notice, the General Partner and the Special Limited Partner shall each select an independent appraiser and the appraisers so selected shall select a third independent appraiser. All appraisers so designated shall be experienced in accounting, business or real estate appraisal. The appraiser or appraisers shall determine the Fair Market Value of the Interest of each of the Limited Partner and the Special Limited Partner. The decision of the appraisers (if more than one) shall be made by the majority of such appraisers. The appraiser or appraisers shall render a written report setting forth the Fair Market Value of such Interests, which decision shall be rendered as expeditiously as possible by the appraiser or appraisers and which decision shall be final and binding upon the parties. Except as provided below, the reasonable fees and expenses of the appraiser or appraisers shall be paid one-half by the General Partner and one-half by the Limited Partner.

         (d) The "Tax Amount" shall mean the dollar amount computed in the following fashion:

                  (i) The Limited Partner and the Special Limited Partner shall be deemed to have gain in an amount equal to the difference between their respective basis in the Project and an amount equal to the total forgiveness of debt which would be realized by the Limited Partner and the Special Limited Partner computed as if the Limited Partner and the Special Limited Partner abandoned their Interests in the Partnership on the date of the GP Notice. The Tax Amount shall equal the deemed gain as computed above by a tax rate(s) applied to such gain. The tax rate shall be the highest individual rate stated in the Code applicable to the type of income (and if there is more than one rate applicable because of more than one type of income, the different rates shall be applied to the appropriate portions of such income). The Limited Partner shall cooperate to expeditiously determine the Tax Amount.

         (e) Following determination of the purchase price, the General Partner shall have 30 days thereafter to determine whether the General Partner will purchase the Interests of the Limited Partner and the Special Limited Partner at the purchase price so determined. The General Partner shall exercise such right by written notice to the Limited Partner and the Special Limited Partner within such 30-day period, and if such right is not so exercised, the General Partner shall bear all expenses associated with the appraisal.

         (f) If the General Partner determines to proceed with the purchase, the purchase price shall be paid in cash, within 90 days following the giving of the notice required by Section 9.12(e) and, in addition, interest shall be paid on the purchase price from the date of the GP Notice, payable with the purchase price, and calculated at the rate of interest set forth in Section 6.3 hereof.
         Section 9.13 Limitation of General Partner Liability. The General Partner will satisfy any judgment, decree, decision or settlement arising out of a Partnership Liability as follows: (i) first, out of insurance proceeds available therefor; (ii) next out of Partnership income or profit; and (iii) finally, and only if the General Partner is personally liable therefor, out of the separate income or property of the General Partner. The General Partner shall have no liability whatsoever to the Limited Partner, the Special Limited Partner or the Partnership for any act or omission taken or not taken at the written direction of the Special Limited Partner or the Limited Partner, as the case may be. Nothing in this Agreement is intended to require the General Partner to expend its own funds with respect to any action or liability except as otherwise expressly provided herein. The General Partner is not required to take any action, or refrain from taking any action, if the General Partner reasonably believes that the action or inaction, as the case may be, will result in any liability to the General Partner, constitute a breach of any other agreement of the Partnership with any unaffiliated third party or violate any law. The General Partner shall have no liability whatsoever under this Agreement with respect to the recapture of any Tax Credits if such recapture was principally caused by an act of the Limited Partner or the Special Limited Partner.

         Section 9.14 Representation and Warranties of the Limited Partner and the Special Limited Partner. The Limited Partner and the Special Limited Partner covenant, represent and warrant that the following are presently true and, except as otherwise provided, will be true during the term of this Agreement, to the extent applicable.

         (a) Each of the Limited Partner and the Special Limited Partner is a limited partnership duly organized and in good standing under the jurisdiction in which it was organized;

         (b) The execution of the Partnership Agreement has been authorized by all necessary corporate and partnership action on the part of each of the Limited Partner, the Special Limited Partner and the general partners of each and the Partnership Agreement has been duly executed and delivered by each of the Limited Partner and the Special Limited Partner and is enforceable in accordance with its terms against each of them and neither is in breach or violation of any of the provisions hereof.

         (c) Neither the Limited Partner nor the Special Limited Partner has pending, nor to the best knowledge of each of them, has threatened, any litigation or other proceeding before any court, regulatory authority or other tribunal which challenges the validity of the transactions contemplated by this Agreement or which, if adversely determined, would impair the ability of either of them to perform their respective obligations under this Agreement.

         (d) The execution, delivery and performance of this Agreement by each of the Limited Partner and the Special Limited Partner shall not constitute a breach or violation of any agreement, order or instrument by which either of them or their respective properties are bound and each of the Limited Partner and the Special Limited Partner has received all necessary regulatory approvals for the execution, delivery and performance of this Agreement and the execution, delivery and performance of this Agreement shall not constitute a violation of any applicable law, statue, regulation or order.

         (e) The investment in the limited partnership interests of the Partnership is suitable for the Limited Partner and the Special Limited Partner and the investment by each of them in the limited partnership interests does not exceed twenty percent (20%) of their respective net worth.

         (f) Each of Limited Partner and Special Limited Partner has such knowledge and experience in financial, business and tax matters that each of Limited Partner and Special Limited Partner is capable of evaluating the merits and risks of an investment in the Partnership.

         (g) Each of Limited Partner and Special Limited Partner (i) has adequate means of providing for its current needs and contingencies, (ii) has no need for liquidity in this investment, (iii) has the ability to bear the economic risk of this investment, and (iv) can afford a complete loss of the purchase price of this investment.

         (h) Each of Limited Partner and Special Limited Partner is purchasing the limited partnership unit for investment, for its own account and not with a view to resale or in connection with the distribution thereof. Each of Limited Partner and Special Limited Partner is aware that the limited partnership interest may not be transferred for a period of 15 years without incurring substantial adverse federal income tax effects, subject to certain very limited exceptions.

         (i) Each of Limited Partner and Special Limited Partner is familiar with the nature of, and risks attending, investments in securities of the type represented by the limited partnership interest and has determined that the purchase of the limited partnership interest is consistent with its investment and community development objectives.

         (j) Each of Limited Partner and Special Limited Partner has been advised and understands that an investment in the limited partnership interest involves a high degree of risk.

         (k) Each of Limited Partner and Special Limited Partner confirms that all documents, records and books pertaining to the Partnership, the Project and the investment have been made available to them and each also confirms that they have been given an opportunity to make further inquiries of the General Partner and its representatives with respect to the Partnership, the Project and the General Partner and/or the investment to the extent they desired to do so.
Limited Partner and Special Limited Partner acknowledge that they have been encouraged to retain their own tax, legal, accounting and financial advisors with respect to this investment and that counsel for General Partner and Partnership does not represent them.

         (l) Each of Limited Partner and Special Limited Partner is aware that the limited partnership interests have not been, and there are no present plans for it to be, registered under the Act or any state securities law, and accordingly, that the limited partnership interests must be held indefinitely by them unless they are registered under the Act and any applicable state securities law, or unless, in the opinion of counsel satisfactory to counsel for General Partner, a sale or transfer may be made without such registration.

                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

         Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

         Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Partners as follows:

         (a)      As to Income:

                  (1) First, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of other Income and Losses pursuant to this Article X up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) Second, an amount of Income sufficient to increase the Limited Partner's positive Capital Account balance to its Capital Contribution and to increase the Special Limited Partner's positive Capital Account balance to an amount equal to its Capital Contribution, shall be allocated to the Limited Partner and the Special Limited Partner, respectively;

                  (3) Third, an amount of Income sufficient to increase the General Partner's positive Capital Account balance to an amount equal to its Capital Contribution; and

                  (4) The balance, if any, of such Income shall be allocated 50% to the Limited Partner and 50% to the General Partner.

         (b)      As to Losses:

                  (1) an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of Income and Losses pursuant to Section 10.1 up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) the balance of any such Losses shall be allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

         (c)  Notwithstanding  the foregoing  provisions of Section  10.2(a) and
(b), in no event shall any Losses be allocated to the Limited Partner or the Special Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner. In the event an allocation of 98.99% or .01% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, respectively, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner or the Special Limited Partner as is necessary to allow the Limited Partner or the Special Limited Partner to be allocated 98.99% and .01%, respectively, of the items of Income and Project depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, it being the intent of the parties that the Limited Partner and the Special Limited Partner always shall be allocated 98.99% and .01%, respectively, of the items of Income not arising from a Sale or Refinancing and 98.99% and .01%, respectively, of the Project depreciation.

         Section 10.3 Special Allocations. The following special allocations shall be made in the following order:

         (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement.

         (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

         (e) Nonrecourse Deductions for any fiscal year shall be specially allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

         (f) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

         (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulations
Section 1.704-1 (b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

         (h) To the extent the Partnership has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

                  (1) Such interest income shall be specially allocated to the Limited Partner to whom such promissory note relates; and

                  (2) The amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note.

         (i) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners.

         (j) Any reduction in the adjusted tax basis (or cost) of Partnership investment tax credit property pursuant to Code Section 50(c) shall be specially allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f)(2)(i).

         (k) Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

         (l) If any Partnership expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Partner deemed to have received such distribution equal to the amount of such distribution.

         (m) The allocation to the General Partner of each material item of Partnership income, loss, deduction or credit will not be less than 1% of each such item at all times during the existence of the Partnership.

         (n) Interest deduction on the Partnership indebtedness referred to in Section 6.3 shall be allocated 100% to the General Partner.

         Section 10.4 Curative Allocations. The allocations set forth in Sections 10.2(c), 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and
10.3(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 10.4. Therefore, notwithstanding any other provision of this Article X (other than the Regulatory Allocations), with the Consent of the Special Limited

Partner, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner the General Partner, with the Consent of the Special Limited Partner, determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.1, 10.2(a), 10.2(b), 10.3(h), 10.3(i), 10.3(j), 10.3(k), 10.3(l), 10.3(m), 10.3(n)
and 10.5. In exercising its authority under this Section 10.4, the General Partner shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

         Section 10.5 Other Allocation Rules.

         (a) The basis (or cost) of any Partnership investment tax credit property shall be allocated among the Partners in accordance with Treasury Regulations Section 1.46-3(f)(2)(i). All Tax Credits (other than the investment tax credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that LIHTC will be allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner.

         (b) In the event Partnership investment tax credit property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (1) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (2) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 and Section 10.2(a) hereof and shall instead be allocated among the Partners in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

         (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner with the Consent of the Special Limited Partner, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of

Treasury   Regulations  Section   1.752-3(a)(3),   the  Partners'  interests  in
Partnership  profits are as follows:  Limited Partner:  98.89%;  Special Limited
Partner: .01%; General Partner: 1%.

         (e) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such Distributions would cause or increase an Adjusted Capital Account Deficit for any Partner who is not a General Partner.

         Section 10.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.25(a) hereof).

         In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.25(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the General Partner with the Consent of the Special Limited Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

         Section 10.7 Allocation Among Limited Partners. In the event that the Interest of the Limited Partner hereunder is at any time held by more than one Limited Partner all items which are specifically allocated to the Limited Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

         Section 10.8 Allocation Among General Partners. In the event that the Interest of the General Partner hereunder is at any time held by more than one General Partner all items which are specifically allocated to the General Partner for any month pursuant to this Article X shall be apportioned among such

Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement or consent of the Limited Partner or Consent of the Special Limited Partner.

         Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Partners, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the General Partner may make such modification, but only with the Consent of the Special Limited Partner, to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the General Partner shall make any appropriate modifications, but only with the Consent of the Special Limited Partner, in the event it appears that unanticipated events (e.g., the existence of a Partnership election pursuant to Code Section 754) might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

         Section 11.1 Distribution of Cash Flow From Operations. Cash Flow From Operations for each fiscal year shall be distributed within seventy-five (75) days following each calendar year and shall be applied in the following order of priority:

     (a) To pay the Deferred Management Fee, if any;

     (b) To pay the current Reporting Fee and then to pay any accrued Reporting Fees which have not been paid in full from previous years;

     (c) To pay the Development Fee in accordance with the Development Fee Agreement;

     (d) To pay the Operating Loans, if any, as referenced in Section 6.2(b) of this Agreement, limited to 50% of the Cash Flow From Operations remaining after reduction for the payments made pursuant to subsections (a) through (c) of this
Section 11.1;

     (e) To pay the Incentive  Management Fee equal to 40% of the Cash Flow From
Operations   remaining  after  reduction  for  the  payments  made  pursuant  to subsections (a) through (d) of this Section 11.1; and

     (f) To the Limited Partner in an amount equal to 15% of the remaining Cash Flow From Operations and to the General Partner in an amount equal to 85% of the remaining Cash Flow From Operations.

     (g) Notwithstanding the above provisions of this Section 11.1, Cash Flow From Operations greater than the Excess Cash Flow shall be paid to AHFA in accordance with the Mortgage Note.

     Section 11.2 Distribution of Sale or Refinancing Proceeds. Sale or Refinancing Proceeds shall be distributed in the following order:

     (a) To the payment of the Mortgage Note and other matured debts and liabilities of the Partnership, other than accrued payments, debts or other liabilities owing to Partners or former Partners;

     (b) To any accrued payments, debts or other liabilities owing to the Partners or former Partners, including, but not limited to, accrued Reporting Fees and Operating Loans, to be paid prorata if necessary;

     (c) To the establishment of any reserves which the General Partner, with the Consent of the Special Limited Partner, shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

     (d) To the Limited Partner in an amount equal to its Capital Contribution;

     (e) To the Special Limited Partner in an amount equal to its Capital Contribution;

     (f) To the General Partner in an amount equal to its Capital Contribution; and

     (g) Thereafter, 50% to the Limited Partner and 50% to the General Partner.

                                   ARTICLE XII

                              TRANSFERS OF LIMITED
                      PARTNER'S INTEREST IN THE PARTNERSHIP

         Section 12.1 Assignment of Limited Partner's Interest. The Limited Partner and Special Limited Partner shall not have the right to assign all or any part of their respective Interests in the Partnership to any other Person, whether or not a Partner, except upon satisfaction of each of the following:

     (a) By a written instrument in form and substance satisfactory to the General Partner and its counsel, setting forth the name and address of the proposed transferee, the nature and extent of the Interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing any necessary amendment to this Agreement;

     (b) Upon consent of the General Partner to such assignment, which shall not be unreasonably withheld; and

     (c) Upon receipt by the General Partner of the Assignee's written representation that the Partnership Interest is to be acquired by the Assignee for the Assignee's own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

         THE LIMITED PARTNERSHIP INTEREST AND THE SPECIAL LIMITED PARTNERSHIP INTEREST DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE SECURITIES LAW. THESE INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         Section 12.2 Effective Date of Transfer. Any assignment of a Limited Partner's Interest or Special Limited Partner's Interest pursuant to Section
12.1 shall become effective as of the last day of the calendar month in which the last of the conditions to such assignment are satisfied.

         Section  12.3  Invalid  Assignment.  Any  purported  assignment  of  an
Interest of a Limited Partner or Special Limited Partner otherwise than in accordance with Section 12.1 or Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

         Section 12.4 Assignee's Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations and Distributions from the Partnership attributable to the Interest acquired by reason of any permitted assignment from and after the first day of the calendar month following the month which ends with the effective date of the transfer of such Interest as provided in Section 12.2. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership.

     Section 12.5 Substitution of Assignee as Limited Partner or Special Limited Partner.

         (a) An Assignee shall not have the right to become a Substitute Limited Partner or substitute Special Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld.

         (b) A nonadmitted transferee of a Limited Partner's Interest or Special Limited Partner's Interest in the Partnership shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise have been entitled with respect to the Interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner or Special Limited Partner, provided, however, that the Partnership shall, if a transferee and transferor jointly advise the General Partner in writing of a transfer of an Interest in the Partnership, furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

         (c) The General Partner may elect to treat a transferee of a Partnership Interest who has not become a Substitute Limited Partner or substitute Special Limited Partner as a Substitute Limited Partner or substitute Special Limited Partner, as the case may be, in the place of its transferor should the General Partner determine in its absolute discretion that such treatment is in the best interest of the Partnership.

         Section 12.6 Death, Bankruptcy, Incompetency, etc. of a Limited Partner. Upon the death, dissolution, adjudication of bankruptcy, or adjudication of incompetency or insanity of a Limited Partner or Special Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner or Special Limited Partner, as the case may be, for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to constitute a successor as a transferee of its Interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner. However, such executors, administrators or legal representatives will not have the right to become Substitute Limited Partners or substitute Special Limited Partners in the place of their respective predecessors-in-interest unless the General Partner shall so consent.

                                  ARTICLE XIII

                     WITHDRAWAL, REMOVAL AND REPLACEMENT OF
                                 GENERAL PARTNER

         Section 13.1 Withdrawal of General Partner.

         (a) The General Partner may not Withdraw (other than as a result of an Involuntary Withdrawal) without the Consent of the Special Limited Partner, and, to the extent required, of Regions Bank and AHFA and the State Tax Credit Agency. Withdrawal shall be conditioned upon the agreement of the Special

Limited Partner to be admitted as a successor General Partner, or if the Special Limited Partner declines to be admitted as a successor General Partner then on the agreement of one or more Persons who satisfy the requirements of Section
13.5 of this Agreement to be admitted as successor General Partner(s).

         (b) Each General Partner shall indemnify and hold harmless the Partnership and all Partners from its Withdrawal in violation of Section 13.1(a) hereof. Each General Partner shall be liable for damages to the Partnership resulting from its Withdrawal in violation of Section 13.1(a).

         Section 13.2 Removal of General Partner.

         (a) The Special Limited Partner or the Limited Partner, or both of them, may remove the General Partner:

                  (1)      For cause if such General Partner has:

                           (A)      Been subject to an event of Bankruptcy;

                           (B)      Committed any actual fraud, willful
misconduct, or breach of fiduciary duty in the performance of its duties under this Agreement which was materially injurious to the Partnership;

                           (C)      Been convicted of, or entered into a plea of
guilty to, a felony;

                           (D)      Knowingly  made personal use of Partnership
funds or, except as to incidental matters, properties;

                           (E)      Violated the terms of the Mortgage  Note,
and such violation prompts Regions Bank and AHFA to issue a default letter or acceleration notice to the Partnership or General Partner;

                           (F)      Failed to provide any loan, advance,
Capital Contribution or any other payment to the Partnership required under this Agreement;

                           (G)      Failed to obtain the Consent of the  Special
Limited Partner prior to any decision, act or omission under circumstances where this Agreement requires that such consent be obtained;

                           (H)  Materially  breached  any  representation,
warranty or covenant contained in this Agreement, or materially failed to perform any other action which may be required by this Agreement;

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

                           (I)      Violated any federal or state tax law which
 causes a recapture of LIHTC; or

                           (J)      Failed during any six-month  period  during
the Compliance Period to cause at least 85% of the total apartment units in the Project to qualify for LIHTC, unless such failure is the result of fire, flood, earthquake or other act of God or unless such failure is cured within 120 days after the end of the six-month period.

         Notwithstanding the foregoing, the General Partner shall have, with respect to each of the items of cause listed above, except for Section 13.2(a)(1)(C), the right to cure, to the reasonable satisfaction of the Special Limited Partner, such condition within thirty (30) days after notice thereof from the Special Limited Partner.

                  (2)      As provided in Section 6.2(a) hereof.

         (b) Written notice of the removal for cause of the General Partner shall be served by the Special Limited Partner or the Limited Partner, or both of them, upon the General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal, if any, and the date upon which the removal is to become effective.

         (c) Upon receipt of such notice of removal for cause, the General Partner shall cause an accounting to be prepared covering the transactions of the Partnership from the end of the previous fiscal year through the date of receipt of such notice, and thereafter it shall not sell or dispose of Partnership assets under any circumstances. The accounting shall be completed by the effective date of the removal and shall be in sufficient detail to accurately and fully reflect the earnings or losses for the period and the financial condition of the Partnership. If the General Partner fails to cause the accounting to be prepared within 30 days of receipt of the notice of removal for cause then the Limited Partner may cause the accounting to be prepared. The reasonable expenses of the accounting shall be borne by the General Partner.

         Section 13.3 Effects of a Withdrawal. In the event of a Withdrawal, the entire Interest of the Withdrawing General Partner shall immediately and automatically terminate on the effective date of such Withdrawal, and such General Partner shall immediately cease to be a General Partner, shall have no further right to participate in the management or operation of the Partnership or the Project or to receive any allocations or Distributions from the Partnership or any other funds or assets of the Partnership, except as specifically set forth below. In the event of a Withdrawal, any or all executory contracts, including but not limited to the Management Agreement, between the

Partnership and the Withdrawing General Partner or its Affiliates may be terminated by the Partnership, with the Consent of the Special Limited Partner, upon written notice to the party so terminated.

    Furthermore, notwithstanding such Withdrawal, the Withdrawing General Partner shall be and shall remain, liable as a General Partner for all liabilities and obligations incurred by the Partnership or by the General Partner prior to the effective date of the Withdrawal. Any remaining Partner shall have all other rights and remedies against the Withdrawing General Partner as provided by law or under this Agreement.

         The General Partner agrees that in the event of its Withdrawal (other than an Involuntary Withdrawal) it will indemnify and hold the Limited Partner and the Special Limited Partner harmless from and against all losses, costs and expenses incurred in connection with the Withdrawal, including, without limitation, all reasonable legal fees and other expenses of the Limited Partner and the Special Limited Partner in connection with the transaction.

         The  following  additional  provisions  shall  apply in the  event of a
Withdrawal:

         (a)  In  the  event  of  a  Withdrawal  which  is  not  an  Involuntary
Withdrawal, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, nor shall it be entitled to receive or to be paid by the Partnership any further payments of fees (other than fees which have been earned but are unpaid) or to be repaid any outstanding advances or loans made by it to the Partnership or to be paid any amount for its former Interest. From and after the effective date of such Withdrawal, the former rights of the Withdrawing General Partner to receive or to be paid such allocations, Distributions, funds, assets, fees or repayments shall be assigned to the other General Partner or General Partners (which may include the Special Limited Partner), or if there is no other general partner of the Partnership at that time, to the Special Limited Partner.

         (b) In the event of an  Involuntary  Withdrawal,  except as provided in
Section 13.3(b)(3) below, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, provided that accrued and payable fees (i.e., fees earned but unpaid as of the date of Withdrawal) owed to the Withdrawing General Partner, and any outstanding loans of the Withdrawing General Partner to the Partnership, shall be paid to the Withdrawing General Partner in the manner and at the times such fees and loans would have been paid had the Withdrawing General Partner not Withdrawn. The Interest of the General Partner shall be purchased as follows:

                  (1) If the Involuntary Withdrawal arises from removal for cause as set forth in Section 13.2(a) hereof, the Withdrawn General Partner shall be entitled to receive as its sole compensation for its Interest in the

Partnership an amount equal to its positive Capital Account balance determined as of the effective date of the removal, if any, payable upon the dissolution and termination of the Partnership after all of the Partners have been distributed the positive balances in their Capital Accounts.

                  (2) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), the Partnership, with the Consent of the Special Limited Partner, may, but is not obligated to, purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital. The purchase price of such Interest shall be its Fair Market Value as determined by agreement between the Withdrawing General Partner and the Special Limited Partner, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The cost of such arbitration shall be borne equally by the Withdrawing General Partner and the Partnership. The purchase price shall be paid by the Partnership by delivering to the General Partner or its representative the Partnership's non-interest bearing unsecured promissory note payable, if at all, upon liquidation of the Partnership in accordance with
Section 11.2(b). The note shall also provide that the Partnership may prepay all or any part thereof without penalty.

                  (3) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), and if the Partnership does not purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital, then the Withdrawing General Partner shall retain its Interest in such items, but such Interest shall be held as a special limited partner.

         Section 13.4 Successor General Partner. Upon the occurrence of an event giving rise to a Withdrawal of a General Partner, any remaining General Partner, or, if there be no remaining General Partner, the Withdrawing General Partner or its legal representative, shall promptly notify the Special Limited Partner of such Withdrawal (the "Withdrawal Notice"). Whether or not the Withdrawal Notice shall have been sent as provided herein, the Special Limited Partner shall have the right to become a successor General Partner (and to become the successor managing General Partner if the Withdrawing General Partner was previously the managing General Partner). In order to effectuate the provisions of this Section
13.4 and the continuance of the Partnership, the Withdrawal of a General Partner shall not be effective until the expiration of 120 days from the date on which occurred the event giving rise to the Withdrawal, unless the Special Limited Partner shall have elected to become a successor General Partner as provided herein prior to expiration of such 120-day period, whereupon the Withdrawal of the General Partner shall be deemed effective upon the notification of all the other Partners by the Special Limited Partner of such election.

         Section 13.5 Admission of Additional or Successor General Partner. No Person shall be admitted as an additional or successor General Partner unless
(a) such Person shall have agreed to become a General Partner by a written instrument which shall include the acceptance and adoption of this Agreement;
(b) the Consent of the Special Limited Partner to the admission of such Person as a substitute General Partner, which consent may be withheld in the discretion of the Special Limited Partner, shall have been given; and (c) such Person shall have executed and acknowledged any other instruments which the Special Limited Partner shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute General Partner. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the Withdrawal of the Withdrawing General Partner and the substitution of the successor General Partner. Nothing contained herein shall reduce the Limited Partner's Interest or the Special Limited Partner's Interest in the Partnership.

         Section 13.6 Transfer of Interest. Except as otherwise provided herein, the General Partner may not Withdraw from the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the Consent of the Special Limited Partner.

         Section 13.7 No Goodwill Value. At no time during continuation of the Partnership shall any value ever be placed on the Partnership name, or the right to its use, or to the goodwill appertaining to the Partnership or its business, either as among the Partners or for the purpose of determining the value of any Interest, nor shall the legal representatives of any Partner have any right to claim any such value. In the event of a termination and dissolution of the Partnership as provided in this Agreement, neither the Partnership name, nor the right to its use, nor the same goodwill, if any, shall be considered as an asset of the Partnership, and no valuation shall be put thereon for the purpose of liquidation or distribution, or for any other purpose whatsoever.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

         Section 14.1 Books and Accounts.

         (a) The General Partner shall cause the Partnership to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

                  (1) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Income and Losses of each Partner;

                  (2) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                  (3) copies of the Partnership's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

                  (4) copies of the original of this Agreement and all amendments thereto;

                  (5) financial statements of the Partnership for the six most recent fiscal years; and

                  (6) the Partnership's books and records for at least the current and past three fiscal years.

         (b) Upon the request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the expense of the Partnership, a copy of the information set forth in Section 14.1(a) above. The Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing, or any of the other books and records of the Partnership or the Project at its own expense.

         Section 14.2 Accounting Reports.

         (a) By February 20 of each calendar year the General Partner shall provide to the Limited Partner and the Special Limited Partner all tax information necessary for the preparation of their federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Project is located.

         (b) By March 1 of each calendar year the General Partner shall send to the Limited Partner and the Special Limited Partner: (1) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity and changes in cash flow for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's Accountants; (2) a report (which need not be audited) of any Distributions made at any time during the fiscal year, separately identifying Distributions from Cash Flow From Operations for the fiscal year, Cash Flow From Operations for prior years, Sale or Refinancing Proceeds, and reserves; (3) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the Partnership for the fiscal year to the General Partner or Affiliates of the

General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's Accountants, with the method of verification to be in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the Accountants consider appropriate in the circumstances; (4) a copy of the Project's rent roll for the most recent calendar quarter; (5) a statement signed by the General Partner indicating the number of apartment units which are occupied by Qualified Tenants; and (6) a report of the significant activities of the Partnership during the year.

         (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Project occurs, the General Partner shall send to the Limited Partner and the Special Limited Partner a report as to the nature of the Sale or Refinancing and as to the Income and Losses for tax purposes and proceeds arising from the Sale or Refinancing.

     Section 14.3 Other Reports. The General Partner shall provide to the Limited Partner and the Special Limited Partner:

         (a) During the period of construction, a copy of the initial construction schedule and any updates to the construction schedule, and by the tenth day of each month a copy of the previous month's Construction Loan draw request and the inspecting architect's application and certification of payment (AIA Document G702, or similar form acceptable to the Limited Partner);

         (b) During the rent-up phase, and continuing until the end of the first six-month period during which the Project has a sustained occupancy of 95% or better, by the tenth day of each month within such period a copy of the previous month's rent roll (through the last day of the month) and a tenant LIHTC compliance worksheet similar to the monthly initial tenant certification worksheet included in Exhibit "G" attached hereto and incorporated herein by this reference;

         (c) A quarterly tax credit compliance report similar to the worksheet included in Exhibit "G" due on or before April 30 of each year for the first quarter, July 31 of each year for the second quarter, October 31 of each year for the third quarter and January 31 of each year for the fourth quarter. In order to verify the reliability of the information being provided on the compliance report the Limited Partner may request a small sampling of tenant files to be provided. The sampling will include, but not be limited to, copies of tenant applications, certifications and third party verifications used to qualify tenants. If any inaccuracies are found to exist on the tax credit compliance report or any items of noncompliance are discovered then the sampling will be expanded as determined by the Limited Partner.

         (d) By September 15 of each year, an estimate of LIHTC for that year;

         (e) If the Project receives a reservation of LIHTC in one year but will not complete the construction and rent-up until a later year, the General Partner will provide to the Limited Partner by December 31 of the year during which the reservation is received an audited cost certification together with the accountant's work papers verifying that the Partnership has expended the requisite 10% of the reasonably expected cost basis to meet the carryover test provisions of Section 42 of the Code;

         (f) During the Compliance Period, no later than five (5) days after any such certification is filed, copies of any certifications which the Partnership must furnish to federal or state governmental authorities administering any Tax Credit program including, but not limited to, copies of all annual tenant recertifications required under Section 42 of the Code;

         (g) A quarterly report on operations, in the form attached hereto as Exhibit "G", due on or before April 30 of each year for the first quarter of operations, July 31 of each year for the second quarter of operations, October 31 of each year for the third quarter of operations and January 31 of each year for the fourth quarter of operations which shall include, but is not limited to, an unaudited income statement showing all activity in the reserve accounts required to be maintained pursuant to Section VIII of this Agreement, statement of income and expenses, balance sheet, rent roll as of the end of each calendar quarter of each year, and annual third party verification of current utility allowance;

         (h) By the annual renewal date of each and every year, an executed original or certified copy of each and every Insurance policy or certificate required by the terms of this Agreement;

         (i) On or before March 15th of each calendar year, the General Partner's updated financial statement as of December 31 of the previous year;

         (j) On or before November 1 of each calendar year, a copy of the following year's proposed operating budget. Each such budget shall contain an amount required for reserves in accordance with Article VIII and for the payment of real estate taxes, insurance, debt service and other payments. Such budget shall only be adopted with the Consent of the Special Limited Partner; and

         (k) Notice of the occurrence, or of the likelihood of occurrence, of any event which has had or is likely to have a material adverse effect upon the Project or the Partnership, including, but not limited to, any breach of any of the representations and warranties set forth in Section 9.11 of this Agreement, and any inability of the Partnership to meet its cash obligations as they become payable, within ten days after the occurrence of such event.

         Section 14.4 Late Reports. If the General Partner does not fulfill its obligations under Section 14.2 within the time periods set forth therein and after 10 days written notice from the Special Limited Partner, the General Partner, using its own funds, shall pay as damages the sum of $100 per day (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. If the General Partner does not fulfill its obligations under Section 14.3 within the time periods set forth therein, the General Partner, using its own funds, shall pay as damages the sum of $100.00 per week (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partner, and failure to so pay shall constitute a material default of the General Partner hereunder and cause for removal under Section 13.2 hereof. In addition, if the General Partner shall so fail to pay, the General Partner and its Affiliates shall forthwith cease to be entitled to any fees hereunder (other than the Development Fee) and/or to the payment of any Cash Flow From Operations or Sale or Refinancing Proceeds to which the General Partner may otherwise be entitled hereunder. Payments of fees and Distributions shall be restored only upon payment of such damages in full.

         Section 14.5 Annual Site Visits. On an annual basis a representative of the Limited Partner, at the Limited Partner's expense, will conduct a site visit which will include, in part, an inspection of the property, a review of the office and tenant files and an interview with the property manager. The Limited Partner may, in its sole discretion, cancel all or any part of the annual site visit.

         Section 14.6 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate federal, state and local taxing authorities.

         Section 14.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

         Section 14.8 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partner with the Consent of the Special Limited Partner. All withdrawals therefrom shall be made upon checks signed by the General Partner or by any person authorized to do so by the General Partner. The General Partner shall provide to any Partner who requests same the name and address of the financial institution, the account number and other relevant information regarding any Partnership bank account.

         Section 14.9 Certificates and Elections.

         (a) The General Partner shall file the First Year Certificate within 90 days following the close of the taxable year during which Completion of Construction occurs and thereafter shall timely file any certificates which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code.

         (b) The General Partner, with the Consent of the Special Limited Partner, may, but is not required to, cause the Partnership to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                       AND LIQUIDATION OF THE PARTNERSHIP

         Section 15.1 Dissolution of Partnership. The Partnership shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events:

         (a) The  effective  date of the  Withdrawal  or removal of the  General
Partner, unless (1) at the time there is at least one other General Partner (which may be the Special Limited Partner if it elects to serve as successor General Partner under Section 13.4 hereof) who will continue as General Partner, or (2) within 120 days after the occurrence of any such event the Limited Partner elects to continue the business of the Partnership;

         (b) The sale of the Project and the receipt in cash of the full amount of the proceeds of such sale; or

         (c)      The written election to do so of the Limited Partner.

         Notwithstanding the foregoing, however, in no event shall the Partnership terminate prior to the expiration of its term if such termination would result in a violation of the Mortgage Note or any other agreement with or rule or regulation of Regions Bank and AHFA to which the Partnership is subject.

         Section 15.2 Return of Capital Contribution upon Dissolution. Except as provided in Sections 7.3, 7.4 and 7.6 of this Agreement, which provide for a reduction or refund of the Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the General Partner, as well as the obligation of the Partnership, each Partner shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner. No Partner shall have any right to demand property other than money upon dissolution and termination of the Partnership, and the Partnership is prohibited from such a distribution of property absent the Consent of the Special Limited Partner.

         Section 15.3 Distributions of Assets. Upon a dissolution of the Partnership, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated as the liquidator of the Partnership by the Special Limited Partner or by the court in a judicial dissolution) shall take full account of the Partnership assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

         (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership pursuant to Section 11.2(a) through and including 11.2(c), the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts, after taking into account all allocations under Article X hereof.

         (b) In the event that a General Partner has a deficit balance in its Capital Account following the liquidation of the Partnership or its Interest, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year in which such liquidation occurs, such General Partner shall pay to the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

         The deficit make-up shall be paid by the General Partner by the end of such taxable year and shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. Notwithstanding, if the Special Limited Partner has become successor General Partner, it shall not be responsible for any deficit balance in its Capital Account which arose during the time the former General Partner served as General Partner.

         (c) With respect to assets distributed in kind to the Partners in liquidation or otherwise:

                  (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Partnership immediately prior to the liquidation or other Distribution event; and

                  (2) such Income and Losses shall be allocated to the Partners in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

         (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market

Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the Partnership's adjusted basis in such assets for book purposes. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon liquidation or other Distribution event, and nothing contained in Section 15.3(c) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the General Partner with the Consent of the Special Limited Partner.

         Section 15.4 Deferral of Liquidation. If at the time of liquidation the General Partner or other liquidator shall determine that an immediate sale of part or all of the Partnership assets could cause undue loss to the Partners, the liquidator may, in order to avoid loss, but only with the Consent of the Special Limited Partner, either defer liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Partners in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partners' Capital Accounts, as if such assets had been sold, in the manner described in Section 10.2, and such assets shall then be distributed to the Partners as provided herein. In applying the preceding sentence, the Project shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

         Section 15.5 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner and Special Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in
Section 15.6.

         Section 15.6 Certificates of Dissolution; Certificate of Cancellation of Certificate of Limited Partnership.

         (a) Upon the dissolution of the Partnership, the General Partner shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of the State, a certificate of dissolution. The certificate of dissolution shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, the event causing the Partnership's dissolution and the date of the dissolution.

         (b) Upon the completion of the winding up of the Partnership's affairs, the General Partner shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State, a certificate of cancellation of the Certificate of Limited Partnership. The certificate of cancellation of the Certificate of Limited Partnership shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, and any other information which the General Partner determines to include therein.

                                   ARTICLE XVI

                                   AMENDMENTS

         As and to the extent required under the Securities Act of 1933, as amended, and regulations promulgated thereunder, this Agreement may be amended at any time by the Limited Partner. This Agreement may not be amended by the General Partner absent the Consent of the Special Limited Partner. Notwithstanding the foregoing, no amendment shall change the Partnership to a general partnership; extend the term of the Partnership beyond the date provided for in this Agreement; modify the limited liability of the Limited Partner and the Special Limited Partner; allow the Limited Partner to take control of the Partnership's business within the meaning of the Act; reduce or defer the realization of any Partner's interest in allocations, Distributions, capital or compensation hereunder, or affect any Partner's rights, obligations or conditions to performance or status hereunder, without the consent of the Partner so affected; change the provisions of this Article XVI; or be effected except in compliance with applicable law.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         Section 17.1 Voting Rights.

         (a) The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding the foregoing, the Limited Partner may, without the concurrence of the General
Partner:

     (1) Approve or disapprove, but, except as otherwise expressly provided herein, not initiate, the Sale or Refinancing of the Project;

     (2) Remove the General Partner and elect a substitute General Partner as provided in this Agreement;

     (3) Elect a successor General Partner upon the Withdrawal of the General Partner;

     (4) Approve or disapprove, but not initiate, the dissolution of the Partnership; or

     (5) Subject to the provisions of Article XVI hereof, amend this Agreement.

         (b) On any matter where the Limited Partner has the right to vote, votes may only be cast at a duly called meeting of the Partnership or through written action without a meeting.

         (c) The Special Limited Partner shall have the right to consent to those actions or inactions of the Partnership and/or General Partner as otherwise set forth in this Agreement, and the General Partner is prohibited from any action or inaction requiring such consent unless such consent has been obtained.

         Section 17.2 Meeting of Partnership. Meetings of the Partnership may be called either (a) at any time by the General Partner; or (b) upon the General Partner's receipt of a written or facsimile request from the Limited Partner setting forth the purpose of such meeting. Within ten days after receipt of the Limited Partner's written or facsimile request for a meeting, the General Partner shall provide all Partners with written notice of the meeting (which shall be by telephone conference, or at the principal place of business of the Partnership or such other location referenced in the notice) to be held not less than 15 days nor more than 30 days after receipt of such written or facsimile request from the Limited Partner, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. If the General Partner fails to provide the written notice of the meeting within ten days after receipt of the Limited Partner's request to hold a meeting, then the Limited Partner may provide the written notice of the meeting to all the Partners, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. All meetings and actions of the Limited Partner shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as it shall be amended from time to time.

         Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

         To the General Partner:   ACHR HOUSING CORPORATION
                                   319 W. Glenn, P.O. Box 409
                                   Auburn, Alabama 36830

         To the Limited Partner:   WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
                                   c/o WNC & Associates, Inc.
                                   3158 Redhill Ave., Suite 120
                                   Costa Mesa, CA   92626-3416

         To the Special
         Limited Partner:          WNC HOUSING, L.P.
                                   3158 Redhill Ave., Suite 120
                                   Costa Mesa, CA   92626-3416

         Section 17.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Partners.

         Section 17.5 Recording of Certificate of Limited Partnership. The Partnership shall record in the Office of the Probate Judge of the county in which the principal place of business of the Partnership is located a certified copy of the Certificate of Limited Partnership, or any amendment thereto and file any report required to be filed with the Secretary of State of the State.

         Section 17.6 Amendment of Certificate of Limited Partnership.

         (a) The General Partner shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence thereof:

                  (1)      A change in the name of the Partnership.

                  (2) A change in the street address of the Partnership's principal executive office.

                  (3) A change in the address, or the Withdrawal, of a General Partner, or a change in the address of the agent for service of process, or appointment of a new agent for service of process.

                  (4) The admission of a General Partner and that Partner's address.

                  (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate of Limited Partnership or any amendment thereto.

         (b) The Certificate of Limited Partnership may also be amended in conformity with this Agreement at any time in any other respect that the General Partner determines.

         (c) The General Partner shall cause the Certificate of Limited Partnership to be amended, when required or permitted as aforesaid, by filing a certificate of amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The certificate of amendment shall set forth the Partnership's name, Office of the Probate Judge's recording information and the text of the amendment.

         Section 17.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

         Section 17.8 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         Section 17.9 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 17.10 Tax Matters Partners. All the Partners hereby agree that the Special Limited Partner shall be the "Tax Matters Partner" pursuant to the Code and in connection with any audit of the federal income tax returns of the Partnership; provided, however, that if the Special Limited Partner shall withdraw from the Partnership or become Bankrupt, the General Partner shall thereafter be the "Tax Matters Partner". If the Tax Matters Partner shall determine to litigate any administrative determination relating to federal income tax matters, it shall litigate such matter in such court as the Tax Matters Partner shall decide in its sole discretion. In discharging its duties and responsibilities, the Tax Matters Partner shall act as a fiduciary (i) to the Limited Partner (to the exclusion of the other Partners) insofar as tax matters related to the Tax Credits are concerned, and (ii) to all of the Partners in other respects. The Limited Partner will make no claim against the Partnership or the General Partner in respect of any action or omission by the Tax Matters Partner during such time as the Special Limited Partner acts as the Tax Matters Partner.

         Section 17.11  Expiration of Compliance Period.

         (a) Notwithstanding any other provision of this Agreement to the contrary, the Special Limited Partner shall have the right at any time after the later of (i) the end of the Compliance Period or (ii) the expiration of the land use covenants relating to the Mortgage under HOME, to require, by written notice to the General Partner (the "Required Sale Notice"), that the General Partner promptly use its best efforts to obtain a buyer for the Project on the most favorable terms then available. The General Partner shall submit the terms of any proposed sale to the Special Limited Partner for its approval in the manner set forth in Section 17.11(a) hereof. If the General Partner shall fail to so obtain a buyer for the Project within six months of receipt of the Required Sale

Notice or if the Consent of the Special Limited Partner in its sole discretion shall be withheld to any proposed sale, then the Special Limited Partner shall have the right at any time thereafter to obtain a buyer for the Project on terms acceptable to the Special Limited Partner (but not less favorable to the Partnership than any proposed sale previously rejected by the Special Limited Partner). In the event that the Special Limited Partner so obtains a buyer, it shall notify the General Partner in writing with respect to the terms and conditions of the proposed sale and the General Partner shall cause the Partnership promptly to sell the Project to such buyer.

         (b) A sale of the Project prior to the end of the Compliance Period may only take place if the conditions of Section 42(j)(6) of the Code (or any successor provision) will be satisfied upon such sale by having the purchaser of the Project post the required bond on behalf of the Partnership.

         Section 17.12 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 17.13 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

         Section 17.14 Governing Law. This Agreement and its application shall be governed by the laws of the State.

         Section 17.15 Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

         Section 17.16 Receipt of Correspondence. The Partners agree that the General Partner shall send to the Limited Partner and the Special Limited Partner a copy of any correspondence relative to the Project's noncompliance with the Mortgage Note, relative to the acceleration of the Mortgage Note and/or relative to the disposition of the Project.

         Section 17.17 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which any Partner may be subject under this Agreement, the Partnership shall have (and each Partner hereby grants to the Partnership) a security interest in all funds distributable to said Partner to the extent of the amount of such obligation.

         IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership of WOODLAND, LTD., an Alabama limited partnership, is made and entered into as of the 9th day of January, 1997.

                                    GENERAL PARTNER

                                    ACHR HOUSING CORPORATION


                                    By:     ___________________________________
                                            Nancy S. Spears,
                                            President

                                    WITHDRAWING ORIGINAL LIMITED PARTNER


                                    ------------------------------------
                                    TERRY MOUNT

                                    LIMITED PARTNER

                                   WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4

                                    By:     WNC & ASSOCIATES, INC.
                                                     General Partner


                                            By:      _________________________
                                                     John B. Lester, Jr.,
                                                     President

                                    SPECIAL LIMITED PARTNER

                                    WNC HOUSING, L.P.

                                    By:     WNC & ASSOCIATES, INC.
                                            General Partner

                                            By: _______________________________
                                                     John B. Lester, Jr.,
                                                     President

                       EXHIBIT A TO PARTNERSHIP AGREEMENT

                                LEGAL DESCRIPTION


Commencing at a concrete monument at the Northwest corner of Section 12, T-19-N, R-7-E, Marion, Perry County, Alabama; thence along the North line of said
Section 12, N 89o 19' 34" E, 956.88 feet to an iron pin on said section line; thence along the Easterly extension of the last described line, N 89o 19' 34" E,
836.58 feet to the intersection of the Northerly extension of the West Right of Way line of Eutaw Street, being that part of said street lying south of Thompson Street and North of Patton Street; thence along the said Right of Way line extension, S 00o 17' 09" W, 1500.61 feet to the Southwest corner of Eutaw Street and Thompson Street and the point of beginning of the Parcel herein to be described; thence along the West right of way line Eutaw Street, S 00o 17' 09" W
690.70 feet to the Northeast corner of Block "A", according to the map or plat of Webb Addition to City of Marion, Alabama as the same appears of record in the Office of the Judge of Probate of Perry County, Alabama, Deed Book 333, at Page 261; thence along the Northern line of said Block "A", N 89o 53' 12" W 500.79 feet to the Northwest corner of Lot 5, said Block "A", said point also being the Southeast corner of Block "C", said Webb Addition; thence along the east line of said Block "C", N 00o 58' 16" E 675.27 feet to the Northeast corner of said Block "C" and a point on the Southern Right of Way line of Thompson Street; thence along the Southern Right of Way line of Thompson Street, N 88o 18' 41" E
493.00 feet to the Northeast corner of said Thompson Street and Eutaw Street, which is the point of beginning.

The above described parcel being that parcel of land lying west of Eutaw Street, North of North line of Lot 1 through 5, Block "A", East of Block "C", both blocks of the said Webb Addition, South of the Southerly Right of Way of Thompson Street and all lying in the North 1/2, Section 12, T-19-N, R-7-E, Marion, Perry County, Alabama

                       EXHIBIT B TO PARTNERSHIP AGREEMENT

                              FORM OF LEGAL OPINION



WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
c/o WNC & Associates, Inc.
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

RE:      WOODLAND, LTD.

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the investment by WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Limited Partner") in WOODLAND, LTD. (the "Partnership"), an Alabama limited partnership formed to own, develop, (construct/-rehabilitate) finance and operate an apartment complex for low-income persons (the "Apartment Complex") in Marion, Perry County, Alabama. The general partner(s) of the Partnership (is/are) ACHR HOUSING CORPORATION (the "General Partner(s)").

         In rendering the opinions stated below, we have examined and relied upon the following:

         (i)               [Certificate of Limited Partnership];

         (ii)              [Agreement of Limited Partnership] (the "Partnership
                            Agreement");

         (iii) A preliminary reservation letter from [State Allocating Agency] (the "State Agency") dated _________, 199___ conditionally awarding $_______________ in Federal tax credits annually for each of ten years and $_______________ in California tax credits annually for each of four years for the Apartment Complex; and

         (iv) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

         For purposes of rendering the opinions stated below we have assumed that, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that (a) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (b) the signatures on each original document are genuine, and (c) each party who executed the document had proper authority and capacity.

Based on the foregoing we are of the opinion that:

         (a)  ________________________,  one  of  the  General  Partners,  is  a
[corporation/partnership] duly formed and validly existing under the laws of the State of _____________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement. _____________________, one of the other General Partners, is a [corporation/partnership] duly formed and validly existing under the laws of the State of __________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement.

         (b) The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Alabama.

         (c) The Partnership is validly existing under and subject to the laws of Alabama with full power and authority to own, develop, [construct/rehabilitate], finance and operate the Apartment Complex and to otherwise conduct business under the Partnership Agreement.

         (d) Execution of the Partnership Agreement by the General Partner(s) has been duly and validly authorized by or on behalf of the General Partner(s) and, having been executed and delivered in accordance with its terms, the Partnership Agreement constitutes the valid and binding agreement of the General Partner(s), enforceable in accordance with its terms.

         (e) The execution and delivery of the Partnership Agreement by the General Partner(s) does not conflict with and will not result in a breach of any of the terms, provisions or conditions of any agreement or instrument known to counsel to which any of the General Partner(s) or the Partnership is a party or by which any of them may be bound, or any order, rule, or regulation to be applicable to any of such parties of any court or governmental body or administrative agency having jurisdiction over any of such parties or over the property.

         (f) To the best of counsel's knowledge, after due inquiry, there is no litigation or governmental proceeding pending or threatened against, or involving the Apartment Complex, the Partnership or any General Partner which would materially adversely affect the condition (financial or otherwise) or business of the Apartment Complex, the Partnership or any of the Partners of the Partnership.

         (g) The Limited Partner and the Special Limited Partner have been admitted to the Partnership as limited partners of the Partnership under __________ law and are entitled to all of the rights of limited partners under the Partnership Agreement. Except as described in the Partnership Agreement, no person is a partner of or has any legal or equitable interest in the Partnership, and all former partners of record or known to counsel have validly withdrawn from the Partnership and have released any claims against the Partnership arising out of their participation as partners therein.

         (h) Liability of the Limited Partner for obligations of the Partnership is limited to the amount of the Limited Partner's capital contributions required by the Partnership Agreement.

         (i) Neither the General Partner(s) of the Partnership nor the Limited Partner nor the Special Limited Partner will have any liability for the Mortgage Note or the Mortgage Loan represented thereby (as those terms are defined in the Partnership Agreement, and the lender of the Mortgage Loan will look only to its security in the Apartment Complex for repayment of the Mortgage Loan.

        (j) The Partnership owns a fee simple interest in the Apartment Complex.

         (k) To the best of our actual knowledge and belief, after due inquiry, the Partnership has obtained all consents, permissions, licenses, approvals, or orders required by all applicable governmental or regulatory agencies for the development, [construction/rehabilitation] and operation of the Apartment Complex, and the Apartment Complex conforms to all applicable Federal, state and local land use, zoning, health, building and safety laws, ordinances, rules and regulations.

         (l) The Apartment Complex has obtained a preliminary reservation of low income housing tax credits ("LIHTC") from the State Agency. The final allocation of the LIHTC and ultimately eligibility of the Apartment Complex for such final allocation are subject to a series of requirements which must be met, performed or achieved at various times prior to and after such final allocation. Assuming all such requirements are met, performed or achieved at the time or times provided by applicable laws and regulations, the Apartment Complex will qualify for LIHTC.

         All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to, the applicability of, or liability under, any Federal, state or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances or the like.

         We express no opinion as to any matter except those set forth above. These opinions are rendered for use by the Limited Partner and its legal counsel which will rely on this opinion in connection with federal income tax opinions to be rendered by that firm. This opinion may not be delivered to or relied upon by any other person or entity without our express written consent.

Sincerely,




--------------------

                       EXHIBIT C TO PARTNERSHIP AGREEMENT

                           CERTIFICATION AND AGREEMENT

         CERTIFICATION AND AGREEMENT made as of the date written below by WOODLAND, LTD., an Alabama limited partnership (the "Partnership"); ACHR HOUSING CORPORATION (the "General Partner"); and BONNIE A. RASMUSSEN (the "Original Limited Partner") for the benefit of WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Investment Partnership"), and WNC & ASSOCIATES, INC. ("WNC").

         WHEREAS, the Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Partnership; and

         WHEREAS, the Investment Partnership and WNC have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Partnership;

         NOW, THEREFORE, to induce the Investment Partnership to enter into the Partnership Agreement and become a limited partner of the Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Partnership, the General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership and WNC.

         1. Representations, Warranties and Covenants of the Partnership, the General Partner and the Original Limited Partner

         The Partnership, the General Partner and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership and WNC that, with respect to the Partnership, as of the date hereof:

                  1.1 The Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Partnership, the General Partner and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Partnership, the General Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Partnership or any General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Partnership or any General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Partnership, the General Partner and the Original Limited Partner, enforceable against each of them in accordance with its terms.

                  1.2 The General Partner has delivered to the Investment Partnership, WNC or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Partnership. All factual information provided to the Investment Partnership, WNC or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

                  1.3 Each of the representations and warranties contained in the Partnership Agreement is true and correct as of the date hereof.

                  1.4 Each of the covenants and agreements of the Partnership and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

                  1.5 All conditions to admission of the Investment  Partnership
as  the  investment  limited  partner  of  the  Partnership   contained  in  the
Partnership Agreement have been satisfied.

                  1.6 No default has occurred and is continuing under the Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Partnership.

                  1.7 The Partnership will allocate to the Limited Partner the Projected Annual Tax
Credits.

                  1.8 The General Partner agrees to take all actions necessary to claim the Projected Tax Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.

                  1.9 No person or entity other than the Partnership holds any equity interest in the Apartment Complex.

                  1.10 The Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

                  1.11 The Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

                  1.12 No person or entity except the Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

                  1.13 No General Partner is related in any manner to the Investment Partnership, nor is any General Partner acting as an agent of the Investment Partnership.

         2.       Miscellaneous

                  2.1 This Certification and Agreement is made solely for the benefit of the Investment Partnership and WNC, and their respective successors and assignees, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  2.2 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                  2.3   Capitalized   terms   used  but  not   defined  in  this
Certification Agreement shall have the meanings given to them in the Partnership Agreement.

         IN WITNESS WHEREOF, this Certificate and Agreement is made and entered into as of the day of , 1996.

PARTNERSHIP

WOODLAND, LTD.

ACHR HOUSING CORPORATION,

By:   _________________________
         Nancy S. Spears,
         President

Signatures continued on next page...

GENERAL PARTNER

ACHR HOUSING CORPORATION



By:  __________________________
         Nancy S. Spears,
         President


ORIGINAL LIMITED PARTNER



__________________________
TERRY MOUNT

                     EXHIBIT D TO THE PARTNERSHIP AGREEMENT

                          GENERAL PARTNER CERTIFICATION

         This General Partner Certification is being issued to WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 ("Limited Partner") by ACHR HOUSING CORPORATION, General Partner of WOODLAND, LTD., an Alabama limited partnership ("Partnership") in accordance with Section 7.2 of the Amended and Restated Agreement of Limited Partnership of the Partnership ("Partnership Agreement").

         Capitalized  terms  used  but  not  defined  in  this  General  Partner
Certification  shall  have  the  meanings  given  to  them  in  the  Partnership
Agreement.

         WHEREAS, the Limited Partner is scheduled to make a Capital Contribution to the Partnership;

         WHEREAS, the Partnership Agreement requires the General Partner to issue this Certification prior to the Limited Partner's payment; and

         WHEREAS, the Limited Partner shall rely on this Certification in evaluating the continued merits of its investment in the Partnership;

         NOW, THEREFORE, to induce the Limited Partner to make its scheduled Capital Contribution to the Partnership, the General Partner represents and warrants to the Limited Partner that the following are true and correct as of the date written below:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

         (b) The Partnership Agreement and the Project Documents (as of the date hereof) are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

         (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by Regions Bank and AHFA, if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of Regions Bank and AHFA and any applicable governmental entities, if such approval shall be required.

         (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (e) Additional  Improvements on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (f) No Partner has or will have any personal liability with respect to, or has or will have personally guaranteed the payment of, the Mortgage, except the General Partner has limited recourse for environmental cleanup, fraud or misrepresentation, or misapplication of insurance proceeds, condemnation awards or rents.

         (g) The Partnership is in substantial compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership (subject to usual interruptions).

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j)      The Partnership owns the fee simple interest in the Project.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) A builder's risk insurance policy in favor of the Partnership will be and is in full force and effect until Completion of Construction.

         (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of the Partnership Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The

General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials, except in compliance with law, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor,
(4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of the Partnership Agreement.

         (o) The Partnership will, to the extent permitted by law, allocate to the Limited Partner the Projected Annual Tax Credits.

         (p) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

         (q) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

         (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, as of the required time shall be funded to required levels, including levels required by any authority.

         (s) Except as required or permitted by this Agreement, the General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

         (t) As of the date hereof, no event has occurred which constitutes a material default under any of the Project Documents.

         (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) as of the date hereof, the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

         (v) As of the date hereof, no event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

     (w) As of the date hereof, neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         IN WITNESS WHEREOF, the undersigned have set their hands to this General Partner Certification this day of 1996.


GENERAL PARTNER

ACHR HOUSING CORPORATION


By:      _____________________
         Nancy S. Spears,
         President

                       EXHIBIT E TO PARTNERSHIP AGREEMENT

                         FORM OF COMPLETION CERTIFICATE

            (to be used when construction [rehabilitation] completed)


                             COMPLETION CERTIFICATE


The undersigned, an architect duly licensed and registered in the State of Marion, Perry County, Alabama, has prepared final working plans and detailed specifications for WOODLAND, LTD., an Alabama limited partnership (the
"Partnership"), between WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership ("Limited Partner") and the Partnership in connection with the construction [rehabilitation] of improvements on certain real property located in Marion, Perry County, Alabama (the "Improvements").

The undersigned hereby certifies (i) that the Improvements have been completed in accordance with the aforesaid plans and specifications, (ii) that a permanent certificate of occupancy and all other permits required for the continued use and occupancy of the Improvements have been issued with respect thereto by the governmental agencies having jurisdiction thereof, (iii) that the Improvements are in compliance with all requirements and restrictions of all governmental authorities having jurisdiction over the Improvements, including, without limitation, all applicable zoning, building, environmental, fire, and health ordinances, rules and regulations and (iv) that all contractors, subcontractors and workmen who worked on the Improvements have been paid in full except for normal retainages and amounts in dispute.



-----------------------------------
Project Architect

Date:  ____________________________



Confirmed by:


-----------------------------------
General Partner

Date:  ____________________________

                          EXHIBIT F TO THE PARTNERSHIP

                           [ACCOUNTANT'S CERTIFICATE]
                            [Accountant's Letterhead]



_______________, 199____


WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
c/o WNC & Associates, Inc.
3158 Redhill Ave., Suite 120
Costa Mesa, California 92626

RE:  Partnership Certification as to Amount
     of Eligible Tax Credit Base

Gentlemen:

In connection with the acquisition by WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 (the "Limited Partner") of a limited partnership interest in WOODLAND, LTD., an Alabama limited partnership (the "Partnership") which owns a certain parcel of land located in Marion, Perry County, Alabama and improvements thereon (the "Project"), the Limited Partner has requested our certification as to the amount of low-income housing tax credits ("Tax Credits") available with respect to the Project under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code"). Based upon our review of [the financial information provided by the Partnership] of the Partnership, we are prepared to file the Federal information tax return of the Partnership claiming annual Tax Credits in the amount of $_______________, which amount is based on an eligible basis (as defined in Section 42(d) of the Code) of the Project of $________________, a qualified basis (as defined in Section 42(c) of the Code) of the Project of $_________________ and an applicable percentage (as defined in Section 42(b) of the Code) of _____%.

Sincerely,


-------------------------

                              REPORT OF OPERATIONS

                 QUARTER ENDED:____________________________,199X

-------------------------------------       -----------------------------------
LOCAL PARTNERSHIP:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
GENERAL PARTNER:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
FIRM NAME:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
PROPERTY NAME:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
                                            -----------------------------------
-------------------------------------       -----------------------------------
RESIDENT MANAGER:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
ACCOUNTANT:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
FIRM:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

------------------------------------       -----------------------------------
MANAGEMENT COMPANY
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CONTACT:
-------------------------------------       -----------------------------------

-------------------------------------------------------------------------------

                              OCCUPANCY INFORMATION


A. Number of Units_____ Number of RA Units_____ Number of Section 8 Tenants ____


B. Occupancy for the Quarter has: Increased ____ Decreased_____
                                  Remained the Same _____


C. Number of:  Move-Ins ______   Move-Outs __________   % of Occupancy ______


D. Average length of tenant residency:   1-6 months ______   6-12 months ______

                                         1-3 years  ______   Over 4 years_____

E. Number of Basic rent qualified applicants on waiting list:  ________

F. If the apartments are less than 90% occupied, please explain why and describe what efforts are being made to lease-up remaining units.

 ___________________________________________________________________________

G. On site manager:   Full Time__________  Part Time____________.

   If part-time, the number of hours per week_____________.

                             OPERATIONAL INFORMATION

                Rent Schedule and Increases from Previous Quarter


                       Number     Monthly Rent         Rent Increases  Effective
                       of Units   Basic / Market    Amount    Percent    Date


1 Bedroom              ________   ______________    _________________  ________

2 Bedroom              ________   ______________    _________________  ________

3 Bedroom              ________   ______________    _________________  ________


                              PROPOSED MAINTENANCE


                                       Completed        Funded by
   Type                Description        or            Operations or    Amount
                                        Planned         Reserves
------------------------------------------------------------------------------
Interior Painting
------------------------------------------------------------------------------
Exterior Painting
------------------------------------------------------------------------------
Siding
------------------------------------------------------------------------------
Roofing
------------------------------------------------------------------------------
Drainage
------------------------------------------------------------------------------
Paving
------------------------------------------------------------------------------
Landscaping
------------------------------------------------------------------------------
Playground
------------------------------------------------------------------------------
Community Room
------------------------------------------------------------------------------
Laundry Room
------------------------------------------------------------------------------
Common Areas
------------------------------------------------------------------------------
Carpet
------------------------------------------------------------------------------
Appliances
------------------------------------------------------------------------------
Lighting
------------------------------------------------------------------------------
Other
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Please describe in detail any major repairs:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                              CONDITION OF PROPERTY

THE OVERALL APPEARANCE OF THE BUILDING(S) IS:

Excellent                  Good                     Fair                Bad


THE OVERALL APPEARANCE OF THE GROUNDS IS:

Excellent                  Good                     Fair                 Bad


EXTERIOR CONDITION (Please Check Appropriate Box)
------------------------------------------------------------------------------
Type of Condition        Excellent       Good          Fair    Problems/Comments
------------------------------------------------------------------------------
Signage
-------------------------------------------------------------------------------
Parking Lots
-------------------------------------------------------------------------------
Office/Storage
-------------------------------------------------------------------------------
Equipment
-------------------------------------------------------------------------------
Community Building
-------------------------------------------------------------------------------
Laundry Room
-------------------------------------------------------------------------------
Benches/Playground
-------------------------------------------------------------------------------
Lawns, Plantings
-------------------------------------------------------------------------------
Drainage, Erosion
-------------------------------------------------------------------------------
Carports
-------------------------------------------------------------------------------
Fences
-------------------------------------------------------------------------------
Walks/Steps/Guardrails
-------------------------------------------------------------------------------
Lighting
-------------------------------------------------------------------------------
Painting
-------------------------------------------------------------------------------
Walls/Foundation
-------------------------------------------------------------------------------
Roof/Flashing/Vents
-------------------------------------------------------------------------------
Gutters/Splashblocks
-------------------------------------------------------------------------------
Balconies/Patios
-------------------------------------------------------------------------------
Doors Windows/Screens
-------------------------------------------------------------------------------
Elevators
-------------------------------------------------------------------------------


INTERIOR CONDITION
-------------------------------------------------------------------------------
Stairs
-------------------------------------------------------------------------------
Flooring
-------------------------------------------------------------------------------
Doors/Cabinets/Hardware
-------------------------------------------------------------------------------
Drapes/Blinds
-------------------------------------------------------------------------------
Interior Painting
-------------------------------------------------------------------------------
Refrig/Stoves/Sinks
-------------------------------------------------------------------------------
Bathroom/Tubs/Showers
    Toilets
-------------------------------------------------------------------------------

                                FINANCIAL STATUS

A. Replacement Reserve is: Fully-funded Under-funded Amount (complete attached schedule)
       Tax/Insurance Escrow is: Fully-funded Under-funded Amount (complete attached schedule)
       Property is operating at a:    Surplus       Deficit         Amount

       If deficit, General Partner funding?        Yes        No      Amount

       Mortgage Payments are:   On Schedule        Delinquent        Amount

       Are the taxes current?          Yes                                No
       (please provide copy of paid tax bill)
       Is the insurance current?       Yes             No          Renewal Date
       (please provide copy of yearly renewal)
B.     Please note and explain any significant changes in the following:


       Administrative Expense   Increase        Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Repairs/Maintenance Expense      Increase    Decrease         Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Utility Expense        Increase          Decrease             Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Taxes/Insurance Expense    Increase       Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------


C.     Do you anticipate making a return to owner distribution?   Yes      No


       Explanation:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

D.     Please explain in detail any change in the financial condition:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
E.     Any insurance claims files?  Yes______   No______
       If yes, please explain:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

                              SCHEDULE OF RESERVES

                            Replacement    Tax & Insurance    Other      Total

Beginning Balance:

Deposits:

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

Total Deposits
                          -----------       ----------       -------    -------
Authorized Disbursements:
       Description:

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

Total Disbursements:     -----------        ----------       --------    ------

Ending Balance: (1)      -----------        ----------       --------    ------

Required Balance:        -----------        ----------       --------    ------

Over/under funding:      -----------        ----------       --------    ------

(1) Must agree with amount shown on the balance sheet.



Prepared By:                                                Date:
-------------------------------------------------------------------------------
Firm:                                                       Telephone:
-------------------------------------------------------------------------------

Reminder: Please include the following documents:

              1. Completed Report of Operations
              2. Balance Sheet
              3. Statement of Income & Expenses
              4. Rent roll for quarter ending
              5. Tax Credit Compliance Report

                          INITIAL TENANT CERTIFICATIONS
                                 PARTNERSHIP NAME

Fund:          Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
Property Name: [ ] 20/50 or [  ] 40/60 Election
Address:       Does the 51% average apply? [  ] Y [  ] N
               Deeper Set-Aside __% @ 50% AMI

County:
                               Management Company
[ ] Multi-Family                                    Contact Person:
[ ] Elderly

  24 Number of Units                                Phone #

     Number of Exempt
     Units
LIHTC Project#

-----------------------------------------------------------------------------
                                                                Gross   Move-In
Unit  First Time   Move-In  No. of                      No. in Income   Income
No.   Tenant Name  Date     Bdrms  Sq. Ft.   Set-Aside  Unit   Move-In  Limits
-------------------------------------------------------------------------------
      BIN #        Certificate of Occupancy Date:
-----------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     BIN #          Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     BIN #           Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

Tenant                                                            Tenant
Income       Income         Asset      Unit   Rent      Tenant    Utility
Qualified Verification  Verification   Rent   Subsidy   Payment   Allowance

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

     Tenant                   Tenant            Overall
Gross     Maximum             Rent              Tenant
Rent      Rent                Qualified         Eligible

-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME


Quarter Ending: Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
                [  ] 20/50 or [  ] 40/60 Election
                Does the 51% average apply? [  ] Y [  ] N
                Deeper Set-Aside : ( List Details)



County:    Allocation:                                 Management Company:

           Pre-1990 (Rent based on number of persons)  Contact Person:
           Elected to change No. Bedrm
           Post-1989 (Based on number of Bedroom)

[  ] Multi-Family  [  ] Elderly                         Phone No.

      Number of Units
      Number of Exempt Units                            Fax No.
                                                        Prepared by:

LIHTC Project#
-----------------------------------------------------------------------------
                                                          Gross    Annual
Unit   Tenant    Move-In   No. Of   Inc.   Set-  No. In   Annual   Income
No.    Name      Date      Bdrms    Pct.  Aside  Unit     Income   Limits
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME
(CONTINUED)


Annual  Tenant                                   Less
Recert.  Income      Income     Assets   Unit    Rent     Tenant
Date   Qualified   Verified   Verified   Rent  Subsidy   Payment

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

        Tenant              Tenant     Overall
Utility   Gross   Maximum    Rent       Tenat
Allow.    Rent    Rent    Qualified    Eligible

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       Tenant Tax Credit Compliance Audit
                         Document Transmittal Checklist

Unit Number          Property Name                                   Date


Tenant Name                                               Completed By:


Initial  _________        Annual________
  Check Box for Type of Certification         Management Company
                                                 This Section For WNC Use Only
Check Documents Being Sent
                                                          Received.  Reviewed
___Internal Checklist or worksheet
___Initial - Rental Application/Rental Agreement
___Initial - Questionnaire of Income/Assets
___Recertification   -  Questionnaire  of  Income/Assets
___Recertification  -   Addendum  to  Lease
___Employment Verification
___Employment Termination Verification
___Military  Verification
___Verification  of  Welfare  Benefits
___Verification of Social Security Benefits
___Verification   of   Disability    Benefits
___Unemployment    Verification
___Verification   of   Unemployment   Compensation
___Verification   Worksmen Compensation
___Retirement/Annuities  Verification
___Verification of Veterans Pension
___Verification  of Child Support
___Verification  of Alimony  Support
___Disposed  of  Assets  Last  2 yrs.
___Real  Estate
___Investment
___Assets Verifications  (savings,  stocks etc.)
___Trusts/with Current Tax Return
___Lump Sum Settlements
___Notarized Affidavit of Support
___Certification of Handicap
___Notarized  Self-Employed-Tax  Return
___Notarized  statement  of  no  income
___Tenant Certification
------------------------------------------------------------------------------
                                   This Section For WNC Use Only

         YES  NO
                     Are all required forms completed?
                     Are all required forms dated?
                     Did the Manager and Tenant sign all documents?
                     Third party verification of income completed?
                     Third party verification of assets completed?
                     Are verifications completed for all members 18 yrs. and over?
                     Did all the members of the household 18 yrs. and over sign all documents?
                     Is lease completed with a minimum of six months/ SRO monthly?
                     Addendum completed?
                     Tenant Certification completed?
                     Are all members of the household full-time students?
                     Is utility allowance correct?
                     Is correct income limit being used?
                     Is correct rent limit being used?

                       For tenants with no income

                     Was notarized statement of no income obtained with tax return?
                     or Were all sources verified (AFDC, Unemployment,
                        Soc. Sec., Disability)?

                        TAX CREDIT COMPLIANCE MONITORING:
                              ANNUAL CERTIFICATION


         As General Partner of WOODLAND, LTD., I hereby certify as to the following:

     1. WOODLAND, LTD. owns a forty-two (42) unit project ("Project") in Marion, Perry County, Alabama.

     2. An annual income certification (including supporting documentation) has been received from each tenant. The income certification reflects that the tenant's income meets the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Internal Revenue Code ("Code").

     3. The Project satisfies the requirements of the applicable minimum set aside test as defined in Section 42(g)(1) of the Code.

     4. Each unit within the Project is rent restricted as defined in Section 42(g)(2)of the Code.

     5. Each unit in the Project is available for use by the general public and not for use on a transient basis.

     6. Each building in the Project is suitable for occupancy in accordance with local health, safety, and building codes.

     7. During the preceding calendar year, there had been no change in the eligible basis, as defined in Section 42(d)of the Code, of any building within the Project.

     8. All common area facilities included in the eligible basis of the Apartment Complex are provided to the tenants on a comparable basis without a separate fee to any tenant in the Project.

     9. During the preceding calendar year when a unit in the Project became vacant reasonable attempts were made to rent that unit to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code and while that unit was vacant no units of comparable or smaller size were rented to tenants whose income did not meet the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

     10. If the income of a tenant in a unit increased above the limit allowed in Section 42 (g)(2)(D)(ii), then the next available unit of comparable or smaller size was rented to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

IN VERIFICATION OF THE FOREGOING ENCLOSED HEREWITH IS A COPY OF THE ANNUAL INCOME CERTIFICATION RECEIVED FROM EACH TENANT IN THE PROJECT. UPON REQUEST I WILL PROVIDE COPIES OF ALL DOCUMENTATION RECEIVED FROM THE TENANT TO SUPPORT THAT CERTIFICATION.

         I declare under penalty of perjury under the law of the State of Alabama that the foregoing is true and correct.


         Executed this     day of            at              ,                .

                        Calculation of Debt Service Coverage


                                           Month 1       Month 2        Month 3
                                      ------------  ------------   ------------

               INCOME

Gross Potential Rent
Other Income
Vacancy      Loss
                                      ------------  ------------   ------------
Adjusted Gross Income
                                      ------------  ------------   ------------

                      OPERATING EXPENSES

Utilities
Maintenance
Management Fee
Administration
Insurance
Real Estate Taxes
Other Expenses
                                      ------------  ------------   ------------
Total Operating Expenses
                                      ------------  ------------   ------------

Net Operating Income (1)
Accrual adjustments for:
             R/E Taxes
             Insurance
             Tax/ Accounting
             Other
Replacement Reserves

                                      ============  ============   ============
Income for DSC Calculation
                                      ============  ============   ============

                                      ------------  ------------   ------------
Stabilized Debt Service
                                      ------------  ------------   ------------

                                      ------------  ------------   ------------
Debt Service Coverage (2)
                                      ------------  ------------   ------------


(1) This number should reconcile easily with the monthly financial statements

(2) The ratio between the Income for DSC calculation and Stabilized Debt Service. As example, a 1.15 DSC means that for every $1.00 of Stabilized Debt Service required to be paid there must be $1.15 of Net Operating Income available.

                            DEVELOPMENT FEE AGREEMENT


         This DEVELOPMENT FEE AGREEMENT ("Agreement"), is entered into as of the date written below by and between ACHR Housing Corporation ("Developer") and WOODLAND, LTD., an Alabama limited partnership ("Owner"). Developer and Owner collectively may be referred to as the "Parties" or individually may be referred to as a "Party".

                                    RECITALS

         A. Owner has acquired the real property located in Marion, Perry County, Alabama, as more particularly described in Exhibit A attached hereto and incorporated herein (the "Real Property").

         B. Owner intends to develop on the Real Property a forty-two (42) unit low-income rental housing complex and other related improvements, which is intended to qualify for federal low-income housing tax credits (the "Project").

         C. Prior to the date of this Agreement Developer has performed substantial development services with respect to the Project as specified in
Section 2.3 of this Agreement. Developer has also agreed to oversee the development of the Project until all construction work is completed and to provide certain services relating thereto. The Parties recognize and acknowledge that the Developer is, and has been, an independent contractor in all services rendered to, and to be rendered to, the Owner pursuant to this Development Fee Agreement.

         D. Owner desires to commit its existing development agreement with Developer into writing through this Development Fee Agreement for Developer's services to manage, oversee, and complete development of the Project. Developer desires to commit its existing development agreement with Owner into writing through this Development Fee Agreement and Developer is willing to assign all development rights to the Project to Owner, to undertake performance of such development services, and to fulfill all obligations of the Developer set forth in this Agreement, in consideration of Owner's restated promise to pay to Developer the fee specified in this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and undertakings in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Developer agree as follows.

                                    SECTION I
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall, when capitalized, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Construction Documents" means the contract documents between the Owner and the Construction Lender pertaining to construction of the Project.

         "Construction   Lender"  means  Seedco  and  Regions  Bank,  which  has
committed to make a loan to finance construction of the Project.

         "Construction Loan" means the loan to finance construction of the Project, made to Owner by the Construction Lender.

         "Contractor" means Charter Construction Company.

         "Department" means the Alabama agency responsible for the reservation and allocation of Tax Credits.

         "Development Fee" means the fee for development  services  described in
Section 2 of this Agreement.

          "Permanent Loan Funding Date" means the date on which the loan between Owner and Regions Bank and AHFA is closed and funded; all construction costs are paid in full and the Construction Loan repaid in full; and the issuance of a certificate of occupancy by the governmental agency having jurisdiction over the Project.

          "Tax  Credits"  means the  low-income  housing tax credits  found in
Section 42 of the Code, and all rules, regulations, rulings, notices and other promulgations thereunder.

                                    SECTION 2
                     ENGAGEMENT OF DEVELOPER; FEE; SERVICES

         2.1 Engagement; Term. Owner hereby confirms the engagement of Developer to act as developer of the Project, and to perform the various covenants and obligations of the Developer under this Agreement. Developer hereby confirms and accepts such engagement, and agrees to perform fully and timely each and every one of its obligations under this Agreement. The term of such engagement shall commence on the date hereof and subject to the pre-payment provisions of Section 3 shall expire on December 31, 2009.

         2.2 Development Fee. In consideration of Developer's prior activities and agreement to provide development services during the term of this Agreement and the assignment of all development rights for the Project, Owner agrees to pay the Developer a Development Fee in the amount of $267,400. The Development Fee shall be payable in accordance with Section 3 of this Agreement. If the Development Fee is not paid in full at the Permanent Loan Funding Date then the unpaid portion shall bear interest at a rate equal to the 5-year Treasury money rate in effect as of the Permanent Loan Funding Date.

         2.3      Development Services.

                  (a) Prior Services. Owner acknowledges that Developer has, prior to the date hereof, performed substantial development services relating to the Project. Such services (the "Prior Services") have included the following:

                           (1)     Services Rendered Prior to December 31, 1996.

                                    (A)  Developer has located,  negotiated  and
closed on the purchase of the Real Property.

                                    (B)  Developer has made an  application  for
Tax Credits to the Department.

                                    (C)  Developer has negotiated, conferred and
worked with the Department to obtain a reservation of Tax Credits for the Owner on the Project.

                                    (D)  Developer has negotiated, conferred
and worked with the Department to obtain an allocation of Tax Credits for the Owner on the Project.

                                    (E)  Developer has negotiated and conferred
with the environmental engineer to provide a full environmental evaluation of the Real Property.

                                    (F) Developer has  negotiated  and conferred
with a market analyst to provide a full market feasibility study of the Project.

                                    (G) Developer has negotiated, conferred and
caused the Owner to execute an architectural contract for the planning and design of the Project.

                           (2)      Other Prior Services.

                                    (A)  Developer  has  created,   refined  and
analyzed the financial projections for the Project.

                                    (B)  Developer has negotiated,  conferred,
and worked with the Project architects, engineers and Contractor with regard to preparation, refinement, and finalization of the plans and specifications for the Project, and projected construction schedules and costs.

                                    (C)  Developer has applied for zoning
approvals, land use approvals and development permits necessary for the Project, and has conferred and worked with the City of Marion planning and building agencies with regard to such approvals and permits.

                                    (D) Developer has  negotiated  and conferred
with the Construction Lender to obtain the Construction Loan.

                                    (E) Developer has  negotiated  and conferred
with  an  insurance   carrier  to  provide  a  builder's   risk  policy   during
construction.

                  (b) Future Services. Developer hereby agrees to perform the following development services for and as an agent of Owner:

                           (1)      Construction and Development  Matters.
Developer shall oversee construction of the Project on Owner's behalf, as provided in this Section 2.3(b)(1). Owner shall allow Developer full access to the Project during the construction period. Developer and Developer's agents shall perform their work in a manner that minimizes interference with the management and operation of the Project.

                                    (A)     Developer shall exert its best
efforts to ensure that the Contractor performs its obligations under the Construction Documents in a diligent and timely manner.

                                    (B)     Developer shall participate in and
provide assistance with regard to pre-construction conferences and pre-construction documents, including drawings, specifications, contracts, and schedules.

                                    (C) Developer shall review all  Construction
Documents, identify construction issues and participate in the resolution of such issues.

                                    (D)     Developer shall attend  construction
progress meetings at the Project site to monitor construction progress and advise Owner and the Contractor with respect to the resolution of construction issues.

                                    (E) Developer shall review the  Contractor's
monthly pay applications.

                                    (F)     Developer shall monitor the
Contractor's progress with respect to the approved Project schedule and keep the Owner informed of all pertinent Project issues and construction progress.

                                    (G)   Developer   shall  advise  Owner  with
respect  to  relations  with  engineers,   architects,  and  other  construction
professionals.

                                    (H)   Developer   shall  be  available   for
immediate response in critical situations arising during the construction of the Project.

                                    (I)     Developer shall coordinate relations
with the City of Marion and other governmental authorities having jurisdiction over development of the Project.

                           (2)      Tax Credit Matters.  From the date hereof
through the completion of construction of the Project, the Developer shall provide the following services to owner with regard to the Tax Credits which services do not constitute the rendering of legal or tax advice:

                                    (A) Developer  shall consult with and advise
Owner concerning construction issues that could affect the amount of Tax Credits for which the Project is eligible.

                                    (B) Developer shall consult with and advise
Owner with respect to the requirements of the Department as they relate to the construction and development of the Project.

                                    (C)  Developer  shall  monitor  construction
progress with respect to the Project schedule agreed to with the Department, if any.

                                    (D)   Developer    shall    coordinate   and
participate in any conferences with the Department relating to the Project and construction matters.

                  (c) Assignment of Development Rights. Developer hereby assigns to Owner all rights to the development of the Project, including but not limited to, all tangible and intangible rights arising with respect to the name WOODLAND, LTD., the design of the Project, the plans and specifications for the Project and all rights arising under the agreements with Project architects, engineers and other Project design and construction professionals.

                                    SECTION 3
                            DEVELOPMENT FEE PAYMENTS

         3.1 Services Rendered Prior to December 31, 1996. The Parties acknowledge and agree that Developer has earned the sum of $____ for services rendered prior to December 31, 1996, that said amount is reasonable in relation to the work performed, is fully earned as of that date and said amount shall be paid in any event notwithstanding the termination of this Agreement. The Parties further acknowledge and agree that the Owner has accrued the Development Fee of $____, under its method of accounting, and has reported the Development Fee expense on its 1996 income tax return.

         3.2 Payment of Development Fee. To the extent not previously paid, for Development services performed and to be performed under this Agreement, the Owner shall pay the Developer the Development Fee on the Permanent Loan Funding Date. If the Development Fee is not paid in full upon the Permanent Loan Funding Date then the Development Fee shall be paid from available Cash Flow From
Operations in accordance with the terms of Section 11.1 of the Amended and Restated Agreement of Limited Partnership for WOODLAND, LTD., an Alabama limited partnership (said agreement is incorporated herein by this reference) but in no event later than December 31, 2003.

                                    SECTION 4
                                   TERMINATION

         Neither Party to this Agreement shall have the right to terminate this Agreement prior to the expiration of the term without cause. Owner may terminate this Agreement without further liability, for cause, which shall mean any one of the following:

                  (a) A material breach by Developer of its obligations under this Agreement that is not cured within thirty (30) days after notice thereof (or, as to any non-monetary obligations that is not reasonably capable of cure within 30 days, and provided that cure is commenced within 10 days of notice and diligently pursued thereafter to completion, within such time as may reasonably be necessary to complete such cure);

                  (b) A fraudulent or intentionally incorrect report by Developer to Owner with respect to the Project; or

                  (c)  Any  intentional   misconduct  or  gross   negligence  by
Developer with respect to its duties under this Contract.

                  Upon proper termination of this Agreement by Owner pursuant to this Section 4, all rights of Developer to receive unearned Development Fees pursuant to this Agreement with respect to services not yet performed shall terminate. Developer shall receive the full Development Fee for Prior Services and shall receive a portion of the Development Fee for Future Services based on the percentage of completion of construction of the Project at the time of termination. Nothing in this Section 4 shall be deemed to prevent Owner from bringing an action against Developer to recover fully all damages resulting from any of the causes set forth in paragraphs (a), (b) or (c) above, or to prevent Owner from contending in any action or proceeding that the Future Services were not earned by Developer.

                                    SECTION 5
                               GENERAL PROVISIONS

         5.1 Notices. Notices required or permitted to be given under this Agreement shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, to the Parties at the following addresses, or such other address as is designated in writing by the Party, the date of registry thereof, or the date of certification receipt therefor being deemed the date of such notice; provided, however, that any written communication containing such information sent to a Party actually received by a Party shall constitute notice for all purposes of this Agreement.


If to Developer:           ACHR Housing Corporation
                           319 W. Glenn
                           Auburn, Alabama 36830

If to Owner:               WOODLAND, LTD.
                           319 W. Glenn
                           Auburn, Alabama 36830


         5.2  Interpretation.

                  (a) Headings. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

                  (b) Relationship of the Parties. Neither Party hereto shall be deemed an agent, partner, joint venturer, or related entity of the other by reason of this Agreement and as such neither Party may enter into contracts or agreements which bind the other Party.

                  (c) Governing Law. The Parties intend that this Agreement shall be governed by and construed in accordance with the laws of the state of Alabama applicable to contracts made and wholly performed within Alabama by persons domiciled in Alabama.

                  (d) Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

         5.3 Integration; Amendment. This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter hereof. This Agreement may not be amended except in writing.

         5.4 Attorney' Fees. If any suit or action arising out of or related to this Agreement is brought by any Party to any such document, the prevailing Party shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such Party in such suit or action, including without limitation to any post-trial or appellate proceeding.

         5.5 Binding Effect. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors, heirs, and permitted assigns.

         5.6 Assignment. Neither Party may assign this Agreement without the consent of the other Party. No assignment shall relieve any Party of liability under this Agreement unless agreed in writing to the contrary.

         5.7  Third-Party  Beneficiary  Rights.  No  person  not a Party to this
Agreement is an intended beneficiary of this Agreement, and no person not a Party to this Agreement shall have any right to enforce any term of this Agreement.

         5.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

         5.9 Further Assurances. Each Party agrees, at the request of the other Party, at any time and from time to time after the date hereof, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers or rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

         5.10 Mandatory Arbitration. Any person enforcing this Agreement may require that all disputes, claims, counterclaims, and defenses ("Claims") relating in any way to this Agreement or any transaction of which this Agreement is a part (the "Transaction"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All claims will be subject to the statutes of limitation applicable if they were litigated.

         If arbitration occurs, one neutral arbitrator will decide all issues unless either Party's Claim is $100,000.00 or more, in which case three neutral arbitrators will decide all issues. All arbitrators will be active Alabama State Bar members in good standing. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

         If either Party institutes any judicial proceeding relating to the Transaction, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, both Parties have the right before, during, and after any arbitration to exercise any of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or non-judicial foreclosure against real or personal property collateral, (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery, and replevin.

         This arbitration clause cannot be modified or waived by either Party except in a writing that refers to this arbitration clause and is signed by both Parties.

         IN WITNESS WHEREOF, the Parties have caused this Development Fee Agreement to be executed as of ________________________, 1996.

DEVELOPER:                          ACHR HOUSING CORPORATION



                                            By:      __________________________
                                                     Nancy S. Spears,
                                                     President


OWNER:                              WOODLAND, LTD.

                                            ACHR HOUSING CORPORATION,
                                            General Partner


                                            By:      __________________________
                                                     Nancy S. Spears,
                                                     President

                                   EXHIBIT A


A lot or parcel of land situated in the western part of the City of Marion, Perry County, Alabama, described as commencing at a stake on the western margin of Garrot Street thirty-four and one-half (34-1/2) feet southwest of the center of the intersection of said Garrot Street with Eutaw Street the same being the northeastern corner of the lot or parcel of land heretofore conveyed by J.C. Moore and C.J. Moore, his wife, to Ed Wedgeworth and Alice Wedgeworth by deed of date the 13th day of January 1903 and recorded in the Probate Office of Perry County, Alabama, in Book 199, Page 563, reference to said deed being hereby made for a more particular description of said lot thence running west along the northern boundary line of said above south 695-1/2 feet to a stake; thence east 501 feet to a stake on the western margin of Garrot Street; thence north along the western margin of said Garrot Street 695-1/2 feet to the point of beginning; said lot or parcel of land herein conveyed containing eight (8) acres more or less and being a portion of the lot or parcel of land hereinabove described and conveyed to Ed Wedgeworth and Alice Wedgeworth.

LESS AND EXCEPT right of way for public road issued to State Highway Department, November 16, 1956, and being more particularly described as follows: As shown by the right-of-way map of City Project, as recorded in the office of the Judge of Probate of Perry County, Alabama.

Beginning at Station 6+05, the south property line; thence North 0 degrees and 00 minutes East for a distance of 702 feet to Station 13+07, the north property line. Said strip of land being all that area lying between the centerline of the present road and a line 30 feet left of and parallel to the centerline of said project; lying in the SE-1/4 of the NW-1/4, Section 12, Township 19 North, range 7 East, and containing 0.483 acres, more or less, including that area now being used as a public road.

Also, easements to strips of land sufficient length and width necessary for the construction of maintenance of inlet and outlet ditches extending beyond the above described right-of-way.

                               GUARANTY AGREEMENT


         FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreement of ACHR Housing Corporation, (the "Developer") to permit deferral of the $267,400 due from WOODLAND, LTD. an Alabama limited partnership ("Debtor") to the Developer, the undersigned Guarantor(s), hereby unconditionally guaranty the full and prompt payment when due, whether by acceleration or otherwise of that certain Developer Fee from Debtor to the Developer, evidenced by the Development Fee Agreement dated the even date herewith, and incorporated herein by this reference. The foregoing described debt is referred to hereinafter as the "Liabilities" or "Liability."

         The undersigned further agree to pay all expenses paid or incurred by the Developer in endeavoring to collect the Liabilities, or any part thereof, and in enforcing the Liabilities or this Guaranty Agreement (including reasonable attorneys' fees if collected or enforced by law or through an attorney-at-law). The undersigned hereby represent and warrant that the extension of credit or other financial accommodations by the Developer to Debtor will be to the interest and advantage of the undersigned, and acknowledge that this Guaranty Agreement is a substantial inducement to the Developer to extend credit to Debtor and that the Developer would not otherwise extend credit to Debtor.

         The Developer may, from time to time, without notice to or consent of the undersigned, (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for any period (whether or not longer than the original period) or alter any of the Liabilities, (d) release or compromise any Liability of the undersigned hereunder or any Liability of any other party or parties primarily or secondarily liable on any of the Liabilities, (e) release, compromise or subordinate its title or security interest, or any part thereof, if any, in all or any property now or hereafter securing any of the Liabilities or any obligation hereunder, and permit any substitution or exchange for any such property, and (f) resort to the undersigned for payment of any of the Liabilities, whether or not the Developer shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have preceded against any other party primarily or secondarily liable on any of the Liabilities.

         The undersigned hereby expressly waive: (a) notice of the existence or creation of all or any of the Liabilities, (b) notice of any amendment or modification of any of the instruments or documents evidencing or securing the Liabilities, (c) presentment, demand, notice of dishonor and protest, (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for any of the foregoing, and (e) the right to require the Developer to proceed against Debtor on any of the Liabilities.

         In the event any payment of Debtor to the Developer is held to constitute a preference under the bankruptcy laws, or if for any other reason the Developer is required to refund such payment or pay the amount thereof to any other party, such payment by Debtor to the Developer shall not constitute a release of Guarantor from any Liability hereunder, but Guarantor agrees to pay such amount to the Developer upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

         No delay or failure on the part of the Developer in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Developer of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy. No action of the Developer permitted hereunder shall in any way impair or affect this Guaranty Agreement. For the purpose of this Guaranty Agreement, the Liabilities of Debtor to the Developer are guaranteed notwithstanding any right or power of Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall impair or affect the obligations of the undersigned hereunder.

         This Guaranty Agreement shall be binding upon the undersigned, and upon the legal representatives, heirs, successors and assigns of the undersigned.

         This Guaranty Agreement has been made and delivered in the state of Alabama and shall be construed and governed under Alabama law.

         Whenever possible, each provision of the Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.

         Whenever the singular or plural number, masculine or feminine or neuter is used herein, it shall equally include the other where applicable. In the event this Guaranty Agreement is executed by more than one guarantor, this Guaranty Agreement and the obligations hereunder are the joint and several obligation of the undersigned.

         Guarantor consents to the jurisdiction of the courts in the State of Alabama and/or to the jurisdiction and venue of any United States District Court in the State of Alabama having jurisdiction over any action or judicial proceeding brought to enforce, construe or interpret this Guaranty. Guarantor agrees to stipulate in any such proceeding that this Guaranty is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Alabama, even if it was, in fact, executed and delivered elsewhere.

         IN WITNESS WHEREOF, the undersigned have hereunto caused this Guaranty Agreement to be executed as of _____________________, 1996.

Signed, sealed and delivered                                  GUARANTOR:
in the presence of:

____________________________                ACHR Housing Corporation
Witness

                                            By:      ______________________
____________________________                         Nancy S. Spears,
Notary Public                                                 President
My Commission Expires:
                                                         Address for Guarantor:
----------------------------
                                                         319 W. Glenn
                                                         Auburn, Alabama 36830
         (NOTARY SEAL)